Filed pursuant to Rule 424(b)(3)
Registration Statement No. 333-132881

PROSPECTUS SUPPLEMENT NO. 9

TO PROSPECTUS DECLARED

EFFECTIVE ON JULY 25, 2006

Aventine Renewable Energy Holdings, Inc.

20,881,025 Shares of Common Stock

RECENT DEVELOPMENTS

We have attached to this prospectus supplement no. 9, and incorporated by reference into it, our Current Reports on Form 8-K dated February 27, 2007, March 9, 2007, March 12, 2007, March 21, 2007, March 22, 2007, March 26, 2007, March 27, 2007, and April 2, 2007 filed with the Securities and Exchange Commission.

The date of this prospectus supplement is April 9, 2007.

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 Or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 27, 2007

AVENTINE RENEWABLE ENERGY HOLDINGS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-32922	05-0569368
(Commission File Number)	(IRS Employer Identification No.)

1300 S. Second St. Pekin, IL	61555
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (309) 347-9200

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

     Aventine Renewable Energy Holdings, Inc. (the “Company”) is filing this Current Report on Form 8-K for purposes of filing with the Commission the following forms of award agreements under its 2003 Stock Incentive Plan (filed as exhibits herewith and incorporated herein):

•                  Form of Performance Stock Unit Award Agreement

•                  Form of Stock Option Agreement

•                  Form of Restricted Stock Agreement

•                  Form of Non-Employee Director Restricted Stock Unit Award Agreement

Item 9.01 Financial Statements and Exhibits.

     (d) Exhibits.

Exhibit No.	Description

10.1	Form of Performance Stock Unit Award Agreement (2003 Stock Incentive Plan)
10.2	Form of Stock Option Agreement (2003 Stock Incentive Plan)
10.3	Form of Restricted Stock Agreement (2003 Stock Incentive Plan)
10.4	Form of Non-Employee Director Restricted Stock Unit Award Agreement (2003 Stock Incentive Plan)

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aventine Renewable Energy Holdings, Inc.

Date:	February 27, 2007	By:	/s/ William J. Brennan
Name: William J. Brennan
Title: Chief Accounting and Compliance Officer

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EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of Performance Stock Unit Award Agreement (2003 Stock Incentive Plan)
10.2	Form of Stock Option Agreement (2003 Stock Incentive Plan)
10.3	Form of Restricted Stock Agreement (2003 Stock Incentive Plan)
10.4	Form of Non-Employee Director Restricted Stock Unit Award Agreement (2003 Stock Incentive Plan)

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Exhibit 10.1

AVENTINE RENEWABLE ENERGY HOLDINGS, INC.
2003 STOCK INCENTIVE PLAN

PERFORMANCE STOCK UNIT AWARD AGREEMENT

     This Award Agreement (the “Award Agreement”) is made and entered into as of [ ], 200[7] between Aventine Renewable Energy Holdings, Inc. (the “Company”) and                              (the “Participant”).

     Pursuant to Article 8 of the Aventine Renewable Energy Holdings, Inc. 2003 Stock Incentive Plan (the “Plan”), the Company hereby grants to the Participant Performance Stock Units (the “Award”) on the terms and conditions as set forth in this Award Agreement and in the Plan. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Plan.

     In accordance with this grant, and as a condition thereto, the Company and the Participant agree as follows:

     SECTION 1. Target Award; Award Period; Date of Grant.

Target Award:	Performance Stock Units (the “Target Award”)

Award Period:	January 1, 2007 through and ending on December 31, 2009 (the “Award Period”)

Date of Grant:	, 200[7]

     SECTION 2. Nature of Award. The Target Award represents the opportunity to receive a number of shares of Company common stock, $0.001 par value per share (the “Shares”), as are earned in accordance with Section 3 of this Award Agreement as more fully set forth in Section 4 of this Award Agreement.

     SECTION 3. Determination of Number of Shares Earned. The number of Shares earned as of the end of the Award Period, if any, shall be determined as follows:

[# of Shares = Payout Percentage x Target Award]

The “Payout Percentage” shall be determined by the achievement of Company performance goals with respect to the third calendar year of the Award Period as set forth and provided in Schedule A (“ Performance Goals”), with the Payout Percentage being 50% for “Threshold” performance, 100% for “Target” performance and [200%] for “Stretch” performance. The percentage will be prorated for performance between “Threshold” and “Stretch”. Performance below Threshold will result in a Payout Percentage of 0%, with no Shares being earned by the Participant hereunder. All determinations regarding whether the performance goals have been achieved, the Payout Percentage, and any other matter related to this Section 3 shall be made by the Committee in its sole and absolute discretion.

     SECTION 4. Settlement of Performance Stock Units. Subject to Section 5 of this Award Agreement, Performance Stock Units will be converted into Shares, in accordance with Section 3 of this Agreement, as soon as reasonably practicable following the close of the Award Period and the Committee’s determination of the level of Company achievement under the Performance Goals.

     SECTION 5. Termination of Employment.

     (a) Unless otherwise determined by the Committee at the time of termination, if the Participant’s employment with the Company or a Subsidiary is terminated by the Company or the Subsidiary for any reason other than for Cause prior to the end of the Award Period, all Performance Stock Units will be forfeited upon such termination with no consideration due to Participant. For the avoidance of doubt, if a Participant’s employment is terminated for Cause, all Performance Stock Units will be forfeited upon such termination with no consideration due to Participant

     (b) (i) Except as provided in Section 5(b)(ii), if the Participant’s employment with the Company or a Subsidiary is terminated due to his or her death, Disability or approved retirement (as determined by the Committee at the time of termination) prior to the end of the Award Period, the determination of the Payout Percentage for the Award Period will be made by the Committee at the end of the Award Period in accordance with Sections 3 and 4 above, and Performance Shares earned, if any, will be paid based on such Payout Percentage prorated for the number of full months elapsed from and including the month in which the Award Period began to and including the month in which the termination of employment occurs.

     (ii) In the event that, following Participant’s termination by approved retirement (as determined in Section 5(b)(i) above), Participant breaches any of the provisions of Section 10, as determined by the Committee, all of Participant’s rights to any Performance Stock Units otherwise payable pursuant to Section 5(b)(i) above shall be deemed immediately forfeited and cancelled in their entirety effective on the date of such determination without any payment or consideration being due from the Company.

     (c) For purposes of the Plan and the Award Agreement, a transfer of employment from the Company to any Subsidiary or vice versa, or from one Subsidiary to another, shall not be considered a termination of employment.

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     SECTION 6. Sale of the Company. Upon a Sale of the Company, all outstanding Performance Stock Units shall be converted into restricted Shares (or any successor security thereto), with same Award period and Target Performance Goal, as maybe adjusted to reflect such transaction; provided, however, that in the event such outstanding Units are not assumed by a successor entity in connection with such Sale of the Company or in the event Participant’s employment is terminated without Cause within the 24-month period beginning on the effective date of the Sale of the Company, as of the effective date of such termination the Award Period shall be deemed completed in full, the Target performance goal shall be deemed to have been attained and such Shares shall be fully vested and transferable.

     SECTION 7. Tax Withholding. The Participant acknowledges that this Award is subject to Article 11 of the Plan, and that Participant’s tax obligations will be satisfied by the Company withholding a sufficient number of Shares that otherwise would be released to Participant upon settlement of the Award based on the Fair Market Value of the Shares, determined as of the date when the taxes otherwise would have been withheld in cash.

     SECTION 8. Rights As A Shareholder. The Participant shall have no rights as shareholder with respect to any Shares underlying the Award until and unless a Share certificate is issued to the Participant upon payment with respect to the Award.

     SECTION 9. Transferability. The Participant may not sell, transfer, pledge, assign or otherwise alienate or hypothecate Shares underlying the Award, other than as permitted under the terms of the Plan.

     SECTION 10. Confidentiality And Non-competition. As a condition to the receipt of this Award, the Participant agrees that:

     (a) From the date hereof until the first anniversary of the date on which the Participant’s employment or service with the Company is terminated for any reason, the Participant shall not, directly or indirectly, on his or her own account or as an employee, consultant, independent contractor, partner, owner, officer, director or stockholder, engage in, be connected with, have any interest in, or aid or assist anyone else to engage in, be connected with, or have any interest in, a Business, as such term is defined below; provided that the Participant may purchase securities in any corporation whose securities are listed or traded on a national securities exchange or in an over-the-counter securities market if such purchases do not result in the Participant beneficially owning, directly or indirectly, at any time, the lesser of (i) 1% or more of the equity securities of any such corporation or (ii) equity securities of any such corporation having a fair market value of $1,000,000 or more. As used herein “Business” means the business of producing, marketing, purchasing, selling, reselling and distributing

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ethanol and related bio-products and co-products (and incidental related activities) in the United States.

     (b) From the date hereof until the first anniversary of the date on which the Participant’s employment or service with the Company is terminated for any reason, the Participant shall not, directly or indirectly, (i) induce or attempt to induce any employee, officer or consultant of the Company or any of its Subsidiaries to leave the employ of the Company or any of its Subsidiaries, or in any way interfere with the relationship between the Company or any of its Subsidiaries and any employee, officer or consultant thereof, (ii) hire directly or through another entity any person who was an employee of the Company or any of its Subsidiaries at any time during the twelve months prior to the date such person is to be so hired, or (iii) induce or attempt to induce any customer, supplier, licensee or other business relation of the Company or any of its Subsidiaries to cease doing business with the Company or any of its Subsidiaries, or in any way interfere with the relationship between any such customer, supplier, licensee or business relation and the Company or any of its Subsidiaries (including making any negative statements or communications concerning the Company or any of its Subsidiaries).

     (c) During the Participant’s employment or service with the Company and at all times and after the termination of the Participant’s employment or service with the Company, the Participant shall not disclose or use for the Participant’s own benefit or purposes or the benefit or purposes of any Person other than the Company, any trade secrets or other confidential information relating to customers, development programs, costs, marketing, trading, investment, sales activities, promotion, credit and financial data, manufacturing processes, financing methods, plans, or the business and affairs of the Company generally; provided that the foregoing shall not apply to information which is required by law to be disclosed, or to information which is not unique to the Company or which is generally known to the industry or the public other than as a result of the Participant’s breach of this covenant.

     (d) The terms of this Section 10 are reasonable and necessary in light of the Participant’s position with the Company and responsibility and knowledge of the operations of the Company and its Subsidiaries and are not more restrictive than necessary to protect the legitimate interests of the parties hereto. In addition, any breach of the covenants contained in this Section 10 would cause irreparable harm to the Company, its Subsidiaries and Affiliates and there would be no adequate remedy at law or in damages to compensate the Company, its Subsidiaries and Affiliates for any such breach.

     SECTION 11. Notices. Any notice under this Award Agreement shall be in writing and shall be deemed to have been duly given when delivered personally or when deposited in the United States mail, registered, postage prepaid, and

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addressed, in the case of the Company, at its principal office located at 1300 S. Second Street, Pekin, Illinois 61555, or if the Company should move its principal office, to such other principal office, and, in the case of the Participant, to his or her last permanent address as shown on the Company’s records, subject to the right of either party to designate some other address at any time hereafter in a notice satisfying the requirements of this Section.

     SECTION 12. Governing Law and Severability. This Award Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without application of the conflict of law principles thereof.

     SECTION 13. Interpretation. The Participant accepts this Award subject to all the terms and provisions of the Plan, which shall control in the event of any conflict between any provision of the Plan and this Award Agreement, and accepts as binding, conclusive and final all decisions or interpretations of the Board or the Committee upon any questions arising under the Plan and/or this Award Agreement. The Participant acknowledges receiving a copy of the Plan.

     SECTION 14. No Rights to Continued Employment. This Award Agreement is not a contract of employment. Nothing in the Plan or in this Award Agreement shall interfere with or limit in any way the right of the Company or any subsidiary to terminate the Participant’s employment at any time, for any reason or no reason, or confer upon the Participant the right to continue in the employ of the Company or a subsidiary.

     SECTION 15. Sections and Headings. All section references in this Award Agreement are to sections hereof for convenience of reference only and are not to affect the meaning of any provision of this Award Agreement.

     SECTION 16. Counterparts. This Award Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

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     IN WITNESS WHEREOF, the undersigned have caused this Award Agreement to be duly executed as of the date first written above.

AVENTINE RENEWABLE ENERGY HOLDINGS, INC.

By:
Name:
Title:

PARTICIPANT

By:
Name:
Title:

6

Schedule A
Performance Goals

7

Exhibit 10.2

AWARD AGREEMENT
Under the Aventine Renewable Energy Holdings, Inc.
2003 Stock Incentive Plan

     THIS AWARD AGREEMENT (the “Award Agreement”) is made and entered into as of                              , 20     between Aventine Renewable Energy Holdings, Inc. (the “Company”) and [                                  ] (the “Optionee”).

     Pursuant to Article 6 of the Aventine Renewable Energy Holdings, Inc. 2003 Stock Incentive Plan (the “Plan”), the Company hereby grants to the Optionee an option (the “Option”) to purchase Shares on the terms and conditions as set forth in this Award Agreement and in the Plan. Capitalized terms not otherwise defined herein have the meanings set forth in the Plan.

     In accordance with this grant, and as a condition thereto, the Company and the Optionee agree as follows:

     SECTION 1. Exercise Price; Number Of Shares; Date Of Grant; Vesting Schedule. The Option is a nonqualified option under the Code and has the following terms and conditions:

Exercise Price	$[ ]

Number of Shares	[ ]
Subject to the Option

Grant Date	, 20

Vesting Schedule

     SECTION 2. Term and Exercise Schedule. This Option shall not be exercisable to any extent after the tenth anniversary of the Grant Date (the “Expiration Date”). Subject to the terms and conditions of this Award Agreement and the Plan, the Optionee shall be entitled to exercise the Option prior to the Expiration Date and to purchase Shares hereunder in accordance with the vesting schedule set forth in Section 1 above. The right to exercise this Option shall be cumulative so that to the extent this Option is not exercised when it becomes initially exercisable with respect to any Shares, it shall be exercisable with respect to such Shares at any time thereafter as provided herein and in the Plan until the Expiration Date and any Shares subject to this Option which have not then been purchased may not, thereafter, be purchased hereunder. A Share shall be considered to have been purchased on or before the Expiration Date if the Company has been given notice of the purchase pursuant to Sections 3 and 8, and the Company has actually received payment for the Share on or before the Expiration Date.

     SECTION 3. Notice of Exercise, Payment and Certificate. Exercise of this Option, in whole or in part, shall be by delivery of a written notice to the Company as provided in Section 8 which specifies the number of Shares being purchased and is accompanied by payment therefor in cash, or such other consideration as may be permitted by the Company. Promptly after receipt of such notice and the Exercise Price with respect to the Option (or portion thereof) to be exercised (or adequate provision therefor, in the Company’s sole discretion), the Company shall deliver to the Optionee the number of Shares purchased. Shares to be issued upon the exercise of this Option may be either authorized and unissued Shares or Shares which have been reacquired by the Company.

     SECTION 4. Termination of Employment. This Option may be exercised only while the Optionee is employed (as an employee or an officer) by the Company or is otherwise performing services for the Company (as a director or consultant), except as follows:

     (a) Death or Disability. If the Optionee’s employment or service with the Company terminates due to his or her death or Disability, the Optionee (or his representative or successor) shall have the right to exercise this Option, to the extent that the Optionee was entitled to do so on the date of termination of his or her employment or service, for a period which ends not later than the earlier of (i) one year after such termination and (ii) the Expiration Date.

     (b) Termination with Cause. If the Optionee’s employment or service with the Company is terminated by the Company for Cause, this Option shall be deemed immediately forfeited and cancelled in its entirety upon such termination of employment or service without any payment or consideration being due from the Company.

     (c) Other Terminations. In the case of any termination of employment or service other than as set forth above, the Optionee shall have the right to exercise this Option, to the extent that the Optionee was entitled to do so on the date of termination of his or her employment or service, for a period which ends not later than the earlier of (i) ninety (90) days after such termination and (ii) the Expiration Date.

     For purposes of this Award Agreement, employment by a Subsidiary of the Company shall be deemed to be employment by the Company.

     SECTION 5. Confidentiality and Non-competition. As a condition to the receipt of the Option, the Optionee agrees that:

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     (a) From the date hereof until the first anniversary of the date on which the Optionee’s employment or service with the Company is terminated for any reason, the Optionee shall not, directly or indirectly, on his or her own account or as an employee, consultant, independent contractor, partner, owner, officer, director or stockholder, engage in, be connected with, have any interest in, or aid or assist anyone else to engage in, be connected with, or have any interest in, a Business, as such term is defined below; provided that the Optionee may purchase securities in any corporation whose securities are listed or traded on a national securities exchange or in an over-the-counter securities market if such purchases do not result in the Optionee beneficially owning, directly or indirectly, at any time, the lesser of (i) 1% or more of the equity securities of any such corporation or (ii) equity securities of any such corporation having a fair market value of $250,000 or more. As used herein “Business” means the business of producing, marketing, purchasing, selling, reselling and distributing ethanol and related bio-products and co-products (and incidental related activities) in the midwestern United States, with respect to production activities, and throughout the United States, with respect to all other activities.

     (b) From the date hereof until the first anniversary of the date on which the Optionee’s employment or service with the Company is terminated for any reason, the Optionee shall not, directly or indirectly, (i) induce or attempt to induce any employee, officer or consultant of the Company or any of its Subsidiaries to leave the employ of the Company or any of its Subsidiaries, or in any way interfere with the relationship between the Company or any of its Subsidiaries and any employee, officer or consultant thereof, (ii) hire directly or through another entity any person who was an employee of the Company or any of its Subsidiaries at any time during the twelve months prior to the date such person is to be so hired, or (iii) induce or attempt to induce any customer, supplier, licensee or other business relation of the Company or any of its Subsidiaries to cease doing business with the Company or any of its Subsidiaries, or in any way interfere with the relationship between any such customer, supplier, licensee or business relation and the Company or any of its Subsidiaries (including making any negative statements or communications concerning the Company or any of its Subsidiaries).

     (c) During the Optionee’s employment or service with the Company and at all times and after the termination of the Optionee’s employment or service with the Company, the Optionee shall not disclose or use for the Optionee’s own benefit or purposes or the benefit or purposes of any Person other than the Company, any trade secrets or other confidential information relating to customers, development programs, costs, marketing, trading, investment, sales activities, promotion, credit and financial data, manufacturing processes, financing methods, plans, or the business and affairs of the Company generally; provided that the foregoing shall not apply to information which is required by law to be disclosed, or to information which is not unique to the Company or

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which is generally known to the industry or the public other than as a result of the Optionee’s breach of this covenant.

     (d) The terms of this Section 5 are reasonable and necessary in light of the Optionee’s position with the Company and responsibility and knowledge of the operations of the Company and its Subsidiaries and are not more restrictive than necessary to protect the legitimate interests of the parties hereto. In addition, any breach of the covenants contained in this Section 5 would cause irreparable harm to the Company, its Subsidiaries and Affiliates and there would be no adequate remedy at law or in damages to compensate the Company, its Subsidiaries and Affiliates for any such breach.

     SECTION 6. Governing Law. This Award Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without application of the conflict of law principles thereof.

     SECTION 7. Interpretation. The Optionee accepts this Option subject to all the terms and provisions of the Plan, which shall control in the event of any conflict between any provision of the Plan and this Award Agreement, and accepts as binding, conclusive and final all decisions or interpretations of the Board or the Committee upon any questions arising under the Plan and/or this Award Agreement. The Optionee acknowledges receiving a copy of the Plan.

     SECTION 8. Notices. Any notice under this Award Agreement shall be in writing and shall be deemed to have been duly given when delivered personally or when deposited in the United States mail, registered, postage prepaid, and addressed, in the case of the Company, at its principal office located at 1300 S. Second Street, Pekin, Illinois 61555, or if the Company should move its principal office, to such other principal office, and, in the case of the Optionee, to his or her last permanent address as shown on the Company’s records, subject to the right of either party to designate some other address at any time hereafter in a notice satisfying the requirements of this Section.

     SECTION 9. Sections and Headings. All section references in this Award Agreement are to sections hereof for convenience of reference only and are not to affect the meaning of any provision of this Award Agreement.

     SECTION 10. Tax Withholding. The Optionee acknowledges that this Option is subject to Article 11 of the Plan, and the Company is entitled to take any actions necessary to satisfy its tax withholding obligations.

     SECTION 11. Counterparts. This Award Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

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     IN WITNESS WHEREOF, the undersigned have caused this Award Agreement to be duly executed as of the date first above written.

AVENTINE RENEWABLE ENERGY HOLDINGS, INC.

By:
Name:
Title:

5

Exhibit 10.3

RESTRICTED STOCK AWARD AGREEMENT

Under the Aventine Renewable Holdings, Inc.
2003 Stock Incentive Plan

     Unless defined in this Restricted Stock Award Agreement (the “Award Agreement”), capitalized terms will have the same meanings ascribed to them in the Aventine Renewable Holdings, Inc. 2003 Stock Incentive Plan (the “Plan”).

     Pursuant to Article 7 of the Plan, you (or “Participant”) have been granted an Award of Restricted Stock (the “Restricted Shares”) on the following terms and subject to the provisions of the Plan, which are incorporated herein by reference. In the event of a conflict between the provisions of the Plan and this Award Agreement, the provisions of the Plan will govern.

Participant:	[ ]

Total Number of Restricted Shares
Granted:	Shares

Grant Date:	, 2007

Vesting Schedule:

20% of the Restricted Shares will vest on each of the first five anniversaries of the Grant Date, subject to your being an active employee of the Company on each such vesting date; provided that in the event of, and upon, a Sale of the Company, this Award shall vest in full and be free of restrictions; and provided further that in the event of, and upon, a termination of your employment by the Company other than for Cause, including any termination as a result of death or Disability, this Award shall vest in full and be free of restrictions. Upon any termination of service other than set forth above, at the time of such termination, you will forfeit all of your then Restricted Shares without any consideration due to you.

Governing Law:	This Award Agreement shall be governed and construed in accordance with the laws of the State of Delaware, without application of conflict of law principles thereof.

     By your signature, you acknowledge receipt of a copy of the Plan and represent that you are familiar with the terms and conditions of the Plan, and agree that this Award is granted under and governed by the terms and conditions of the Plan. In addition, you acknowledge that you are subject to the Company’s senior executive stock ownership policy, as such policy may be amended from time to time.

PARTICIPANT	AVENTINE RENEWABLE ENERGY HOLDINGS, INC.

By:

Title:

Date:	Date:

2

Exhibit 10.4

     NON-EMPLOYEE DIRECTOR
RESTRICTED STOCK UNIT AWARD AGREEMENT

Under the Aventine Renewable Holdings, Inc.
2003 Stock Incentive Plan

     Unless defined in this Restricted Stock Unit Award Agreement (the “Award Agreement”), capitalized terms will have the same meanings ascribed to them in the Aventine Renewable Holdings, Inc. 2003 Stock Incentive Plan (the “Plan”).

     Pursuant to Article 7 of the Plan, you (or “Participant”) have been granted an Award of Restricted Stock Units (the “RSUs”) on the following terms and subject to the provisions of the Plan, which is incorporated herein by reference. Each RSU represents a right to receive one Share. In the event of a conflict between the provisions of the Plan and this Award Agreement, the provisions of the Plan will govern.

Participant:

Total Number of RSUs Granted:	RSUs

Grant Date:

Vesting Schedule:

100% of the RSUs will vest on [insert date that is the first anniversary of the date of grant]; subject to your being an active member of the Board on such vesting date; provided, however that in the event of, and upon, a Sale of the Company, this Award shall vest in full and be free of restrictions; and provided further that in the event of, and upon, a termination of your service as a member of the Board due to your death or Disability or for any other reason other than a voluntary resignation, this Award shall vest in full and be free of restrictions. Upon any termination of service other than set forth above, at the time of such termination, you will forfeit all of your RSUs without any consideration due to you.

Settlement:

Except to the extent that you have made a timely election to defer the receipt of Shares upon vesting of this Award pursuant to such rules as have been established by the Committee (if so established), the Company shall deliver to you Shares underlying the RSUs that vest in accordance with this Award Agreement as soon as practicable following the vesting date set forth above. You will have no rights of a shareholder with respect to the RSUs until such Shares have been delivered to you.

Governing Law:	This Award Agreement shall be governed and construed in accordance with the laws of the State of Delaware, without application of conflict of law principles thereof.

     By your signature, you acknowledge receipt of a copy of the Plan and represent that you are familiar with the terms and conditions of the Plan, and agree that this Award is granted under and governed by the terms and conditions of the Plan. In addition, you acknowledge that you are subject to the Company’s non-employee director ownership policy, as such policy may be amended from time to time.

PARTICIPANT	AVENTINE RENEWABLE ENERGY HOLDINGS, INC.

By:

Title:
Print Name

Date:	Date:

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 9, 2007

AVENTINE RENEWABLE ENERGY HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32922	05-0569368
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1300 South 2nd Street Pekin, IL	61554
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(309) 347-9200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Principal Officers;  Election of Directors; Appointment of Principal Officers.

On March 9, 2007, Daniel R. Trunfio was appointed Chief Operating Officer of Aventine Renewable Energy Holdings, Inc (the “Company”), effective March 19, 2007.  Mr. Trunfio will serve as the Company’s Principal Operations Officer and will report to Ronald H Miller, the Company’s Chief Executive Officer.

Mr. Trunfio, 45, spent 23 years with the Royal Dutch/Shell Group.  Mr. Trunfio most recently led the development and implementation of Shell’s 1st and 2nd generation bio-fuel strategies and operations worldwide.  In this role, Mr. Trunfio was responsible for coordinating bio-fuel issues for Shell in the Americas working as a liaison with external stakeholders and Governments.  In addition, he was also responsible for managing Shell’s bio-fuel alliances in the Americas.  While at Shell, Mr. Trunfio’s experience included positions (both domestic and internationally) in retail sales, marketing, supply, trading, e-commerce, strategy, product development and bio-fuels.  Mr. Trunfio has a strong track record for developing, delivering and growing businesses.

In connection with his hiring and appointment as Chief Operating Officer, Mr. Trunfio accepted the terms of the Company’s offer letter, dated February 7, 2007, providing for at-will employment.  Pursuant to the offer letter, Mr. Trunfio will receive a starting annual base salary of $300,000, and will be eligible for a maximum annual bonus payout of 70% under the Company’s Annual Performance Incentive Plan.  Mr. Trunfio will also receive a net signing bonus of $100,000.  Mr. Trunfio will be eligible for equity grants in accordance with the Company’s 2003 Equity Incentive Plan, and will be granted an initial $1 million in restricted stock and 200,000 non-qualified stock options on March 19, 2007.  Mr. Trunfio will be granted another non-qualified option to purchase 50,000 shares of the Company’s common stock on each of March 19, 2008 and 2009.  Each of these options and restricted stock will vest over a 5-year period and the options will have an exercise price equal to the closing price of the Company’s Common Stock on the New York Stock Exchange on the grant date.  Mr. Trunfio will be eligible for benefits under the Company’s relocation policy, and will receive reasonable temporary living expenses in connection with his permanent relocation.  Mr. Trunfio will participate in the Company’s Long-Term Incentive Plan, if and when such a plan is implemented, and will also be entitled to the other benefits available to employees and to senior executive officers of the Company.

There are no family relationships between Mr. Trunfio and any director, executive officer or person nominated or chosen to become a director or executive officer of the Company.  Mr. Trunfio is not party to, and does not have a direct or indirect material interest in, any transactions or arrangements with the Company other than in connection with his employment as described in this report.

A copy of the Company’s press release, dated March 9, 2007, announcing Mr. Trunfio’s appointment is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(a)           Financial statements of businesses acquired — Not Applicable

(b)           Pro forma financial information — Not Applicable

(d)                                 Exhibits

Exhibit No.             Description

99.1                                                                           Press release, dated March 9, 2007, issued by Aventine Renewable Energy Holdings, Inc, announcing the appointment of Daniel R. Trunfio as the Company’s Chief Operating Officer.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Dated:  March 9, 2007

AVENTINE RENEWABLE ENERGY HOLDINGS, INC.

By: /s/ William J. Brennan
William J. Brennan
Principal Accounting Officer

EXHIBIT INDEX

Exhibit No.             Description

99.1                                                                           Press release, dated March 9, 2007, issued by Aventine Renewable Energy Holdings, Inc, announcing the appointment of Daniel R. Trunfio as the Company’s Chief Operating Officer.

Contact: Les Nelson Director — Investor Relations (309) 347-9709

Aventine Adds Shell Executive to Its Senior Management Team

Daniel R. Trunfio Appointed Chief Operating Officer

PEKIN, IL., (March 9, 2007) — Aventine Renewable Energy Holdings, Inc. (NYSE:AVR), a leading producer, marketer and end-to-end supplier of ethanol, today announced, that Daniel R. Trunfio, has been appointed Chief Operating Officer, effective March 19, 2007.  The position of Chief Operating Officer is a new position within Aventine.  Mr. Trunfio joins Aventine from the Royal Dutch/Shell Group, the largest bio-fuels marketer in the world and recognized global leader in 2nd generation bio-fuels technology, where he was in various leadership roles including General Manager and Vice President.  Mr. Trunfio will report to Ron Miller, Aventine’s President and Chief Executive Officer.

Commenting on the announcement, Ron Miller, President and Chief Executive Officer of Aventine, said, “Dan brings more than 23 years of successful management experience in the energy and biofuels sector.  From a strategic perspective, Dan’s global mindset will be an invaluable asset in supporting our business and growth opportunities.  We welcome Dan to the Aventine team and look forward to the contributions he will make to our Company.”

Mr. Trunfio, 45, spent 23 years with the Royal Dutch/Shell Group.  Mr. Trunfio most recently led the development and implementation of Shell’s 1st and 2nd generation bio-fuel strategies and operations worldwide.  In this role, Mr. Trunfio was responsible for coordinating bio-fuel issues for Shell in the Americas working as a liaison with external stakeholders and Governments.  In addition, he was also responsible for managing Shell’s bio-fuel alliances in the Americas.  While at Shell, Mr. Trunfio’s experience included positions (both domestic and internationally) in retail sales, marketing, supply, trading, e-commerce, strategy, product development and bio-fuels.  Mr. Trunfio has a strong track record for developing, delivering and growing businesses.

About Aventine

Aventine is a leading producer, marketer and end-to-end distributor of ethanol in the United States.  Aventine produces, markets and distributes ethanol to leading energy companies.  In addition to ethanol, it is also a producer of distillers grains, corn gluten feed, corn germ and brewers’ yeast.

Internet address is www.aventinerei.com.

Forward Looking Statements

Certain information included in this press release may be deemed to be “forward looking statements” within the meaning of section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  All statements, other than statements of historical facts, included in this press release, are forward looking statements.  Any forward looking statements are not guarantees of Aventine’s future performance and are subject to risks and uncertainties that could cause actual results, developments and business decisions to differ materially from those contemplated by such forward looking statements.  Aventine disclaims any duty to update any forward looking statements.  Some of the factors that may cause Aventine’s actual results, developments and business decisions to differ materially from those contemplated by such forward looking statements include the following:

•                  Changes in or elimination of laws, tariffs, trade or other controls or enforcement practices such as:

•                              National, state or local energy policy;

•                              Federal ethanol tax incentives;

•                              Regulation currently proposed and/or under consideration which may increase the existing renewable fuel standard and other legislation mandating the usage of ethanol;

•                              State and federal regulation restricting or banning the use of Methyl Tertiary Butyl Ether;

•                              Environmental laws and regulations applicable to Aventine’s operations and the enforcement thereof;

•                  Changes in weather and general economic conditions;

•                  Overcapacity within the ethanol and petroleum refining industries;

•                  Total United States consumption of gasoline;

•                  Availability and costs of products and raw materials, particularly corn, coal and natural gas;

•                  Labor relations;

•                  Fluctuations in petroleum prices;

•                  The impact on margins from a change in the relationship between prices received from the sale of co-products and the price paid for corn;

•                  Aventine’s or its employees’ failure to comply with applicable laws and regulations;

•                  Aventine’s ability to generate free cash flow to invest in its business and service any indebtedness;

•                  Limitations and restrictions contained in the instruments and agreements governing Aventine’s indebtedness;

•                  Aventine’s ability to raise additional capital and secure additional financing, and our ability to service such debt, if obtained;

•                  Aventine’s ability to retain key employees;

•                  Liability resulting from actual or potential future litigation;

•                  Competition;

•                  Plant shutdowns or disruptions at our plant or plants whose products we market;

•                  Availability of rail cars and barges;

•                  Renewal of alliance partner contracts;

•                  Our ability to receive and/or renew permits to construct and/or commence operations of our proposed capacity additions in a timely manner, or at all; and

•                  Fluctuations in earnings resulting from increases or decreases in the value of ethanol inventory

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 9, 2007

AVENTINE RENEWABLE ENERGY HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32922	05-0569368
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1300 South 2nd Street Pekin, IL		61554
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (309) 347-9200

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events.

On March 9, 2007, Aventine Renewable Energy Holdings, Inc. (the “Company”) issued a press release announcing the launch of its offering of $300 million of senior notes to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended, and outside the United States only to non-U.S. persons under Regulation S of the Securities Act of 1933.

A copy of the Company’s press release, dated March 9, 2007, announcing the launch of the offering is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(a)           Financial statements of businesses acquired — Not Applicable

(b)           Pro forma financial information — Not Applicable

(d)                                 Exhibits

Exhibit No.	Description
99.1	Press release, dated March 9, 2007, issued by Aventine Renewable Energy Holdings, Inc, announcing the launch of its offering of $300 million of senior notes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  March 12, 2007

AVENTINE RENEWABLE ENERGY HOLDINGS, INC.

By:	/s/ William J. Brennan
William J. Brennan
Principal Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release, dated March 9, 2007, issued by Aventine Renewable Energy Holdings, Inc, announcing the launch of its offering of $300 million of senior notes.

Exhibit 99.1

Aventine Renewable Energy Holdings, Inc. Announces Launch of Offering of Senior Notes

PEKIN, IL., (March 9, 2007) — Aventine Renewable Energy Holdings, Inc. today announced that it has launched a $300 million offering of senior notes.  The net proceeds of the offering will be used to fund a portion of the Company’s capacity expansion plans.

The notes will be offered to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended, and outside the United States only to non-U.S. persons under Regulation S of the Securities Act of 1933.

The notes have not been registered under the Securities Act of 1933 or any state securities laws and, unless so registered, may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act of 1933 and applicable state laws.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 14, 2007

AVENTINE RENEWABLE
ENERGY HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32922	05-0569368
(State or other jurisdiction of		(IRS Employer Identification No.)
incorporation)	(Commission File Number)

1300 South 2nd Street	61554
Pekin, IL	(Zip Code)
(Address of principal executive offices)

Registrant’s telephone number, including area code: (309) 347-9200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐              Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐              Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐              Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
Act (17 CFR 240.14d-2(b))

☐              Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On March 14, 2007, Aventine Renewable Energy Holdings, Inc. (the “Company”) entered into an Advance Work Agreement (the “AWA Agreement”), effective as of March 12, 2007, with Delta-T Corporation (“Delta-T”), for the purchase of plant equipment in advance of the completion of negotiations of an engineering, procurement and construction agreement (“EPC”) with Kiewit Energy Company (“Kiewit”).

The AWA Agreement provides for payments to Delta-T in the amount of $102 million for the purchase at market prices then-current of long-lead time items that will be necessary in construction of the Company’s two proposed ethanol facilities in Aurora, Nebraska and Mount Vernon, Indiana. Payments to Delta-T under the AWA Agreement are expected to begin in March 2007 and continue until May 2008. The AWA Agreement calls for early termination penalties payable by the Company if the Company decides to terminate.

There is no material relationship between Delta-T and the Company other than set forth in this report.

On March 17, 2007, the Company entered into an agreement with Kiewit for Pre-EPC consulting and contracting services (the “Pre-EPC Agreement”) in order to expedite the performance of certain tasks related to the design and construction of the Company’s proposed Aurora, Nebraska ethanol facility.  Kiewit will perform certain advance engineering, design, scheduling and construction services under the Pre-EPC Agreement. Payments totaling $11,986,078 will be made to Kiewit under the terms of the Pre-EPC Agreement. Payments to Kiewit under the Pre-EPC Agreement are expected to begin in March 2007 and continue until August 2007.

There is no material relationship between Kiewit and the Company other than set forth in this report.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Dated:  March 21, 2007

AVENTINE RENEWABLE ENERGY HOLDINGS, INC.

By:	/s/ William J. Brennan
William J. Brennan Principal Accounting Officer

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 21, 2007

AVENTINE RENEWABLE ENERGY HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32922	05-0569368
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1300 South 2nd Street
Pekin, IL	61554
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (309) 347-9200

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events.

On March 21, 2007, Aventine Renewable Energy Holdings, Inc. (the “Company”) issued a press release announcing the pricing of its previously announced offering of $300 million aggregate principal amount of senior unsecured notes due 2017 to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended, and outside the United States only to non-U.S. persons under Regulation S of the Securities Act of 1933.

A copy of the Company’s press release, dated March 21, 2007, announcing the pricing of the offering is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(a)           Financial statements of businesses acquired — Not Applicable

(b)           Pro forma financial information — Not Applicable

(d)                                 Exhibits

Exhibit No.	Description
99.1

Press release, dated March 21, 2007, issued by Aventine Renewable Energy Holdings, Inc, announcing the pricing of its offering of $300 million aggregate principal amount of senior unsecured notes due 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  March 22, 2007

AVENTINE RENEWABLE ENERGY HOLDINGS, INC.

By:	/s/ William J. Brennan
William J. Brennan
Principal Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1

Press release, dated March 21, 2007, issued by Aventine Renewable Energy Holdings, Inc, announcing the pricing of its offering of $300 million aggregate principal amount of senior unsecured notes due 2017.

Exhibit 99.1

Aventine Renewable Energy Holdings, Inc. Announces Pricing
of Senior Unsecured Notes

PEKIN, IL., (March 21, 2007) — Aventine Renewable Energy Holdings, Inc. announced today that it has priced its previously announced offering of $300 million aggregate principal amount of senior unsecured notes due 2017.  The interest rate on the notes has been set at 10.0%.  The offering is expected to be completed this month.

The net proceeds of the offering will be used to fund a portion of the Company’s capacity expansion plans.

The notes will be offered to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended, and outside the United States only to non-U.S. persons under Regulation S of the Securities Act of 1933.

The notes have not been registered under the Securities Act of 1933 or any state securities laws and, unless so registered, may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act of 1933 and applicable state laws.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 23, 2007

AVENTINE RENEWABLE ENERGY HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32922	05-0569368
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1300 South 2nd Street
Pekin, IL		61554
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (309) 347-9200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On March 23, 2007, Aventine Renewable Energy, Inc., Aventine Renewable Energy – Mt Vernon, LLC and Aventine Renewable Energy – Aurora West, LLC (together the “Borrowers”), all indirect subsidiaries of Aventine Renewable Energy Holdings, Inc. (the “Company”), together with the Company and all of the Company’s other direct or indirect subsidiaries, except for Nebraska Energy, LLC (together hereinafter called the “Loan Parties”), established a five-year, $200 million senior secured revolving credit facility (subject to a right, on an uncommitted basis, to increase the commitments thereunder to up to $300 million) among the Borrowers’, the Loan Parties, the lenders thereto and JPMorgan Chase Bank, N.A., as administrative agent (the “Credit Agreement”).

The Credit Agreement provides the Borrowers’ with an aggregate initial commitment amount of $200 million, subject to collateral availability. The aggregate amount available under the Credit Agreement includes a $25 million sub-limit for letters of credit issued on behalf of the Borrowers’. The terms of the Credit Agreement also include:

Borrowing Base. At any time before the maturity of the facility, the Borrowers’ may draw, repay and re-borrow amounts available under the borrowing base up to the maximum aggregate availability discussed above. Generally, the borrowing base equals the sum of (a) 85% of eligible accounts receivable of the Borrowers’ plus (b) the sum of the following: (i) the lesser of 70% of the base value of the Borrowers’ eligible finished goods inventory or the applicable inventory advance percentage of the Borrowers’ eligible finished goods; (ii) the lesser of 70% of the base value of the Borrowers’ eligible raw materials inventory or the applicable inventory advance percentage of the Borrowers’ eligible raw material; and (iii) the lesser of 70% of the base value of the Borrowers’ eligible in-transit inventory or the applicable inventory advance percentage of the Borrowers’ eligible in-transit inventory. A fixed asset component in an amount of $50 million may be added to the borrowing base on or prior to December 31, 2007 upon the satisfaction of certain requirements as set forth in the Credit Agreement. The administrative agent may establish reserve requirements, and the reserve requirements and eligibility standards may be adjusted during the term with three days notice.

Interest and Fees. Under the Credit Agreement, borrowings generally bear interest, at the Borrowers’ option, at the following rates (i) the LIBO rate multiplied by the statutory reserve rate plus a margin between 1.25% to 1.75%, depending on the average availability, or (ii) the greater of the prime rate or the federal funds rate plus 0.50%, plus a margin between 0.00% to 0.50%, depending on the average availability. Accrued interest is payable monthly on outstanding principal amounts, provided that accrued interest on Eurodollar loans is payable at the end of each interest period, but in no event less frequently than quarterly. In addition, fees and expenses are payable based on unused borrowing availability (0.25% to 0.375% per annum, depending on the average availability), outstanding letters of credit (1.25% to 1.75% fee, depending on the average availability) and administrative and legal costs.

2

Maturity. The maturity date of the secured revolving credit facility under the Credit Agreement is March 22, 2012, at which time all amounts borrowed under the facility will be due and outstanding letters of credit must be cash collateralized. The facility may be terminated early upon the occurrence of an event of default.

Security. The obligations under the Credit Agreement are secured by (i) a first priority lien on substantially all assets of the Loan Parties, including inventory, accounts receivable and real estate and equipment, and (ii) a first priority pledge of the capital stock of existing and future direct and indirect subsidiaries of the Company, other than Nebraska Energy, LLC unless certain conditions set forth in the Credit Agreement are satisfied.

Covenants. The Credit Agreement continues to contain customary representations and warranties, as well as covenants which, among other things, limit our ability to incur additional indebtedness and liens; enter into transactions with affiliates; make acquisitions; pay dividends; redeem or repurchase capital stock or senior notes; make investments or loans; make negative pledges; consolidate, merge or effect asset sales; or change the nature of our business.

As of March 23, 2007, the Company was in compliance with these covenants.

Events of Default and Acceleration. The secured revolving credit facility contains customary events of default for credit facilities of this size and type, and includes, without limitation, payment defaults; defaults in performance of covenants or other agreements contained in the transaction documents; inaccuracies in representations and warranties; certain defaults, termination events or similar events; certain defaults with respect to any other Company indebtedness in excess of $5.0 million; certain bankruptcy or insolvency events; the rendering of certain judgments in excess of $5.0 million; certain ERISA events; certain change in control events and the defectiveness of any liens under the secured revolving credit facility. Obligations under the secured revolving credit facility may be accelerated upon the occurrence of an event of default.

As of March 23, 2007, one letter of credit in the amount of $1.225 million was outstanding under the secured revolving credit facility, leaving approximately $83.3 million in additional borrowing availability thereunder.

A copy of the Credit Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

JPMorgan Chase Bank, N.A., the administrative agent, is also a lender under the senior secured revolving credit facility.

3

Item 8.01 Other Events.

On March 23, 2007, the Company issued a press release announcing the establishment of the new senior secured revolving credit facility.

A copy of the Company’s press release, dated March 23, 2007, announcing the establishment of the senior secured revolving credit facility is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(a)           Financial statements of businesses acquired – Not Applicable

(b)           Pro forma financial information – Not Applicable

(d)           Exhibits

Exhibit No.	Description

10.1

Credit Agreement, dated as of March 23, 2007, by and among Aventine Renewable Energy, Inc., Aventine Renewable Energy – Mt Vernon, LLC and Aventine Renewable Energy – Aurora West, LLC, the other Loan Parties thereto, the lenders thereto and JPMorgan Chase Bank, N.A., as administrative agent.

99.1	Press release, dated March 23, 2007, issued by the Company, announcing the establishment of the senior secured revolving credit facility.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 26, 2007

AVENTINE RENEWABLE ENERGY HOLDINGS, INC.

By:	/s/ William J. Brennan
William J. Brennan
Principal Accounting Officer

4

EXHIBIT INDEX

Exhibit No.	Description

10.1

Credit Agreement, dated as of March 23, 2007, by and among Aventine Renewable Energy, Inc., Aventine Renewable Energy – Mt Vernon, LLC and Aventine Renewable Energy – Aurora West, LLC, the other Loan Parties thereto, the lenders thereto and JPMorgan Chase Bank, N.A., as administrative agent.

99.1	Press release, dated March 23, 2007, issued by the Company, announcing the establishment of the senior secured revolving credit facility.

5

Exhibit 10.1

CREDIT AGREEMENT

dated as of

March 23, 2007

among

AVENTINE RENEWABLE ENERGY, INC.,
AVENTINE RENEWABLE ENERGY – MT VERNON, LLC,
and
AVENTINE RENEWABLE ENERGY – AURORA WEST, LLC,
as Borrowers,

The Other Loan Parties Party Hereto,

The Lenders Party Hereto

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent,

BANK OF AMERICA, N.A.,
as Syndication Agent
and
UBS SECURITIES LLC and WELLS FARGO FOOTHILL, LLC,
as Co-Documentation Agents

J.P. MORGAN SECURITIES INC.,
as Sole Bookrunner and Sole Lead Arranger

CHASE BUSINESS CREDIT

i

	Article XI
	The Borrower Representative

Section 11.01	Appointment; Nature of Relationship	109
Section 11.02	Powers	109
Section 11.03	Employment of Agents	109
Section 11.04	Notices	109
Section 11.05	Successor Borrower Representative	110
Section 11.06	Execution of Loan Documents; Borrowing Base Certificate	110
Section 11.07	Reporting	110

DEFINITIONS

ABR	1
Account	1
Account Debtor	1
Acquisition	1
Act	106
Activation Period	1
Adjusted LIBO Rate	1
Administrative Agent	2
Administrative Questionnaire	2
Affiliate	2
Aggregate Credit Exposure	2
Agreement	1
Alternate Base Rate	2
Applicable Percentage	2
Applicable Rate	2
Approved Fund	3
Assignment and Assumption	3
Aurora West	1, 3
Availability	3
Availability Period	3
Available Revolving Commitment	3
Aventine	1, 3
Average Availability	3
Bank Product Amount	3
Banking Services	4
Banking Services Obligations	4
Banking Services Reserves	4
Base Value	4
Board	4
Borrower	1
Borrower Representative	4
Borrowers	1
Borrowing	4
Borrowing Base	4
Borrowing Base Certificate	5
Borrowing Request	5
Business Day	5
Capital Expenditures	5
Capital Lease Obligations	5
Change in Law	7
Charges	106
Chase	7
Class	7
Code	7
Co-Documentation Agents	7

v

Collateral	7
Collateral Access Agreement	7
Collateral Documents	7
Collection Account	7
Commitment	7
Commitment Increase Notice	61
Commitment Schedule	8
Control	8
Controlled Disbursement Account	8
Credit Exposure	8
Default	8
Departing Lender	60
Deposit Account Control Agreement	8
Dilution Factors	8
Dilution Ratio	8
Dilution Reserve	9
Disposition	9
dollars	9
EBITDA	9
Effective Date	10
Eligible Accounts	10
Eligible Equipment	12
Eligible In-Transit Inventory	13
Eligible Inventory	13
Eligible Real Property	15
Environmental Laws	16
Environmental Liability	16
Equity Interests	16
ERISA	16
ERISA Affiliate	16
ERISA Event	17
Eurodollar	17
Event of Default	17
Exchange Reserve	17
Excluded Taxes	17
Existing Letter of Credit	18
Federal Funds Effective Rate	18
Financial Advisory Agreement	18
Financial Officer	18
Fixed Asset Collateral	18
Fixed Asset Component	18
Fixed Charge Calculation Period	18
Fixed Charge Coverage Ratio	18
Foreign Lender	19
Fuels Tax Reserve	19
Funding Accounts	20

GAAP	20
Governmental Authority	20
Guarantee	20
Guaranteed Obligations	20
guarantor	20
Hazardous Materials	20
Holdings	20
Indebtedness	20
Indemnified Taxes	21
Indemnitee	98
Information	105
Information Memorandum	21
Interest Election Request	21
Interest Expense	21
Interest Payment Date	21
Interest Period	22
Inventory	22
Inventory Advance Percentage	22
investment company	64
Issuing Bank	22
Joinder Agreement	22
LC Collateral Account	22
LC Disbursement	22
LC Exposure	22
Leased Premises	22
Lenders	23
Letter of Credit	23
Letters of Credit	43
LIBO Rate	23
Lien	23
Loan Documents	23
Loan Guarantor	24
Loan Guaranty	24
Loan Parties	24
Loans	24
Long-Term Debt	24
Marketing Alliance Partner	24
Material Adverse Effect	24
Material Agreement	24
Material Indebtedness	24
Maturity Date	25
Maximum Liability	25
Maximum Rate	106
Moody’s	25
Mortgages	25
MSCP Funds	25

Mt Vernon	1
Mt Vernon Eligibility Date	25
Mt Vernon Lease	25
Multiemployer Plan	25
Nebraska Credit Agreement	25
Nebraska Note	25
Nebraska Sub	25
Nebraska Sub Operating Agreement	25
Net Income	25
Net Orderly Liquidation Value	26
Net Proceeds	26
New Lender	62
New Lender Agreement	26
Non-Consenting Lender	26
Non-Paying Guarantor	27
Non-Reporting Lender	27
Obligated Party	27
Obligations	27
Off-Balance Sheet Liability	27
Other Taxes	27
Overadvance	27
PACA	27
PACA Reserve	27
PACA Reserve Report	28
parent	36
Parent	28
Participant	28
Paying Guarantor	28
PBGC	28
Perfection Certificate	28
Perfection Certificate Update	28
Permitted Acquisitions	28
Permitted Discretion	30
Permitted Encumbrances	30
Permitted Holder	30
Permitted Investments	30
Person	31
Plan	31
Pledge and Security Agreement	31
Port Commission	31
Power	31
Prepayment Event	32
primary obligor	20
Prime Rate	32
Pro Forma Availability Test	32
Pro Forma Fixed Charge Test	32

Projections	33
Property	33
Protective Advance	33
Quarterly Fixed Asset Amortization Amount	33
Rate Adjustment Date	33
Real Property	33
Register	33
Regulation D	33
Regulation U	33
Related Parties	33
Rent Reserve	33
Report	33
Required Lenders	33
Requirement of Law	33
Reserves	34
Restricted Payment	34
Revolving Commitment	34
Revolving Exposure	34
Risk Management Policy	80
S&P	34
Secured Obligations	35
Security Agreement	35
Senior Indenture	35
Senior Note Documents	35
Senior Notes	35
Senior Notes Description	35
Settlement	35
Settlement Date	35
Statutory Reserve Rate	35
Storage/Handling Reserves	36
Subordinated Indebtedness	36
subsidiary	36
Subsidiary	36
Supermajority Lenders	36
Swap Agreement	36
Swap Obligations	37
Swingline Lender	37
Swingline Loan	37
Syndication Agent	37
Taxes	37
Transactions	37
Type	37
UCC	37
Unliquidated Obligations	37
Voting Equity	37
Withdrawal Liability	37

SCHEDULES:

Commitment Schedule

Schedule 3.05 – Properties/Intellectual Property

Schedule 3.06 – Disclosed Matters

Schedule 3.12 – Material Agreements

Schedule 3.14 – Insurance

Schedule 3.15 – Capitalization and Subsidiaries

Schedule 3.19 – Terminals/Terminal Contracts

Schedule 4.03 - Post Closing Conditions

Schedule 6.01 – Existing Indebtedness

Schedule 6.02 – Existing Liens

Schedule 6.04 – Existing Investments

Schedule 6.10 – Existing Restrictions

EXHIBITS:

Exhibit A – Form of Assignment and Assumption

Exhibit B-1 – Form of Opinion of Davis Polk & Wardwell

Exhibit B-2 – Form of Opinion of Morris, Nichols, Arsht & Tunnell

Exhibit C – Form of Borrowing Base Certificate

Exhibit D – Form of Compliance Certificate

Exhibit E – Joinder Agreement

Exhibit F – Form of New Lender Agreement

Exhibit G – Form of Commitment Increase Agreement

Exhibit H – Form of Perfection Certificate Update

Exhibit I – Form of PACA Reserve Report

x

CREDIT AGREEMENT dated as of March 23, 2007 (as it may be amended or modified from time to time, this “Agreement”), among AVENTINE RENEWABLE ENERGY, INC., a Delaware corporation (“Aventine”), AVENTINE RENEWABLE ENERGY – MT VERNON, LLC, a Delaware limited liability company (“Mt Vernon”), AVENTINE RENEWABLE ENERGY – AURORA WEST, LLC, a Delaware limited liability company (“Aurora West” and collectively with Aventine and Mt Vernon, the “Borrowers” and each individually a “Borrower”), the other Loan Parties party hereto, the Lenders party hereto, and JPMORGAN CHASE BANK, N.A., as Administrative Agent.

The parties hereto agree as follows:

ARTICLE I

Definitions

Section 1.01           Defined Terms.  As used in this Agreement, the following terms have the meanings specified below:

“ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

“Account” has the meaning assigned to such term in the Security Agreement.

“Account Debtor” means any Person obligated on an Account.

“Acquisition” means any transaction, or any series of related transactions, consummated on or after the date of this Agreement, by which any Loan Party (a) acquires any going concern business or all or substantially all of the assets of any Person, whether through purchase of assets, merger or otherwise or (b) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the Equity Interests in a Person which has ordinary voting power for the election of directors or other similar management personnel of a Person (other than Equity Interests having such power only by reason of the happening of a contingency) or a majority of the outstanding Equity Interests in a Person.

“Activation Period” means any period commencing on the first date on which Availability is less than $50,000,000, and continuing until the date that both (a) Availability exceeds $55,000,000 for ninety (90) consecutive calendar days and (b) no Default or Event of Default then exists or has existed during such ninety (90) consecutive calendar day period.

“Adjusted LIBO Rate” means, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

“Administrative Agent” means JPMorgan Chase Bank, N.A., in its capacity as administrative agent for the Lenders hereunder.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified; provided, that, no Marketing Alliance Partner shall be considered an Affiliate of any of the Loan Parties solely as a result of a Loan Party’s ownership of voting securities of such Marketing Alliance Partner unless such ownership constitutes 30% or more of the outstanding Voting Equity of such Marketing Alliance Partner.

“Aggregate Credit Exposure” means, at any time, the aggregate Credit Exposure of all the Lenders.

“Alternate Base Rate” means, for any day, a rate per annum equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus ½ of 1%.  Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

“Applicable Percentage” means, with respect to any Lender, (a) with respect to Loans, LC Exposure, Swingline Loans or Overadvances, a percentage equal to a fraction the numerator of which is such Lender’s Revolving Commitment and the denominator of which is the aggregate Revolving Commitment of all Lenders (if the Revolving Commitments have terminated or expired, the Applicable Percentages shall be determined based upon such Lender’s share of the aggregate Revolving Exposures at that time), and (b)  with respect to Protective Advances or with respect to the Aggregate Credit Exposure, a percentage based upon its share of the Aggregate Credit Exposure and the unused Commitments.

“Applicable Rate” means, for any day, with respect to any ABR Loan or Eurodollar Loan, or with respect to the commitment fees payable hereunder, as the case may be, the applicable rate per annum set forth below under the caption “ABR Spread”, “Eurodollar Spread” or “Commitment Fee Rate”, as the case may be, based upon the Borrower’s Average Availability for the three (3) month period ending on the most recent Rate Adjustment Date, provided that until the first Rate Adjustment Date, the “Applicable Rate” shall be the applicable rate per annum set forth below in Category 2:

Average Availability	ABR Spread	Eurodollar Spread	Commitment Fee Rate
Category 1 > $125,000,000	0.00%	1.25%	.25%
Category 2 < $125,000,000 but > $75,000,000	0.25%	1.50%	.25%
Category 3 < $75,000,000	0.50%	1.75%	.375%

Without limitation of any other provision of this Agreement or any other remedy available to the Administrative Agent or the Lenders under any of the Loan Documents, to the extent that any Borrowing Base Certificate delivered by the Borrowers pursuant to Section 5.01(g) is incorrect in any respect and as a result thereof, Average Availability is overstated for any period the Administrative Agent may recalculate Average Availability for such period and, if such recalculation results in a higher Applicable Rate, then upon written notice thereof to the Borrower Representative, the higher Applicable Rate shall be applied retroactively from the date of delivery of the erroneous Borrowing Base Certificate.

“Approved Fund” has the meaning assigned to such term in Section 9.04.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.

“Aurora West” has the meaning set forth in the initial paragraph hereof.

“Availability” means, at any time, an amount equal to (a) the lesser of the aggregate Revolving Commitment and the Borrowing Base minus (b) Reserves minus (c) the aggregate Revolving Exposure of all Lenders.

“Availability Period” means the period from and including the Effective Date to but excluding the earlier of the Maturity Date and the date of termination of the Commitments.

“Available Revolving Commitment” means, at any time, the aggregate Revolving Commitment then in effect minus the Revolving Exposure of all Lenders at such time.

“Aventine” has the meaning set forth in the initial paragraph hereof.

“Average Availability” means, for any period the average Availability determined for such period based on the Availability during such period as determined by the Administrative Agent.

“Bank Product Amount” means, with respect to any Banking Service or Swap Agreement at any time, the applicable Loan Party’s or Subsidiary’s net payment obligation with respect to such Banking Service or Swap Agreement as of the end of the preceding calendar month (or other period as provided herein), as determined utilizing the methodology agreed to with respect to such Banking Service or Swap Agreement between the applicable Lender and Loan Party and reported to the Administrative Agent pursuant to the terms hereof.  In the event that no Bank Product Amount is reported as provided herein for any Banking Service or Swap Agreement for any period, the Administrative Agent may use the most recently reported Bank Product Amount for such Banking Service or Swap Agreement, as adjusted in the Administrative Agent’s reasonable credit judgment.

“Banking Services” means each and any of the following bank services provided to any Loan Party by any Lender or any of its Affiliates: (a) commercial credit cards, (b) stored value cards and (c) treasury management services (including, without limitation, controlled disbursement, automated clearinghouse transactions, return items, overdrafts and interstate depository network services).

“Banking Services Obligations” of the Loan Parties means any and all obligations of the Loan Parties, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor) in connection with Banking Services.

“Banking Services Reserves” means all Reserves which the Administrative Agent from time to time establishes in its Permitted Discretion for Banking Services then provided or outstanding.

“Base Value” means, with respect to certain categories of Eligible Inventory, the lower of (a) cost (determined on a first in first out basis in accordance with GAAP), or (b) market value.

“Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Borrower” or “Borrowers” have the meanings set forth in the initial paragraph hereof.

“Borrower Representative” means Holdings, in its capacity as contractual representative of the Borrowers pursuant to Article XI.

“Borrowing” means a borrowing pursuant to this Agreement consisting of (a) Loans of the same Type, made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect, (b) Swingline Loans, (c) Protective Advances or (d) Overadvances.

“Borrowing Base” means, at any time, the sum of

(a)           85% of the Borrowers’ Eligible Accounts at such time, plus

(b)           the sum of the following:

(i)            the lesser of (1) 70% of the Base Value of the Borrowers’ Eligible Inventory consisting of primary finished goods and (2) the Inventory Advance Percentage of Borrowers’ Eligible Inventory consisting of primary finished goods, plus

(ii)           the lesser of (1) 70% of the Base Value of the Borrowers’ Eligible Inventory consisting of raw materials and (2) the Inventory Advance Percentage of Borrowers’ Eligible Inventory consisting of raw materials, plus

(iii)          the lesser of (1) 70% of the Base Value of the Borrowers’ Eligible In-Transit Inventory and (2) the Inventory Advance Percentage of Borrowers’ Eligible In-Transit Inventory, plus

(c)           the Fixed Asset Component, provided, that until the Loan Parties have satisfied all the conditions set forth in Section 4.04 of the Agreement, the Borrowing Base shall not include the Fixed Asset Component.

The Administrative Agent may, in its Permitted Discretion, reduce the advance rates set forth above, adjust Reserves or reduce one or more of the other elements used in computing the Borrowing Base with any such changes to be effective three (3) days after delivery of notice thereof to the Borrower Representative.  The Borrowing Base at any time shall be determined by reference to the most recent Borrowing Base Certificate delivered to the Administrative Agent pursuant to Section 5.01(f) of the Agreement.

“Borrowing Base Certificate” means a certificate, signed and certified as accurate and complete by a Financial Officer of the Borrower Representative, in substantially the form of Exhibit C or another form which is acceptable to the Administrative Agent in its sole discretion.

“Borrowing Request” means a request by the Borrower Representative for a Borrowing in accordance with Section 2.02.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that, when used in connection with a Eurodollar Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

“Capital Expenditures” means, without duplication, any expenditure or commitment to expend money for any purchase or other acquisition of any asset which would be classified as a fixed or capital asset on a consolidated balance sheet of Holdings and its Subsidiaries prepared in accordance with GAAP.

“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“Change in Control” means:

(a)           the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of Holdings and its Subsidiaries, taken as a whole, to any “person” (within the meaning of Section 13(d) of the Securities Exchange Act of 1934);

(b)           the adoption of a plan relating to the liquidation or dissolution of Holdings;

(c)           a “person” or “group” (within the same meaning of Section 13(d) and 14(d)(2) of the Securities Exchange Act of 1934), other than Permitted Holders, becomes the ultimate “beneficial owner” (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of more than 50% of the total voting power of the Voting Equity of Holdings on a fully diluted basis;

(d)           individuals who on the Effective Date constituted the board of directors of Holdings (together with any new directors whose election by the board of directors or whose nomination by the board of directors for election by Holdings’ stockholders was approved by a vote of at least two-thirds of the members of the board of directors then in office who either were members of the board of directors on the Effective Date or whose election to nomination for election was previously so approved) cease for any reason to constitute a majority of the members of the board of directors then in office;

(e)           Holdings consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, Holdings, in any such event pursuant to a transaction in which any of the outstanding Voting Equity of Holdings or such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where the Voting Equity of Holdings outstanding immediately prior to such transaction is converted into or exchanged for (or continues as) Voting Equity of the surviving or transferee Person constituting a majority of the outstanding shares of Voting Equity of such surviving or transferee Person (immediately after giving effect to such issuance);

(f)            Holdings ceases to own, free and clear of all Liens or other encumbrances, at least 100% of the outstanding Voting Equity of Parent on a fully diluted basis;

(g)           Parent ceases to own, free and clear of all Liens or other encumbrances, at least 100% of the outstanding Voting Equity of each Borrower on a fully diluted basis; or

(h)           Parent ceases to own, free and clear of all Liens or other encumbrances, at least 78.42% of the outstanding Voting Equity of Nebraska Sub on a fully diluted basis (subject to dilution that may result in a reduction to Parent’s interest in the Equity Interests of Nebraska Sub to not less than 75% as a result of the issuance of Equity Interests to management of Nebraska Sub pursuant to a properly authorized management equity plan).

“Change in Law” means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender or the Issuing Bank (or, for purposes of Section 2.15(b), by any lending office of such Lender or by such Lender’s or the Issuing Bank’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

“Chase” means JPMorgan Chase Bank, N.A., a national banking association, in its individual capacity, and its successors.

“Class”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Loans, Swingline Loans or Protective Advances or Overadvances.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Co-Documentation Agents” means UBS Securities LLC and Wells Fargo Foothill, LLC in their capacity as co-documentation agents for the Lenders hereunder and their successors and assigns in such capacity.

“Collateral” means any and all property owned, leased or operated by a Person covered by the Collateral Documents and any and all other property of any Loan Party, now existing or hereafter acquired, that may at any time be or become subject to a security interest or Lien in favor of the Administrative Agent, on behalf of itself and the Lenders, to secure the Secured Obligations.

“Collateral Access Agreement” has the meaning assigned to such term in the Security Agreement.

“Collateral Documents” means, collectively, the Security Agreement, the Mortgages and any other documents granting a Lien upon the Collateral as security for payment of the Secured Obligations.

“Collection Account” has the meaning assigned to such term in the Security Agreement.

“Commitment” means, with respect to each Lender, the sum of such Lender’s Revolving Commitment, together with the commitment of such Lender to acquire participations in Protective Advances hereunder as such Commitment may be (a) reduced from time to time pursuant to Section 2.09, increased from time to time pursuant to Section 2.21, or (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04.  The initial amount of each Lender’s Commitment is set forth on the Commitment Schedule, in the New Lender Agreement, in the Assignment and Assumption or in any joinder agreement related to any Commitment pursuant to which such Lender shall have assumed its Commitment, as applicable.

“Commitment Increase Agreement” means a Commitment Increase Agreement entered into by a Lender in accordance with Section 2.21 and accepted by the Administrative Agent in the form of Exhibit G, or any other form approved by both the Administrative Agent and the Borrowers.

“Commitment Increase Notice” has the meaning assigned to such term in Section 2.21 hereof.

“Commitment Schedule” means the Schedule attached hereto identified as such.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.  “Controlling” and “Controlled” have meanings correlative thereto.

“Controlled Disbursement Account” means the following account: Aventine account #XXXXXXXXX, and any replacement or additional accounts of the Borrowers maintained with the Administrative Agent as a zero balance, cash management account pursuant to and under any agreement between a Borrower and the Administrative Agent, as modified and amended from time to time, and through which all disbursements of a Borrower, any Loan Party and any designated Subsidiary of a Borrower are made and settled on a daily basis with no uninvested balance remaining overnight.

“Credit Exposure” means, as to any Lender at any time, the sum of (a) such Lender’s Revolving Exposure at such time, plus (b) an amount equal to its Applicable Percentage, if any, of the aggregate principal amount of Protective Advances outstanding at such time.

“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Deposit Account Control Agreement” has the meaning assigned to such term in the Security Agreement.

“Dilution Factors” shall mean, without duplication, with respect to any period, the aggregate amount of all deductions, credit memos, returns, adjustments, allowances, bad debt write-offs and other non-cash credits which are recorded to reduce accounts receivable in a manner consistent with current and historical accounting practices of the Borrowers.

“Dilution Ratio” shall mean, at any date, the amount (expressed as a percentage) equal to (a) the aggregate amount of the applicable Dilution Factors for the twelve (12) most recently ended fiscal months divided by (b) total gross sales for the twelve (12) most recently ended fiscal months.

“Dilution Reserve” shall mean, at any date, the applicable Dilution Ratio multiplied by the Eligible Accounts on such date.

“Disclosed Matters” means the actions, suits and proceedings and the environmental matters disclosed in Schedule 3.06.

“Disposition” shall mean the sale, transfer, lease or other disposition (including pursuant to a merger resulting in the subject Property no longer being owned by a Loan Party) of any Property.

“dollars” or “$” refers to lawful money of the United States of America.

“EBITDA” shall mean, as to Holdings and its consolidated Subsidiaries on a consolidated basis and for any period, the amount equal to:

(a)           net income determined in accordance with GAAP, plus

(b)           to the extent deducted from revenues in the calculation of net income (without duplication),

(i)            Interest Expense,

(ii)           depreciation, amortization, other non-cash expenses (including (A) reserves for restructuring charges, until such time as such restructuring charges are incurred and become payable in cash (at which time they will be deducted in the calculation of EBITDA), (B) non-cash asset impairment charges pursuant to FASB No. 144, (C) unrealized losses on derivative instruments as defined in FASB No. 133, but excluding minority interest expense, and (D) non-cash stock compensation expense),

(iii)          income and franchise tax expense,

(iv)          extraordinary losses for such period,

(v)           all losses on the disposition of assets (other than the sale of inventory in the ordinary course of business),

(vi)          payments in respect of Off-Balance Sheet Liabilities, minus

(c)           to the extent included in revenues in the calculation of consolidated net income (without duplication),

(i)            extraordinary gains for such period,

(ii)           all gains on the disposition of assets (other than the sale of Inventory in the ordinary course of business), and

(iii)          unrealized gains on derivative instruments as defined in FASB No. 133.

“Effective Date” means the date on which the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section 9.02).

“Eligible Accounts” means, at any time, the Accounts of a Borrower which the Administrative Agent determines in its Permitted Discretion are eligible as the basis for the extension of Loans, Swingline Loans and the issuance of Letters of Credit hereunder.  Without limiting the Administrative Agent’s discretion provided herein, Eligible Accounts shall not include any Account:

(a)           which is not subject to a first priority perfected security interest in favor of the Administrative Agent;

(b)           which is subject to any Lien other than (i) a Lien in favor of the Administrative Agent, (ii) a Permitted Encumbrance which does not have priority over the Lien in favor of the Administrative Agent and (iii) rights of vendors arising under PACA but only to the extent no past due amounts are owed to such vendors;

(c)           with respect to which (i) the scheduled due date is more than 45 days after the original invoice date, (ii) is unpaid more than 90 days after the date of the original invoice therefor or more than 60 days after the original due date, or (iii) which has been written off the books of the Borrower or otherwise designated as uncollectible;

(d)           which is owing by an Account Debtor for which more than 50% of the Accounts owing from such Account Debtor and its Affiliates are ineligible hereunder;

(e)           which is owing by an Account Debtor whose securities are rated BBB or better by S&P or Baa3 or better by Moody’s to the extent the aggregate amount of Accounts owing from such Account Debtor and its Affiliates to all Borrowers exceeds 35% of the aggregate amount of Eligible Accounts of all Borrowers, or which are owing by any other Account Debtor to the extent the aggregate amount of Accounts owing from such Account Debtor and its Affiliates to all Borrowers exceeds 20% of the aggregate amount of Eligible Accounts of all Borrowers;

(f)            with respect to which any covenant, representation, or warranty contained in this Agreement or in the Security Agreement has been breached or is not true;

(g)           which (i) does not arise from the sale of goods or performance of services in the ordinary course of business, (ii) is not evidenced by an invoice or other documentation satisfactory to the Administrative Agent which has been sent to the Account Debtor, (iii) represents a progress billing, (iv) is contingent upon the Borrower’s completion of any further performance, (v) represents a sale on a bill-and-hold, guaranteed sale, sale-and-return, sale on approval, consignment, cash-on-delivery or any other repurchase or return basis or (vi) relates to payments of interest;

(h)           for which the goods giving rise to such Account have not been shipped to the Account Debtor or for which the services giving rise to such Account have not been performed by such Borrower or if such Account was invoiced more than once;

(i)            with respect to which any check or other instrument of payment has been returned uncollected for any reason;

(j)            which is owed by an Account Debtor which has (i) applied for, suffered, or consented to the appointment of any receiver, custodian, trustee, or liquidator of its assets, (ii) has had possession of all or a material part of its property taken by any receiver, custodian, trustee or liquidator, (iii) filed, or had filed against it, any request or petition for liquidation, reorganization, arrangement, adjustment of debts, adjudication as bankrupt, winding-up, or voluntary or involuntary case under any state or federal bankruptcy laws (other than post-petition accounts payable of an Account Debtor that is a debtor-in-possession under the Bankruptcy Code and reasonably acceptable to the Administrative Agent), (iv) has admitted in writing its inability, or is generally unable to, pay its debts as they become due, (v) become insolvent, or (vi) ceased operation of its business;

(k)           which is owed by any Account Debtor which has sold all or a substantially all of its assets;

(l)            which is owed by an Account Debtor which (i) does not maintain its chief executive office in the U.S. or Canada or (ii) is not organized under applicable law of the U.S., any state of the U.S., Canada, or any province of Canada unless, in either case, such Account is backed by a Letter of Credit acceptable to the Administrative Agent which is in the possession of, has been assigned to and is directly drawable by the Administrative Agent;

(m)          which is owed in any currency other than U.S. dollars;

(n)           which is owed by (i) the government (or any department, agency, public corporation, or instrumentality thereof) of any country other than the U.S. unless such Account is backed by a Letter of Credit acceptable to the Administrative Agent which is in the possession of the Administrative Agent, or (ii) the government of the U.S., or any department, agency, public corporation, or instrumentality thereof, unless the Federal Assignment of Claims Act of 1940, as amended (31 U.S.C. § 3727 et seq. and 41 U.S.C. § 15 et seq.), and any other steps necessary to perfect the Lien of the Administrative Agent in such Account have been complied with to the Administrative Agent’s satisfaction;

(o)           which is owed by any Affiliate, employee, officer, director, agent or stockholder of any Loan Party;

(p)           which is owed by an Account Debtor or any Affiliate of such Account Debtor to which any Loan Party is indebted, but only to the extent of such indebtedness;

(q)           which is subject to any counterclaim, deduction, defense, setoff or dispute but only to the extent of any such counterclaim, deduction, defense, setoff or dispute;

(r)            which is evidenced by any promissory note, chattel paper, or instrument;

(s)           which is owed by an Account Debtor located in any jurisdiction which requires filing of a “Notice of Business Activities Report” or other similar report in order to permit such Borrower to seek judicial enforcement in such jurisdiction of payment of such Account, unless such Borrower has filed such report or qualified to do business in such jurisdiction;

(t)            with respect to which such Borrower has made any agreement with the Account Debtor for any reduction thereof, other than discounts and adjustments given in the ordinary course of business, or any Account which was partially paid and such Borrower created a new receivable for the unpaid portion of such Account;

(u)           which does not comply in all material respects with the requirements of all applicable laws and regulations, whether Federal, state or local, including without limitation the Federal Consumer Credit Protection Act, the Federal Truth in Lending Act and Regulation Z of the Board;

(v)           which is for goods that have been sold under a purchase order or pursuant to the terms of a contract or other agreement or understanding (written or oral) that indicates or purports that any Person other than such Borrower has or has had an ownership interest in such goods, or which indicates any party other than such Borrower as payee or remittance party;

(w)          which was created on cash on delivery terms;

(x)            which the Administrative Agent determines may not be paid by reason of the Account Debtor’s inability to pay or which the Administrative Agent otherwise determines in its Permitted Discretion is unacceptable for any reason whatsoever;

(y)           which was acquired as part of a Permitted Acquisition unless all requirements of clause (e) of the definition of Permitted Acquisition have been satisfied; or

(z)            of Mt Vernon until such time as the Mt Vernon Eligibility Date shall have occurred.

In the event that an Account which was previously an Eligible Account ceases to be an Eligible Account hereunder, such Borrower or the Borrower Representative shall notify the Administrative Agent thereof on and at the time of submission to the Administrative Agent of the next Borrowing Base Certificate.  In determining the amount of an Eligible Account, the face amount of an Account may, in the Administrative Agent’s Permitted Discretion, be reduced by, without duplication, to the extent not reflected in such face amount, (i) the amount of all accrued and actual discounts, claims, credits or credits pending, promotional program allowances, price adjustments, finance charges or other allowances (including any amount that such Borrower may be obligated to rebate to an Account Debtor pursuant to the terms of any agreement or understanding (written or oral)) and (ii) the aggregate amount of all cash received in respect of such Account but not yet applied by such Borrower to reduce the amount of such Account.

“Eligible Equipment” means the equipment owned by a Borrower on the Effective Date and meeting each of the following requirements:

(a)           such Borrower has good title to such equipment;

(b)           such Borrower has the right to subject such equipment to a Lien in favor of the Administrative Agent; such equipment is subject to a first priority perfected Lien in favor of the Administrative Agent and is free and clear of all other Liens of any nature whatsoever (except for Permitted Encumbrances which do not have priority over the Lien in favor of the Administrative Agent);

(c)           the full purchase price for such equipment has been paid by such Borrower;

(d)           such equipment is located on premises (i) owned by such Borrower, which premises are subject to a first priority perfected Lien in favor of the Administrative Agent, or (ii) leased by such Borrower where (x) the lessor has delivered to the Administrative Agent a Collateral Access Agreement or (y) a Rent Reserve has been established by the Administrative Agent in its Permitted Discretion;

(e)           such equipment is in good working order and condition (ordinary wear and tear excepted) and is used or held for use by such Borrower in the ordinary course of business of the Borrower;

(f)            such equipment is not subject to any agreement which restricts the ability of such Borrower to use, sell, transport or dispose of such equipment or which restricts the Administrative Agent’s ability to take possession of, sell or otherwise dispose of such equipment; and

(g)           such equipment does not constitute “fixtures” under the applicable laws of the jurisdiction in which such equipment is located.

“Eligible In-Transit Inventory” means, at any time, Inventory of a Borrower consisting of finished goods (a) which would be “Eligible Inventory” but for clause (g) of the definition of Eligible Inventory, (b) which is in the possession of a common carrier pending delivery to (i) a customer of a Borrower, (ii) a warehouse or terminal to be stored for the account of a Borrower, or (iii) a Borrower at Real Property owned or leased by a Borrower and described in Schedule 3.05 hereto, (c) which is insured against risk of loss pursuant to an insurance policy in form and substance and issued by an insurance company acceptable to the Administrative Agent, with respect to which the Administrative Agent has been named loss payee and which otherwise satisfies the requirements of Section 5.09 hereof, (d) the common carrier of which is not an Affiliate of the applicable vendor or supplier, and (e) which is not evidenced by a negotiable document (as defined in the UCC).

“Eligible Inventory” means, at any time, the Inventory of a Borrower consisting of finished goods or raw materials which the Administrative Agent determines in its Permitted Discretion is eligible as the basis for the extension of Loans, Swingline Loans and the issuance of Letters of Credit hereunder.  Without limiting the Administrative Agent’s discretion provided herein, Eligible Inventory shall not include any Inventory:

(a)           which is not subject to a first priority perfected Lien in favor of the Administrative Agent;

(b)           which is subject to any Lien other than (i) a Lien in favor of the Administrative Agent and (ii) a Permitted Encumbrance which does not have priority over the Lien in favor of the Administrative Agent;

(c)           which is, in the Administrative Agent’s opinion, slow moving, obsolete, unmerchantable, defective, used, unfit for use or sale, not salable at prices approximating at least the cost of such Inventory in the ordinary course of business or unacceptable due to age, type, category and/or quantity;

(d)           with respect to which any covenant, representation, or warranty contained in this Agreement or the Security Agreement has been breached or is not true and which does not conform to all standards imposed by any Governmental Authority;

(e)           in which any Person other than such Borrower shall (i) have any direct or indirect ownership, interest or title to such Inventory or (ii) be indicated on any purchase order or invoice with respect to such Inventory as having or purporting to have an interest therein;

(f)            which constitutes work-in-process, spare or replacement parts, subassemblies, packaging and shipping material, manufacturing supplies, samples, prototypes, displays or display items, bill-and-hold goods, goods that are returned or marked for return, repossessed goods, defective or damaged goods, goods held on consignment, or goods which are not of a type held for sale in the ordinary course of business (ethanol held for resale and denaturant are not excluded pursuant to this clause (f));

(g)           which is not located in the U.S. or is in transit with a common carrier from vendors and suppliers;

(h)           which is located in any location leased by such Borrower unless (i) the lessor has delivered to the Administrative Agent a Collateral Access Agreement or (ii) a Rent Reserve has been established by the Administrative Agent in its Permitted Discretion;

(i)            which is located in any third party warehouse or is in the possession of a bailee (other than a third party processor) and is not evidenced by a Document, unless (i) such warehouseman or bailee has delivered to the Administrative Agent a Collateral Access Agreement and such other documentation as the Administrative Agent may require or (ii) an appropriate Rent Reserve has been established by the Administrative Agent in its Permitted Discretion;

(j)            which is being processed offsite at a third party location or outside processor, or is in-transit to or from said third party location or outside processor;

(k)           which is a discontinued product or component thereof;

(l)            which is the subject of a consignment by such Borrower as consignor;

(m)          which contains or bears any intellectual property rights licensed to such Borrower unless the Administrative Agent is satisfied that it may sell or otherwise dispose of such Inventory without (i) infringing the rights of such licensor, (ii) violating any contract with such licensor, or (iii) incurring any liability with respect to payment of royalties other than royalties incurred pursuant to sale of such Inventory under the current licensing agreement;

(n)           which is not reflected in a current perpetual inventory report of such Borrower;

(o)           for which reclamation rights have been asserted by the seller;

(p)           which the Administrative Agent otherwise determines is unacceptable in its Permitted Discretion for any reason whatsoever;

(q)           which was acquired as part of a Permitted Acquisition unless all requirements of clause (e) of the definition of Permitted Acquisition have been satisfied; or

(r)            of Mt Vernon until such time as the Mt Vernon Eligibility Date shall have occurred; provided that if the Port Commission retains a Lien on any Inventory of any Loan Party which is located on the Leased Premises after the Mt Vernon Eligibility Date, Eligible Inventory will not include any Inventory of the Loan Parties located on the Leased Premises.

In the event that Inventory which was previously Eligible Inventory ceases to be Eligible Inventory hereunder, such Borrower or the Borrower Representative shall notify the Administrative Agent thereof on and at the time of submission to the Administrative Agent of the next Borrowing Base Certificate.

“Eligible Real Property” means the real property listed on Schedule 3.05 owned by a Borrower on the Effective Date and:

(a)           that is acceptable in the sole discretion of the Administrative Agent for inclusion in the Borrowing Base;

(b)           in respect of which an appraisal report has been delivered to the Administrative Agent in form, scope and substance reasonably satisfactory to the Administrative Agent;

(c)           in respect of which the Administrative Agent is satisfied that all actions necessary or desirable in order to create perfected first priority Lien on such real property have been taken, including, the filing and recording of Mortgages;

(d)           in respect of which an environmental assessment report has been completed and delivered to the Administrative Agent in form and substance satisfactory to the Lenders;

(e)           which is adequately protected by fully-paid valid title insurance with endorsements and in amounts acceptable to the Administrative Agent, insuring that the Administrative Agent, for the benefit of the Lenders, shall have a perfected first priority Lien on such real property, evidence of which shall have been provided in form and substance satisfactory to the Administrative Agent; and

(f)   if required by the Administrative Agent: (i) an ALTA survey has been delivered for which all necessary fees have been paid and which is dated no more than 30 days prior to the date on which the applicable Mortgage is recorded, certified to Administrative Agent and the issuer of the title insurance policy in a manner satisfactory to the Administrative Agent by a land surveyor duly registered and licensed in the state in which such Eligible Real Property is located and acceptable to the Administrative Agent, and shows all buildings and other improvements, any offsite improvements, the location of any easements, parking spaces, rights of way, building setback lines and other dimensional regulations and the absence of encroachments, either by such improvements or on to such property, and other defects, other than encroachments and other defects acceptable to the Administrative Agent; (ii) in respect of which local counsel for the Agreement in states in which the Eligible Real Property is located have delivered a letter of opinion with respect to the enforceability and perfection of the Mortgages and any related fixture filings in form and substance satisfactory to the Administrative Agent; and (iii) in respect of which such Borrower shall have used its  reasonable best efforts to obtain estoppel certificates executed by all tenants of such Eligible Real Property and such other consents, agreements and confirmations of lessors and third parties have been delivered as the Administrative Agent may deem necessary or desirable, together with evidence that all other actions that the Administrative Agent may deem necessary or desirable in order to create perfected first priority Liens on the property described in the Mortgages have been taken.

“Environmental Laws” means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any pollutant, contaminant or any toxic or otherwise hazardous material or to the effect of the environment or human health and safety.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of any Borrower or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which environmental liability is assumed or imposed with respect to any of the foregoing.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with a Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an “accumulated funding deficiency” (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by any Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by any Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by any Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by any Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from any Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

“Eurodollar”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

“Event of Default” has the meaning assigned to such term in Article VII.

“Exchange Reserve” shall mean a Reserve which, on any date, shall be the value (determined at the lower of weighted average cost or market value as determined in accordance with GAAP consistently applied) of inventory any Borrower is obligated to deliver on such date to or on account of any Person in exchange for inventory which has been delivered to or for the account of such Borrower by such Person on or prior to such date.

“Excluded Taxes” means, with respect to the Administrative Agent, any Lender, the Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of any Borrower hereunder, (a) income or franchise taxes imposed on (or measured by) its net income by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which any Borrower is located and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by a Borrower under Section 2.19(b)), any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office) or is attributable to such Foreign Lender’s failure to comply with Section 2.17(e), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrowers with respect to such withholding tax pursuant to Section 2.17(a).

“Existing Letter of Credit” means the letter of credit #T-238483 issued for the account of Aventine on July 19, 2003 in the amount of $1,225,000 for the benefit of Zurich American Insurance Co., Schaumburg, IL.

 “Federal Funds Effective Rate” means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

“Financial Advisory Agreement” means any financial advisory agreement with Metalmark Capital LLC, MSCP Funds or any Affiliate of any of the foregoing.

 “Financial Officer” means the chief financial officer, principal accounting officer, treasurer, chief accounting and compliance officer, director of finance or controller of a Borrower.

“Fixed Asset Collateral” means Collateral constituting Eligible Real Property, together with any fixtures thereon, and Eligible Equipment.

“Fixed Asset Component” means $50,000,000; provided that the Fixed Asset Component shall reduce by (a) the Quarterly Fixed Asset Amortization Amount on the last day of each fiscal quarter commencing with December 31, 2007 and continuing on the last day of each quarter thereafter throughout the term of this Agreement and (b) an amount determined by the Administrative Agent in its Permitted Discretion with respect to any Fixed Asset Collateral which is the subject of a casualty event (including, without limitation, damage, destruction or condemnation) or a Disposition or otherwise no longer satisfies the criteria applicable to Eligible Equipment or Eligible Real Property.

“Fixed Charge Coverage Period” means (a) the period of one (1) fiscal quarter ending June 30, 2007, (b) the period of two (2) fiscal quarters ending September 30, 2007, (c) the period of three (3) fiscal quarters ending December 31, 2007, and (d) thereafter, the period of four (4) fiscal quarters.

“Fixed Charge Coverage Ratio” shall mean for Holdings and its consolidated Subsidiaries on a consolidated basis, for any Fixed Charge Calculation Period, the ratio of:

(a)           EBITDA for such period, minus

(i)            Non-Financed Capital Expenditures made during such period, minus

(ii)           cash Taxes paid or due for such period; to

(b)           the sum of:

(i)            scheduled principal payments on Indebtedness during such period including scheduled reductions in the Fixed Asset Component (whether or not resulting in a mandatory prepayment hereunder), plus

(ii)           cash Interest Expense for such period, plus

(iii)          to the extent not already deducted in the calculation of EBITDA and without duplication, the amount of Restricted Payments for such period pursuant to Section 6.08(a)(iii) and (iv) and management, advisory, monitoring, servicing and other fees and payments described in Section 6.09(i) for such period, plus

(iv)          to the extent not included in (i) or (ii) above, payments in respect of Off-Balance Sheet Liabilities, plus

(v)           solely for purposes of calculating the Pro Forma Fixed Charge Test with respect to any particular investment, loan or advance, the investments, loans and advances in connection therewith by any Loan Party or any Subsidiary in or to any Person which is not a Loan Party and which does not become a Loan Party simultaneously with such investment, loan or advance.

Notwithstanding the above, for the purpose of calculating the Fixed Charge Coverage Ratio,  until Parent and the Borrowers either (A) obtain the consent of the requisite holders of Equity in Nebraska Sub pursuant to Section 5.15 and comply with all other requirements of Section 5.15 with respect thereto, or (B) hold 80% of the Equity Interests of Nebraska Sub and comply with all requirements of Section 5.13 with respect thereto, the results of operations of, and other elements of the definition of Fixed Charge Coverage Ratio with respect to, Nebraska Sub shall be excluded from the calculation of the Fixed Charge Coverage Ratio except that cash dividends actually paid by Nebraska Sub to Parent shall be included in the calculation of consolidated EBITDA.

“Foreign Lender” means any Lender that is organized under the laws of a jurisdiction other than that in which the Borrowers are located.  For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“Fuels Tax Reserve” shall mean a Reserve which shall be established in respect of the Borrowers’ obligations to collect, remit and/or pay motor fuels, liquor or other sales or excise taxes in respect of ethanol or other inventory sold by the Borrowers.  Such Reserve shall be determined and reported in the Borrowing Base Certificate and shall equal the highest actual liability at any point during the preceding month in respect of motor fuels, liquor or other sales or excise taxes to the extent such liability is (or if remains unpaid will become) secured by a Lien or is otherwise subject to a trust (statutory, constructive or otherwise) for the benefit of the relevant taxing authority which the Administrative Agent determines will have priority equal to or senior to the Liens granted to the Administrative Agent pursuant to the Security Agreement.

“Funding Accounts” has the meaning assigned to such term in Section 4.01(h).

“GAAP” means generally accepted accounting principles in the United States of America.

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.

“Guaranteed Obligations” has the meaning assigned to such term in Section 10.01.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“Holdings” means Aventine Renewable Energy Holdings, Inc., a Delaware corporation.

“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all Guarantees by such Person of Indebtedness of others (excluding, in the case of the Loan Parties, commitments of any Loan Party to invest in Marketing Alliance Partners but only to the extent that the fulfillment of such commitments will not result in a violation of Section 6.04(c)), (h) all Capital Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, (j) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances, (k)  obligations under any liquidated earn-out, and (l) any other Off-Balance Sheet Liability.  The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

“Indemnified Taxes” means Taxes other than Excluded Taxes.

“Information Memorandum” means the Confidential Information Memorandum dated February 26, 2007 relating to the Borrowers and the Transactions.

“Interest Election Request” means a request by the Borrower Representative to convert or continue a Borrowing in accordance with Section 2.07.

“Interest Expense” means, with reference to any period, total interest expense (including that attributable to Capital Lease Obligations) of Holdings and its Subsidiaries for such period with respect to all outstanding Indebtedness of Holdings and its Subsidiaries (including all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing and net costs (net of gains not to exceed $0) under Swap Agreements in respect of interest rates to the extent such net costs are allocable to such period in accordance with GAAP), calculated on a consolidated basis for Holdings and its Subsidiaries for such period in accordance with GAAP.

“Interest Payment Date” means (a) with respect to any ABR Loan (other than a Swingline Loan), the first day of each calendar month and the Maturity Date, and (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period and the Maturity Date, and (c) with respect to any Swingline Loan, the day that such Loan is required to be repaid and the Maturity Date.

“Interest Period” means with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter, as the Borrower Representative may elect; provided, that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of a Eurodollar Borrowing only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (b) any Interest Period pertaining to a Eurodollar Borrowing that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period.  For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and, in the case of a Borrowing, thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“Inventory” has the meaning assigned to such term in the Security Agreement.

“Inventory Advance Percentage” means, with respect to a particular category of the Borrowers’ Eligible Inventory, the percentage calculated by dividing (a) 85% of the Net Orderly Liquidation Value of such Inventory as determined pursuant to the most recent Inventory appraisal conducted by the Administrative Agent pursuant to Section 5.11 hereof by (b) the book value of such Inventory as of such appraisal date.

“Issuing Bank” means Chase, in its capacity as the issuer of Letters of Credit hereunder, and its successors in such capacity as provided in Section 2.06(i).  The Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of the Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.

“Joinder Agreement” has the meaning assigned to such term in Section 5.11.

“LC Collateral Account” has the meaning assigned to such term in Section 2.06(j).

“LC Disbursement” means a payment made by the Issuing Bank pursuant to a Letter of Credit.

“LC Exposure” means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrowers at such time.  The LC Exposure of any Lender at any time shall be its Applicable Percentage of the total LC Exposure at such time.

“Leased Premises” has the meaning assigned such term in the Mt Vernon Lease.

“Lenders” means the Persons listed on the Commitment Schedule and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption.  Unless the context otherwise requires, the term “Lenders” includes the Swingline Lender.

“Letter of Credit” means any letter of credit issued pursuant to this Agreement.

“LIBO Rate” means, with respect to any Eurodollar Borrowing for any Interest Period, the rate appearing on Page 3750 of the Dow Jones Market Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period.  In the event that such rate is not available at such time for any reason, then the “LIBO Rate” with respect to such Eurodollar Borrowing for such Interest Period shall be the rate (rounded upwards, if necessary, to the next 1/16 of 1%) at which dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

“Loan Documents” means this Agreement, any promissory notes issued pursuant to the Agreement, any Letter of Credit applications, the Collateral Documents, the Loan Guaranty, and all other agreements, instruments, documents and certificates identified in Section 4.01 executed and delivered to, or in favor of, the Administrative Agent or any Lenders and including all other pledges, powers of attorney, consents, assignments, contracts, notices, letter of credit agreements and all other written matter whether heretofore, now or hereafter executed by or on behalf of any Loan Party, or any employee of any Loan Party, and delivered to the Administrative Agent or any Lender in connection with the Agreement or the transactions contemplated thereby.  Any reference in the Agreement or any other Loan Document to a Loan Document shall include all appendices, exhibits or schedules thereto, and all amendments, restatements, supplements or other modifications thereto, and shall refer to the Agreement or such Loan Document as the same may be in effect at any and all times such reference becomes operative.

“Loan Guarantor” means each Loan Party (other than the Borrowers’ foreign Subsidiaries).

“Loan Guaranty” means Article X of this Agreement.

“Loan Parties” means Holdings, Parent, Power, the Borrowers, the Borrowers’ domestic Subsidiaries (other than Nebraska Sub) and any other Person who becomes a party to this Agreement pursuant to a Joinder Agreement and their successors and assigns.

“Loans” means the loans and advances made by the Lenders pursuant to this Agreement, including Loans made pursuant to Section 2.01, Swingline Loans, Overadvances and Protective Advances.

“Long-Term Debt” means any Indebtedness that, in accordance with GAAP, constitutes (or, when incurred, constituted) a long-term liability.

“Marketing Alliance Partner” shall mean a Person with whom any Borrower has entered into a contract pursuant to which such Borrower purchases and resells all or a material portion of such Person’s ethanol production for the stated term of such contract (including any of the foregoing entered into after the Effective Date).

“Material Adverse Effect” means a material adverse effect on (a) the business, assets, operations or condition, financial or otherwise, of Holdings and its Subsidiaries taken as a whole, (b) the ability of any Loan Party to perform any of its obligations under the Loan Documents to which it is a party, (c) the Collateral, or the Administrative Agent’s Liens (on behalf of itself and the Lenders) on the Collateral or the priority of such Liens, or (d) the rights of or benefits available to the Administrative Agent, the Issuing Bank or the Lenders thereunder.

“Material Agreement” means all contracts, commitments, offers and agreements to which any Loan Party is a party or by which any Loan Party or any of its assets are bound which is material to its assets, liabilities, financial condition, revenues, expenses, operations or properties, which are limited to any contract, commitment, offer or agreement (a)  pursuant to which a Loan Party purchases any product or service which cannot be readily replaced from other qualified vendors on comparable terms, (b) which is entered into outside of the ordinary course of business, or (c) with a Marketing Alliance Partner.

“Material Indebtedness” means Indebtedness (other than the Loans and Letters of Credit), or obligations in respect of one or more Swap Agreements, of any one or more of Holdings and its Subsidiaries in an aggregate principal amount exceeding $5,000,000.  For purposes of determining Material Indebtedness, the “obligations” of any Borrower or any Subsidiary in respect of any Swap Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that such Borrower or such Subsidiary would be required to pay if such Swap Agreement were terminated at such time.

“Maturity Date” means March 22, 2012 or any earlier date on which the Commitments are reduced to zero or otherwise terminated pursuant to the terms hereof.

“Maximum Liability” has the meaning assigned to such term in Section 10.10.

“Moody’s” means Moody’s Investors Service, Inc.

“Mortgages” means any mortgage, deed of trust or other agreement which conveys or evidences a Lien in favor of the Administrative Agent, for the benefit of the Administrative Agent and the Lenders, on real property of a Loan Party, including any amendment, modification or supplement thereto.

“MSCP Funds” means Morgan Stanley Dean Witter Capital Partners IV, L.P., MSDW IV 892 Investors, L.P., Morgan Stanley Dean Witter Capital Investors IV, L.P., MSDW Capital Partners IV, LLC and MSDW Capital Partners IV, Inc. and their Affiliates, and any successors of the foregoing.

“Mt Vernon” has the meaning set forth in the initial paragraph hereof.

“Mt Vernon Eligibility Date” means the date on which all of the conditions set forth in item (a) of Schedule 4.03 have been satisfied.

“Mt Vernon Lease” means that certain Lease Agreement dated as of October 2006 between the Port Commission and Mt Vernon, in effect on the date hereof.

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Nebraska Credit Agreement” shall mean the credit agreement dated as of August 19, 2005 between Aventine and Nebraska Sub.

“Nebraska Note” shall mean the promissory note issued by Nebraska Sub in connection with the Nebraska Credit Agreement.

“Nebraska Sub” means Nebraska Energy, L.L.C., a Kansas limited liability company.

“Nebraska Sub Operating Agreement” shall mean the Amended and Restated Operating Agreement of Nebraska Energy, L.L.C. dated September 1, 1994, as amended by Amendment I to the Amended and Restated Operating Agreement dated October 27, 1997, and by Amendment to the Amended and Restated Operating Agreement dated February 9, 2001.

“Net Income” means, for any period, the consolidated net income (or loss) of Holdings and its Subsidiaries, determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded (a) the income (or deficit) of any Person accrued prior to the date it becomes a Subsidiary or is merged into or consolidated with Holdings or any of its Subsidiaries,

(b) the income (or deficit) of any Person (other than a Subsidiary) in which Holdings or any of its Subsidiaries has an ownership interest, except to the extent that any such income is actually received by Holdings or such Subsidiary in the form of dividends or similar distributions and (c) the undistributed earnings of any Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any contractual obligation (other than under any Loan Document) or Requirement of Law applicable to such Subsidiary.

“Net Orderly Liquidation Value” means, with respect to Inventory of any Person, the orderly liquidation value thereof as determined in a manner acceptable to the Administrative Agent by an appraiser acceptable to the Administrative Agent, net of all usual and customary costs of liquidation thereof (other than fees, expenses and other costs for which Reserves are in effect as of the date of calculation of Net Orderly Liquidation Value).

“Net Proceeds” means, with respect to any event, (a) the cash proceeds received in respect of such event including (i) any cash received in respect of any non-cash proceeds (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but excluding any interest payments), but only as and when received, (ii) in the case of a casualty, insurance proceeds and (iii) in the case of a condemnation or similar event, condemnation awards and similar payments, net of (b) the sum of (i) all reasonable fees and out-of-pocket expenses paid to third parties (other than Affiliates) in connection with such event, (ii) in the case of a sale, transfer or other disposition of an asset (including pursuant to a sale and leaseback transaction or a casualty or a condemnation or similar proceeding), the amount of all payments required to be made as a result of such event to repay Indebtedness (other than Loans) secured by such asset or otherwise subject to mandatory prepayment as a result of such event and (iii) the amount of all taxes paid (or reasonably estimated to be payable) and the amount of any reserves established to fund contingent liabilities reasonably estimated to be payable, in each case during the year that such event occurred or the next succeeding year and that are directly attributable to such event (as determined reasonably and in good faith by a Financial Officer).

“New Lender” has the meaning assigned to such term in Section 2.21.

“New Lender Agreement” means a New Lender Agreement entered into by a New Lender in accordance with Section 2.21 and accepted by the Administrative Agent in the form of Exhibit F, or any other form approved by the Administrative Agent.

“Non-Consenting Lender” has the meaning assigned to such term in Section 9.02(d).

“Non-Financed Capital Expenditures” shall mean Capital Expenditures made by any Loan Party which are not financed pursuant to (a) the incurrence of Indebtedness (other than Indebtedness incurred pursuant to this Agreement or the Senior Notes), (b) an equity contribution made after the Effective Date or (c) any casualty insurance proceeds or condemnation proceeds.

“Non-Paying Guarantor” has the meaning assigned to such term in Section 10.11.

“Non-Reporting Lender” means each Lender other than Chase who does not notify the Administrative Agent in writing, as soon as available and in any event within fifteen (15) days after the end of each calendar month (or at more frequent intervals, and with such reporting dates, as the Administrative Agent may require in its discretion), of the Bank Product Amount in respect of its Banking Services and Swap Agreements as of the end of such calendar month (or other interval), and any Lender that fails to make such notification by the last day of the month in which due (or, with respect to any interval more frequent than monthly, within 10 Business Days of the date when due) and any Affiliate thereof.

“Obligated Party” has the meaning assigned to such term in Section 10.02.

“Obligations” means all unpaid principal of and accrued and unpaid interest on the Loans, all LC Exposure, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations of the Loan Parties to the Lenders or to any Lender, the Administrative Agent, the  Issuing Bank or any indemnified party arising under the Loan Documents.

“Off-Balance Sheet Liability” of a Person means (a) any repurchase obligation or liability of such Person with respect to accounts or notes receivable sold by such Person, (b) any indebtedness, liability or obligation under any so-called “synthetic lease” transaction entered into by such Person, or (c) any indebtedness, liability or obligation arising with respect to any other transaction which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the balance sheets of such Person (other than operating leases).

“Other Taxes” means any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement.

“Overadvance” has the meaning assigned to such term in Section 2.05(d).

“PACA” shall mean the Perishable Agricultural Commodities Act, 7 U.S.C §§499a-499t, as it may be amended from time to time.

“PACA Reserve” shall mean a Reserve which shall be determined and reported in the PACA Reserve Report and which shall equal the highest actual liability of the Borrowers at any point during the applicable period to vendors of agricultural commodities to the Borrowers to the extent the claims of such vendors are subject to PACA.

“PACA Reserve Report” shall mean the PACA Reserve Report to be delivered pursuant to Section 5.01(f), a form of which is attached hereto as Exhibit I.

“Parent” means Aventine Renewable Energy, LLC, a Delaware limited liability company.

“Participant” has the meaning set forth in Section 9.04.

“Paying Guarantor” has the meaning assigned to such term in Section 10.11.

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Perfection Certificate” means that certain Perfection Certificate dated March 23, 2007, executed by each Loan Party and addressed to the Administrative Agent.

“Perfection Certificate Update” means a certificate from a Financial Officer of the Borrower Representative in the form of Exhibit H hereto to be delivered to the Administrative Agent monthly pursuant to Section 5.01(f) hereof and setting forth all changes that would be required to be made to the Perfection Certificates (as updated pursuant to any prior Perfection Certificate Updates) to cause the Perfection Certificates to be accurate and complete if reissued as of the last day of the month immediately preceding the month in which the Perfection Certificate is required to be delivered pursuant to Section 5.01(f) hereof.

“Permitted Acquisitions” mean any Acquisition by a Borrower in a transaction that satisfies each of the following requirements:

(a)           such Acquisition is not a hostile or contested Acquisition;

(b)           the business acquired in connection with such Acquisition is not engaged, directly or indirectly, in any line of business other than the businesses in which the Borrowers are engaged on the Effective Date and any business activities that are substantially similar, related, or incidental thereto;

(c)           both before and after giving effect to such Acquisition and the Loans (if any) requested to be made in connection therewith, each of the representations and warranties in the Loan Documents is true and correct in all material respects (except (i) any such representation or warranty which relates to a specified prior date and (ii) to the extent the Administrative Agent and the Lenders have been notified in writing by the Borrowers that any representation or warranty is not correct and the Required Lenders have explicitly waived in writing compliance with such representation or warranty);

(d)           as soon as available, but in any event adequately prior to such Acquisition in order to allow the Administrative Agent time to review the information provided to the Lenders under clause (ii) below, for Acquisitions with a purchase price greater than $5,000,000, the Borrowers shall provide, the Lenders (i) notice of such Acquisition and (ii) a copy of all business and financial information reasonably requested by the Administrative Agent including pro forma financial statements, statements of cash flow, and Availability projections;

(e)           prior to inclusion of the accounts receivable and Inventory acquired in connection with such Acquisition in the determination of the Borrowing Base, the Administrative Agent shall have conducted an appraisal and an audit and field examination of such accounts receivable and Inventory to its satisfaction, any applicable Reserves have been established, and all appropriate lien filings and collateral documentation, including Collateral Access Agreements, have been duly completed, executed and delivered to the Administrative Agent;

(f)            if such Acquisition is an Acquisition of the Equity Interests of a Person, such Acquisition (i) is structured so that the acquired Person shall become a wholly-owned subsidiary of a Loan Party pursuant to the terms of this Agreement, and (ii) will not result in any violation of Regulation U;

(g)           if such Acquisition is an Acquisition of assets located primarily in the United States, the Acquisition is structured so that a Borrower shall acquire such assets;

(h)           no Borrower or Loan Guarantor shall, as a result of or in connection with any such Acquisition, assume or incur any direct or contingent liabilities (whether relating to environmental, tax, litigation, or other matters) that could reasonably be expected to have a Material Adverse Effect;

(i)            in connection with an Acquisition of the Equity Interests in any Person, all Liens on property of such Person shall be terminated unless permitted pursuant to the Loan Documents, or the Administrative Agent in its sole discretion consents otherwise, and in connection with an Acquisition of the assets of any Person, all liens on such assets shall be terminated;

(j)            the Fixed Charge Coverage for the Borrowers (after giving effect to such Acquisition) shall be greater than 1.1 to 1.00 for the most recently completed Fixed Charge Calculation Period (calculated on a pro forma basis in a manner acceptable to the Administrative Agent (including synergies and other costs savings which are demonstrated and verifiable to the satisfaction of the Administrative Agent)) and assuming that for purposes of calculating such Fixed Charge Coverage Ratio for such period such Acquisition and any Indebtedness and related interest expense incurred in connection therewith occurred on the first day of such applicable period;

(k)           each Borrower shall certify (and provide the Administrative Agent with pro forma and projected calculations in form and substance reasonably satisfactory to the Administrative Agent), on its behalf and on behalf of the other Borrowers, to the Administrative Agent and the Lenders that, immediately after giving effect to the completion of such Acquisition and based on good faith projections for next succeeding twelve month period, Availability will not be less than (A) $50,000,000, in the case of each Acquisition having a purchase price of less than $50,000,000, and (B) $100,000,000, in the case of each Acquisition having a purchase price of greater than or equal to $50,000,000 (the calculation of such purchase price in each case shall include all consideration paid in connection with such Acquisition, other than Equity Interests in Holdings delivered to the seller(s) in such Acquisition, as having been paid in cash at the time of making such Acquisition), such Availability in each case to be determined on a pro forma basis (assuming all past due accounts payable of the Borrowers have been paid in full in cash and no accounts payable of the Borrowers are allowed to become past due during such twelve month period thereafter); and

(l)            no Default or Event of Default exists or would result therefrom.

“Permitted Discretion” means a determination made in good faith and in the exercise of reasonable (from the perspective of a secured asset-based lender) business judgment.

“Permitted Encumbrances” means:

(a)           Liens imposed by law for taxes that are not yet due or are being contested in compliance with Section 5.04;

(b)           carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or are being contested in compliance with Section 5.04;

(c)           pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations;

(d)           deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

(e)           judgment liens in respect of judgments that do not constitute an Event of Default under clause (k) of Article VII; and

(f)            easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of any Borrower or any Subsidiary;

provided that the term “Permitted Encumbrances” shall not include any Lien securing Indebtedness.

“Permitted Holder” means, at any time, (i) Parent and any other direct or indirect parent company of Aventine so long as Metalmark Capital LLC and its Affiliates or the MSCP Funds and its Affiliates control at least 50% of the total voting power of the Voting Equity of such parent company on a fully diluted basis, (ii) Metalmark Capital LLC and its Affiliates and (iii) the MSCP Funds and its Affiliates.

“Permitted Investments” means:

(a)           direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

(b)           investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P or from Moody’s;

(c)           investments in certificates of deposit, banker’s acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000;

(d)           fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above;

(e)           money market funds that (i) comply with the criteria set forth in Securities and Exchange Commission Rule 2a-7 under the Investment Company Act of 1940, (ii) are rated AAA by S&P and Aaa by Moody’s and (iii) have portfolio assets of at least $5,000,000,000;

(f)            investments in auction rate securities rated AAA by S&P and Aaa by Moody’s; and

(g)           investments in variable rate demand notes rated AAA by S&P and Aaa by Moody’s.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which any Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Pledge and Security Agreement” means that certain Pledge and Security Agreement, dated as of the date hereof, between the Loan Parties and the Administrative Agent, for the benefit of the Administrative Agent and the Lenders.

“Port Commission” means the Indiana Port Commission, as lessor under the Mt Vernon Lease.

“Power” means Aventine Power, LLC, a Delaware limited liability company.

“Prepayment Event” means:

(a)           any sale, transfer or other disposition (including pursuant to a sale and leaseback transaction) of any property or asset of any Loan Party, other than dispositions described in Section 6.05(a), (b), (c), and (except as provided in clause (b) below) (f)); provided that so long as no Default has occurred and is continuing and Availability is in excess of $50,000,000, the Net Proceeds from such sales, transfers or other dispositions do not exceed $500,000 individually or $2,000,000 in the aggregate; or

(b)           any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any property or asset of any Loan Party with a fair value immediately prior to such event equal to or greater than $5,000,000; or

(c)           the incurrence by any Loan Party of any Indebtedness, other than Indebtedness permitted under Section 6.01 or permitted by the Required Lenders pursuant to Section 9.02.

“Prime Rate” means the rate of interest per annum publicly announced from time to time by Chase as its prime rate at its offices at 270 Park Avenue in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

“Pro Forma Availability Test” means with respect to (a) any investment, loan or advance to be made by any Loan Party or any Subsidiary in or to any Person which is not a Loan Party and will not become a Loan Party simultaneous with such investment, loan or advance, and (b) any Restricted Payment to be made by any Loan Party or any Subsidiary to any Person other than a Loan Party, the requirement that Availability is not less than $50,000,000 after giving effect to such investment, loan, advance or Restricted Payment with Availability calculated after giving effect to the making of all Loans (i) required to fund such investment, loan, advance or Restricted Payment, and (ii) necessary to bring all past due accounts of the Loan Parties and each Subsidiary current.

“Pro Forma Fixed Charge Test” means with respect to (a) any investment, loan or advance to be made by any Loan Party or any Subsidiary in or to any Person which is not a Loan Party and which will not become a Loan Party simultaneous with such investment, loan or advance, and (b) any Restricted Payment to be made by any Loan Party or any Subsidiary to any Person which is not a Loan Party, the requirement that the Fixed Charge Coverage Ratio is not less than 1.10 to 1.00 for the most recently ended Fixed Charge Coverage Period for which financial statements have been provided to Administrative Agent as required by Section 5.01 hereof with the Fixed Charge Coverage Ratio being calculated for such Fixed Charge Coverage Period to give pro forma effect to such investment, loan advance or Restricted Payment (and all other such investments, loans, advances and Restricted Payments made subsequent to the end of such Fixed Charge Coverage Period) as if such investment, loan, advance or Restricted Payment (and all other such investments, loans, advances and Restricted Payments made subsequent to the end of such Fixed Charge Coverage Period) were made during such Fixed Charge Coverage Period and assuming that any Indebtedness and related interest expense incurred in connection with such investment, loan, advance or Restricted Payment was incurred on the first day of such Fixed Charge Coverage Period.

“Projections” has the meaning assigned to such term in Section 5.01(e).

“Property” shall mean any interest in any kind of property or asset, whether real, personal or mixed, tangible or intangible.

“Protective Advance” has the meaning assigned to such term in Section 2.04.

“Quarterly Fixed Asset Amortization Amount” means $1,785,715.00.

“Rate Adjustment Date” means July 1, 2007, and the first day of each October, January, April and July thereafter.

“Real Property” shall mean any right, title or interest in and to real property, including any fee interest, leasehold interest, easement, or license and any other right to use or occupy real property, including any right arising by contract.

“Register” has the meaning set forth in Section 9.04.

“Regulation D,” and “Regulation U” shall mean, respectively, Regulation D under the Securities Act of 1933, as amended or modified from time to time and Regulation U of the Board, as such regulations are from time to time in effect and any successor regulations thereto.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person’s Affiliates.

“Rent Reserve” with respect to any leased location where any Inventory subject to Liens arising by operation of law is located, a reserve equal to three (3) months’ rent at such leased location.

“Report” means reports prepared by the Administrative Agent or another Person showing the results of appraisals, field examinations or audits pertaining to the Borrowers’ assets from information furnished by or on behalf of the Borrowers, after the Administrative Agent has exercised its rights of inspection pursuant to this Agreement, which Reports may be distributed to the Lenders by the Administrative Agent.

“Required Lenders” means, at any time, Lenders having Credit Exposure and unused Commitments representing at least 50% of the sum of the total Credit Exposure and unused Commitments at such time; provided that, as long as there are only two Lenders, Required Lenders shall mean both Lenders.

“Requirement of Law” means, as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Reserves” means any and all reserves which the Administrative Agent deems necessary, in its Permitted Discretion, to maintain (including, without limitation and without duplication, reserves for accrued and unpaid interest on the Secured Obligations, Banking Services Reserves, Rent Reserves, PACA Reserves, Storage/Handling Reserves, Exchange Reserves, Fuels Tax Reserves, Dilution Reserves at any time that the Dilution Ratio is greater than 5% (and then only to the extent in excess of 5%), reserves for Inventory shrinkage, reserves for customs charges and shipping charges related to any Inventory in transit, reserves for Swap Obligations, reserves for contingent liabilities of any Loan Party, reserves for uninsured losses of any Loan Party, reserves for uninsured, underinsured, un-indemnified or under-indemnified liabilities or potential liabilities with respect to any litigation and reserves for taxes, fees, assessments, and other governmental charges) with respect to the Collateral or any Loan Party.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in Holdings or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interests in Holdings or any option, warrant or other right to acquire any such Equity Interests in Holdings or any Subsidiary.

“Revolving Commitment” means, with respect to each Lender, the commitment, if any, of such Lender to make Loans and to acquire participations in Letters of Credit, Overadvances and Swingline Loans hereunder, expressed as an amount representing the maximum possible aggregate amount of such Lender’s Revolving Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.09, (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04, and (c) increased from time to time pursuant to Section 2.21.  The initial amount of each  Lender’s Revolving Commitment is set forth on the Commitment Schedule, or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Revolving Commitment, as applicable.  The initial aggregate amount of the Lenders’ total Revolving Commitments is $200,000,000.

“Revolving Exposure” means, with respect to any Lender at any time, an amount equal to such Lender’s Applicable Percentage of (a) the outstanding principal amount of Loans at such time, (b) LC Exposure at such time, (c) the aggregate principal amount of Swingline Loans outstanding at such time and (d) the aggregate principal amount of Overadvances outstanding at such time.

“Risk Management Policy” shall have the meaning set forth in Section 5.15.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw Hill Companies, Inc.

“Secured Obligations” means all Obligations, together with all (a) Banking Services Obligations and (b) Swap Obligations owing to one or more Lenders or their respective Affiliates; provided that at or prior to the time that any transaction relating to such Swap Obligation is executed, the Lender party thereto (other than Chase) shall have delivered written notice to the Administrative Agent that such a transaction has been entered into and that it constitutes a Secured Obligation entitled to the benefits of the Collateral Documents.

“Security Agreement” means the Pledge and Security Agreement and any other pledge or security agreement entered into, after the date of this Agreement by any other Loan Party (as required by this Agreement or any other Loan Document), or any other Person, as the same may be amended, restated or otherwise modified from time to time.

“Senior Indenture” means a trust indenture between Holdings and a financial institution serving as trustee thereunder, having covenants (but not necessarily economic terms) substantially consistent with the Senior Notes Description and which otherwise satisfy each of the following criteria:   an interest rate per annum at or below 11%,  a maturity date no earlier than 10 years after date of issuance, and no scheduled amortization of principal.

“Senior Note Documents” means the Senior Indenture, the Senior Notes, and any and all agreements, instruments and other documents pursuant to which the Senior Notes will be issued.

“Senior Notes” means the notes to be issued by Holdings on or after the Effective Date as described in the Senior Notes Description in an aggregate principal amount not to exceed $400,000,000.

“Senior Notes Description” means the draft “Description of the Notes” setting forth the proposed terms of the Senior Notes provided to the initial Lenders hereunder prior to the Effective Date.

“Settlement” has the meaning assigned to such term in Section 2.05(f).

“Settlement Date” has the meaning assigned to such term in Section 2.05(f).

“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject with respect to the Adjusted LIBO Rate, for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board).  Such reserve percentages shall include those imposed pursuant to such Regulation D.  Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation.  The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“Storage/Handling Reserves” shall mean an amount, calculated as of the last day of each month, equal to the aggregate of all amounts for storage, handling and other services charged by each bailee or warehouseman to Borrower for the two month period then ended; provided, however, such amounts charged by bailees or warehousemen who are no longer bailees or warehousemen at the end of the period for which Storage/Handling Reserves are being calculated shall be excluded in calculating Storage/Handling Reserves for such period; provided, further, if a bailee or warehouseman at the end of any period for which Storage/Handling Reserves are being calculated has not been a bailee or warehouseman for all of such period, all such amounts paid to such bailee or warehouseman shall be included in the Storage/Handling Reserves on a pro forma basis as if such bailee or warehouseman had been a bailee or warehouseman since the beginning of such period.

“Subordinated Indebtedness” of a Person means any Indebtedness of such Person the payment of which is subordinated to payment of the Secured Obligations to the written satisfaction of the Administrative Agent.

“subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

“Subsidiary” means any direct or indirect subsidiary of Holdings (including Nebraska Sub) or a Loan Party, as applicable.

“Supermajority Lenders” means, at any time, Lenders having Revolving  Exposure and unused Revolving Commitments representing at least 80% of the sum of the total Revolving Exposure and unused Revolving Commitments at such time.

“Swap Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Borrowers or the Subsidiaries shall be a Swap Agreement.

“Swap Obligations” of a Person means any and all obligations of such Person, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (a) any and all Swap Agreements, and (b) any and all cancellations, buy backs, reversals, terminations or assignments of any Swap Agreement transaction.

“Swingline Lender” means JPMorgan Chase Bank, N.A., in its capacity as lender of Swingline Loans hereunder.

“Swingline Loan” means a Loan made pursuant to Section 2.05.

“Syndication Agent” means Bank of America, N.A., in its capacity as syndication agent for the Lenders hereunder, and its successors and assigns in such capacity.

“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

“Transactions” means the execution, delivery and performance by the Borrowers of this Agreement, the borrowing of Loans and other credit extensions, the use of the proceeds thereof and the issuance of Letters of Credit hereunder.

“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate, the Alternate Base Rate.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York or any other state the laws of which are required to be applied in connection with the issue of perfection of security interests.

“Unliquidated Obligations” means, at any time, any Secured Obligations (or portion thereof) that are contingent in nature or unliquidated at such time, including any Secured Obligation that is: (a) an obligation to reimburse a bank for drawings not yet made under a letter of credit issued by it; (b) any other obligation (including any guarantee) that is contingent in nature at such time; or (c) an obligation to provide collateral to secure any of the foregoing types of obligations.

“Voting Equity” of any Person shall mean Equity Interests of such Person which ordinarily has voting power for the election of directors (or persons performing similar functions) of such Person, whether at all times or only so long as no senior class of securities has such voting power by reason of any contingency.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

Section 1.02           Classification of Loans and Borrowings.  For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Loan”) or by Type (e.g., a “Eurodollar Loan”) or by Class and Type (e.g., a “Eurodollar Loan”).  Borrowings also may be classified and referred to by Class (e.g., a “Borrowing”) or by Type (e.g., a “Eurodollar Borrowing”) or by Class and Type (e.g., a “Eurodollar Borrowing”).

Section 1.03           Terms Generally.  The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”.  The word “will” shall be construed to have the same meaning and effect as the word “shall”.  Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

Section 1.04           Accounting Terms; GAAP.  Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Borrower Representative notifies the Administrative Agent that the Borrowers request an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower Representative that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until  such notice shall have been withdrawn or such provision amended in accordance herewith.

ARTICLE II

The Credits

Section 2.01           Commitments.  Subject to the terms and conditions set forth herein, each Lender agrees to make Loans to the Borrowers from time to time during the Availability Period in an aggregate principal amount that will not result in (a) such Lender’s Revolving Exposure exceeding such Lender’s Revolving Commitment or (b) the total Revolving Exposures exceeding (i) the lesser of (x) the total Revolving Commitments and (y) the Borrowing Base, minus (ii) the Reserves, subject to the Administrative Agent’s authority, in its sole discretion, to make Protective Advances and Overadvances pursuant to the terms of Section 2.04 and Section 2.05.  Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrowers may borrow, prepay and reborrow Loans.

Section 2.02           Loans and Borrowings.  (a) Each Loan (other than a Swingline Loan) shall be made as part of a Borrowing consisting of Loans of the same Class and Type made by the Lenders ratably in accordance with their respective Commitments of the applicable Class.  Any Protective Advance, any Overadvance and any Swingline Loan shall be made in accordance with the procedures set forth in Section 2.04 and Section 2.05.

(b)           Subject to Section 2.14, each Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the Borrower Representative may request in accordance herewith, provided that all Borrowings made on the Effective Date must be made as ABR Borrowings but may be converted into Eurodollar Borrowings in accordance with Section 2.08.  Each Swingline Loan shall be an ABR Loan.  Each Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrowers to repay such Loan in accordance with the terms of this Agreement.

(c)           At the commencement of each Interest Period for any Eurodollar Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $500,000 and not less than $5,000,000.  ABR Borrowings may be in any amount.  Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of six Eurodollar Borrowings outstanding.

(d)           Notwithstanding any other provision of this Agreement, the Borrower Representative shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

Section 2.03           Requests for Borrowings.  To request a Borrowing, the Borrower Representative shall notify the Administrative Agent of such request either in writing (delivered by hand or facsimile) in a form approved by the Administrative Agent and signed by the Borrower Representative or by telephone (a) in the case of a Eurodollar Borrowing, not later than 10:00 a.m., Chicago time, three Business Days before the date of the proposed Borrowing or (b) in the case of an ABR Borrowing, not later than noon, Chicago time, on the date of the proposed Borrowing; provided that any such notice of an ABR Borrowing to finance the reimbursement of an LC Disbursement as contemplated by Section 2.06(e) may be given not later than 9:00 a.m., Chicago time, on the date of the proposed Borrowing.  Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or facsimile to the Administrative Agent of a written Borrowing Request in a form approved by the Administrative Agent and signed by the Borrower Representative.  Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.01:

(i)            the name of the applicable Borrower;

(ii)           the aggregate amount of the requested Borrowing and a breakdown of the separate wires comprising such Borrowing;

(iii)          the date of such Borrowing, which shall be a Business Day;

(iv)          whether such Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and

(v)           in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period.”

If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing.  If no Interest Period is specified with respect to any requested Eurodollar Borrowing, then the applicable Borrower(s) shall be deemed to have selected an Interest Period of one month’s duration.  Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

Section 2.04           Protective Advances.  (a) Subject to the limitations set forth below, the Administrative Agent is authorized by the Borrowers and the Lenders, from time to time in the Administrative Agent’s sole discretion (but shall have absolutely no obligation to), to make Loans to the Borrowers, on behalf of all Lenders, which the Administrative Agent, in its Permitted Discretion, deems necessary or desirable (i) to preserve or protect the Collateral, or any portion thereof, (ii) to enhance the likelihood of, or maximize the amount of, repayment of the Loans and other Obligations, or (iii) to pay any other amount chargeable to or required to be paid by the Borrowers pursuant to the terms of this Agreement, including payments of reimbursable expenses (including costs, fees, and expenses as described in Section 9.03) and other sums payable under the Loan Documents (any of such Loans are herein referred to as “Protective Advances”); provided that, the aggregate amount of Protective Advances outstanding at any time shall not at any time exceed $10,000,000; provided further that, the aggregate amount of outstanding Protective Advances plus the aggregate Revolving Exposure shall not exceed the aggregate unused Commitments.  Protective Advances may be made even if the conditions precedent set forth in Section 4.02 have not been satisfied.  The Protective Advances shall be secured by the Liens in favor of the Administrative Agent in and to the Collateral and shall constitute Obligations hereunder.  All Protective Advances shall be ABR Borrowings.  The Administrative Agent’s authorization to make Protective Advances may be revoked at any time by the Supermajority Lenders.  Any such revocation must be in writing and shall become effective prospectively upon the Administrative Agent’s receipt thereof.  At any time that there is sufficient Availability and the conditions precedent set forth in Section 4.02 have been satisfied, the Administrative Agent may request the Lenders to make a Loan to repay a Protective Advance.  At any other time the Administrative Agent may require the Lenders to fund their risk participations described in Section 2.04(b).

(b)           Upon the making of a Protective Advance by the Administrative Agent (whether before or after the occurrence of a Default), each Lender shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably purchased from the Administrative Agent without recourse or warranty, an undivided interest and participation in such Protective Advance in proportion to its Applicable Percentage.  From and after the date, if any, on which any Lender is required to fund its participation in any Protective Advance purchased hereunder, the Administrative Agent shall promptly distribute to such Lender, such Lender’s Applicable Percentage of all payments of principal and interest and all proceeds of Collateral received by the Administrative Agent in respect of such Protective Advance.

Section 2.05           Swingline Loans and Overadvances.  (a) Subject to the terms and conditions set forth herein, the Swingline Lender agrees to make Swingline Loans to the Borrowers, from time to time during the Availability Period, in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of outstanding Swingline Loans exceeding $25,000,000 or (ii) the sum of the total Revolving Exposures exceeding the lesser of the total Revolving Commitments and Availability; provided that the Swingline Lender shall not be required to make a Swingline Loan to refinance an outstanding Swingline Loan.  Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrowers may borrow, prepay and reborrow Swingline Loans.  To request a Swingline Loan, the Borrower Representative shall notify the Administrative Agent of such request by telephone (confirmed by facsimile), not later than noon, Chicago time, on the day of a proposed Swingline Loan.  Each such notice shall be irrevocable and shall specify the requested date (which shall be a Business Day) and amount of the requested Swingline Loan.  The Administrative Agent will promptly advise the Swingline Lender of any such notice received from the Borrower Representative.  The Swingline Lender shall make each Swingline Loan available to the Borrowers by means of a credit to the Funding Account(s) (or, in the case of a Swingline Loan made to finance the reimbursement of an LC Disbursement as provided in Section 2.06(e), by remittance to the Issuing Bank, and in the case of repayment of another Loan or fees or expenses as provided by Section 2.18(c), by remittance to the Administrative Agent to be distributed to the Lenders) by 2:00 p.m., Chicago time, on the requested date of such Swingline Loan.

(b)           The Swingline Lender may by written notice given to the Administrative Agent not later than 11:00 a.m., Chicago time, on any Business Day require the Revolving Lenders to acquire participations on such Business Day in all or a portion of the Swingline Loans outstanding.  Such notice shall specify the aggregate amount of Swingline Loans in which Revolving Lenders will participate.  Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each  Revolving Lender, specifying in such notice such Lender’s Applicable Percentage of such Swingline Loan or Loans.  Each Revolving Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Administrative Agent, for the account of the Swingline Lender, such Lender’s Applicable Percentage of such Swingline Loan or Loans.  Each Revolving Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.  Each Revolving Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.07 with respect to Loans made by such Lender (and Section 2.07 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the Swingline Lender the amounts so received by it from the Revolving Lenders.  The Administrative Agent shall notify the Borrower Representative of any participations in any Swingline Loan acquired pursuant to this paragraph, and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the Swingline Lender.  Any amounts received by the Swingline Lender from the Borrowers (or other party on behalf of the Borrowers) in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Revolving Lenders that shall have made their payments pursuant to this paragraph and to the Swingline Lender, as their interests may appear; provided that any such payment so remitted shall be repaid to the Swingline Lender or to the Administrative Agent, as applicable, if and to the extent such payment is required to be refunded to the Borrowers for any reason.  The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve the Borrowers of any default in the payment thereof.

(c)           Any provision of this Agreement to the contrary notwithstanding, at the request of the Borrower Representative, the Administrative Agent may in its sole discretion (but with absolutely no obligation), make Loans to the Borrowers, on behalf of the Lenders, in amounts that exceed Availability (any such excess Loans are herein referred to collectively as “Overadvances”); provided that, no Overadvance shall result in a Default due to the Borrowers’ failure to comply with Section 2.01 for so long as such Overadvance remains outstanding in accordance with the terms of this paragraph, but solely with respect to the amount of such Overadvance.  In addition, Overadvances may be made even if the condition precedent set forth in Section 4.02(c) has not been satisfied.  All Overadvances shall constitute ABR Borrowings.  The authority of the Administrative Agent to make Overadvances is limited to an aggregate amount not to exceed $10,000,000 at any time, each Overadvance shall mature and be due on the earlier of the Maturity Date, demand by the Administrative Agent and thirty days after such Overadvance is made, and no Overadvance shall cause any Lender’s Revolving Exposure to exceed its Revolving Commitment; provided that, the Supermajority Lenders may at any time revoke the Administrative Agent’s authorization to make Overadvances.  Any such revocation must be in writing and shall become effective prospectively upon the Administrative Agent’s receipt thereof.

(d)           Upon the making of an Overadvance by the Administrative Agent, each Lender shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably purchased from the Administrative Agent without recourse or warranty, an undivided interest and participation in such Overadvance in proportion to its Applicable Percentage of the Revolving Commitment.  The Administrative Agent may, at any time, require the Lenders to fund their participations. From and after the date, if any, on which any Lender is required to fund its participation in any Overadvance purchased hereunder, the Administrative Agent shall promptly distribute to such Lender, such Lender’s Applicable Percentage of all payments of principal and interest and all proceeds of Collateral received by the Administrative Agent in respect of such Loan.

(e)           Upon the making of a Swingline Loan or an Overadvance (whether before or after the occurrence of a Default and regardless of whether a Settlement has been requested with respect to such Swingline Loan or Overadvance), each Lender shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably purchased from the Swingline Lender or the Administrative Agent, as the case may be, without recourse or warranty, an undivided interest and participation in such Swingline Loan or Overadvance in proportion to its Applicable Percentage of the Revolving Commitment.  The Swingline Lender or the Administrative Agent may, at any time, require the Lenders to fund their participations.  From and after the date, if any, on which any Lender is required to fund its participation in any Swingline Loan or Overadvance purchased hereunder, the Administrative Agent shall promptly distribute to such Lender, such Lender’s Applicable Percentage of all payments of principal and interest and all proceeds of Collateral received by the Administrative Agent in respect of such Loan.

(f)            The Administrative Agent, on behalf of the Swingline Lender, shall request settlement (a “Settlement”) with the Lenders on at least a weekly basis or on any date that the Administrative Agent elects, by notifying the Lenders of such requested Settlement by facsimile, telephone, or e-mail no later than 12:00 noon Chicago time on the date of such requested Settlement (the “Settlement Date”).  Each Lender (other than the Swingline Lender, in the case of the Swingline Loans) shall transfer the amount of such Lender’s Applicable Percentage of the outstanding principal amount of the applicable Loan with respect to which Settlement is requested to the Administrative Agent, to such account of the Administrative Agent as the Administrative Agent may designate, not later than 2:00 p.m., Chicago time, on such Settlement Date.  Settlements may occur during the existence of a Default and whether or not the applicable conditions precedent set forth in Section 4.02 have then been satisfied.  Such amounts transferred to the Administrative Agent shall be applied against the amounts of the Swingline Lender’s Swingline Loans and, together with Swingline Lender’s Applicable Percentage of such

Swingline Loan, shall constitute Loans of such Lenders, respectively.  If any such amount is not transferred to the Administrative Agent by any Lender on such Settlement Date, the Swingline Lender shall be entitled to recover such amount on demand from such Lender together with interest thereon as specified in Section 2.07.

Section 2.06                                Letters of Credit.

(a)           General.  Subject to the terms and conditions set forth herein, the Borrower Representative may request the issuance of Letters of Credit for its own account or for the account of another Loan Party, in a form reasonably acceptable to the Administrative Agent and the Issuing Bank, at any time and from time to time during the Availability Period (such letters of credit, together with the Existing Letter of Credit, being collectively referred to as the “Letters of Credit”).  In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrowers to, or entered into by the Borrowers with, the Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.  The Existing Letter of Credit shall be deemed to have been issued hereunder as of the Effective Date.

(b)           Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions.  To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Borrower Representative shall hand deliver or facsimile (or transmit by electronic communication, if arrangements for doing so have been approved by the Issuing Bank) to the Issuing Bank and the Administrative Agent (prior to 9:00 am, Chicago time, at least three Business Days prior to the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit.  If requested by the Issuing Bank, the applicable Borrower also shall submit a letter of credit application on the Issuing Bank’s standard form in connection with any request for a Letter of Credit.  A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrowers shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the LC Exposure shall not exceed $25,000,000 and (ii) the total Revolving Exposures shall not exceed (A) the lesser of the total Revolving Commitments and the Borrowing Base, minus (B)  the Reserves.

(c)           Expiration Date.  Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (ii) the date that is five Business Days prior to the Maturity Date.

(d)           Participations.  By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Bank or the Lenders, the Issuing Bank hereby grants to each Lender, and each Lender hereby acquires from the Issuing Bank, a participation in such Letter of Credit equal to such Lender’s Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit.  In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the Issuing Bank, such Lender’s Applicable Percentage of each LC Disbursement made by the Issuing Bank and not reimbursed by the Borrowers on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to the Borrowers for any reason.  Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

(e)           Reimbursement.  If the Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the Borrowers shall reimburse such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement not later than 11:00 a.m., Chicago time, on the date that such LC Disbursement is made, if the Borrowers Representative shall have received notice of such LC Disbursement prior to 9:00 a.m., Chicago time, on such date, or, if such notice has not been received by the Borrower Representative prior to such time on such date, then not later than 11:00 a.m., Chicago time, on (i) the Business Day that the Borrower Representative receives such notice, if such notice is received prior to 9:00 a.m., Chicago time, on the day of receipt, or (ii) the Business Day immediately following the day that the Borrower Representative receives such notice, if such notice is not received prior to such time on the day of receipt; provided that, the Borrowers may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 or Section 2.05 that such payment be financed with an ABR Borrowing or Swingline Loan in an equivalent amount and, to the extent so financed, the Borrowers’ obligation to make such payment shall be discharged and replaced by the resulting ABR Borrowing or Swingline Loan.  If the Borrowers fail to make such payment when due, the Administrative Agent shall notify each Lender of the applicable LC Disbursement, the payment then due from the Borrowers in respect thereof and such Lender’s Applicable Percentage thereof.  Promptly following receipt of such notice, each Lender shall pay to the Administrative Agent its Applicable Percentage of the payment then due from the Borrowers, in the same manner as provided in Section 2.07 with respect to Loans made by such Lender (and Section 2.07 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the Issuing Bank the amounts so received by it from the Lenders.  Promptly following receipt by the Administrative Agent of any payment from the Borrowers pursuant to this paragraph, the Administrative Agent shall distribute such payment to the Issuing Bank or, to the extent that Lenders have made payments pursuant to this paragraph to reimburse the Issuing Bank, then to such Lenders and the Issuing Bank as their interests may appear.  Any payment made by a Lender pursuant to this paragraph to reimburse the Issuing Bank for any LC Disbursement (other than the funding of ABR Loans or a Swingline Loan as contemplated above) shall not constitute a Loan and shall not relieve the Borrowers of their obligation to reimburse such LC Disbursement.

(f)            Obligations Absolute.  The Borrowers’ joint and several obligation to reimburse LC Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrowers’ obligations hereunder.  Neither the Administrative Agent, the Lenders nor the Issuing Bank, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Bank; provided that the foregoing shall not be construed to excuse the Issuing Bank from liability to the Borrowers to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrowers to the extent permitted by applicable law) suffered by any Borrower that are caused by the Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof.  The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of the Issuing Bank (as finally determined by a court of competent jurisdiction), the Issuing Bank shall be deemed to have exercised care in each such determination.  In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

(g)           Disbursement Procedures.  The Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit.  The Issuing Bank shall promptly notify the Administrative Agent and the applicable Borrower by telephone (confirmed by facsimile) of such demand for payment and whether the Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrowers of their obligation to reimburse the Issuing Bank and the Lenders with respect to any such LC Disbursement.

(h)           Interim Interest.  If the Issuing Bank shall make any LC Disbursement, then, unless the Borrowers shall reimburse such LC Disbursement in full on the date such LC

Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrowers reimburse such LC Disbursement, at the rate per annum then applicable to ABR Loans; provided that, if the Borrowers fail to reimburse such LC Disbursement when due pursuant to paragraph (e) of this Section, then Section 2.13(d) shall apply.  Interest accrued pursuant to this paragraph shall be for the account of the Issuing Bank, except that interest accrued on and after the date of payment by any Lender pursuant to paragraph (e) of this Section to reimburse the Issuing Bank shall be for the account of such Lender to the extent of such payment.

(i)            Replacement of the Issuing Bank.  The Issuing Bank may be replaced at any time by written agreement among the Borrower Representative, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank.  The Administrative Agent shall notify the Lenders of any such replacement of the Issuing Bank.  At the time any such replacement shall become effective, the Borrowers shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.12(b).  From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of the Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term “Issuing Bank” shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require.  After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

(j)            Cash Collateralization.  If any Default shall occur and be continuing, on the Business Day that the Borrower Representative receives notice from the Administrative Agent or the Required  Lenders (or, if the maturity of the Loans has been accelerated, Lenders with LC Exposure representing greater than 50% of the total LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph, the Borrowers shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Lenders (the “LC Collateral Account”), an amount in cash equal to 105% of the LC Exposure as of such date plus accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to any Borrower described in clause (h) or (i) of Article VII.  Such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the Secured Obligations.  The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account and the Borrowers hereby grant the Administrative Agent a security interest in the LC Collateral Account.  Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the Borrowers’ risk and expense, such deposits shall not bear interest.  Interest or profits, if any, on such investments shall accumulate in such account.  Moneys in such account shall be applied by the Administrative Agent to reimburse the Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrowers for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Lenders with LC Exposure representing greater than 50% of the total LC Exposure), be applied to satisfy other Secured Obligations.  If the Borrowers are required to provide an amount of cash collateral hereunder as a result of the occurrence of a Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrowers within three Business Days after all such Defaults have been cured or waived.

Section 2.07           Funding of Borrowings.  (a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 2:00 p.m., Chicago time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders in an amount equal to such Lender’s Applicable Percentage; provided that, Swingline Loans shall be made as provided in Section 2.05.  The Administrative Agent will make such Loans available to the Borrower Representative by promptly crediting the amounts so received, in like funds, to the Funding Account(s); provided that ABR Loans made to finance the reimbursement of (i) an LC Disbursement as provided in Section 2.06(e) shall be remitted by the Administrative Agent to the Issuing Bank and (ii) a Protective Advance or an Overadvance shall be retained by the Administrative Agent.

(b)           Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the applicable Borrower a corresponding amount.  In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrowers severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the applicable Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrowers, the interest rate applicable to ABR Loans.  If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing.

Section 2.08           Interest Elections.  (a) Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Borrowing, shall have an initial Interest Period as specified in such Borrowing Request.  Thereafter, the Borrower Representative may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Borrowing, may elect Interest Periods therefor, all as provided in this Section.  The Borrower Representative may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.  This Section shall not apply to Swingline Borrowings, Overadvances or Protective Advances, which may not be converted or continued.

(b)           To make an election pursuant to this Section, the Borrower Representative shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.03 if the Borrowers were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election.  Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or facsimile to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by the Borrower Representative.

(c)           Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:

(i)            the Borrower and the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

(ii)           the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii)          whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and

(iv)          if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.

If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then the Borrowers shall be deemed to have selected an Interest Period of one month’s duration.

(d)           Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

(e)           If the Borrower Representative fails to deliver a timely Interest Election Request with respect to a Eurodollar Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing.  Notwithstanding any contrary provision hereof, if a Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower Representative, then, so long as a Default is continuing (i) no outstanding Borrowing may be converted to or continued as a Eurodollar Borrowing and (ii) unless repaid, each Eurodollar Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

Section 2.09           Termination and Reduction of Commitments.  (a) Unless previously terminated the Commitments shall terminate on the Maturity Date.

(b)           The Borrowers may at any time terminate the Commitments upon (i) the payment in full of all outstanding Loans, together with accrued and unpaid interest thereon and on any Letters of Credit, (ii) the cancellation and return of all outstanding Letters of Credit (or alternatively, with respect to each such Letter of Credit, the furnishing to the Administrative Agent of a cash deposit (or at the discretion of the Administrative Agent a back up standby letter of credit satisfactory to the Administrative Agent) equal to 105% of the LC Exposure as of such date), (iii) payment in full of the accrued and unpaid fees, and (iv) the payment in full of all reimbursable expenses and other Obligations together with accrued and unpaid interest thereon.

(c)           The Borrowers may from time to time reduce the Revolving Commitments; provided that (i) each reduction of the Revolving Commitments shall be in an amount that is an integral multiple of $10,000,000 and (ii) the Borrowers shall not reduce the Revolving Commitments if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 2.10, the sum of the Revolving Exposures would exceed (A) the lesser of the total Revolving Commitments and the Borrowing Base, minus (B) the Reserves.  In the event the sum of the total unfunded Commitments plus the aggregate principal amount (without duplication) of the Revolving Exposures and other Loans outstanding at any time is reduced to $100,000,000 or less, the Commitments shall terminate and all Obligations shall become immediately due and payable in full.

(d)           The Borrower Representative shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (b) or (c) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof.  Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof.  Each notice delivered by the Borrower Representative pursuant to this Section shall be irrevocable; provided that a notice of termination of the Commitments delivered by the Borrower Representative may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrower Representative (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied.  Any termination or reduction of the Commitments shall be permanent.  Each reduction of the Commitments shall be made ratably among the Lenders in accordance with their respective Commitments.

Section 2.10           Repayment and Amortization of Loans; Evidence of Debt.  (a) The Borrowers hereby unconditionally promise to pay (i) to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Loan on the Maturity Date, (ii) to the Administrative Agent the then unpaid amount of each Protective Advance on the earlier of the Maturity Date and demand by the Administrative Agent, and (iii) to the Swingline Lender the then unpaid principal amount of each Swingline Loan on the earlier of the Maturity Date and the first date after such Swingline Loan is made that is the 15th or last day of a calendar month and is at least two Business Days after such Swingline Loan is made; provided that on each date that a Loan is made, the Borrowers shall repay all Swingline Loans then outstanding, and (iv) to the Administrative Agent the then unpaid principal amount of each Overadvance on the earlier of the Maturity Date, demand by the Administrative Agent and the 30th day after such Overadvance is made.

(b)           At all times that full cash dominion is in effect pursuant to Section 7.3 of the Security Agreement, on each Business Day, the Administrative Agent shall apply all funds credited to the Collection Account the previous Business Day (whether or not immediately available) first to prepay any Protective Advances and Overadvances that may be outstanding, pro rata, and second to prepay the Loans (including Swing Line Loans) and to cash collateralize outstanding LC Exposure.

(c)           Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrowers to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(d)           The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrowers to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.

(e)           The entries made in the accounts maintained pursuant to paragraph (c) or (d) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrowers to repay the Loans in accordance with the terms of this Agreement.

(f)            Any Lender may request that Loans made by it be evidenced by a promissory note.  In such event, the Borrowers shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent.  Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

Section 2.11           Prepayment of Loans.  (a) The Borrowers shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to prior notice in accordance with paragraph (e) of this Section.

(b)           Except for Overadvances permitted under Section 2.05, in the event and on such occasion that the total Revolving Exposure exceeds (x) the lesser of (i) the aggregate Revolving Commitments or (ii) the Borrowing Base, minus (y) the Reserves, the Borrowers shall prepay the Loans, LC Exposure and/or Swingline Loans in an aggregate amount equal to such excess.

(c)           In the event and on each occasion that any Net Proceeds are received by or on behalf of any Loan Party in respect of any Prepayment Event, the Borrowers shall, immediately after such Net Proceeds are received by any Loan Party, prepay the Obligations as set forth in Section 2.11(d) below in an aggregate amount equal to 100% of such Net Proceeds, provided that, in the case of any event described in clause (a) or (b) of the definition of the term “Prepayment Event”, if the Borrower Representative shall deliver to the Administrative Agent a certificate of a Financial Officer to the effect that the Loan Parties intend to apply the Net Proceeds from such event (or a portion thereof specified in such certificate), within 180 days after receipt of such Net Proceeds, to acquire (or replace or rebuild) real property, equipment or other tangible assets (excluding inventory) to be used in the business of the Loan Parties, and certifying that no Default has occurred and is continuing, then either (i) so long as full cash dominion is not in effect, no prepayment shall be required pursuant to this paragraph in respect of the Net Proceeds specified in such certificate or (ii) if full cash dominion is in effect, if the Net Proceeds specified in such certificate are to be applied by (A) the Borrowers, then such Net Proceeds shall be applied by the Administrative Agent to reduce the outstanding principal balance of the Loans (without a permanent reduction of the Revolving Commitment) and upon such application, the Administrative Agent shall establish a Reserve against the Borrowing Base in an amount equal to the amount of such proceeds so applied and (B) any Loan Party that is not a Borrower, then such Net Proceeds shall be deposited in a cash collateral account and in either case, thereafter, such funds shall be made available to the applicable Loan Party as follows:

(1)           the Borrower Representative shall request a Loan (specifying that the request is to use Net Proceeds pursuant to this Section) or the applicable Loan Party shall request a release from the cash collateral account be made in the amount needed;

(2)           so long as the conditions set forth in Section 4.02 have been met, the Lenders shall make such Loan or the Administrative Agent shall release funds from the cash collateral account; and

(3)           in the case of Net Proceeds applied against the Loan, the Reserve established with respect to such insurance proceeds shall be reduced by the amount of such Loan;

provided that to the extent of any such Net Proceeds therefrom that have not been so applied by the end of such 180 day period, at which time a prepayment shall be required in an amount equal to such Net Proceeds that have not been so applied; provided, further that the Borrowers shall not be permitted to make elections to use Net Proceeds to acquire (or replace or rebuild) real property, equipment or other tangible assets (excluding inventory) with respect to Net Proceeds in any fiscal year in an aggregate amount in excess of $25,000,000.

(d)           All such amounts pursuant to Section 2.11(c) (as to any insurance or condemnation proceeds, to the extent they arise from casualties or losses to Equipment, Fixtures and real property) shall be applied, first to prepay any Protective Advances and Overadvances that may be outstanding, pro rata and second to prepay the Loans (including Swing Line Loans) without a corresponding reduction in the Revolving Commitment and to cash collateralize outstanding LC Exposure.  All such amounts pursuant to Section 2.11(c) (as to any insurance or condemnation proceeds, to the extent they arise from casualties or losses to cash or Inventory) shall be applied, first to prepay any Protective Advances and Overadvances that may be outstanding, pro rata, and second to prepay the Loans (including Swing Line Loans) without a corresponding reduction in the Revolving Commitment and to cash collateralize outstanding LC Exposure.  If the precise amount of insurance or condemnation proceeds allocable to Inventory as compared to Equipment, Fixtures and real property is not otherwise determined, the allocation and application of those proceeds shall be determined by the Administrative Agent, in its Permitted Discretion.

(e)           The Borrower Representative shall notify the Administrative Agent (and, in the case of prepayment of a Swingline Loan, the Swingline Lender) by telephone (confirmed by facsimile) of any prepayment hereunder (i) in the case of prepayment of a Eurodollar Borrowing, not later than 10:00 a.m., Chicago time, three Business Days before the date of prepayment, or (ii) in the case of prepayment of an ABR Borrowing, not later than 10:00 a.m., Chicago time, one Business Day before the date of prepayment or (iii) in the case of prepayment of a Swingline Loan, not later than 11:00 a.m., Chicago time, on the date of prepayment.  Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that, if a notice of prepayment is given in connection with a conditional notice of termination of the Commitments as contemplated by Section 2.09, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.09.  Promptly following receipt of any such notice relating to a Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof.  Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02.  Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing.  Prepayments shall be accompanied by accrued interest to the extent required by Section 2.13.

Section 2.12           Fees.  (a) The Borrowers agree to pay to the Administrative Agent for the account of each Lender a commitment fee, which shall accrue at the Applicable Rate on the average daily amount of the Available Revolving Commitment of such Lender during the period from and including the Effective Date to but excluding the date on which the Lenders’ Revolving Commitments terminate.  Accrued commitment fees shall be payable in arrears on the first day of each fiscal quarter and on the date on which the Revolving Commitments terminate, commencing on the first such date to occur after the date hereof.  All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed.

(b)           The Borrowers agree to pay (i) to the Administrative Agent for the account of each Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at the same Applicable Rate used to determine the interest rate applicable to Eurodollar Loans on the average daily amount of such Lender’s LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date on which such Lender’s Revolving Commitment terminates and the date on which such Lender ceases to have any LC Exposure, and (ii) to the Issuing Bank a fronting fee, which shall accrue at the rate of 0.125% per annum on the average daily amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date of termination of the Revolving

Commitments and the date on which there ceases to be any LC Exposure, as well as the Issuing Bank’s standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder.  Participation fees and fronting fees accrued through and including the last day of each calendar month shall be payable on the first day of each calendar month following such last day, commencing on the first such date to occur after the Effective Date; provided that all such fees shall be payable on the date on which the Revolving Commitments terminate and any such fees accruing after the date on which the Commitments terminate shall be payable on demand.  Any other fees payable to the Issuing Bank pursuant to this paragraph shall be payable within 10 days after demand.  All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed.

(c)           The Borrowers agree to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrowers and the Administrative Agent.

(d)           All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent (or to the Issuing Bank, in the case of fees payable to it) for distribution, in the case of commitment fees and participation fees, to the Lenders.  Fees paid shall not be refundable under any circumstances.

Section 2.13           Interest.  (a) The Loans comprising each ABR Borrowing (including each Swingline Loan) shall bear interest at the Alternate Base Rate plus the Applicable Rate.

(b)           The Loans comprising each Eurodollar Borrowing shall bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.

(c)           Each Protective Advance and each Overadvance shall bear interest at the Alternate Base Rate plus the Applicable Rate for Loans plus 2%.

(d)           Notwithstanding the foregoing, during the occurrence and continuance of an Event of Default, the Administrative Agent or the Required Lenders may, at their option, by notice to the Borrower Representative (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section 9.02 requiring the consent of “each Lender affected thereby” for reductions in interest rates), declare that (i) all Loans shall bear interest at 2% plus the rate otherwise applicable to such Loans as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount outstanding hereunder, such amount shall accrue at 2% plus the rate applicable to such fee or other obligation as provided hereunder.

(e)           Accrued interest on each Loan (for ABR Loans, accrued through the last day of the prior calendar month) shall be payable in arrears on each Interest Payment Date for such Loan and upon termination of the Commitments; provided that (i) interest accrued pursuant to paragraph (d) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Loan prior to the end of the Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurodollar Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

(f)            All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed.  The applicable Alternate Base Rate, Adjusted LIBO Rate or LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

Section 2.14           Alternate Rate of Interest.  If prior to the commencement of any Interest Period for a Eurodollar Borrowing:

(a)           the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period; or

(b)           the Administrative Agent is advised by the Required Lenders that the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Borrower Representative and the Lenders by telephone or facsimile as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower Representative and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective, and (ii) if any Borrowing Request requests a Eurodollar Borrowing, such Borrowing shall be made as an ABR Borrowing.

Section 2.15           Increased Costs.  (a) If any Change in Law shall:

(i)            impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate) or the Issuing Bank; or

(ii)           impose on any Lender or the Issuing Bank or the London interbank market any other condition affecting this Agreement or Eurodollar Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or the Issuing Bank of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender or the Issuing Bank hereunder (whether of principal, interest or otherwise), then the Borrowers will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered.

(b)           If any Lender or the Issuing Bank determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender’s or the Issuing Bank’s capital or on the capital of such Lender’s or the Issuing Bank’s holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the Issuing Bank, to a level below that which such Lender or the Issuing Bank or such Lender’s or the Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the Issuing Bank’s policies and the policies of such Lender’s or the Issuing Bank’s holding company with respect to capital adequacy), then from time to time the Borrowers will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank or such Lender’s or the Issuing Bank’s holding company for any such reduction suffered.

(c)           A certificate of a Lender or the Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or the Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrower Representative and shall be conclusive absent manifest error.  The Borrowers shall pay such Lender or the Issuing Bank, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

(d)           Failure or delay on the part of any Lender or the Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or the Issuing Bank’s right to demand such compensation; provided that the Borrowers shall not be required to compensate a Lender or the Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than 180 days prior to the date that such Lender or the Issuing Bank, as the case may be, notifies the Borrower Representative of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or the Issuing Bank’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

Section 2.16           Break Funding Payments.  In the event of (a) the payment of any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Eurodollar Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.09(d) and is revoked in accordance therewith), or (d) the assignment of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower Representative pursuant to Section 2.19, then, in any such event, the Borrowers shall compensate each Lender for the loss, cost and expense attributable to such event.  In the case of a Eurodollar Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such

Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the eurodollar market.  A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower Representative and shall be conclusive absent manifest error.  The Borrowers shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

Section 2.17           Taxes.  (a) Any and all payments by or on account of any obligation of the Borrowers hereunder shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if the Borrowers shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, Lender or Issuing Bank (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrowers shall make such deductions and (iii) the Borrowers shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

(b)           In addition, the Borrowers shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c)           The Borrowers shall jointly and severally indemnify the Administrative Agent, each Lender and the Issuing Bank, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent, such Lender or the Issuing Bank, as the case may be, on or with respect to any payment by or on account of any obligation of the Borrowers hereunder (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to the Borrower Representative by a Lender or the Issuing Bank, or by the Administrative Agent on its own behalf or on behalf of a Lender or the Issuing Bank, shall be conclusive absent manifest error.

(d)           As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrowers to a Governmental Authority, the Borrower Representative shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(e)           Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which any Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower Representative (with a copy to the Administrative Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Borrower Representative as will permit such payments to be made without withholding or at a reduced rate.

(f)            If the Administrative Agent or a Lender determines, in its sole discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by the Borrowers or with respect to which the Borrowers have paid additional amounts pursuant to this Section 2.17, it shall pay over such refund to the Borrowers (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrowers under this Section 2.17 with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, that the Borrowers, upon the request of the Administrative Agent or such Lender, agree to repay the amount paid over to the Borrowers (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. This Section shall not be construed to require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to its taxes which it deems confidential) to the Borrowers or any other Person.

Section 2.18           Payments Generally; Allocation of Proceeds; Sharing of Set-offs.  (a) The Borrowers shall make each payment required to be made by them hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 2.15, Section 2.16 or Section 2.17, or otherwise) prior to 2:00 p.m., Chicago time, on the date when due, in immediately available funds, without set-off or counterclaim.  Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon.  All such payments shall be made to the Administrative Agent at its offices at 120 South LaSalle Street, 8th Floor, Mail Code IL1-1190, Chicago, Illinois  60603, except payments to be made directly to the Issuing Bank or Swingline Lender as expressly provided herein and except that payments pursuant to Section 2.15, Section 2.16, Section 2.17 and Section 9.03 shall be made directly to the Persons entitled thereto.  The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof.  If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension.  All payments hereunder shall be made in dollars.  At all times that full cash dominion is in effect pursuant to Section 7.3 of the Security Agreement, solely for purposes of determining the amount of Loans available for borrowing purposes, checks (in addition to immediately available funds applied pursuant to Section 2.10(b)) from collections of items of payment and proceeds of any Collateral shall be applied in whole or in part against the Obligations, on the Business Day after receipt, subject to actual collection.

(b)           Any proceeds of Collateral received by the Administrative Agent (i) not constituting either (A) a specific payment of principal, interest, fees or other sum payable under the Loan Documents (which shall be applied as specified by the terms of the Loan Documents), (B) a mandatory prepayment (which shall be applied in accordance with Section 2.11) or (C) amounts to be applied from the Collection Account when full cash dominion is in effect (which shall be applied in accordance with Section 2.10(b)) or (ii) after an Event of Default has occurred and is continuing and the Administrative Agent so elects or the Required Lenders so direct, such funds shall be applied ratably first, to pay any fees, indemnities, or expense reimbursements including amounts then due to the Administrative Agent and the Issuing Bank from the Borrowers (other than in connection with Banking Services or Swap Obligations), second, to pay any fees or expense reimbursements then due to the Lenders from the Borrowers (other than in connection with Banking Services or Swap Obligations), third, to pay interest due in respect of the Overadvances and Protective Advances, fourth, to pay the principal of the Overadvances and Protective Advances, fifth, to pay interest then due and payable on the Loans (other than the Overadvances and Protective Advances) ratably, sixth, to prepay principal on the Loans (other than the Overadvances and Protective Advances) and unreimbursed LC Disbursements ratably, seventh, to pay an amount to the Administrative Agent equal to one hundred five percent (105%) of the aggregate undrawn face amount of all outstanding Letters of Credit and the aggregate amount of any unpaid LC Disbursements, to be held as cash collateral for such Obligations, eighth, to payment of any amounts owing with respect to Banking Services and Swap Obligations (excluding any amounts relating to Secured Obligations under any Banking Services or Swap Agreements owed to any Non-Reporting Lender), ninth, to the payment of any Secured Obligations under any Banking Services or Swap Agreements owed to any Non-Reporting Lender, and tenth, to the payment of any other Secured Obligation due to the Administrative Agent or any Lender by the Borrowers.  Notwithstanding anything to the contrary contained in this Agreement, unless so directed by the Borrower Representative, or unless a Default is in existence, neither the Administrative Agent nor any Lender shall apply any payment which it receives to any Eurodollar Loan of a Class, except (A) on the expiration date of the Interest Period applicable to any such Eurodollar Loan or (B) in the event, and only to the extent, that there are no outstanding ABR Loans of the same Class and, in any such event, the Borrowers shall pay the break funding payment required in accordance with Section 2.16. The Administrative Agent and the Lenders shall have the continuing and exclusive right to apply and reverse and reapply any and all such proceeds and payments to any portion of the Secured Obligations.

(c)           At the election of the Administrative Agent, all payments of principal, interest, LC Disbursements, fees, premiums, reimbursable expenses (including, without limitation, all reimbursement for fees and expenses pursuant to Section 9.03), and other sums payable under the Loan Documents, may be paid from the proceeds of Borrowings made hereunder whether made following a request by the Borrower Representative pursuant to Section 2.03 or a deemed request as provided in this Section or may be deducted from any deposit account of any Borrower maintained with the Administrative Agent.  Each Borrower hereby irrevocably authorizes (i) the Administrative Agent to make a Borrowing for the purpose of paying each payment of principal, interest and fees as it becomes due hereunder or any other amount due under the Loan Documents and agrees that all such amounts charged shall constitute Loans (including Swingline Loans and Overadvances, but such a Borrowing may only constitute a Protective Advance if it is to reimburse costs, fees and expenses as described in Section 9.03) and that all such Borrowings shall be deemed to have been requested pursuant to Section 2.03, Section 2.04, Section 2.05, as applicable and (ii) the Administrative Agent to charge any deposit account of any Borrower maintained with the Administrative Agent for each payment of principal, interest and fees as it becomes due hereunder or any other amount due under the Loan Documents.

(d)           If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or participations in LC Disbursements resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and participations in LC Disbursements and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans and participations in LC Disbursements of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and participations in LC Disbursements; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrowers pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant, other than to the Borrowers or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply).  Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Borrower in the amount of such participation.

(e)           Unless the Administrative Agent shall have received notice from the Borrower Representative prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Bank hereunder that the Borrowers will not make such payment, the Administrative Agent may assume that the Borrowers have made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Bank, as the case may be, the amount due.  In such event, if the Borrowers have not in fact made such payment, then each of the Lenders or the Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

(f)            If any Lender shall fail to make any payment required to be made by it hereunder, then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations hereunder until all such unsatisfied obligations are fully paid.

Section 2.19           Mitigation Obligations; Replacement of Lenders.  If any Lender requests compensation under Section 2.15, or if the Borrowers are required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, then:

(a)           such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.15 or Section 2.17, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender  (and the Borrowers hereby agree to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment);

(b)           the Borrowers may, at their sole expense and effort, require such Lender or any Lender that defaults in its obligation to fund Loans hereunder (herein, a “Departing Lender”), upon notice to the Departing Lender and the Administrative Agent, to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrowers shall have received the prior written consent of the Administrative Agent (and if a Revolving Commitment is being assigned, the Issuing Bank), which consent shall not unreasonably be withheld, (ii) the Departing Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrowers (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.15 or payments required to be made pursuant to Section 2.17, such assignment will result in a reduction in such compensation or payments.  A Departing Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrowers to require such assignment and delegation cease to apply.

Section 2.20           Returned Payments.  If after receipt of any payment which is applied to the payment of all or any part of the Obligations, the Administrative Agent or any Lender is for any reason compelled to surrender such payment or proceeds to any Person because such payment or application of proceeds is invalidated, declared fraudulent, set aside, determined to be void or voidable as a preference, impermissible setoff, or a diversion of trust funds, or for any other reason, then the Obligations or part thereof intended to be satisfied shall be revived and continued and this Agreement shall continue in full force as if such payment or proceeds had not been received by the Administrative Agent or such Lender.  The provisions of this Section 2.20 shall be and remain effective notwithstanding any contrary action which may have been taken by the Administrative Agent or any Lender in reliance upon such payment or application of proceeds.  The provisions of this Section 2.20 shall survive the termination of this Agreement.

Section 2.21           Increase of Commitments.

(a)           If no Default or Event of Default shall have occurred and be continuing and no event, change or condition has occurred that has had, or could reasonably be expected to have, a Material Adverse Effect, since the Effective Date, the Borrowers may at any time from time to time prior to the Maturity Date request one or more increases of the Revolving Commitments by notice to the Administrative Agent in writing of the amount of such proposed increase (each such notice, a “Commitment Increase Notice”); provided, however, that, the Revolving Commitment of any Lender may not be increased without such Lender’s consent, the aggregate amount the Revolving Commitments as so increased shall not exceed $300,000,000, and the Revolving Commitments may not be increased without the consent of the Administrative Agent (which consent shall not be unreasonably withheld or delayed) and further provided that the aggregate amount of such increases during the term of this Agreement shall not exceed $100,000,000.

(b)           The Borrowers may, in their sole discretion, but with the consent of the Administrative Agent as to any Person that is not at such time a Lender (which consent shall not be unreasonably withheld or delayed), offer to any existing Lender or to one or more additional banks or financial institutions the opportunity to participate in all or a portion of the increased Revolving Commitments, by notifying the Administrative Agent; provided, that the Revolving Commitment of any New Lender shall not be less than $15,000,000 and shall be in an integral multiple of $5,000,000.  Promptly and in any event within five (5) Business Days after receipt of notice from the Borrowers of their desire to offer such commitments to certain existing Lenders or to the additional banks or financial institutions identified therein, the Administrative Agent shall notify such proposed lenders of the opportunity to participate in all or a portion of the increased Revolving Commitments. Any agreement by a Lender to increase its Revolving Commitment shall be irrevocable.

(c)           Any existing Lender that accepts the Borrowers’ offer to increase its Revolving Commitment shall execute a Commitment Increase Agreement with the Borrowers and the Administrative Agent, whereupon such Lender shall be bound by, and entitled to the benefits of, this Agreement with respect the full amount of its Revolving Commitment as so increased.

(d)           Any additional bank or financial institution which is not an existing Lender and which accepts the Borrowers’ offer to participate in the increased Revolving Commitments shall execute and deliver to the Administrative Agent and the Borrowers a New Lender Agreement setting forth its Revolving Commitment (subject to the limitations on the amounts thereof set forth herein), and upon the effectiveness of such New Lender Agreement such bank or financial institution (a “New Lender”) shall become a Lender for all purposes and to the same extent as if originally a party hereto and shall be bound by and entitled to the benefits of this Agreement, and the signature pages hereof shall be deemed to be amended to add the name of such New Lender.

(e)           Upon any increase in the Revolving Commitments pursuant to this Section 2.21, the Commitment Schedule shall be deemed amended to reflect the Revolving Commitment of each Lender (including any New Lender) as thereby increased.

ARTICLE III

Representations and Warranties

Each Loan Party represents and warrants to the Lenders that:

Section 3.01           Organization; Powers.  Each of the Loan Parties and each of its Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

Section 3.02           Authorization; Enforceability.  The Transactions are within each Loan Party’s organizational powers and have been duly authorized by all necessary organizational actions and, if required, actions by equity holders.  The Loan Documents to which each Loan Party is a party have been duly executed and delivered by such Loan Party and constitute a legal, valid and binding obligation of such Loan Party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

Section 3.03           Governmental Approvals; No Conflicts.  The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect and except for filings necessary to perfect Liens created pursuant to the Loan Documents, (b) will not violate any Requirement of Law applicable to any Loan Party or any of its Subsidiaries, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon any Loan Party or any of its Subsidiaries or its assets, or give rise to a right thereunder to require any payment to be made by any Loan Party or any of its Subsidiaries, and (d) will not result in the creation or imposition of any Lien on any asset of any Loan Party or any of its Subsidiaries, except Liens created pursuant to the Loan Documents.

Section 3.04           Financial Condition; No Material Adverse Change.  (a) Holdings has heretofore furnished to the Lenders its consolidated balance sheet and statements of income, stockholders equity and cash flows (i) as of and for the fiscal year ended December 31, 2006, reported on by Ernst & Young LLP, independent public accountants, and (ii) as of and for the fiscal month and the portion of the fiscal year ended February 28, 2007, certified by its chief accounting and compliance officer.  Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of Holdings and its consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes in the case of the statements referred to in clause (ii) above.

(b)           No event, change or condition has occurred that has had, or could reasonably be expected to have, a Material Adverse Effect, since December 31, 2006.

Section 3.05           Properties.  (a) As of the date of this Agreement, Schedule 3.05 sets forth the address of each parcel of real property that is owned or leased by each Loan Party and its Subsidiaries.  Each of such leases and subleases is valid and enforceable in accordance with its terms and is in full force and effect, and no default by any party to any material lease or sublease exists.  Each of the Loan Parties and its Subsidiaries has good and indefeasible title to, or valid leasehold interests in, all its real and personal property, free of all Liens other than those permitted by Section 6.02.

(b)           Each Loan Party and its Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property necessary to its business as currently conducted, a correct and complete list of which, as of the date of this Agreement, is set forth on Schedule 3.05, and the use thereof by the Loan Parties and its Subsidiaries does not infringe in any material respect upon the rights of any other Person, and the Loan Parties’ rights thereto are not subject to any licensing agreement or similar arrangement.

Section 3.06           Litigation and Environmental Matters.  (a) There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of any Loan Party, threatened against or affecting, the Loan Parties or any of their Subsidiaries (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect (other than the Disclosed Matters) or (ii) that involve this Agreement or the Transactions.

(b)           Except for the Disclosed Matters (i) as of the Effective Date, no Loan Party nor any of its Subsidiaries has received notice of any claim with respect to any Environmental Liability or knows of any basis for any material Environmental Liability and (ii) and except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, no Loan Party nor any of its Subsidiaries (A) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law or (B) has become subject to any Environmental Liability.

(c)           Since the date of this Agreement, there has been no change in the status of the Disclosed Matters that, individually or in the aggregate, has resulted in, or materially increased the likelihood of, a Material Adverse Effect.

Section 3.07           Compliance with Laws and Agreements.  Each Loan Party and its Subsidiaries is in compliance with all Requirements of Law applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.  No Default has occurred and is continuing.

Section 3.08           Investment Company Status.  No Loan Party nor any of its Subsidiaries is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940.

Section 3.09           Taxes.  Each Loan Party and its Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except Taxes that are being contested in good faith by appropriate proceedings and for which such Loan Party or such Subsidiary, as applicable, has set aside on its books adequate reserves.  No tax liens have been filed and no claims are being asserted with respect to any such taxes.

Section 3.10           ERISA.  No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect.  The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of such Plan.

Section 3.11           Disclosure.  The Loan Parties have disclosed to the Lenders all agreements, instruments and corporate or other restrictions to which it or any Subsidiary is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.  Neither the Information Memorandum nor any of the other reports, financial statements, certificates or other information furnished by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or any other Loan Document (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Loan Parties represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time delivered and, if such projected financial information was delivered prior to the Effective Date, as of the Effective Date.

Section 3.12           Material Agreements.  All material agreements and contracts to which any Loan Party or any Subsidiary is a party or is bound as of the date of this Agreement are listed on Schedule 3.12.  No Loan Party nor any Subsidiary is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in (i) any material agreement to which it is a party or (ii) any agreement or instrument evidencing or governing Indebtedness.

Section 3.13           Solvency.  (a) Immediately after the consummation of the Transactions to occur on the Effective Date, (i) the fair value of the assets of each Loan Party, at a fair valuation, will exceed its debts and liabilities, subordinated, contingent or otherwise; (ii) the present fair saleable value of the property of each Loan Party will be greater than the amount that will be required to pay the probable liability of its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (iii) each Loan Party will be able to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (iv) each Loan Party will not have unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted after the Effective Date.

(b)           No Loan Party intends to, or will permit any of its Subsidiaries to, and no Loan Party believes that it or any of its Subsidiaries will, incur debts beyond its ability to pay such debts as they mature, taking into account the timing of and amounts of cash to be received by it or any such Subsidiary and the timing of the amounts of cash to be payable on or in respect of its Indebtedness or the Indebtedness of any such Subsidiary.

Section 3.14           Insurance.  Schedule 3.14 sets forth a description of all insurance maintained by or on behalf of the Loan Parties and the Subsidiaries as of the Effective Date.  As of the Effective Date, all premiums in respect of such insurance have been paid.  The Loan Parties believe that the insurance maintained by or on behalf of the Loan Parties and the Subsidiaries is adequate.

Section 3.15           Capitalization and Subsidiaries.  Schedule 3.15 sets forth (a) a correct and complete list of the name and relationship to Holdings of each and all of Holdings’ Subsidiaries, (b) a true and complete listing of each class of each of Holdings’ Subsidiaries’ authorized Equity Interests, of which all of such issued shares are validly issued, outstanding, fully paid and non-assessable, and owned beneficially and of record by the Persons identified on Schedule 3.15, and (c) the type of entity of Holdings and each of its Subsidiaries.  All of the issued and outstanding Equity Interests owned by any Loan Party has been (to the extent such concepts are relevant with respect to such ownership interests) duly authorized and issued and is fully paid and non-assessable.

Section 3.16           Security Interest in Collateral.  The provisions of this Agreement and the other Loan Documents create legal and valid Liens on all the Collateral in favor of the Administrative Agent, for the benefit of the Administrative Agent and the Lenders, and such Liens constitute perfected and continuing Liens on the Collateral, securing the Secured Obligations, enforceable against the applicable Loan Party and all third parties, and having priority over all other Liens on the Collateral except in the case of (a) Permitted Encumbrances, to the extent any such Permitted Encumbrances would have priority over the Liens in favor of the Administrative Agent pursuant to any applicable law or agreement and (b) Liens perfected only by possession (including possession of any certificate of title) to the extent the Administrative Agent has not obtained or does not maintain possession of such Collateral.

Section 3.17           Employment Matters.  As of the Effective Date, there are no strikes, lockouts or slowdowns against any Loan Party or any Subsidiary pending or, to the knowledge of the Borrowers, threatened.  The hours worked by and payments made to employees of the Loan Parties and the Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Federal, state, local or foreign law dealing with such matters.  All payments due from any Loan Party or any Subsidiary, or for which any claim may be made against any Loan Party or any Subsidiary, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of the Loan Party or such Subsidiary.

Section 3.18           Common Enterprise.  The successful operation and condition of each of the Loan Parties is dependent on the continued successful performance of the functions of the group of the Loan Parties as a whole and the successful operation of each of the Loan Parties is dependent on the successful performance and operation of each other Loan Party.  Each Loan Party expects to derive benefit (and its board of directors or other governing body has determined that it may reasonably be expected to derive benefit), directly and indirectly, from (a) successful operations of each of the other Loan Parties and (b) the credit extended by the Lenders to the Borrowers hereunder, both in their separate capacities and as members of the group of companies.  Each Loan Party has determined that execution, delivery, and performance of this Agreement and any other Loan Documents to be executed by such Loan Party is within its purpose, will be of direct and indirect benefit to such Loan Party, and is in its best interest.

Section 3.19           Terminals/Terminal Contracts.  Schedule 3.19 contains an accurate list of all Terminals at which the Borrowers store or have an existing right to store inventory as of the Effective Date.  Schedule 3.19 contains an accurate list of the contracts governing the Borrowers’ right to store Inventory at such Terminals as of the Effective Date.  Except as disclosed on Schedule 3.19, no material rights or obligations of any party to any such contract or agreement has been waived by any Loan Party as of the Effective Date.  No Loan Party is, and to each Loan Party’s knowledge, no other party to any such contract or agreement is, in default of its obligations or in breach of any representations or warranties made under any Terminal contract or agreement to the extent that such default or breach could reasonably be expected to have a Material Adverse Effect.  Each of the Terminal contracts and agreements is a valid, binding and enforceable obligation of each party thereto in accordance with its terms and is in full force and effect, except to the extent any such contract and agreement   terminates on its scheduled termination or expiration date in accordance with its terms and   the termination or non-validity of such contracts and agreements could not reasonably be expected to have a Material Adverse Effect.

Section 3.20           Perfection Certificate; Schedules to other Loan Documents.  All information in the Perfection Certificate and each Perfection Certificate Update and all information set forth in all disclosure schedules to each of the Loan Documents is true, correct and complete.  No Loan Party has filed a US federal income tax return or any other tax return with a Governmental Authority under a name different in any respect from the name of that Loan Party listed on the signature pages hereto or the prior names of that Loan Party set forth in the Perfection Certificate.

Section 3.21           Motor Fuels, Liquor or Other Sales or Excise Taxes.  As of the Effective Date, the Borrowers have no liability to collect, remit or pay motor fuels, liquor or other sales or excise taxes in respect of ethanol or other inventory sold by the Borrowers to any Governmental Authority other than (a) motor fuels taxes which must be collected and remitted by the Borrowers to the department of revenue of various states in respect of ethanol inventory sold by the Borrowers in or destined for such states and (b) feed excise taxes which must be collected and remitted in respect of feed byproducts sold by the Borrowers, under which liabilities in (a) and (b) above, in the aggregate, the monthly payable is less than $2,5000,000 (none of which are past due).

ARTICLE IV

Conditions

Section 4.01           Effective Date.  The obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit (exclusive of the Existing Letter of Credit) hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.02):

(a)           Credit Agreement and Loan Documents.  The Administrative Agent (or its counsel) shall have received (i) from each party hereto either (A) a counterpart of this Agreement signed on behalf of such party or (B) written evidence satisfactory to the Administrative Agent (which may include facsimile or e-mail transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement and (ii) duly executed copies of the Loan Documents and such other certificates, documents, instruments and agreements as the Administrative Agent shall reasonably request in connection with the transactions contemplated by this Agreement and the other Loan Documents, including any promissory notes requested by a Lender pursuant to Section 2.10 payable to the order of each such requesting Lender and written opinions of each of Davis Polk & Wardwell and Morris, Nichols, Arsht & Tunnell, each as counsel to the Loan Parties, in each case addressed to the Administrative Agent, the Issuing Bank and the Lenders in substantially the forms of Exhibit B-1 and Exhibit B-2, respectively.

(b)           Financial Statements and Projections.  The Lenders shall have received (i) audited consolidated financial statements of Holdings for the 2005 and 2006 fiscal years, (ii) unaudited interim consolidated financial statements of Holdings and its consolidated Subsidiaries for each fiscal quarter ended after the date of the latest applicable financial statements delivered pursuant to clause (i) of this paragraph as to which such financial statements are available, and such financial statements shall not, in the reasonable judgment of the Administrative Agent, reflect any material adverse change in the consolidated financial condition of Holdings and its consolidated Subsidiaries, as reflected in the financial statements or projections contained in the Confidential Information Memorandum and (iii) the Borrowers’ most recent projected income statement, balance sheet and cash flows for the fiscal years beginning with 2007 and ending with 2015 which shall be satisfactory to Lenders

(c)           Closing Certificates; Certified Certificate of Incorporation; Good Standing Certificates.  The Administrative Agent shall have received (i) a certificate of each Loan Party, dated the Effective Date and executed by its secretary or assistant secretary, which shall (A) certify the resolutions of its Board of Directors, members or other body authorizing the execution, delivery and performance of the Loan Documents to which it is a party, (B) identify by name and title and bear the signatures of the Financial Officers and any other officers of such Loan Party authorized to sign the Loan Documents to which it is a party, and (C) contain appropriate attachments, including the certificate or articles of incorporation or organization of each Loan Party certified by the relevant authority of the jurisdiction of organization of such Loan Party and a true and correct copy of its by-laws or operating, management or partnership agreement, and (ii) a short form good standing certificate for each Loan Party from its jurisdiction of organization.

(d)           No Default Certificate.  The Administrative Agent shall have received a certificate, signed by a Financial Officer of each Borrower and each other Loan Party, on the Effective Date stating that (i) no Default has occurred and is continuing, (ii) the representations and warranties contained in Article III are true and correct in all material respects as of such date, and (iii) the conditions set forth in this Section 4.01 have been satisfied.

(e)           Fees.  The Lenders and the Administrative Agent shall have received all fees required to be paid, and all expenses for which invoices have been presented (including the reasonable fees and expenses of legal counsel), on or before the Effective Date.  All such amounts will be paid with proceeds of Loans made on the Effective Date and will be reflected in the funding instructions given by the Borrower Representative to the Administrative Agent on or before the Effective Date.

(f)            Lien Searches.  The Administrative Agent shall have received the results of a recent lien search in each of the jurisdictions where assets of the Loan Parties are located, and such search shall reveal no liens on any of the assets of the Loan Parties except for liens permitted by Section 6.02 or discharged on or prior to the Effective Date pursuant to a pay-off letter or other documentation satisfactory to the Administrative Agent.

(g)           Pay-Off Letter.  The Administrative Agent shall have received satisfactory pay-off letters for all existing Indebtedness to be repaid from the proceeds the initial Borrowing, confirming that all Liens upon any of the property of the Loan Parties constituting Collateral will be terminated concurrently with such payment and all letters of credit issued or guaranteed as part of such Indebtedness shall have been cash collateralized or supported by a Letter of Credit.

(h)           Funding Accounts.  The Administrative Agent shall have received a notice setting forth the deposit account(s) of the Borrowers (the “Funding Accounts”) to which the Lender is authorized by the Borrowers to transfer the proceeds of any Borrowings requested or authorized pursuant to this Agreement.

(i)            Customer List.  The Administrative Agent shall have received a true and complete customer list.

(j)            Collateral Access and Control Agreements.  The Administrative Agent shall have received each (i) Collateral Access Agreement required to be provided pursuant to Section 4.13 of the Security Agreement and (ii) Deposit Account Control Agreement required to be provided pursuant to Section 4.14 of the Security Agreement.

(k)           Solvency.  The Administrative Agent shall have received a solvency certificate from a Financial Officer of the Borrower Representative.

(l)            Borrowing Base Certificate.  The Administrative Agent shall have received a Borrowing Base Certificate which calculates the Borrowing Base as of the end of the week immediately preceding the Effective Date.

(m)          Closing Availability.  After giving effect to all Borrowings to be made on the Effective Date and the issuance of any Letters of Credit on the Effective Date and payment of all fees and expenses due hereunder, and with all of the Loan Parties’ indebtedness, liabilities, and obligations current, the Borrowers’ Availability shall not be less than $50,000,000.

(n)           Pledged Stock; Stock Powers; Pledged Notes.  The Administrative Agent shall have received (i) the certificates representing the Equity Interests pledged pursuant to the Security Agreement, together with an undated stock power for each such certificate executed in blank by a duly authorized officer of the pledgor thereof and (ii) each promissory note (if any) pledged to the Administrative Agent pursuant to the Security Agreement endorsed (without recourse) in blank (or accompanied by an executed transfer form in blank) by the pledgor thereof.

(o)           Filings, Registrations and Recordings.  Each document (including any Uniform Commercial Code financing statement) required by the Collateral Documents or under law or reasonably requested by the Administrative Agent to be filed, registered or recorded in order to create in favor of the Administrative Agent, for the benefit of the Lenders, a perfected Lien on the Collateral described therein, prior and superior in right to any other Person (other than with respect to Liens expressly permitted by Section 6.02), shall be in proper form for filing, registration or recordation.

(p)           Environmental Reports.  The Administrative Agent shall have received an environmental review report with respect to the real properties of the Borrowers and their Subsidiaries specified by the Administrative Agent from firm(s) satisfactory to the Administrative Agent, which review reports shall be acceptable to the Administrative Agent. Any environmental hazards or liabilities identified in any such environmental review reports shall indicate the Loan Parties’ plans with respect thereto.

(q)           Insurance.  The Administrative Agent shall have received evidence of insurance coverage in form, scope, and substance reasonably satisfactory to Administrative Agent and otherwise in compliance with the terms of Section 5.09 hereof and Section 4.12 of the Security Agreement.

(r)            Letter of Credit Application.  The Administrative Agent shall have received a properly completed letter of credit application if the issuance of a Letter of Credit will be required on the Effective Date.

(s)           Third Party Consents and Approvals.  The Administrative Agent shall have received fully executed copies of all consents and approvals, if any, required to be obtained from any Governmental Authority or other Person in connection with the Transactions and the continuing operations of Holdings and its Subsidiaries (including member and shareholder approvals, if any), each of which shall have been obtained on satisfactory terms and shall be in full force and effect, and all applicable waiting periods shall have expired without any action being taken or threatened by any competent authority that would restrain, prevent or otherwise impose adverse conditions on the Transactions.

(t)            Appraisals.  The Administrative Agent shall have received updated appraisals requested by it in connection with the Transactions, including, without limitation, appraisals of Inventory and the Fixed Asset Collateral, which appraisals shall be in form and substance satisfactory to the Administrative Agent.

(u)           Field Examinations.  The Administrative Agent shall have received updated field examinations and audits requested by it in connection with the Transactions, with respect to the components included in the Borrowing Base and such other information or materials as the Administrative Agent shall include within the scope of such field examination and audit, all of which shall be in form and substance satisfactory to the Administrative Agent.

(v)           Corporate Structure.  The Administrative Agent shall be satisfied in its sole judgment with the corporate (or other organizational), capital (including preferred Equity Interests, if any), legal and management structure of the Loan Parties.

(w)          Other Documents.  The Administrative Agent shall have received such other documents as the Administrative Agent, the Issuing Bank, any Lender or their respective counsel may have reasonably requested.

The Administrative Agent shall notify the Borrowers and the Lenders of the Effective Date, and such notice shall be conclusive and binding.  Notwithstanding the foregoing, the obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 9.02) at or prior to 2:00 p.m., Chicago time, on May 1, 2007 (and, in the event such conditions are not so satisfied or waived, the Commitments shall terminate at such time).

Section 4.02           Each Credit Event.  The obligation of each Lender to make a Loan on the occasion of any Borrowing, and of the Issuing Bank to issue, amend, renew or extend any Letter of Credit, is subject to the satisfaction of the following conditions:

(a)           The representations and warranties of the Borrowers set forth in this Agreement shall be true and correct in all material respects on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable.

(b)           At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default shall have occurred and be continuing.

(c)           After giving effect to any Borrowing or the issuance of any Letter of Credit, Availability is not less than zero.

Each Borrowing and each issuance, amendment, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by the Borrowers on the date thereof as to the matters specified in paragraphs (a), (b) and (c) of this Section.

Section 4.03           Post Closing Conditions.  The Loan Parties shall deliver, or cause to be delivered, to the Administrative Agent, each document, instrument or agreement set forth on Schedule 4.03 hereto, in each case on or prior to the date specified in such Schedule.  No Default or Event of Default shall result from a failure to deliver a document, instrument or agreement set forth on Schedule 4.03 hereto, unless such failure continues past the applicable deadline specified in such Schedule, at which time such failure shall constitute an Event of Default without further notice to any Loan Party.

Section 4.04           Conditions to Inclusion of Fixed Asset Component in the Borrowing Base.  As a condition to the inclusion of the Fixed Asset Component in the Borrowing Base, the Administrative Agent shall have received, with respect to each parcel of Real Property which is owned by a Loan Party, including without limitation, the Real Property and plant facility located in Pekin, Illinois and the Real Property located in Aurora, Nebraska, each of the following, in form and substance reasonably satisfactory to the Administrative Agent; provided that such conditions must be satisfied on or before December 31, 2007:

(a)           an executed Mortgage covering such Real Property;

(b)           evidence that a counterpart of the Mortgage has been recorded in the place necessary, in the Administrative Agent’s judgment, to create a valid and enforceable first priority Lien in favor of the Administrative Agent for the benefit of itself and the Lenders;

(c)           an ALTA or other mortgagee’s title policy with respect to such Real Property;

(d)           an ALTA survey with respect to such Real Property prepared and certified to the Administrative Agent by a surveyor acceptable to the Administrative Agent;

(e)           opinions of corporate and local counsel in form and substance and from counsel reasonably satisfactory to the Administrative Agent; and

(f)            such other information, documentation, and certifications as may be reasonably required by the Administrative Agent.

ARTICLE V

Affirmative Covenants

Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full and all Letters of Credit shall have expired or terminated and all LC Disbursements shall have been reimbursed, each Loan Party executing this Agreement covenants and agrees, jointly and severally with all of the Loan Parties, with the Lenders that:

Section 5.01           Financial Statements; Borrowing Base and Other Information.  The Borrowers will furnish to the Administrative Agent and each Lender:

(a)           within 90 days after the end of each fiscal year of Holdings, its audited consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by Ernst & Young LLP or another firm of independent public accountants acceptable to the Required Lenders (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of Holdings and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, accompanied by any management letter prepared by said accountants;

(b)           within 45 days after the end of each fiscal quarter of Holdings, its consolidated and consolidating balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of the Financial Officers of the Borrower Representative as presenting fairly in all material respects the financial condition and results of operations of Holdings and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to year-end audit adjustments and the absence of footnotes;

(c)           within 30 days after the end of each fiscal month of Holdings, its consolidated and consolidating balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such fiscal month and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of Holdings and its consolidated Subsidiaries on a consolidated and consolidating basis in accordance with GAAP consistently applied, subject to year-end audit adjustments and the absence of footnotes; provided, however, that such financial statements will only be required from and after the occurrence of an Event of Default or during an Activation Period;

(d)           concurrently with any delivery of financial statements under clauses (a), (b) and (c) above, a certificate of a Financial Officer of the Borrower Representative in substantially the form of Exhibit D (i) certifying, in the case of the financial statements delivered under clause (b), as presenting fairly in all material respects the financial condition and results of operations of Holdings and its consolidated Subsidiaries on a consolidated and consolidating basis in accordance with GAAP consistently applied, subject to year-end audit adjustments (which individually or in the aggregate will not be material) and the absence of footnotes, (ii) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (iii) setting forth reasonably detailed calculations demonstrating compliance with Sections 6.01, 6.04, 6.05, 6.07, 6.08 and 6.13, in the case of the financial statements delivered under clauses (a) and (b), and (iv) stating whether any change in GAAP or in the application thereof has occurred since the date of the audited financial statements referred to in Section 3.04 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;

(e)           as soon as available, but in any event not more than 30 days after the end of each fiscal year of Holdings, a copy of the plan and forecast (including a projected consolidated and consolidating balance sheet, income statement and funds flow statement) of Holdings and its consolidated Subsidiaries for each month of the upcoming fiscal year (the “Projections”) in form reasonably satisfactory to the Administrative Agent;

(f)            as soon as available but in any event within 20 days of the end of each calendar month as of the period then ended, (i) a Borrowing Base Certificate (including a “terminal reconciliation report”) and supporting information in connection therewith, together with any additional reports with respect to the Borrowing Base as the Administrative Agent may reasonably request; and the Fixed Asset Component of the Borrowing Base shall be updated concurrent with the sale or commitment to sell any assets constituting Eligible Equipment or Eligible Real Estate, (ii) to the extent there has been a change in the information represented in a previously delivered Perfection Certificate or Perfection Certificate Update or any previously delivered Perfection Certificate or Perfection Certificate Update is no longer accurate and complete, a Perfection Certificate Update, (iii) the PACA Reserve Report in the form of Exhibit I hereto; provided that at any time when an Event of Default has occurred and is continuing or an Activation Period exists, the Administrative Agent, in its sole discretion, may require the delivery of a Borrowing Base Certificate, Perfection Certificate, PACA Reserve Report and supporting information more often than monthly, including weekly or daily, in which event the Borrowing Base would be adjusted immediately upon receipt of such reports;

(g)           as soon as available but in any event within 20 days of the end of each calendar month as of the period then ended, all delivered electronically in a text formatted file acceptable to the Administrative Agent:

(i)            a detailed aging of the Borrowers’ Accounts (A) including all invoices aged by invoice date and due date (with an explanation of the terms offered) and (B) reconciled to the Borrowing Base Certificate delivered as of such date prepared in a manner reasonably acceptable to the Administrative Agent, together with a summary specifying the name, address, and balance due for each Account Debtor;

(ii)           a schedule detailing the Borrowers’ Inventory, in form satisfactory to the Administrative Agent, (A) by location (showing Inventory in transit, any Inventory located with a third party under any consignment, bailee arrangement, or warehouse agreement), by class (raw material, work-in-process and finished goods), by product type, and by volume on hand, which Inventory shall be valued at the lower of cost (determined on a first-in, first-out basis) or market and adjusted for Reserves as the Administrative Agent has previously indicated to the Borrower Representative are deemed by the Administrative Agent to be appropriate, (B) including a report of any variances or other results of Inventory counts performed by the Borrowers since the last Inventory schedule (including information regarding sales or other reductions, additions, returns, credits issued by Borrowers and complaints and claims made against the Borrowers), and (C) reconciled to the Borrowing Base Certificate delivered as of such date;

(iii)          a worksheet of calculations prepared by the Borrowers to determine Eligible Accounts and Eligible Inventory, such worksheets detailing the Accounts and Inventory excluded from Eligible Accounts and Eligible Inventory and the reason for such exclusion;

(iv)          a reconciliation of the Borrowers’ Accounts and Inventory between the amounts shown in the Borrowers’ general ledger and financial statements and the reports delivered pursuant to clauses (i) and (ii) above; and

(v)           a reconciliation of the loan balance per the Borrowers’ general ledger to the loan balance under this Agreement;

provided, that at any time when an Event of Default has occurred and is continuing or an Activation Period exists, the Administrative Agent, in its sole discretion, may require delivery of the information required by this clause (g) more often than monthly, including weekly or daily.

(h)           as soon as available but in any event within 20 days of the end of each calendar month and at such other times as may be requested by the Administrative Agent, as of the month then ended, a schedule and aging of the Borrowers’ accounts payable, delivered electronically in a text formatted file acceptable to the Administrative Agent;

(i)            promptly upon the Administrative Agent’s request:

(i)            copies of invoices in connection with the invoices issued by the Borrowers in connection with any Accounts, credit memos, shipping and delivery documents, and other information related thereto;

(ii)           copies of purchase orders, invoices, and shipping and delivery documents in connection with any Inventory or Equipment purchased by any Loan Party;

(iii)          a schedule detailing the balance of all intercompany accounts of the Loan Parties; and

(iv)          a detailed listing of all advances of proceeds of Loans requested by the Borrower Representative for each Borrower during the immediately preceding calendar month;

(j)            within 45 days of each March 31 and September 30, an updated customer list for each Borrower and its Subsidiaries, which list shall state the customer’s name, mailing address and phone number and shall be certified as true and correct by a Financial Officer of the Borrower Representative;

(k)           promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by any Loan Party or any Subsidiary with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, or distributed by any Loan Party to its shareholders generally, as the case may be;

(l)            promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of any Borrower or any Subsidiary, or compliance with the terms of this Agreement, as the Administrative Agent or any Lender may reasonably request; and

(m)          promptly notify Administrative Agent upon the adoption of or change in (including, but not limited to, a change in the interpretation or application by any Governmental Authority of) any Requirement of Law in any jurisdiction, any change in the manner or method in which the Borrowers sell inventory, or any change in the types or mixture of types of inventory sold by the Borrowers which imposes upon the Borrowers any requirement (or increases or makes more burdensome any existing requirement) to collect, remit and/or pay motor fuels, liquor or other sales or excise taxes with respect to the sale by the Borrowers of ethanol or other inventory.

Section 5.02           Notices of Material Events.  The Loan Parties will furnish to the Administrative Agent and each Lender prompt written notice of the following:

(a)           the occurrence of any Default;

(b)           receipt of any notice of any governmental investigation or any litigation or proceeding commenced or threatened against any Loan Party that (i) seeks damages in excess of $5,000,000, (ii) seeks injunctive relief, (iii) is asserted or instituted against any Plan, its fiduciaries or its assets, (iv) alleges criminal misconduct by any Loan Party, (v) alleges the violation of any law regarding, or seeks remedies in connection with, any Environmental Laws and which could reasonably be expected to result in expenditures by any Loan Party of $5,000,000 or more, (vi) contests any tax, fee, assessment, or other governmental charge in excess of $5,000,000, or (vii) involves any product recall;

(c)           any Lien (other than Liens permitted hereby) or claim made or asserted against any of the Collateral;

(d)           any loss, damage, or destruction to the Collateral in the amount of $5,000,000 or more, whether or not covered by insurance;

(e)           any and all default notices received under or with respect to any leased location or public warehouse where Collateral is located (which shall be delivered within two Business Days after receipt thereof);

(f)            all material amendments to and terminations of all Material Agreements, together with a copy of each such amendment;

(g)           the fact that a Loan Party has entered into a Swap Agreement or an amendment to a Swap Agreement, together with copies of all agreements evidencing such Swap Agreement or amendments thereto (which shall be delivered within two Business Days);

(h)           the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Borrowers and their Subsidiaries in an aggregate amount exceeding $5,000,000; and

(i)            any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Borrower Representative setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

Section 5.03           Existence; Conduct of Business.  Each Loan Party will, and will cause each Subsidiary to, (a) do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, qualifications, licenses, permits, franchises, governmental authorizations, intellectual property rights, licenses and permits material to the conduct of its business, and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.03 and (b) carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted.

Section 5.04           Payment of Obligations.  Each Loan Party will, and will cause each  Subsidiary to, pay or discharge all Material Indebtedness and all other material liabilities and obligations, including Taxes, before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) such Loan Party or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) such liabilities would not result in aggregate liabilities in excess of $5,000,000 and none of the Collateral becomes subject to forfeiture or loss as a result of the contest.

Section 5.05           Maintenance of Properties.  Each Loan Party will, and will cause each Subsidiary to, keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted.

Section 5.06           Books and Records; Inspection Rights.  Each Loan Party will, and will cause each Subsidiary to, (a) keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities and (b) permit any representatives designated by the Administrative Agent or any Lender (including employees of the Administrative Agent, any Lender or any consultants, accountants, lawyers and appraisers retained by the Administrative Agent), upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, including environmental assessment reports and Phase I or Phase II studies, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested.  The Loan Parties acknowledge that the Administrative Agent, after exercising its rights of inspection, may prepare and distribute to the

Lenders certain Reports pertaining to the Loan Parties’ assets for internal use by the Administrative Agent and the Lenders.

Section 5.07           Compliance with Laws.  Each Loan Party will, and will cause each Subsidiary to, comply with all Requirements of Law applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

Section 5.08           Use of Proceeds.  The proceeds of the Loans will be used only to finance the working capital needs of the Borrowers and for general corporate purposes of the Borrowers in the ordinary course of business, including without limitation, the construction and development of additional ethanol facilities, to finance acquisitions and to pay expenses incurred in connection therewith.  No part of the proceeds of any Loan and no Letter of Credit will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations T, U and X.

Section 5.09           Insurance.  Each Loan Party will, and will cause each Subsidiary to, maintain with financially sound and reputable carriers having a financial strength rating of at least A+ by A.M. Best Company (a) insurance in such amounts (with no greater risk retention) and against such risks (including loss or damage by fire and loss in transit; theft, burglary, pilferage, larceny, embezzlement, and other criminal activities; business interruption; and general liability) and such other hazards, as is customarily maintained by companies of established repute engaged in the same or similar businesses operating in the same or similar locations and (b) all insurance required pursuant to the Collateral Documents.  The Borrowers will furnish to the Lenders, upon request of the Administrative Agent, information in reasonable detail as to the insurance so maintained.

Section 5.10           Casualty and Condemnation.  The Borrowers (a) will furnish to the Administrative Agent and the Lenders prompt written notice of any casualty or other insured damage to any material portion of the Collateral or the commencement of any action or proceeding for the taking of any material portion of the Collateral or interest therein under power of eminent domain or by condemnation or similar proceeding and (b) will ensure that the Net Proceeds of any such event (whether in the form of insurance proceeds, condemnation awards or otherwise) are collected and applied in accordance with the applicable provisions of this Agreement and the Collateral Documents

Section 5.11           Appraisals.  At any time that the Administrative Agent requests, the Borrowers and the Subsidiaries will provide the Administrative Agent with appraisals or updates thereof of their Inventory, Equipment and Real Property from an appraiser selected and engaged by the Administrative Agent, and prepared on a basis satisfactory to the Administrative Agent, such appraisals and updates to include, without limitation, information required by applicable law and regulations; provided, however, that if no Event of Default has occurred and is continuing, the Loan Parties shall only be required to reimburse the Administrative Agent for the cost of one such appraisal in any fiscal year, and if any Event of Default exists, then each appraisal commenced during the existence of such Event of Default shall be at the expense of the Loan Parties.

Section 5.12           Depository Banks.  The Borrowers and their Subsidiaries will maintain the Administrative Agent as its principal depository bank, including for the maintenance of operating, administrative, cash management, collection activity, and other deposit accounts for the conduct of its business.

Section 5.13           Additional Collateral; Further Assurances.  (a) Subject to applicable law, the Loan Parties shall cause each of their domestic Subsidiaries formed or acquired after the date of this Agreement in accordance with the terms of this Agreement to become a Loan Party by executing the Joinder Agreement set forth as Exhibit E hereto (the “Joinder Agreement”). Upon execution and delivery thereof, each such Person (i) shall automatically become a Loan Guarantor hereunder and thereupon shall have all of the rights, benefits, duties, and obligations in such capacity under the Loan Documents and (ii) will grant Liens to the Administrative Agent, for the benefit of the Administrative Agent and the Lenders, in any property of such Loan Party which constitutes Collateral, including any parcel of real property located in the U.S. owned by any Loan Party.

(b)           (i) If at any time after the Effective Date, Holdings becomes the direct or indirect beneficial owner of 80% of the Equity Interests of Nebraska Sub (other than Equity Interest held by management of Nebraska Sub issued pursuant to a properly authorized management equity plan), the Loan Parties shall comply with all requirements of Section 5.15 hereto, and (ii) if at any time after the Effective Date, Holdings becomes the direct or indirect beneficial owner of 100% of the Equity of Nebraska Sub (other than Equity Interests held by management of Nebraska Sub issued pursuant to a properly authorized management equity plan), the Loan Parties shall cause Nebraska Sub to execute and deliver to the Administrative Agent for the benefit of the Lenders and the Issuing Bank a Joinder Agreement and other appropriate Security Agreements covering Nebraska Sub’s property as security for the Secured Obligations, in form and substance acceptable to the Administrative Agent.

(c)           Each Borrower and each Subsidiary that is a Loan Party will cause (i) 100% of the issued and outstanding Equity Interests of each of its domestic Subsidiaries and (ii) 65% of the issued and outstanding Equity Interests entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) and 100% of the issued and outstanding Equity Interests not entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2) in each foreign Subsidiary directly owned by the Borrower or any domestic Subsidiary to be subject at all times to a first priority, perfected Lien in favor of the Administrative Agent pursuant to the terms and conditions of the Loan Documents or other security documents as the Administrative Agent shall reasonably request.

(d)           Without limiting the foregoing, each Loan Party will, and will cause each Subsidiary to, execute and deliver, or cause to be executed and delivered, to the Administrative Agent such documents, agreements and instruments, and will take or cause to be taken such further actions (including the filing and recording of financing statements, fixture filings, mortgages, deeds of trust and other documents and such other actions or deliveries of the type required by Section 4.01, as applicable), which may be required by law or which the Administrative Agent may, from time to time, reasonably request to carry out the terms and conditions of this Agreement and the other Loan Documents and to ensure perfection and priority of the Liens created or intended to be created by the Collateral Documents, all at the expense of the Loan Parties.

(e)           If any material assets (including any real property or improvements thereto or any interest therein) are acquired by any Loan Party after the Effective Date (other than assets constituting Collateral under the Security Agreement that become subject to the Lien in favor of the Security Agreement upon acquisition thereof), the Borrower Representative will notify the Administrative Agent and the Lenders thereof, and, if requested by the Administrative Agent or the Required Lenders, the Borrowers will cause such assets to be subjected to a Lien securing the Secured Obligations and will take, and cause the other Loan Parties to take, such actions as shall be necessary or reasonably requested by the Administrative Agent to grant and perfect such Liens, including actions described in paragraph (d) of this Section, all at the expense of the Loan Parties.

Section 5.14           Field Examinations.  At any time that the Administrative Agent requests, the Borrowers will provide the Administrative Agent, at the sole expense of the Borrowers, reports of a collateral field examiner approved by the Administrative Agent (which may be the Administrative Agent or an affiliate thereof) with respect to all of the components of the Borrowing Base and such other matters regarding the Loan Parties or the Collateral as the Administrative Agent shall reasonably require; provided, however, the Borrowers shall only be required to reimburse the Administrative Agent for the cost of one field examination in any fiscal year, unless an Event of Default or an Activation Period exists, at which time each field examination commenced during the existence of an Event of Default or during an Activation Period shall be at the expense of the Borrowers.

Section 5.15           Pledge of Equity of Nebraska Sub.  The Loan Parties shall use their commercially reasonable efforts (which shall not require the Loan Parties to incur or pay any material obligation or payment or forego any material right) to obtain the consent of the requisite holders of Equity Interests in Nebraska Sub in order to allow the Loan Parties to pledge their 78.42% Equity Interest in Nebraska Sub.  Upon the earlier of (a) obtaining the consent of the requisite holders of Equity Interests of Nebraska Sub or (b) on such date as Holdings holds directly or indirectly not less than 80% of the Equity Interest in Nebraska Sub, the Loan Parties shall execute and deliver to the Administrative Agent such Joinder Agreement, Security Agreements and other supporting documentation (including legal opinions) as Administrative Agent shall reasonably require to grant and fully evidence and perfect in favor of the Administrative Agent for the ratable benefit of the Lenders, first and prior Liens in and to all Equity Interest of Nebraska Sub.  Without limiting the foregoing sentence, to the extent necessary to perfect such Liens, Parent shall deliver or cause to be delivered to the Administrative Agent original certificates evidencing such Equity Interests.

Section 5.16           Risk Management Policy.  The Borrowers have provided a copy of the existing Risk Management Policy (including each amendment thereto permitted hereunder, the “Risk Management Policy”) to the Administrative Agent which policy contains policies and procedures: (i) with respect to the hedging of commodity price risk actually incurred or reasonably anticipated to be incurred in the operation of the Loan Parties’ businesses, including price risks associated with contracts for the future delivery by the Loan Parties of ethanol and other products at fixed prices (it being acknowledged that the Risk Management Policy will not require the hedging of all commodity price risk incurred or reasonably anticipated to be incurred in the operation of the Loan Parties’ business), and (ii) which prevent speculative hedging.  Such Risk Management Policy may be amended from time to time as long as such amendment shall take into account and reflect the requirements provided for in clauses (i) and (ii) of this Section.  The Loan Parties shall maintain and comply with the Risk Management Policy including such requirements at all times.

Section 5.17           End of Fiscal Year and Fiscal Quarters.  The Loan Parties shall cause each of their fiscal years and the fiscal years of each of their Subsidiaries to end on December 31st of the applicable year and shall cause each of their fiscal quarters and the fiscal quarters of their Subsidiaries to end on March 31st, June 30th, September 30th and December 31st of the applicable year.

ARTICLE VI

Negative Covenants

Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees, expenses and other amounts payable under any Loan Document have been paid in full and all Letters of Credit have expired or terminated and all LC Disbursements shall have been reimbursed, the Loan Parties covenant and agree, jointly and severally, with the Lenders that:

Section 6.01           Indebtedness.  No Loan Party will, nor will it permit any Subsidiary to, create, incur or suffer to exist any Indebtedness, except:

(a)           the Secured Obligations;

(b)           Indebtedness existing on the date hereof and set forth in Schedule 6.01 and extensions, renewals and replacements of any such Indebtedness in accordance with clause (f) of this Section 6.01;

(c)           Indebtedness of (i) any Loan Party to any other Loan Party and (ii) Indebtedness of any Subsidiary which is not a Loan Party to any Loan Party or any other Subsidiary, provided that Indebtedness of any Subsidiary that is not a Loan Party to any Loan Party shall be subject to Section 6.04;

(d)           Guarantees by any Loan Party of Indebtedness of any other Loan Party and Guarantees by any Subsidiary which is not a Loan Party of Indebtedness of any Loan Party or any other Subsidiary, provided that the Indebtedness so Guaranteed is permitted by this Section 6.01;

(e)           Indebtedness of any Loan Party or any Subsidiary incurred to finance the acquisition, construction or improvement of any fixed or capital assets (whether or not constituting purchase money Indebtedness), including Capital Lease Obligations and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, and extensions, renewals and replacements of any such Indebtedness in accordance with clause (f) of this Section 6.01; provided that (i) such Indebtedness is incurred prior to or within 120 days after such acquisition or the completion of such construction or improvement and (ii) the aggregate principal amount of Indebtedness permitted by this clause (e) shall not exceed $50,000,000 at any time outstanding;

(f)            Indebtedness which represents an extension, refinancing, or renewal of any of the Indebtedness described in clauses (b) and (e) and (i) hereof; provided that, (i) the principal amount or interest rate of such Indebtedness is not increased, (ii) any Liens securing such Indebtedness are not extended to any additional property of any Loan Party or any Subsidiary, (iii) no Loan Party or Subsidiary that is not originally obligated with respect to repayment of such Indebtedness is required to become obligated with respect thereto, (iv) such extension, refinancing or renewal does not result in a shortening of the average weighted maturity of the Indebtedness so extended, refinanced or renewed, (v) the terms of any such extension, refinancing, or renewal are not less favorable to the obligor thereunder than the original terms of such Indebtedness and (vi) if the Indebtedness that is refinanced, renewed, or extended was subordinated in right of payment to the Secured Obligations, then the terms and conditions of the refinancing, renewal, or extension Indebtedness must include subordination terms and conditions that are at least as favorable to the Administrative Agent and the Lenders as those that were applicable to the refinanced, renewed, or extended Indebtedness;

(g)           Indebtedness owed to any person providing workers’ compensation, health, disability or other employee benefits or property, casualty or liability insurance, pursuant to reimbursement or indemnification obligations to such person, in each case incurred in the ordinary course of business;

(h)           Indebtedness of any Loan Party or any Subsidiary in respect of performance bonds, bid bonds, appeal bonds, surety bonds and similar obligations, in each case provided in the ordinary course of business;

(i)            Indebtedness evidenced by the Senior Notes and extensions, renewals and replacements of any such Indebtedness in accordance with clause (f) of this Section 6.01; and

(j)            other unsecured Indebtedness in an aggregate principal amount not exceeding $50,000,000 at any time outstanding; provided that the aggregate principal amount of Indebtedness of the Subsidiaries which are not Loan Parties permitted by this clause (j) shall not exceed $15,000,000 at any time outstanding.

Section 6.02           Liens.  No Loan Party will, nor will it permit any Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

(a)           Liens created pursuant to any Loan Document;

(b)           Permitted Encumbrances;

(c)           any Lien on any property or asset of any Loan Party or any Subsidiary existing on the date hereof and set forth in Schedule 6.02; provided that (i) such Lien shall not apply to any other property or asset of such Loan Party or Subsidiary and (ii) such Lien shall secure only those obligations which it secures on the date hereof and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

(d)           Liens on fixed or capital assets acquired, constructed or improved by any Loan Party or any Subsidiary; provided that (i) such Liens secure Indebtedness permitted by clause (e) of Section 6.01, (ii) such Liens and the Indebtedness secured thereby are incurred prior to or within 120 days after such acquisition or the completion of such construction or improvement, (iii) the Indebtedness secured thereby does not exceed 100% of the cost of acquiring, constructing or improving such fixed or capital assets and (iv) such Liens shall not apply to any other property or assets of such Loan Party or Subsidiary or any other Loan Party or Subsidiary;

(e)           any Lien existing on any property or asset (other than Accounts and Inventory) prior to the acquisition thereof by any Loan Party or any Subsidiary or existing on any property or asset (other than Accounts and Inventory) of any Person that becomes a Loan Party after the date hereof prior to the time such Person becomes a Loan Party or Subsidiary; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Loan Party, as the case may be, (ii) such Lien shall not apply to any other property or assets of the Loan Party and (iii) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Loan Party, as the case may be and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

(f)            Liens of a collecting bank arising in the ordinary course of business under Section 4-208 of the Uniform Commercial Code in effect in the relevant jurisdiction covering only the items being collected upon;

(g)           Liens arising out of sale and leaseback transactions permitted by Section 6.06;

(h)           Liens granted by a Subsidiary that is not a Loan Party in favor of any Loan Party in respect of Indebtedness owed by such Subsidiary;

(i)            any statutory trust arising pursuant to PACA, to the extent no seller of agricultural commodities has an enforceable claim with respect to such trust but only to the extent the amounts owed to all such sellers are less than the PACA Reserves at such time and are not past due.

Notwithstanding the foregoing, none of the Liens permitted pursuant to this Section 6.02 may at any time attach to any Loan Party’s (i) Accounts, other than those permitted under clause (a) of the definition of Permitted Encumbrance and clause (a) above and (ii) Inventory, other than those permitted under clauses (a) and (b) of the definition of Permitted Encumbrance and clauses (a) and (i) above.

Section 6.03           Fundamental Changes.  (a) No Loan Party will, nor will it permit any Subsidiary to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Event of Default shall have occurred and be continuing (i) any Subsidiary may merge into a Loan Party in a transaction in which a Loan Party is the surviving corporation, (ii) any Loan Party may merge into any other Loan Party in a transaction in which the surviving entity is a Loan Party and (iii) any Subsidiary that is not a Loan Party may liquidate or dissolve if the Loan Party which owns such Subsidiary determines in good faith that such liquidation or dissolution is in the best interests of such Loan Party and is not materially disadvantageous to the Lenders; provided that any such merger involving a Person that is not a wholly owned Subsidiary immediately prior to such merger shall not be permitted unless also permitted by Section 6.04.

(b)           No Loan Party will, nor will it permit any of its Subsidiaries to, engage in any business other than businesses of the type conducted by the Loan Parties and their Subsidiaries on the date of execution of this Agreement and businesses reasonably related thereto.

Section 6.04           Investments, Loans, Advances, Guarantees and Acquisitions.  No Loan Party will, nor will it permit any Subsidiary to, purchase, hold or acquire (including pursuant to any merger with any Person that was not a Loan Party and a wholly owned Subsidiary prior to such merger) any capital stock, evidences of indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, Guarantee any obligations of, or make or permit to exist any investment or any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit (whether through purchase of assets, merger or otherwise), except:

(a)           Permitted Investments, subject to control agreements (to the extent required by the Security Agreement) in favor of the Administrative Agent for the benefit of the Lenders or otherwise subject to a perfected security interest in favor of the Administrative Agent for the benefit of the Lenders;

(b)           investments in existence on the date of this Agreement and described in Schedule 6.04;

(c)           investments by any Loan Party or any Subsidiary in Equity Interests in any other Person, provided that (i) any such Equity Interests held by a Loan Party shall be pledged pursuant to the Security Agreement (subject to the limitations applicable to common stock of a Foreign Subsidiary referred to in Section 5.13), (ii) in the case of investments by Loan Parties or any Subsidiary in Persons that are not Loan Parties, the Pro Forma Availability Test and the Pro Forma Fixed Charge Test shall be satisfied after giving effect thereto and (iii) such Person does not become a Subsidiary of Holdings as a result thereof;

(d)           loans or advances made by any Loan Party or any Subsidiary to any other Person, provided that (i) any such loans and advances made by a Loan Party shall be evidenced by a promissory note pledged pursuant to the Security Agreement and (ii) in the case of loans and advances made by Loan Parties or any Subsidiary to Persons that are not Loan Parties, the Pro Forma Availability Test and the Pro Forma Fixed Charge Test shall be satisfied after giving effect thereto;

(e)           Guarantees constituting Indebtedness permitted by Section 6.01 including Guarantees of obligations of other Loan Parties not otherwise prohibited by the terms of this Agreement;

(f)            loans or advances made by a Loan Party or any Subsidiary to its employees on an arms-length basis in the ordinary course of business consistent with past practices for travel and entertainment expenses, relocation costs and similar purposes up to a maximum of $250,000 to any employee and up to a maximum of $1,000,000 in the aggregate at any one time outstanding;

(g)           subject to Sections 4.2(a) and 4.4 of the Security Agreement, notes payable, or stock or other securities issued by Account Debtors to a Loan Party pursuant to negotiated agreements with respect to settlement of such Account Debtor’s Accounts in the ordinary course of business, consistent with past practices;

(h)           investments in the form of Swap Agreements permitted by Section 6.07;

(i)            investments of any Person existing at the time such Person becomes a Loan Party or a Subsidiary or consolidates or merges with a Loan Party or a Subsidiary (including in connection with a Permitted Acquisition) so long as such investments were not made in contemplation of such Person becoming a Subsidiary or of such merger;

(j)            investments received in connection with the dispositions of assets permitted by Section 6.05;

(k)           investments constituting deposits described in clauses (c) and (d) of the definition of the term “Permitted Encumbrances”; and

(l)            Permitted Acquisitions.

Section 6.05           Asset Sales.  No Loan Party will, nor will it permit any Subsidiary to, sell, transfer, lease or otherwise dispose of any asset, including any Equity Interest owned by it, nor will any Loan Party permit any Subsidiary to issue any additional Equity Interest in such Subsidiary (other than to another Loan Party in compliance with Section 6.04), except:

(a)           sales, transfers and dispositions of (i) inventory in the ordinary course of business and (ii) used, obsolete, worn out or surplus equipment or property in the ordinary course of business;

(b)           sales, transfers and dispositions to any Loan Party, provided that any such sales, transfers or dispositions from a Subsidiary that is not a Loan Party shall be made in compliance with Section 6.09;

(c)           sales, transfers and dispositions of accounts receivable in connection with the compromise, settlement or collection thereof;

(d)           sales, transfers and dispositions of investments permitted by clauses (i) and (k) of Section 6.04;

(e)           sale and leaseback transactions permitted by Section 6.06;

(f)            dispositions resulting from any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any property or asset of any Borrower or any Subsidiary;

(g)           sales of Equity Interests in Marketing Alliance Partners; and

(h)           sales, transfers and other dispositions of assets (other than Equity Interests in a Subsidiary unless all Equity Interests in such Subsidiary are sold) that are not permitted by any other paragraph of this Section, provided that the aggregate fair market value of all assets sold, transferred or otherwise disposed of in reliance upon this paragraph (h) shall not exceed $10,000,000 during any fiscal year of the Borrowers;

provided that all sales, transfers, leases and other dispositions permitted hereby (other than those permitted by paragraphs (b) and (f) above) shall be made for fair value and for at least 75% cash consideration.

Section 6.06           Sale and Leaseback Transactions.  No Loan Party will, nor will it permit any Subsidiary to, enter into any arrangement, directly or indirectly, whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property sold or transferred, except for such arrangements involving property having an aggregate fair market value not exceeding $5,000,000 during the term of this Agreement.

Section 6.07           Swap Agreements.  No Loan Party will, nor will it permit any  Subsidiary to, enter into any Swap Agreement, except (a) Swap Agreements entered into to hedge or mitigate risks to which any Loan Party or any Subsidiary has actual exposure (other than those in respect of Equity Interests of any Loan Party or any of its Subsidiaries), and (b) Swap Agreements entered into in order to effectively cap, collar or exchange interest rates (from fixed to floating rates, from one floating rate to another floating rate or otherwise) with respect to any interest-bearing liability or investment of any Loan Party or any Subsidiary.

Section 6.08           Restricted Payments; Certain Payments of Indebtedness.  (a) No Loan Party will, nor will it permit any Subsidiary to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except (i) Holdings may declare and pay dividends with respect to its common stock payable solely in additional shares of its common stock, and, with respect to its preferred stock, payable solely in additional shares of such preferred stock or in shares of its common stock, (ii) any Loan Party other than Holdings may declare and pay dividends ratably with respect to its Equity

Interests, (iii) Holdings may make Restricted Payments, pursuant to and in accordance with stock option plans or other benefit plans for management or employees of the Loan Parties and their Subsidiaries, (iv) the Loan Parties may make Restricted Payments to enable the payment by Holdings of amounts then due and payable under the Senior Notes and to be used by Parent or Holdings to pay taxes, franchise fees, licensing expenses, and other fees and expenses of the Loan Parties to maintain their existence and other similar amounts in the ordinary course of business, and  (v) the Loan Parties may make other Restricted Payments so long as (A) no Default or Event of Default has occurred and is continuing or would result after giving effect to such payment and (B) the Pro Forma Fixed Charge Coverage Test and the Pro Forma Availability Test are satisfied after giving effect thereto.

(b)           No Loan Party will, nor will it permit any Subsidiary to, make or agree to pay or make, directly or indirectly, any payment or other distribution (whether in cash, securities or other property) of or in respect of principal of or interest on any Indebtedness, or any payment or other distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Indebtedness, except:

(i)            payment of Indebtedness created under the Loan Documents;

(ii)           payment of regularly scheduled interest and principal payments as and when due in respect of any Indebtedness, other than payments in respect of the Subordinated Indebtedness prohibited by the subordination provisions thereof;

(iii)          refinancings of Indebtedness to the extent permitted by Section 6.01;

(iv)          payment of secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness; and

(v)           other payments or distributions so long as (A) no Default or Event of Default has occurred and is continuing or would result after giving effect to such payment and (B) the Pro Forma Fixed Charge Coverage Test and the Pro Forma Availability Test are satisfied after giving effect thereto.

Section 6.09           Transactions with Affiliates.  No Loan Party will, nor will it permit any Subsidiary to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) transactions that (i) are in the ordinary course of business and (ii) are at prices and on terms and conditions not less favorable to such Loan Party or such Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties, (b) transactions between or among Loan Parties and not involving any other Affiliate, (c) any investment permitted by Section 6.04(c) or Section 6.04(d), (d) any Indebtedness permitted under Section 6.01(c) and Section 6.01(d), (e) any Restricted Payment permitted by Section 6.08, (f) loans or advances to employees permitted under Section 6.04, (g) the payment of reasonable fees to directors of any Loan Party or any Subsidiary who are not employees of a Loan Party or Subsidiary, and compensation and employee benefit arrangements paid to, and indemnities provided for the benefit of, directors, officers or employees of the Loan Parties or a Subsidiary in the ordinary course of business and (h) any issuances of securities or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment agreements, stock options and stock ownership plans approved by a Loan Party’s or a Subsidiary’s board of directors, (i) so long as no Default has occurred and is continuing, the payment of management, consulting and advisory fees under a Financial Advisory Agreement in an amount not to exceed $1,000,000 in any fiscal year, and (j) the transactions contemplated by the Nebraska Credit Agreement.

Section 6.10           Restrictive Agreements.  No Loan Party will, nor will it permit any Subsidiary to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of such Loan Party or any of its Subsidiaries to create, incur or permit to exist any Lien upon any of its property or assets, or (b) the ability of any Subsidiary to pay dividends or other distributions with respect to any shares of its capital stock or to make or repay loans or advances to any Loan Party or to Guarantee Indebtedness of any Loan Party or any other Subsidiary; provided that (i) the foregoing shall not apply to restrictions and conditions imposed by law or by any Loan Document, (ii) the foregoing shall not apply to restrictions and conditions existing on the date hereof identified on Schedule 6.10 (but shall apply to any extension or renewal of, or any amendment or modification expanding the scope of, any such restriction or condition), (iii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder, (iv) the foregoing shall not apply to restrictions contained in the Nebraska Sub Operating Agreement as in effect on the Effective Date or set forth in resolutions of the membership committee of Nebraska Sub adopted on June 21, 2001, and March 10, 2003, copies of which were provided to Administrative Agent prior to the Effective Date, (v) clause (a) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness and (vi) clause (a) of the foregoing shall not apply to customary provisions in leases and other contracts restricting the assignment thereof.

Section 6.11           Amendment of Material Documents.  No Loan Party will, nor will it permit any Subsidiary to, amend, modify or waive any of its rights under (a) agreement relating to any Subordinated Indebtedness, (b) its certificate of incorporation, by-laws, operating, management or partnership agreement or other organizational documents (c) the Nebraska Credit Agreement, the Nebraska Note or any instrument, document or agreement related thereto if (i) the effect of such amendment, modification or waiver would reduce or cancel the principal amounts owing by Nebraska Sub to Aventine thereunder or (ii) an Event of Default has occurred and is continuing, (d) the Nebraska Sub Operating Agreement, or (e) the Senior Notes Indenture, (i) in the case of (a) and (b) above to the extent any such amendment, modification or waiver would be adverse to the Lenders, and (ii) in the case of (d) above without the prior approval of the Administrative Agent (such approval not to be unreasonably withheld).

Section 6.12           Acquisition of Equity in Nebraska Sub.  Permit any Affiliate of any Loan Party other than a Loan Party to acquire Equity Interests of Nebraska Sub.

Section 6.13           Fixed Charge Coverage Ratio.  The Borrowers will not permit the Fixed Charge Coverage Ratio, to be less than 1.10 to 1.00 for any Fixed Charge Coverage Period ending during any Activation Period and for such Fixed Charge Coverage Period ending on the last day of the fiscal quarter ending immediately prior to any Activation Period.

ARTICLE VII

Events of Default

If any of the following events (“Events of Default”) shall occur:

(a)           the Borrowers shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

(b)           the Borrowers shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five days;

(c)           any representation or warranty made or deemed made by or on behalf of any Loan Party or any Subsidiary in or in connection with this Agreement or any Loan Document or any amendment or modification thereof or waiver thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any Loan Document or any amendment or modification thereof or waiver thereunder, shall prove to have been materially incorrect when made or deemed made;

(d)           any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in Section 5.02(a), Section 5.03 (with respect to a Loan Party’s existence) or Section 5.08 or in Article VI;

(e)           any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those which constitute a default under another Section of this Article), and such failure shall continue unremedied for a period of (i) 5 days after the earlier of any Loan Party’s knowledge of such breach or notice thereof from the Administrative Agent (which notice will be given at the request of any Lender) if such breach relates to terms or provisions of Section 5.01, Section 5.02 (other than Section 5.02(a)), Section 5.03 through Section 5.07, Section 5.09, Section 5.10 or Section 5.12 of this Agreement or (ii) 15 days after the earlier of any Loan Party’s knowledge of such breach or notice thereof from the Administrative Agent (which notice will be given at the request of any Lender) if such breach relates to terms or provisions of any other Section of this Agreement;

(f)            any Loan Party or any Subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness (including any of the Senior Notes), when and as the same shall become due and payable;

(g)           any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (g) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;

(h)           an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of a Loan Party or any Subsidiary of any Loan Party or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Loan Party or any Subsidiary of any Loan Party or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

(i)            any Loan Party or any Subsidiary of any Loan Party shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for such Loan Party or Subsidiary of any Loan Party or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

(j)            any Loan Party or any Subsidiary of any Loan Party shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

(k)           one or more judgments for the payment of money in an aggregate amount in excess of $5,000,000 shall be rendered against any Loan Party, any Subsidiary of any Loan Party or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of any Loan Party or any Subsidiary of any Loan Party to enforce any such judgment or any Loan Party or any Subsidiary of any Loan Party shall fail within 30 days to discharge one or more non-monetary judgments or orders which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, which judgments or orders, in any such case, are not stayed on appeal or otherwise being appropriately contested in good faith by proper proceedings diligently pursued;

(l)            an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in liability of the Loan Parties and their Subsidiaries in an aggregate amount exceeding $5,000,000 for all periods;

(m)          a Change in Control shall occur;

(n)           the occurrence of any “default”, as defined in any Loan Document (other than this Agreement) or the breach of any of the terms or provisions of any Loan Document (other than this Agreement), which default or breach continues beyond any period of grace therein provided;

(o)           the Loan Guaranty shall fail to remain in full force or effect or any action shall be taken to discontinue or to assert the invalidity or unenforceability of the Loan Guaranty, or any Loan Guarantor shall fail to comply with any of the terms or provisions of the Loan Guaranty to which it is a party, or any Loan Guarantor shall deny that it has any further liability under the Loan Guaranty to which it is a party, or shall give notice to such effect;

(p)           any Collateral Document shall for any reason fail to create a valid and perfected first priority security interest in any Collateral purported to be covered thereby, except as permitted by the terms of any Collateral Document, or any Collateral Document shall fail to remain in full force or effect or any action shall be taken to discontinue or to assert the invalidity or unenforceability of any Collateral Document, or any Loan Party shall fail to comply with any of the terms or provisions of any Collateral Document;

(q)           any material provision of any Loan Document for any reason ceases to be valid, binding and enforceable in accordance with its terms (or any Loan Party shall challenge the enforceability of any Loan Document or shall assert in writing, or engage in any action or inaction based on any such assertion, that any provision of any of the Loan Documents has ceased to be or otherwise is not valid, binding and enforceable in accordance with its terms);

(r)            any Loan Party is criminally indicted or convicted under any law that could reasonably be expected to lead to a forfeiture of any property of such Loan Party having a fair market value in excess of $1,000,000;

then, and in every such event (other than an event with respect to the Borrowers described in clause (h) or (i) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower Representative, take either or both of the following actions, at the same or different times:  (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrowers accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers; and in case of any event with respect to the Borrowers described in clause (h) or (i) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrowers accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers.  Upon the occurrence and the continuance of an Event of Default, the Administrative Agent may,

and at the request of the Required Lenders shall, exercise any rights and remedies provided to the Administrative Agent under the Loan Documents or at law or equity, including all remedies provided under the UCC.

ARTICLE VIII

The Administrative Agent

Each of the Lenders and the Issuing Bank hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf, including execution of the other Loan Documents, and to exercise such powers as are delegated to the Administrative Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto.

The bank serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Loan Parties or any Subsidiary of a Loan Party or other Affiliate thereof as if it were not the Administrative Agent hereunder.

The Administrative Agent shall not have any duties or obligations except those expressly set forth in the Loan Documents.  Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Loan Documents that the Administrative Agent is required to exercise in writing as directed by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02), and (c) except as expressly set forth in the Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Loan Party or any of its Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity.  The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02) or in the absence of its own gross negligence or willful misconduct.  The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by the Borrower Representative or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or in connection with any Loan Document, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, (v) the creation, perfection or priority of Liens on the Collateral or the existence of the Collateral, or (vi) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person.  The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon.  The Administrative Agent may consult with legal counsel (who may be counsel for the Borrowers), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent.  The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties.  The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

Subject to the appointment and acceptance of a successor Administrative Agent as provided in this paragraph, the Administrative Agent may resign at any time by notifying the Lenders, the Issuing Bank and the Borrower Representative.  Upon any such resignation, the Required Lenders shall have the right, in consultation with the Borrowers, to appoint a successor.  If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders and the Issuing Bank, appoint a successor Administrative Agent which shall be a commercial bank or an Affiliate of any such commercial bank.  Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder.  The fees payable by the Borrowers to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrowers and such successor.  After the Administrative Agent’s resignation hereunder, the provisions of this Article and Section 9.03 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent.

Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.  Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or related agreement or any document furnished hereunder or thereunder.

Each Lender hereby agrees that (a) it has requested a copy of each Report prepared by or on behalf of the Administrative Agent; (b) the Administrative Agent (i) makes no representation or warranty, express or implied, as to the completeness or accuracy of any Report or any of the information contained therein or any inaccuracy or omission contained in or relating to a Report and (ii) shall not be liable for any information contained in any Report; (c) the Reports are not comprehensive audits or examinations, and that any Person performing any field examination will inspect only specific information regarding the Loan Parties and will rely significantly upon the Loan Parties’ books and records, as well as on representations of the Loan Parties’ personnel and that the Administrative Agent undertakes no obligation to update, correct or supplement the Reports; (d) it will keep all Reports confidential and strictly for its internal use, not share the Report with any other Person except as otherwise permitted pursuant to this Agreement; and (e) without limiting the generality of any other indemnification provision contained in this Agreement, it will pay and protect, and indemnify, defend, and hold the Administrative Agent and any such other Person preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses, and other amounts (including reasonable attorney fees) incurred by as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender.

The banks (or Affiliates thereof) identified in this Agreement, or hereafter appointed by the Administrative Agent, as a “Co-Documentation Agent”, “Syndication Agent” or other similar titles, shall not have any additional right, power, liability, responsibility or duty under this Agreement other than those applicable to all banks herein.

ARTICLE IX

Miscellaneous

Section 9.01           Notices.  (a) Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile, as follows:

(i)            if to any Loan Party, to the Borrower Representative at:

Aventine Renewable Energy, Inc.
1300 South Second Street
Pekin, Illinois  61554
Attention: Ajay Sabherwal
Facsimile No: 309-347-0742

(ii)           if to the Administrative Agent, the Issuing Bank or the Swingline Lender, to JPMorgan Chase Bank, N.A. at:

JPMorgan Chase Bank, N.A.
2200 Ross Avenue, 6th Floor
Dallas, Texas 75201
Mail Code # TX1-2921
Attention: Timothy J. Whitefoot, Vice President
Facsimile No: (214) 965-2594

(iii)          if to any other Lender, to it at its address or facsimile number set forth in its Administrative Questionnaire.

All such notices and other communications (i) sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received or (ii) sent by facsimile shall be deemed to have been given when sent, provided that if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient.

(b)           Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications (including e-mail and internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article II or to compliance and no Event of Default certificates delivered pursuant to Section 5.01(d) unless otherwise agreed by the Administrative Agent and the applicable Lender.  The Administrative Agent or the Borrower Representative (on behalf of the Loan Parties) may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications. All such notices and other communications (i) sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if not given during the normal business hours of the recipient, such notice or communication shall be deemed to have been given at the opening of business on the next Business Day for the recipient, and (ii) posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (b)(i) of notification that such notice or communication is available and identifying the website address therefor.

(c)           Any party hereto may change its address or facsimile number for notices and other communications hereunder by notice to the other parties hereto.

Section 9.02                                Waivers; Amendments.  (a) No failure or delay by the Administrative Agent, the Issuing Bank or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power.  The rights and remedies of the Administrative Agent, the Issuing Bank and the Lenders hereunder and under any other Loan Document are cumulative and are not exclusive of any rights or remedies that they would otherwise have.  No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.  Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or the Issuing Bank may have had notice or knowledge of such Default at the time.

(b)           Neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except (i) in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Borrowers and the Required Lenders or, (ii) in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the Administrative Agent and the Loan Party or Loan Parties that are parties thereto, with the consent of the Required Lenders; provided that no such agreement shall (iii) increase the Commitment of any Lender without the written consent of such Lender (provided that the Administrative Agent may make Protective Advances as set forth in Section 2.04), (iv) reduce or forgive the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce or forgive any interest or fees payable hereunder, without the written consent of each Lender directly affected thereby, (v) postpone any scheduled date of payment of the principal amount of any Loan or LC Disbursement, or any date for the payment of any interest, fees or other Obligations payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender directly affected thereby, (vi) change Section 2.18(b) or (d) in a manner that would alter the manner in which payments are shared, without the written consent of each Lender, (vii) increase the advance rates set forth in the definition of Borrowing Base or add new categories of eligible assets or modify the definitions of Eligible Accounts, Eligible Equipment, Eligible Inventory, or Eligible Real Property (or any defined terms used in such definitions) in a manner that would have the effect of increasing Availability, without the written consent of the Supermajority Lenders, (viii) change any of the provisions of this Section or the definition of “Required Lenders” or any other provision of any Loan Document specifying the number or percentage of Lenders (or Lenders of any Class) required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder, without the written consent of each Lender, (ix) release any Loan Guarantor from its obligation under its Loan Guaranty (except as otherwise permitted herein or in the other Loan Documents), without the written consent of each Lender, or (x) except as provided in clause (d) of this Section or in any Collateral Document, release all or substantially all of the Collateral, without the written consent of each Lender; provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, the Issuing Bank or the Swingline Lender hereunder without the prior written consent of the Administrative Agent, the Issuing Bank or the Swingline Lender, as the case may be.  The Administrative Agent may also amend the Commitment Schedule to reflect assignments entered into pursuant to Section 9.04

(c)           The Lenders hereby irrevocably authorize the Administrative Agent, at its option and in its sole discretion, to release any Liens granted to the Administrative Agent by the Loan Parties on any Collateral (i) upon the termination of the all Commitments, payment and satisfaction in full in cash of all Secured Obligations (other than Unliquidated Obligations), and the cash collateralization of all Unliquidated Obligations in a manner satisfactory to each affected Lender, (ii) constituting property being sold or disposed of if the Loan Party disposing of such property certifies to the Administrative Agent that the sale or disposition is made in compliance with the terms of this Agreement (and the Administrative Agent may rely conclusively on any such certificate, without further inquiry), (iii) constituting property leased to a Loan Party under a lease which has expired or been terminated in a transaction permitted under this Agreement, or (iv) as required to effect any sale or other disposition of such Collateral in connection with any exercise of remedies of the Administrative Agent and the Lenders pursuant to Article VII.  Except as provided in the preceding sentence, the Administrative Agent will not release any Liens on Collateral without the prior written authorization of the Required Lenders; provided that, (A) the Administrative Agent may in its discretion, release its Liens on Collateral valued in the aggregate not in excess of $15,000,000 during any calendar year without the prior written authorization of the Required Lenders and (B) the Borrowers Representative may request a release of the Fixed Asset Collateral and any other Real Property owned by the Borrowers from the Liens under the Collateral Documents and the Administrative Agent may in its discretion, release such Liens on the Fixed Asset Collateral, but only so long as each of the following conditions are satisfied: (1) the Fixed Asset Component shall be reduced to zero ($0.00), (2) immediately after giving effect to the removal of the Fixed Asset Component from the Borrowing Base, Availability will not be less than $75,000,000, such excess Availability to be determined on a pro forma basis (assuming all past due accounts payable of the Borrowers have been paid in full in cash), (3) prior to and after giving effect to the removal of the Fixed Asset Component from the Borrowing Base, no Default or Event of Default shall exist, and (4) the Borrower Representative shall certify (and in the case of clause (2) above, provide the Administrative Agent with pro forma calculations in form and substance reasonably satisfactory to the Administrative Agent) to the Administrative Agent and the Lenders of the satisfaction of each of the foregoing requirements.  Any such release shall not in any manner discharge, affect, or impair the Obligations or any Liens (other than those expressly being released) upon (or obligations of the Loan Parties in respect of) all interests retained by the Loan Parties, including the proceeds of any sale, all of which shall continue to constitute part of the Collateral.

(d)           If, in connection with any proposed amendment, waiver or consent  requiring the consent of “each Lender” or “each Lender affected thereby,” the consent of the Required Lenders is obtained, but the consent of other necessary Lenders is not obtained (any such Lender whose consent is necessary but not obtained being referred to herein as a “Non-Consenting Lender”), then the Borrowers may elect to replace a Non-Consenting Lender as a Lender party to this Agreement, provided that, concurrently with such replacement, (i) another bank or other entity which is reasonably satisfactory to the Borrowers and the Administrative Agent shall agree, as of such date, to purchase for cash the Loans and other Obligations due to the Non-Consenting Lender pursuant to an Assignment and Assumption and to become a Lender for all purposes under this Agreement and to assume all obligations of the Non-Consenting Lender to be terminated as of such date and to comply with the requirements of clause (b) of Section 9.04, and (ii) the Borrowers shall pay to such Non-Consenting Lender in same day funds on the day of such replacement (A) all interest, fees and other amounts then accrued but unpaid to such Non-Consenting Lender by the Borrowers hereunder to and including the date of termination, including without limitation payments due to such Non-Consenting Lender under Section 2.15 and Section 2.17, and (B) an amount, if any, equal to the payment which would have been due to such Lender on the day of such replacement under Section 2.16 had the Loans of such Non-Consenting Lender been prepaid on such date rather than sold to the replacement Lender.

Section 9.03                                Expenses; Indemnity; Damage Waiver.  (a) The Borrowers shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates, including the reasonable fees, charges and disbursements of Vinson & Elkins L.L.P. and local counsel in applicable jurisdictions for the Administrative Agent, in connection with the syndication and distribution (including, without limitation, via the internet or through a service such as Intralinks) of the credit facilities provided for herein, the preparation and administration of the Loan Documents or any amendments, modifications or waivers of the provisions of the Loan Documents (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by the Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out-of-pocket expenses incurred by the Administrative Agent, the Issuing Bank or any Lender, including the fees, charges and disbursements of any counsel for the Administrative Agent, the Issuing Bank or any Lender, in connection with the enforcement, collection or protection of its rights in connection with the Loan Documents, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during  any workout, restructuring or negotiations in respect of such Loans or Letters of Credit. Expenses being reimbursed by the Borrowers under this Section include, without limiting the generality of the foregoing, costs and expenses incurred in connection with:

(A)          appraisals and insurance reviews;

(B)           field examinations and the preparation of Reports based on the fees charged by a third party retained by the Administrative Agent or the internally allocated fees for each Person employed by the Administrative Agent with respect to each field examination;

(C)           background checks regarding senior management and/or key investors, as deemed necessary or appropriate in the sole discretion of the Administrative Agent;

(D)          taxes, fees and other charges for (1) lien and title searches and title insurance and (2) recording the Mortgages, filing financing statements and continuations, and other actions to perfect, protect, and continue the Administrative Agent’s Liens;

(E)           sums paid or incurred to take any action required of any Loan Party under the Loan Documents that such Loan Party fails to pay or take; and

(F)           forwarding loan proceeds, collecting checks and other items of payment, and establishing and maintaining the accounts and lock boxes, and costs and expenses of preserving and protecting the Collateral.

All of the foregoing costs and expenses may be charged to the Borrowers as Loans or to another deposit account, all as described in Section 2.18(c).

(b)           The Borrowers shall, jointly and severally, indemnify the Administrative Agent, the Issuing Bank and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, penalties, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of the Loan Documents or any agreement or instrument contemplated thereby, the performance by the parties hereto of their respective obligations thereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by the Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by any Borrower or any of their Subsidiaries, or any Environmental Liability related in any way to any Borrower or any of their Subsidiaries, except for the presence or release of Hazardous Materials or Environmental Liabilities (which presence, release or liability is not actually caused by any Loan Party) and which first occurs or first arises after title to the relevant property is vested in any Indemnitee or other party after the completion of foreclosure proceedings or the granting of a deed-in-lieu of foreclosure or similar transfer of title, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, penalties, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee.

(c)           To the extent that the Borrowers fail to pay any amount required to be paid by it to the Administrative Agent, the Issuing Bank or the Swingline Lender under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent, the Issuing Bank or the Swingline Lender, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, penalty, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent, the Issuing Bank or the Swingline Lender in its capacity as such.

(d)           To the extent permitted by applicable law, no Loan Party shall assert, and each hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.

(e)           All amounts due under this Section shall be payable not later than ten (10) days after written demand therefor.

Section 9.04                                Successors and Assigns.  (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), except that (i) the Borrowers may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrowers without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section.  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), Participants (to the extent provided in paragraph (c) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Bank and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)           (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld) of:

(A)          the Borrower Representative, provided that no consent of the Borrower Representative shall be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund or, if an Event of Default has occurred and is continuing, any other assignee;

(B)           the Administrative Agent, provided that any assignment to a Lender, an Affiliate of a Lender or an Approved Fund shall not be unreasonably withheld; and

(C)           the Issuing Bank, provided that any assignment to a Lender, an Affiliate of a Lender or an Approved Fund shall not be unreasonably withheld.

(ii)           Assignments shall be subject to the following additional conditions:

(A)          except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans of any Class, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless each of the Borrower Representative and the Administrative Agent otherwise consent, provided that no such consent of the Borrower Representative shall be required if an Event of Default has occurred and is continuing;

(B)           each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement;

(C)           the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500; and

(D)          the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire in which the assignee designates one or more Credit Contacts to whom all syndicate-level information (which may contain material non-public information about the Loan Parties and their Related Parties or their respective securities) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable laws, including Federal and state securities laws.

For the purposes of this Section 9.04(b), the term “Approved Fund” has the following meaning:

“Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

(iii)          Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Section 2.15, Section 2.16, Section 2.17 and Section 9.03).  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.

(iv)          The Administrative Agent, acting for this purpose as an agent of the Borrowers, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive, and the Borrowers, the Administrative Agent, the Issuing Bank and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.  The Register shall be available for inspection by the Borrowers, the Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(v)           Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee’s completed Administrative

Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register; provided that if either the assigning Lender or the assignee shall have failed to make any payment required to be made by it pursuant to Section 2.05, Section 2.06(d) or Section 2.06(e), Section 2.07(b), Section 2.18(d) or Section 9.03(c), the Administrative Agent shall have no obligation to accept such Assignment and Assumption and record the information therein in the Register unless and until such payment shall have been made in full, together with all accrued interest thereon.  No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(c)           (i) Any Lender may, without the consent of the Borrowers, the Administrative Agent, the Issuing Bank or the Swingline Lender, sell participations to one or more banks or other entities (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrowers, the Administrative Agent, the Issuing Bank and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.  Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that affects such Participant.  Subject to paragraph (c)(ii) of this Section, the Borrowers agree that each Participant shall be entitled to the benefits of Section 2.15, Section 2.16 and Section 2.17 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section.  To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.18(c) as though it were a Lender.

(ii)           A Participant shall not be entitled to receive any greater payment under Section 2.15 or Section 2.17 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower Representative’s prior written consent.  A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.17 unless the Borrower Representative is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrowers, to comply with Section 2.17(e) as though it were a Lender.

(d)           Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

Section 9.05           Survival.  All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments  delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, the Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated.  The provisions of Section 2.15, Section 2.16, Section 2.17 and Section 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

Section 9.06           Counterparts; Integration; Effectiveness.  This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.  Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.  Delivery of an executed counterpart of a signature page of this Agreement by facsimile shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 9.07           Severability.  Any provision of any Loan Document held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

Section 9.08           Right of Setoff.  If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of the Borrowers or such Loan Guarantor against any of and all the Secured Obligations held by such Lender, irrespective of whether or not such Lender shall have made any demand under the Loan Documents and although such obligations may be unmatured.  The applicable Lender shall notify the Borrower Representative and the Administrative Agent of such set-off or application, provided that any failure to give or any delay in giving such notice shall not affect the validity of any such set-off or application under this Section.  The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

Section 9.09                                Governing Law; Jurisdiction; Consent to Service of Process.  (a) The Loan Documents (other than those containing a contrary express choice of law provision) shall be governed by and construed in accordance with the laws of the State of New York, but giving effect to federal laws applicable to national banks.

(b)           Each Loan Party hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any U.S. Federal or New York State court sitting in New York, New York in any action or proceeding arising out of or relating to any Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court.  Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Agreement or any other Loan Document shall affect any right that the Administrative Agent, the Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any Loan Party or its properties in the courts of any jurisdiction.

(c)           Each Loan Party hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section.  Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)           Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01.  Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

Section 9.10                                WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF

ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 9.11           Headings.  Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

Section 9.12           Confidentiality.  Each of the Administrative Agent, the Issuing Bank and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by Requirement of Laws or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Loan Parties and their obligations, (g) with the consent of the Borrower Representative or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent, the Issuing Bank or any Lender on a non-confidential basis from a source other than the Borrowers.  For the purposes of this Section, “Information” means all information received from the Borrowers relating to the Borrowers or their business, other than any such information that is available to the Administrative Agent, the Issuing Bank or any Lender on a non-confidential basis prior to disclosure by the Borrowers; provided that, in the case of information received from the Borrowers after the date hereof, such information is clearly identified at the time of delivery as confidential.  Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

EACH LENDER ACKNOWLEDGES THAT INFORMATION AS DEFINED IN Section 9.12 FURNISHED TO IT PURSUANT TO THIS AGREEMENT MAY INCLUDE MATERIAL NON-PUBLIC INFORMATION CONCERNING HOLDINGS AND ITS AFFILIATES AND  THEIR RELATED PARTIES OR THEIR RESPECTIVE SECURITIES, AND CONFIRMS THAT IT HAS DEVELOPED COMPLIANCE PROCEDURES REGARDING THE USE OF MATERIAL NON-PUBLIC INFORMATION AND THAT IT WILL HANDLE SUCH MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE

WITH THOSE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.

ALL INFORMATION, INCLUDING REQUESTS FOR WAIVERS AND AMENDMENTS, FURNISHED BY THE BORROWERS OR THE ADMINISTRATIVE AGENT PURSUANT TO, OR IN THE COURSE OF ADMINISTERING, THIS AGREEMENT WILL BE SYNDICATE-LEVEL INFORMATION, WHICH MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION ABOUT HOLDINGS, THE LOAN PARTIES AND THEIR RELATED PARTIES OR THEIR RESPECTIVE SECURITIES.  ACCORDINGLY, EACH LENDER REPRESENTS TO THE BORROWERS AND THE ADMINISTRATIVE AGENT THAT IT HAS IDENTIFIED IN ITS ADMINISTRATIVE QUESTIONNAIRE A CREDIT CONTACT WHO MAY RECEIVE INFORMATION THAT MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH ITS COMPLIANCE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.

Section 9.13           Several Obligations; Nonreliance; Violation of Law.  The respective obligations of the Lenders hereunder are several and not joint and the failure of any Lender to make any Loan or perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder. Each Lender hereby represents that it is not relying on or looking to any margin stock for the repayment of the Borrowings provided for herein.  Anything contained in this Agreement to the contrary notwithstanding, neither the Issuing Bank nor any Lender shall be obligated to extend credit to the Borrowers in violation of any Requirement of Law.

Section 9.14           USA PATRIOT Act.  Each Lender that is subject to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”) hereby notifies the Borrowers that pursuant to the requirements of the Act, it is required to obtain, verify and record information that identifies the Borrowers, which information includes the names and addresses of the Borrowers and other information that will allow such Lender to identify the Borrowers in accordance with the Act.

Section 9.15           Disclosure.  Each Loan Party and each Lender hereby acknowledges and agrees that the Administrative Agent and/or its Affiliates from time to time may hold investments in, make other loans to or have other relationships with any of the Loan Parties and their respective Affiliates.

Section 9.16           Appointment for Perfection.  Each Lender hereby appoints each other Lender as its agent for the purpose of perfecting Liens, for the benefit of the Administrative Agent and the Lenders, in assets which, in accordance with Article 9 of the UCC or any other applicable law can be perfected only by possession.  Should any Lender (other than the Administrative Agent) obtain possession of any such Collateral, such Lender shall notify the Administrative Agent thereof, and, promptly upon the Administrative Agent’s request therefor shall deliver such Collateral to the Administrative Agent or otherwise deal with such Collateral in accordance with the Administrative Agent’s instructions.

Section 9.17           Interest Rate Limitation.  Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

ARTICLE X

Loan Guaranty

Section 10.01         Guaranty.  Each Loan Guarantor (other than those that have delivered a separate Guaranty) hereby agrees that it is jointly and severally liable for, and, as primary obligor and not merely as surety, absolutely and unconditionally guarantees to the Lenders the prompt payment when due, whether at stated maturity, upon acceleration or otherwise, and at all times thereafter, of the Secured Obligations and all costs and expenses including, without limitation, all court costs and attorneys’ and paralegals’ fees (including allocated costs of in-house counsel and paralegals) and expenses paid or incurred by the Administrative Agent, the Issuing Bank and the Lenders in endeavoring to collect all or any part of the Secured Obligations from, or in prosecuting any action against, any Borrower, any Loan Guarantor or any other guarantor of all or any part of the Secured Obligations (such costs and expenses, together with the Secured Obligations, collectively the “Guaranteed Obligations”). Each Loan Guarantor further agrees that the Guaranteed Obligations may be extended or renewed in whole or in part without notice to or further assent from it, and that it remains bound upon its guarantee notwithstanding any such extension or renewal. All terms of this Loan Guaranty apply to and may be enforced by or on behalf of any domestic or foreign branch or Affiliate of any Lender that extended any portion of the Guaranteed Obligations.

Section 10.02         Guaranty of Payment.  This Loan Guaranty is a guaranty of payment and not of collection. Each Loan Guarantor waives any right to require the Administrative Agent, the Issuing Bank or any Lender to sue any Borrower, any Loan Guarantor, any other guarantor, or any other person obligated for all or any part of the Guaranteed Obligations (each, an “Obligated Party”), or otherwise to enforce its payment against any collateral securing all or any part of the Guaranteed Obligations.

Section 10.03         No Discharge or Diminishment of Loan Guaranty.  (a) Except as otherwise provided for herein, the obligations of each Loan Guarantor hereunder are unconditional and absolute and not subject to any reduction, limitation, impairment or termination for any reason (other than the indefeasible payment in full in cash of the Guaranteed Obligations), including:  (i) any claim of waiver, release, extension, renewal, settlement, surrender, alteration, or compromise of any of the Guaranteed Obligations, by operation of law or otherwise; (ii) any change in the corporate existence, structure or ownership of any Borrower or any other guarantor of or other person liable for any of the Guaranteed Obligations; (iii) any insolvency, bankruptcy, reorganization or other similar proceeding affecting any Obligated Party, or their assets or any resulting release or discharge of any obligation of any Obligated Party; or (iv) the existence of any claim, setoff or other rights which any Loan Guarantor may have at any time against any Obligated Party, the Administrative Agent, the Issuing Bank, any Lender, or any other person, whether in connection herewith or in any unrelated transactions.

(b)           The obligations of each Loan Guarantor hereunder are not subject to any defense or setoff, counterclaim, recoupment, or termination whatsoever by reason of the invalidity, illegality, or unenforceability of any of the Guaranteed Obligations or otherwise, or any provision of applicable law or regulation purporting to prohibit payment by any Obligated Party, of the Guaranteed Obligations or any part thereof.

(c)           Further, the obligations of any Loan Guarantor hereunder are not discharged or impaired or otherwise affected by: (i) the failure of the Administrative Agent, the Issuing Bank or any Lender to assert any claim or demand or to enforce any remedy with respect to all or any part of the Guaranteed Obligations; (ii) any waiver or modification of or supplement to any provision of any agreement relating to the Guaranteed Obligations; (iii) any release, non-perfection, or invalidity of any indirect or direct security for the obligations of any Borrower for all or any part of the Guaranteed Obligations or any obligations of any other guarantor of or other person liable for any of the Guaranteed Obligations; (iv) any action or failure to act by the Administrative Agent, the Issuing Bank or any Lender with respect to any collateral securing any part of the Guaranteed Obligations; or (v) any default, failure or delay, willful or otherwise, in the payment or performance of any of the Guaranteed Obligations, or any other circumstance, act, omission or delay that might in any manner or to any extent vary the risk of such Loan Guarantor or that would otherwise operate as a discharge of any Loan Guarantor as a matter of law or equity (other than the indefeasible payment in full in cash of the Guaranteed Obligations).

Section 10.04                          Defenses Waived.  To the fullest extent permitted by applicable law, each Loan Guarantor hereby waives any defense based on or arising out of any defense of any Borrower or any Loan Guarantor or the unenforceability of all or any part of the Guaranteed Obligations from any cause, or the cessation from any cause of the liability of any Borrower or any Loan Guarantor, other than the indefeasible payment in full in cash of the Guaranteed Obligations. Without limiting the generality of the foregoing, each Loan Guarantor irrevocably waives acceptance hereof, presentment, demand, protest and, to the fullest extent permitted by law, any notice not provided for herein, as well as any requirement that at any time any action be taken by any person against any Obligated Party, or any other person.  The Administrative Agent may, at its election, foreclose on any Collateral held by it by one or more judicial or nonjudicial sales, accept an assignment of any such Collateral in lieu of foreclosure or otherwise act or fail to act with respect to any collateral securing all or a part of the Guaranteed Obligations, compromise or adjust any part of the Guaranteed Obligations, make any other accommodation with any Obligated Party or exercise any other right or remedy available to it against any Obligated Party, without affecting or impairing in any way the liability of such Loan Guarantor under this Loan Guaranty except to the extent the Guaranteed Obligations have been fully and indefeasibly paid in cash.  To the fullest extent permitted by applicable law, each Loan Guarantor waives any defense arising out of any such election even though that election may operate, pursuant to applicable law, to impair or extinguish any right of reimbursement or subrogation or other right or remedy of any Loan Guarantor against any Obligated Party or any security.

Section 10.05         Rights of Subrogation.  No Loan Guarantor will assert any right, claim or cause of action, including, without limitation, a claim of subrogation, contribution or indemnification that it has against any Obligated Party, or any collateral, until the Loan Parties and the Loan Guarantors have fully performed all their obligations to the Administrative Agent, the Issuing Bank and the Lenders.

Section 10.06         Reinstatement; Stay of Acceleration.  If at any time any payment of any portion of the Guaranteed Obligations is rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, or reorganization of any Borrower or otherwise, each Loan Guarantor’s obligations under this Loan Guaranty with respect to that payment shall be reinstated at such time as though the payment had not been made and whether or not the Administrative Agent, the Issuing Bank and the Lenders are in possession of this Loan Guaranty. If acceleration of the time for payment of any of the Guaranteed Obligations is stayed upon the insolvency, bankruptcy or reorganization of any Borrower, all such amounts otherwise subject to acceleration under the terms of any agreement relating to the Guaranteed Obligations shall nonetheless be payable by the Loan Guarantors forthwith on demand by the Lender.

Section 10.07         Information.  Each Loan Guarantor assumes all responsibility for being and keeping itself informed of the Borrowers’ financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks that each Loan Guarantor assumes and incurs under this Loan Guaranty, and agrees that neither the Administrative Agent, the Issuing Bank nor any Lender shall have any duty to advise any Loan Guarantor of information known to it regarding those circumstances or risks.

Section 10.08         Termination.  Each Loan Guarantor acknowledges and agrees that this Loan Guaranty is irrevocable until the Guaranteed Obligations have been paid in full and the Commitments have been terminated.  The Lenders may continue to make loans or extend credit to the Borrowers based on this Loan Guaranty.  Each Loan Guarantor will continue to be liable to the Lenders for any Guaranteed Obligations created, assumed or committed to from time to time, and all subsequent renewals, extensions, modifications and amendments with respect to, or substitutions for, all or any part of that Guaranteed Obligations.

Section 10.09         Taxes.  All payments of the Guaranteed Obligations will be made by each Loan Guarantor free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if any Loan Guarantor shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (a) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, Lender or Issuing Bank (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (b) such Loan Guarantor shall make such deductions and (c) such Loan Guarantor shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

Section 10.10         Maximum Liability.  The provisions of this Loan Guaranty are severable, and in any action or proceeding involving any state corporate law, or any state, federal or foreign bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Loan Guarantor under this Loan Guaranty would otherwise be held or determined to be avoidable, invalid or unenforceable on account of the amount of such Loan Guarantor’s liability under this Loan Guaranty, then, notwithstanding any other provision of this Loan Guaranty to the contrary, the amount of such liability shall, without any further action by the Loan Guarantors or the Lenders, be automatically limited and reduced to the highest amount that is valid and enforceable as determined in such action or proceeding (such highest amount determined hereunder being the relevant Loan Guarantor’s “Maximum Liability”.  This Section with respect to the Maximum Liability of each Loan Guarantor is intended solely to preserve the rights of the Lenders to the maximum extent not subject to avoidance under applicable law, and no Loan Guarantor nor any other person or entity shall have any right or claim under this Section with respect to such Maximum Liability, except to the extent necessary so that the obligations of any Loan Guarantor hereunder shall not be rendered voidable under applicable law. Each Loan Guarantor agrees that the Guaranteed Obligations may at any time and from time to time exceed the Maximum Liability of each Loan Guarantor without impairing this Loan Guaranty or affecting the rights and remedies of the Lenders hereunder, provided that, nothing in this sentence shall be construed to increase any Loan Guarantor’s obligations hereunder beyond its Maximum Liability.

Section 10.11         Contribution.  In the event any Loan Guarantor (a “Paying Guarantor”) shall make any payment or payments under this Loan Guaranty or shall suffer any loss as a result of any realization upon any collateral granted by it to secure its obligations under this Loan Guaranty, each other Loan Guarantor (each a “Non-Paying Guarantor”) shall contribute to such Paying Guarantor an amount equal to such Non-Paying Guarantor’s “Applicable Percentage” of such payment or payments made, or losses suffered, by such Paying Guarantor.  For purposes of this Article X, each Non-Paying Guarantor’s “Applicable Percentage” with respect to any such payment or loss by a Paying Guarantor shall be determined as of the date on which such payment or loss was made by reference to the ratio of (a) such Non-Paying Guarantor’s Maximum Liability as of such date (without giving effect to any right to receive, or obligation to make, any contribution hereunder) or, if such Non-Paying Guarantor’s Maximum Liability has not been determined, the aggregate amount of all monies received by such Non-Paying Guarantor from the Borrowers after the date hereof (whether by loan, capital infusion or by other means) to (b) the aggregate Maximum Liability of all Loan Guarantors hereunder (including such Paying Guarantor) as of such date (without giving effect to any right to receive, or obligation to make, any contribution hereunder), or to the extent that a Maximum Liability has not been determined for any Loan Guarantor, the aggregate amount of all monies received by such Loan Guarantors from the Borrowers after the date hereof (whether by loan, capital infusion or by other means).  Nothing in this provision shall affect any Loan Guarantor’s several liability for the entire amount of the Guaranteed Obligations (up to such Loan Guarantor’s Maximum Liability).  Each of the Loan Guarantors covenants and agrees that its right to receive any contribution under this Loan Guaranty from a Non-Paying Guarantor shall be subordinate and junior in right of payment to the payment in full in cash of the Guaranteed Obligations.  This provision is for the benefit of both the Administrative Agent, the Issuing Bank, the Lenders and the Loan Guarantors and may be enforced by any one, or more, or all of them in accordance with the terms hereof.

Section 10.12         Liability Cumulative.  The liability of each Loan Party as a Loan Guarantor under this Article X is in addition to and shall be cumulative with all liabilities of each Loan Party to the Administrative Agent, the Issuing Bank and the Lenders under this Agreement and the other Loan Documents to which such Loan Party is a party or in respect of any obligations or liabilities of the other Loan Parties, without any limitation as to amount, unless the instrument or agreement evidencing or creating such other liability specifically provides to the contrary.

ARTICLE XI

The Borrower Representative

Section 11.01         Appointment; Nature of Relationship.  Holdings is hereby appointed by each of the Borrowers as its contractual representative (herein referred to as the “Borrower Representative”) hereunder and under each other Loan Document, and each of the Borrowers irrevocably authorizes the Borrower Representative to act as the contractual representative of such Borrower with the rights and duties expressly set forth herein and in the other Loan Documents.  The Borrower Representative agrees to act as such contractual representative upon the express conditions contained in this Article XI.  Additionally, the Borrowers hereby appoint the Borrower Representative as their agent to receive all of the proceeds of the Loans in the Funding Account(s), at which time the Borrower Representative shall promptly disburse such Loans to the appropriate Borrower.  The Administrative Agent and the Lenders, and their respective officers, directors, agents or employees, shall not be liable to the Borrower Representative or any Borrower for any action taken or omitted to be taken by the Borrower Representative or the Borrowers pursuant to this Section 11.01.

Section 11.02         Powers.  The Borrower Representative shall have and may exercise such powers under the Loan Documents as are specifically delegated to the Borrower Representative by the terms of each thereof, together with such powers as are reasonably incidental thereto.  The Borrower Representative shall have no implied duties to the Borrowers, or any obligation to the Lenders to take any action thereunder except any action specifically provided by the Loan Documents to be taken by the Borrower Representative.

Section 11.03         Employment of Agents.  The Borrower Representative may execute any of its duties as the Borrower Representative hereunder and under any other Loan Document by or through authorized officers or agents.

Section 11.04         Notices.  Each Borrower shall immediately notify the Borrower Representative of the occurrence of any Default or Event of Default hereunder referring to this Agreement describing such Default or Event of Default and stating that such notice is a “notice of default.”  In the event that the Borrower Representative receives such a notice, the Borrower Representative shall give prompt notice thereof to the Administrative Agent and the Lenders.

Any notice provided to the Borrower Representative hereunder shall constitute notice to each Borrower on the date received by the Borrower Representative.

Section 11.05         Successor Borrower Representative.  Upon the prior written consent of the Administrative Agent, the Borrower Representative may resign at any time, such resignation to be effective upon the appointment of a successor Borrower Representative; provided that such successor shall be a Loan Party.  The Administrative Agent shall give prompt written notice of such resignation to the Lenders.

Section 11.06         Execution of Loan Documents; Borrowing Base Certificate.  The Borrowers hereby empower and authorize the Borrower Representative, on behalf of the Borrowers, to execute and deliver to the Administrative Agent and the Lenders the Loan Documents and all related agreements, certificates, documents, or instruments as shall be necessary or appropriate to effect the purposes of the Loan Documents, including without limitation, the Borrowing Base Certificates and the Compliance Certificates.  Each Borrower agrees that any action taken by the Borrower Representative or the Borrowers in accordance with the terms of this Agreement or the other Loan Documents, and the exercise by the Borrower Representative of its powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be binding upon all of the Borrowers.

Section 11.07         Reporting.  Each Borrower hereby agrees that such Borrower shall furnish promptly after each fiscal month to the Borrower Representative a copy of its Borrowing Base Certificate and any other certificate or report required hereunder or requested by the Borrower Representative on which the Borrower Representative shall rely to prepare the Borrowing Base Certificates and Compliance Certificates required pursuant to the provisions of this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

BORROWERS:

AVENTINE RENEWABLE ENERGY, INC.

By:	/s/ William J. Brennan
Name:	William J. Brennan
Title:	Chief Accounting and Compliance Officer

AVENTINE RENEWABLE ENERGY – MT VERNON, LLC

By:	/s/ William J. Brennan
Name:	William J. Brennan
Title:	Chief Accounting and Compliance Officer

AVENTINE RENEWABLE ENERGY – AURORA WEST, LLC

By:	/s/ William J. Brennan
Name:	William J. Brennan
Title:	Chief Accounting and Compliance Officer

OTHER LOAN PARTIES:

AVENTINE RENEWABLE ENERGY HOLDINGS, INC.

By:	/s/ William J. Brennan
Name:	William J. Brennan
Title:	Chief Accounting and Compliance Officer

AVENTINE RENEWABLE ENERGY, LLC

By:	/s/ William J. Brennan
Name:	William J. Brennan
Title:	Chief Accounting and Compliance Officer

AVENTINE POWER, LLC

By:	/s/ William J. Brennan
Name:	William J. Brennan
Title:	Chief Accounting and Compliance Officer

Signature Page to Credit Agreement

LENDERS:

JPMORGAN CHASE BANK, N.A., individually, as Administrative Agent, Issuing Bank and Swingline Lender

By:	/s/ Timothy J. Whitefoot
Name:	Timothy J. Whitefoot
Title:	Vice President

BANK OF AMERICA, N.A., as Syndication Agent and a Lender

By:	/s/ Daniel R. Petrik
Name:	Daniel R. Petrik
Title:	Senior Vice President

UBS LOAN FINANCE LLC, as a Lender

By:	/s/ Mary E. Evans
Name:	Mary E. Evans
Title:	Associate Director

By:	/s/ Michael Cerniglia
Name:	Michael Cerniglia
Title:	Director

Signature Page to Credit Agreement

WELLS FARGO FOOTHILL, LLC, as Co-Documentation Agent and a Lender

By:	/s/ Rina Shinoda
Name:	Rina Shinoda
Title:	Vice President

BMO CAPITAL MARKETS FINANCING, INC., as a Lender

By:	/s/ William P. Robin
Name:	William P. Robin
Title:	Managing Director

SIEMENS FINANCIAL SERVICES, INC., as a Lender

By:	/s/ Mark Picillo
Name:	Mark Picillo
Title:	Vice President

WACHOVIA BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Jayne M. Weingart
Name:	Jayne M. Weingart
Title:	Vice President

Signature Page to Credit Agreement

COMMITMENT SCHEDULE

Lender	Revolving Commitment

JPMorgan Chase Bank, N.A.	$38,000,000
Bank of America, N.A.	$32,000,000
UBS Loan Finance LLC	$32,000,000
Wells Fargo Foothill, LLC	$32,000,000
BMO Capital Markets Financing, Inc.	$22,000,000
Siemens Financial Services, Inc.	$22,000,000
Wachovia Bank, National Association	$22,000,000
Total	$200,000,000

EXHIBIT A

ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”).  Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee.  The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including any letters of credit, guarantees, and swingline loans included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”).  Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.             Assignor:

2.             Assignee:                                                                            [and is an Affiliate/Approved Fund of [identify Lender](1)]

3.             Borrowers:             Aventine Renewable Energy, Inc., a Delaware corporation, Aventine Renewable Energy – Mt Vernon, LLC, a Delaware limited liability company, and Aventine Renewable Energy – Aurora West, LLC, a Delaware limited liability company

4.             Administrative Agent:        JPMorgan Chase Bank, N.A., as the administrative agent under the Credit Agreement

(1) Select as applicable.

A-1

5.             Credit Agreement:  The $200,000,000 Credit Agreement dated as of March 23, 2007 among Aventine Renewable Energy, Inc., Aventine Renewable Energy – Mt Vernon, LLC, Aventine Renewable Energy – Aurora West, LLC, the other Loan Parties thereto, the Lenders parties thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, and the other agents parties thereto.

6.             Assigned Interest:

Facility Assigned(2)	Aggregate Amount of Commitment/Loans for all Lenders	Amount of Commitment/Loans Assigned	Percentage Assigned of Commitment/Loans(3)
	$	$	%
	$	$	%
	$	$	%

Effective Date:                                    , 20    [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The Assignee agrees to deliver to the Administrative Agent a completed Administrative Questionnaire in which the Assignee designates on or more Credit Contacts to whom all syndicate-level information (which may contain material non-public information about the Loan Parties and their Related Parties or their respective securities) will be made available and who may receive such information in accordance with the Assignee’s compliance procedures and applicable laws, including Federal and state securities laws.

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR
[NAME OF ASSIGNOR]

By:
Name:
Title:

(2) Fill in the appropriate terminology for the types of facilities under the Credit Agreement that are being assigned under this Assignment (e.g. “Revolving Commitment,” etc.)

(3) Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

A-2

ASSIGNEE
[NAME OF ASSIGNEE]

By:
Name:
Title:

[Consented to and](4) Accepted:

[NAME OF ADMINISTRATIVE AGENT], as
Administrative Agent

By:
Name:
Title:

[Consented to:](5)

[NAME OF RELEVANT PARTY]

By:
Name:
Title:

(4) To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.

(5) To be added only if the consent of the Borrower and/or other parties (e.g. Swingline Lender, Issuing Bank) is required by the terms of the Credit Agreement.

A-3

ANNEX 1

STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION

1.             Representations and Warranties.

1.1.          Assignor.  The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of any Borrower, any of their Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by any Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2.          Assignee.  The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Credit Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.01 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (v) if it is a Foreign Lender, attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2.             Payments.  From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

A-4

3.             General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.  This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument.

Delivery of an executed counterpart of a signature page of this Assignment and Assumption by facsimile shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption.  This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

A-5

EXHIBIT B-1

OPINION OF COUNSEL FOR THE LOAN PARTIES

[To follow this page]

B-1

Exhibit B-2

FORM OF OPINION OF MORRIS, NICHOLS, ARSHT & TUNNELL

[To follow this page]

B-2

EXHIBIT C

BORROWING BASE CERTIFICATE

[To follow this page]

C-1

EXHIBIT D

COMPLIANCE CERTIFICATE

To:          The Lenders parties to the

Credit Agreement Described Below

This Compliance Certificate is furnished pursuant to that certain Credit Agreement dated as of March 23, 2007 (as amended, modified, renewed or extended from time to time, the “Agreement”) among Aventine Renewable Energy, Inc., Aventine Renewable Energy – Mt Vernon, LLC, Aventine Renewable Energy – Aurora West, LLC (the “Borrowers”), the other Loan Parties, the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent for the Lenders and as the Issuing Bank.  Unless otherwise defined herein, capitalized terms used in this Compliance Certificate have the meanings ascribed thereto in the Agreement.

THE UNDERSIGNED HEREBY CERTIFIES, ON ITS BEHALF AND ON BEHALF OF THE BORROWERS, THAT:

1.             I am the duly elected                                   of the Borrower Representative;

2.             I have reviewed the terms of the Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of Holdings and its Subsidiaries during the accounting period covered by the attached financial statements [for quarterly or monthly financial statements add: and such financial statements present fairly in all material respects the financial condition and results of operations of the Borrowers and their consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes];

3.             The examinations described in paragraph 2 did not disclose, except as set forth below, and I have no knowledge of (a) the existence of any condition or event which constitutes a Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate or (b) any change in GAAP or in the application thereof that has occurred since the date of the audited financial statements referred to in Section 3.04 of the Agreement;

4.             I hereby certify that no Loan Party has changed (a) its name, (b) its chief executive office, (c) principal place of business, (d) the type of entity it is or (e) its state of incorporation or organization without having given the Agent the notice required by Section 4.15 of the Security Agreement;

5.             Schedule I attached hereto sets forth financial data and computations evidencing the Borrowers’ compliance with certain covenants of the Agreement, all of which data and computations are true, complete and correct;  and

6.             Schedule II hereto sets forth the computations necessary to determine the Applicable Rate commencing on the Business Day this certificate is delivered.

7.             Described below are the exceptions, if any, to paragraph 3 by listing, in detail, the (i) nature of the condition or event, the period during which it has existed and the action which the Borrowers have taken, are taking, or propose to take with respect to each such condition or event or (i) the change in GAAP or the application thereof and the effect of such change on the attached financial statements:

The foregoing certifications, together with the computations set forth in Schedule I and Schedule II hereto and the financial statements delivered with this Certificate in support hereof, are made and delivered this                    day of                   ,                     .

, as
Borrower Representative

By:
Name:
Title:

SCHEDULE I

Compliance as of                ,             with

Provisions of Sections 6.01, 6.04, 6.05, 6.07, 6.08 and 6.13 of

the Agreement

SCHEDULE II

Borrowers’ Applicable Rate Calculation

EXHIBIT E

JOINDER AGREEMENT

THIS JOINDER AGREEMENT (this “Agreement”), dated as of                       ,         , 200  , is entered into between                                                     , a                                (the “New Subsidiary”) and JPMORGAN CHASE BANK, N.A., in its capacity as administrative agent (the “Administrative Agent”) under that certain Credit Agreement, dated as of March 23, 2007 among Aventine Renewable Energy, Inc., Aventine Renewable Energy – Mt Vernon, LLC and Aventine Renewable Energy – Aurora West, LLC (the “Borrowers”), the Loan Parties party thereto, the Lenders party thereto and the Administrative Agent (as the same may be amended, modified, extended or restated from time to time, the “Credit Agreement”).  All capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Credit Agreement.

The New Subsidiary and the Administrative Agent, for the benefit of the Lenders, hereby agree as follows:

1.             The New Subsidiary hereby acknowledges, agrees and confirms that, by its execution of this Agreement, the New Subsidiary will be deemed to be a Loan Party under the Credit Agreement and a “Loan Guarantor” for all purposes of the Credit Agreement and shall have all of the obligations of a Loan Party and a Loan Guarantor thereunder as if it had executed the Credit Agreement.  The New Subsidiary hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Credit Agreement, including without limitation (a) all of the representations and warranties of the Loan Parties set forth in Article III of the Credit Agreement, (b) all of the covenants set forth in Article V and Article VI of the Credit Agreement and (c) all of the guaranty obligations set forth in Article X of the Credit Agreement.  Without limiting the generality of the foregoing terms of this paragraph 1, the New Subsidiary, subject to the limitations set forth in Section 10.10 of the Credit Agreement, hereby guarantees, jointly and severally with the other Loan Guarantors, to the Administrative Agent and the Lenders, as provided in Article X of the Credit Agreement, the prompt payment and performance of the Guaranteed Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise) strictly in accordance with the terms thereof and agrees that if any of the Guaranteed Obligations are not paid or performed in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise), the New Subsidiary will, jointly and severally together with the other Loan Guarantors, promptly pay and perform the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, as a mandatory prepayment, by acceleration or otherwise) in accordance with the terms of such extension or renewal.  The New Subsidiary has delivered to the Administrative Agent an executed Loan Guaranty.

E-1

2.             If required, the New Subsidiary is, simultaneously with the execution of this Agreement, executing and delivering such Collateral Documents (and such other documents and instruments) as requested by the Administrative Agent in accordance with the Credit Agreement.

3.             The address of the New Subsidiary for purposes of Section 9.01 of the Credit Agreement is as follows:

4.             The New Subsidiary hereby waives acceptance by the Administrative Agent and the Lenders of the guaranty by the New Subsidiary upon the execution of this Agreement by the New Subsidiary.

5.             This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument.

6.             THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS.

IN WITNESS WHEREOF, the New Subsidiary has caused this Agreement to be duly executed by its authorized officer, and the Administrative Agent, for the benefit of the Lenders, has caused the same to be accepted by its authorized officer, as of the day and year first above written.

[NEW SUBSIDIARY]

By:
Name:
Title:

Acknowledged and accepted:

JPMORGAN CHASE BANK, N.A., as Administrative Agent

By:
Name:
Title:

E-2

EXHIBIT F

FORM OF NEW LENDER AGREEMENT

THIS NEW LENDER AGREEMENT is made and entered into as of                        ,          (this “Agreement”) to be effective as of the Effective Date (as defined herein), by and among AVENTINE RENEWABLE ENERGY, INC., a Delaware corporation (“Aventine”), AVENTINE RENEWABLE ENERGY — MT VERNON, LLC, a Delaware limited liability company (“Mt Vernon”), and AVENTINE RENEWABLE ENERGY — AURORA WEST, LLC, a Delaware limited liability company (“Aurora West” and collectively with Aventine and Mt Vernon, the “Borrowers” and each individually, a “Borrower”), JPMORGAN CHASE BANK, N.A., as Administrative Agent under the Credit Agreement (as hereinafter defined), and                                                   (“New Lender”).

RECITALS:

WHEREAS, the Borrowers, JPMorgan Chase Bank, N.A., individually as a Lender, as Issuing Bank and as the Administrative Agent, and the other financial institutions parties thereto as Lenders entered into that certain Credit Agreement dated as of March 23, 2007 (as amended through the date hereof, the “Credit Agreement”).  Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

WHEREAS, the Borrowers have requested that New Lender become a party to the Credit Agreement as a Lender and provide a Revolving Commitment thereunder pursuant to, and as contemplated by, Section 2.21 of the Credit Agreement.

AGREEMENTS:

1.             Joinder/Commitment.  New Lender and the Borrowers agree that, subject to the satisfaction of each condition precedent set forth in Section 5 hereof, from and after the Effective Date inserted by the Administrative Agent as contemplated below New Lender (a) shall be a party to the Credit Agreement as a Lender and is subject to all rights and obligations of a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent of its Applicable Percentage, (b) New Lender’s Revolving Commitment is in the amount of $                             , (c) the Commitment Schedule to the Credit Agreement shall be deemed to be amended to reflect such Revolving Commitment, and (d) to the extent permitted under applicable law, New Lender shall be entitled to the benefits of, and shall be deemed to have assumed, to the extent of its Applicable Percentage, all claims, suits, causes of action and any other right of a Lender against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing.

2.             Disbursement.  Subject to the satisfaction of each condition precedent set forth in Section 5 hereof, on the Effective Date, New Lender shall fund its Applicable Percentage of the

Loans outstanding as of such date by making such amount available to the Administrative Agent at its payment office set forth in Section 2.18 of the Credit Agreement or at such other office as agreed to by the Administrative Agent, in immediately available funds, and the Administrative Agent shall disburse such amounts to each Lender in such amounts as are necessary to cause each Lender to hold its Applicable Percentage of all outstanding Loans after giving effect thereto.  All such amounts funded by New Lender shall be ABR Loans.  The Borrowers shall be required to pay to the existing Lenders any amounts required by Section 2.16 of the Credit Agreement as a result of the pre-payment made pursuant to this Section 2 of any existing Eurodollar Loans prior to the last day of the Interest Period applicable thereto.

3.             Promissory Note.  On the Effective Date, to the extent requested by New Lender, the Borrowers shall issue to New Lender a promissory note to evidence the Loans made by New Lender in accordance with Section 2.10(f) of the Credit Agreement (the “New Lender Note”).

4.             Certain Agreements of New Lender.  New Lender (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Agreement and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Credit Agreement that are required to be satisfied by it in order to become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of its Applicable Percentage, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.01 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (v) if it is a Foreign Lender, attached to the Agreement is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by New Lender; and (b) agrees that (i) it will, independently and without reliance on any Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

5.             Conditions Precedent.  The obligation of New Lender to become a party to the Credit Agreement as a Lender thereunder, to issue its Commitment[s] pursuant thereto and hereto and to provide extensions of credit to Borrowers thereunder is subject to the satisfaction of each of the following conditions precedent on or before the Effective Date:

(a)           To the extent requested by New Lender, the Borrowers shall have executed and delivered to New Lender a New Lender Note;

(b)           The Borrowers shall have delivered to New Lender and the Administrative Agent certified copies of the resolutions of the board of directors, the sole member or other appropriate authority of each Borrower dated on or prior to the Effective Date and approving this Agreement, and all other documents, if any, to which each Borrower is required to enter pursuant to this Agreement and evidencing corporate authorization with respect to such documents;

(c)           The Borrowers shall have delivered to New Lender and the Administrative Agent a certificate of the secretary or an assistant secretary of each Borrower dated as of the Effective Date and certifying (i) the name, title and true signature of each officer of such Person authorized to execute this Agreement, (ii) the name, title and true signature of each officer of such Person authorized to provide the certifications required pursuant to this Agreement, and (iii) that attached thereto is a true and complete copy of the certificate of incorporation, formation or organization, as applicable, certified by the appropriate Governmental Authority of the jurisdiction of incorporation, formation or organization of each Borrower and the bylaws or other applicable organizational documents of each Borrower, each as amended to date, recent good standing certificates and/or certificates of existence for each Borrower and certificates of foreign qualification for each Borrower in such jurisdictions as New Lender or the Administrative Agent shall require;

(d)           The Borrowers shall have delivered to New Lender and the Administrative Agent an opinion of                                           , counsel to each Borrower dated as of the Effective Date addressed to New Lender and the Administrative Agent and covering such matters as New Lender or the Administrative Agent may reasonably request;

(e)           The Borrowers shall have delivered to New Lender and the Administrative Agent a certificate of a Financial Officer of each of the Borrowers dated as of the Effective Date and certifying, before and after giving effect to the making of the Loans being requested hereunder, that (i) each Borrower is solvent, (ii) no Default then or thereafter would, exist, (iii) each of the conditions required by this Section 5 have been satisfied, and (iv) each representation and warranty of the Borrowers contained herein and in the Credit Agreement is true and correct in all material respects;

(f)            The applicable Borrowers shall have paid or reimbursed (i) the Agent’s counsels’ fees and expenses incurred in connection with this Agreement through the Effective Date, to the extent invoiced, (ii) the Administrative Agent’s other expenses incurred through the Effective Date in connection with this Agreement, and (iii) any fees or expenses required to be paid to (A) JPMorgan Chase Bank, N.A. (or its Affiliates) pursuant to the fee letter between the Borrowers and the Administrative Agent, and (B) New Lender pursuant to any fee letter between the Borrowers, the Administrative Agent and New Lender;

(g)           All representations and warranties contained herein, in the Credit Agreement and the other Loan Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the Effective Date (unless such representation and warranty is expressly limited to an earlier date); and

(h)           There shall not exist a Default or Event of Default.

6.             Certain Representations and Warranties.  In order to induce the Administrative Agent and New Lender to enter into this Agreement, each Borrower hereby represents and warrants to the Administrative Agent and New Lender that each statement set forth in this Section 6 is true and correct on the date hereof and will be true and correct on the Effective Date.  Each such representation and warranty shall survive the execution and delivery of this Agreement and shall not be qualified or limited by any investigation undertaken by the Administrative Agent or New Lender or any actual or constructive knowledge the Administrative Agent or New Lender may have or be charged with indicating that any such representation or warranty is inaccurate or incomplete in any respect.

(a)           Each Borrower is duly authorized and empowered to execute, deliver and perform this Agreement; and all corporate, partnership or other action on any Borrower’s part requisite for the due execution, delivery and performance of this Agreement has been duly and effectively taken;

(b)           This Agreement constitutes the legal, valid and binding obligations of each Borrower and is enforceable in accordance with its terms (except that enforcement may be subject to any applicable bankruptcy, insolvency or similar laws generally affecting the enforcement of creditors’ rights and subject to the availability of equitable remedies);

(c)           The execution, delivery and performance of this Agreement do not and will not violate or create a default under any provisions of the articles or certificate of incorporation, formation or organization, as applicable, bylaws, partnership agreement or other organizational documents of any Borrower, or any contract, agreement, instrument or requirements of any Governmental Authority to which any Borrower is subject which violation or default could have a Material Adverse Effect, or result in the creation or imposition of any Lien upon any Properties of any Borrower;

(d)           Each Borrower’s execution, delivery and performance of this Agreement do not require notice to or filing or registration with, or the authorization, consent or approval of or other action by any other Person, including, but not limited to, any Governmental Authority, except those obtained or made;

(e)           Each representation and warranty of each Borrower contained in the Credit Agreement and the other Loan Documents is true and correct in all material respects on the date hereof and will be true and correct as of the Effective Date and after giving effect to the Borrowing of the Loans being made hereunder (unless such representation and warranty is expressly limited to an earlier date); and

(f)            No Default or Event of Default has occurred which is continuing.

7.             Notice.  All notices, requests and other communications to any party hereunder shall be given in the manner set forth in Section 9.01 of the Credit Agreement.  The initial notice address for New Lender shall be                                            .

8.             Benefit of Agreement.  This Agreement and the other documents that may be required pursuant hereto shall be binding upon and inure to the benefit of and be enforceable by the respective permitted successors and assigns of the parties hereto, provided that no Borrower may assign or transfer any of its interest hereunder or thereunder without the prior written consent of the Administrative Agent and New Lender.

9.             Amendment and Waiver.  Neither this Agreement nor any terms hereof or thereof, may be amended, supplemented or modified except in accordance with the provisions of Section 9.02 of the Credit Agreement.

10.           Loan Document.  This Agreement and the New Lender Note (if delivered pursuant hereto) are Loan Documents for all purposes of the Credit Agreement and the other Loan Documents.

11.           Entire Agreement.  The New Lender Note, this Agreement, the Credit Agreement and the other Loan Documents embody the entire agreement and understanding between the Administrative Agent and New Lender and supersede all prior agreements and understandings between such parties relating to the subject matter hereof and thereof and may not be contradicted by evidence of prior or contemporaneous agreements of the parties.  There are no unwritten oral agreements between the parties.

12.           Counterparts.  This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original but all of which shall together constitute one and the same instrument.

13.           Further Assurances.  Borrowers and New Lender agree to execute, acknowledge, deliver, file and record such further certificated, instruments and documents, and to do all other acts and things as may be requested by the Administrative Agent as necessary or advisable to carry out the intents and purposes of this Agreement.

14.           Governing Law.  This Agreement and the rights and obligations of the parties hereunder and under the New Lender Note shall be construed in accordance with and be governed by the laws of the State of New York and, to the extent controlling, laws of the United States of America.

15.           Effective Date.  This Agreement shall be effective upon the date (the “Effective Date”) specified by the Administrative Agent below its signature below.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the Effective Date.

AVENTINE RENEWABLE ENERGY, INC.

By:
Name:
Title:

AVENTINE RENEWABLE ENERGY – MT VERNON, LLC

By:
Name:
Title:

AVENTINE RENEWABLE ENERGY – AURORA WEST, LLC

By:
Name:
Title:

[NEW LENDER]

By:
Name:
Title:

JPMORGAN CHASE BANK, N.A., as the Administrative Agent

By:
Name:
Title:

Effective Date:

, 20 .

EXHIBIT G

FORM OF COMMITMENT INCREASE AGREEMENT

THIS COMMITMENT INCREASE AGREEMENT is made and entered into as of                     ,           (this “Agreement”) to be effective as of the Effective Date (as defined herein), by and among AVENTINE RENEWABLE ENERGY, INC., a Delaware corporation (“Aventine”), AVENTINE RENEWABLE ENERGY — MT VERNON, LLC, a Delaware limited liability company (“Mt Vernon”), and AVENTINE RENEWABLE ENERGY — AURORA WEST, LLC, a Delaware limited liability company (“Aurora West” and collectively with Aventine and Mt Vernon, the “Borrowers” and each individually, a “Borrower”), JPMORGAN CHASE BANK, N.A., as Administrative Agent under the Credit Agreement (as hereinafter defined) and                             (“Increasing Lender”).

RECITALS:

WHEREAS, the Borrowers, JPMorgan Chase Bank, N.A., individually as a Lender, as Issuing Bank and as the Administrative Agent, the other Loan Parties thereto, and the other financial institutions parties thereto as Lenders entered into that certain Credit Agreement dated as of March 23, 2007 (as amended through the date hereof, the “Credit Agreement”).  Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

WHEREAS, the Borrowers have requested that Increasing Lender agree to increase its Revolving Commitment pursuant to, and as contemplated by, Section 2.21 of the Credit Agreement.

AGREEMENTS:

1.             Increase in Commitment.  Increasing Lender and the Borrowers agree that, subject to the satisfaction of each condition precedent set forth in Section 5 hereof, from and after the Effective Date inserted by the Administrative Agent as contemplated below, (a) Increasing Lender’s Revolving Commitment shall be increased from $                     to $               , (b) the Commitment Schedule shall be deemed to be amended to reflect such Revolving Commitment, and (c) to the extent permitted under applicable law, Increasing Lender shall be entitled to the benefits of, and shall be deemed to have assumed, to the extent of its Applicable Percentage (as increased pursuant to such increase in its Revolving Commitment), all claims, suits, causes of action and any other right of a Lender against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing.

2.             Disbursement.  Subject to the satisfaction of each condition precedent set forth in Section 5 hereof, on the Effective Date, Increasing Lender shall fund additional Loans in an amount equal to the difference between its Applicable Percentage (as increased pursuant to the increase in its Revolving Commitment pursuant hereto) of the principal amount outstanding of all outstanding Loans and the principal amount of all outstanding Loans held by Increasing Lender prior to giving effect to such funding.  Increasing Lender shall make such amount available to the Administrative Agent at its payment office set forth in Section 2.18 of the Credit Agreement or at such other office as agreed to by the Administrative Agent, in immediately available funds, and the Administrative Agent shall disburse such amounts to each Lender in such amounts as are necessary to cause each Lender to hold its Applicable Percentage of all outstanding Loans after giving effect thereto.  All such amounts funded by Increasing Lender shall be ABR Loans.  The Borrowers shall be required to pay to the existing Lenders any amounts required by Section 2.16 of the Credit Agreement as a result of the pre-payment made pursuant to this Section 2 of any existing Eurodollar Loans prior to the last day of the Interest Period applicable thereto.

3.             Promissory Note.  On the Effective Date, to the extent requested by Increasing Lender, the Borrowers shall issue to Increasing Lender a promissory note to evidence the Loans made by Increasing Lender in accordance with Section 2.10(f) of the Credit Agreement (the “Increasing Lender Note”).

4.             Certain Agreements of Increasing Lender.  Increasing Lender represents and warrants that (a) it has full power and authority, and has taken all action necessary, to execute and deliver this Agreement and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, and (b) it has received a copy of the most recent financial statements delivered pursuant to Section 5.01 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement, on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender.

5.             Conditions Precedent.  The obligation of Increasing Lender to increase its Revolving Commitment pursuant hereto and to provide extensions of credit to the Borrowers thereunder is subject to the satisfaction of each of the following conditions precedent on or before the Effective Date:

(a)           To the extent requested by Increasing Lender, the Borrowers shall have executed and delivered to Increasing Lender an Increasing Lender Note;

(b)           The Borrowers shall have delivered to Increasing Lender and the Administrative Agent certified copies of the resolutions of the board of directors, sole member or other appropriate authority of each Borrower dated on or prior to the Effective Date and approving this Agreement, and all other documents, if any, to which each Borrower is required to enter pursuant to this Agreement and evidencing corporate authorization with respect to such documents;

(c)           The Borrowers shall have delivered to Increasing Lender and the Administrative Agent a certificate of the secretary or an assistant secretary of each Borrower dated as of the Effective Date and certifying (i) the name, title and true signature of each officer of such Person authorized to execute this Agreement, (ii) the name, title and true signature of each officer of such Person authorized to provide the certifications required pursuant to this Agreement, and (iii) that attached thereto is a true and complete copy of the certificate of incorporation, formation or organization, as applicable, certified by the appropriate Governmental Authority of the jurisdiction of incorporation, formation or organization of each Borrower and the bylaws or other applicable organizational documents of each Borrower, each as amended to date, recent good standing certificates and/or certificates of existence for each Borrower and certificates of foreign qualification for each Borrower in such jurisdictions as Increasing Lender or the Administrative Agent shall require;

(d)           The Borrowers shall have delivered to Increasing Lender and the Administrative Agent an opinion of                         , counsel to each Borrower dated as of the Effective Date addressed to Increasing Lender and the Administrative Agent and covering such matters as Increasing Lender or the Administrative Agent may reasonably request;

(e)           The Borrowers shall have delivered to Increasing Lender and the Administrative Agent a certificate of a Financial Officer of each of the Borrowers dated as of the Effective Date and certifying, before and after giving effect to the making of the Loans being requested hereunder, that (i) each Borrower is solvent, (ii) no Default then or thereafter would, exist, (iii) each of the conditions required by this Section 5 have been satisfied, and (iv) each representation and warranty of the Borrowers contained herein and in the Credit Agreement is true and correct in all material respects;

(f)            The applicable Borrowers shall have paid or reimbursed (i) the Administrative Agent’s counsels’ fees and expenses incurred in connection with this Agreement through the Effective Date, to the extent invoiced, (ii) the Administrative Agent’s other expenses incurred through the Effective Date in connection with this Agreement, and (iii) any fees or expenses required to be paid to (A) JPMorgan Chase Bank, N.A. (or its Affiliates) pursuant to the fee letter between the Borrowers and the Administrative Agent, and (B) Increasing Lender pursuant to any fee letter between the Borrowers, the Administrative Agent and Increasing Lender;

(g)           All representations and warranties contained herein, in the Credit Agreement and the other Loan Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the Effective Date (unless such representation and warranty is expressly limited to an earlier date); and

(h)           There shall not exist a Default or Event of Default.

6.             Certain Representations and Warranties.  In order to induce the Administrative Agent and Increasing Lender to enter into this Agreement, each Borrower hereby represents and warrants to the Administrative Agent and Increasing Lender that each statement set forth in this Section 6 is true and correct on the date hereof and will be true and correct on the Effective Date.  Each such representation and warranty shall survive the execution and delivery of this Agreement and shall not be qualified or limited by any investigation undertaken by the Administrative Agent or Increasing Lender or any actual or constructive knowledge the Administrative Agent or Increasing Lender may have or be charged with indicating that any such representation or warranty is inaccurate or incomplete in any respect.

(a)           Each Borrower is duly authorized and empowered to execute, deliver and perform this Agreement; and all corporate, partnership or other action on any Borrower’s part requisite for the due execution, delivery and performance of this Agreement has been duly and effectively taken;

(b)           This Agreement constitutes the legal, valid and binding obligations of each Borrower and is enforceable in accordance with its terms (except that enforcement may be subject to any applicable bankruptcy, insolvency or similar laws generally affecting the enforcement of creditors’ rights and subject to the availability of equitable remedies);

(c)           The execution, delivery and performance of this Agreement do not and will not violate or create a default under any provisions of the articles or certificate of incorporation, formation or organization, as applicable, bylaws, partnership agreement or other organizational documents of any Borrower, or any contract, agreement, instrument or requirements of any Governmental Authority to which any Borrower is subject which violation or default could have a Material Adverse Effect, or result in the creation or imposition of any Lien upon any Properties of any Borrower;

(d)           Each Borrower’s execution, delivery and performance of this Agreement do not require notice to or filing or registration with, or the authorization, consent or approval of or other action by any other Person, including, but not limited to, any Governmental Authority, except those obtained or made;

(e)           Each representation and warranty of each Borrower contained in the Credit Agreement and the other Loan Documents is true and correct in all material respects on the date hereof and will be true and correct as of the Effective Date and after giving effect to the Borrowing of the Loans being made hereunder (unless such representation and warranty is expressly limited to an earlier date); and

(f)            No Default or Event of Default has occurred which is continuing.

7.             Notice.  All notices, requests and other communications to any party hereunder shall be given in the manner set forth in Section 9.01 of the Credit Agreement.

8.             Benefit of Agreement.  This Agreement and the other documents that may be required pursuant hereto shall be binding upon and inure to the benefit of and be enforceable by the respective permitted successors and assigns of the parties hereto, provided that no Borrower may assign or transfer any of its interest hereunder or thereunder without the prior written consent of the Administrative Agent and Increasing Lender.

9.             Amendment and Waiver.  Neither this Agreement nor any terms hereof or thereof, may be amended, supplemented or modified except in accordance with the provisions of Section 9.02 of the Credit Agreement.

10.           Loan Document.  This Agreement and the Increasing Lender Note (if delivered pursuant hereto) are Loan Documents for all purposes of the Credit Agreement and the other Loan Documents.

11.           Entire Agreement.  The Increasing Lender Note, this Agreement, the Credit Agreement and the other Loan Documents embody the entire agreement and understanding between the Administrative Agent and Increasing Lender and supersede all prior agreements and understandings between such parties relating to the subject matter hereof and thereof and may not be contradicted by evidence of prior or contemporaneous agreements of the parties.  There are no unwritten oral agreements between the parties.

12.           Counterparts.  This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original but all of which shall together constitute one and the same instrument.

13.           Further Assurances.  The Borrowers and Increasing Lender agree to execute, acknowledge, deliver, file and record such further certificated, instruments and documents, and to do all other acts and things as may be requested by the Administrative Agent as necessary or advisable to carry out the intents and purposes of this Agreement.

14.           Governing Law.  This Agreement and the rights and obligations of the parties hereunder and under the Increasing Lender Note shall be construed in accordance with and be governed by the laws of the State of New York and, to the extent controlling, laws of the United States of America.

15.           Effective Date.  This Agreement shall be effective upon the date (the “Effective Date”) specified by the Administrative Agent below its signature below.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the Effective Date.

AVENTINE RENEWABLE ENERGY, INC.

By:
Name:
Title:

AVENTINE RENEWABLE ENERGY – MT VERNON, LLC

By:
Name:
Title:

AVENTINE RENEWABLE ENERGY – AURORA WEST, LLC

By:
Name:
Title:

[INCREASING LENDER]

By:
Name:
Title:

JPMORGAN CHASE BANK, N.A., as the Administrative Agent

By:
Name:
Title:

Effective Date:

, 20 .

EXHIBIT H

FORM OF PERFECTION CERTIFICATE UPDATE

This Perfection Certificate Update is being delivered pursuant to that certain Credit Agreement dated as of March 23, 2007 (as amended, supplemented, restated or otherwise modified prior to the date hereof, the “Credit Agreement”; capitalized terms used herein but not defined herein shall have the meaning given to such terms in the Credit Agreement), by and among AVENTINE RENEWABLE ENERGY, INC., a Delaware corporation (“Aventine”), AVENTINE RENEWABLE ENERGY — MT VERNON, LLC, a Delaware limited liability company (“Mt Vernon”), and AVENTINE RENEWABLE ENERGY — AURORA WEST, LLC, a Delaware limited liability company (“Aurora West” and collectively with Aventine and Mt Vernon, the “Borrowers” and each individually, a “Borrower”), JPMORGAN CHASE BANK, N.A., individually as a Lender, as the Issuing Bank and as the Administrative Agent, the other Loan Parties thereto, and each of the other financial institutions that are now or hereafter parties thereto as a Lender.  The undersigned hereby certifies on behalf of each Borrower that he/she is a Financial Officer of each Borrower and as such is authorized to execute this Perfection Certificate Update on behalf of the Borrowers.  The undersigned hereby certifies, represents and warrants on behalf of each Borrower, that all of the information provided in that certain Perfection Certificate (as updated pursuant to any prior Perfection Certificate Updates delivered to the Administrative Agent) executed and delivered by a Financial Officer of each Borrower as of                , 2007, for the benefit of the Lenders, is true and correct in all material respects, except as set forth on Schedule A attached hereto.

Date:                      , 20

AVENTINE RENEWABLE ENERGY, INC.

By:
Name:
Title:

AVENTINE RENEWABLE ENERGY – MT VERNON, LLC

By:
Name:
Title:

AVENTINE RENEWABLE ENERGY – AURORA WEST, LLC

By:
Name:
Title:

SCHEDULE A

EXHIBIT I

FORM OF PACA RESERVE REPORT

JPMORGAN CHASE BANK, N.A., ADMINISTRATIVE AGENT
ASSET BASED OPERATIONS
2200 Ross Avenue, 6th Floor
Dallas, Texas 75201
Mail Code #TX1-2921
ATTN:  Timothy J. Whitefoot, Vice President

RE:          Credit Agreement dated as of March 23, 2007, among AVENTINE RENEWABLE ENERGY, INC., a Delaware corporation (“Aventine”), AVENTINE RENEWABLE ENERGY — MT VERNON, LLC, a Delaware limited liability company (“Mt Vernon”), and AVENTINE RENEWABLE ENERGY — AURORA WEST, LLC, a Delaware limited liability company (“Aurora West” and collectively with Aventine and Mt Vernon, the “Borrowers” and each individually, a “Borrower”), the financial institutions or other parties thereto from time to time (collectively, the “Lenders”), the other Loan Parties thereto and JPMorgan Chase Bank, in its capacity as Administrative Agent thereunder (the “Administrative Agent”) (said Credit Agreement, as amended, supplemented, waived or otherwise modified from time to time, the “Credit Agreement”)

Ladies and Gentlemen:

Reference is hereby made to the Credit Agreement for all purposes.  Any capitalized terms which are used herein and are not otherwise defined in this certificate and agreement shall have the meaning ascribed to such terms in the Credit Agreement.

Each Person who executes this PACA Reserve Report on behalf of the Borrowers hereby certifies that (a) he/she is an officer of the Borrowers and in that capacity, such Person is authorized to execute this PACA Reserve Report on behalf of the Borrowers, and (b) the following information is accurate, complete and correct as of                            , 200    (the “Calculation Date”).  Each Person who executes this report does so in his/her capacity as a Financial Officer of the Borrowers and not in his/her individual capacity.

1.             PACA Reserves as of the Calculation Date and as set forth in further detail on Schedule I hereto:  $

2.             Information.  Such figures are taken from the Borrowers’ records, kept in accordance with GAAP and used in the Borrowers’ business.  This certificate and agreement is delivered to the Administrative Agent upon the understanding that the Administrative Agent and the Lenders will rely upon it in making or continuing Loans to the Borrowers under the Credit Agreement.

3.             Representations and Warranties.  The undersigned on behalf of the Borrowers hereby confirms that the agreements, warranties and representations contained in the Credit Agreement apply to the PACA Reserve.  The Borrowers ratify and confirm the continuing general and first priority Lien against all inventories of the Borrowers that are subject to the PACA Reserve and confirm any Security Agreement in favor of the Administrative Agent and the Lenders.

[Name of Financial Officer of the Borrowers], as
[Title]

Schedule I

Detail of PACA Reserves

(to be attached)

Schedule 3.05

Properties/Intellectual Property

Pekin Property

[Description to come]

Aurora West

[Description to come]

1

Schedule 3.06

Disclosed Matters

1

Schedule 3.12

Material Agreements

1

Schedule 3.14

Insurance

1

Schedule 3.15

Capitalization and Subsidiaries

1

Schedule 3.19

Terminals/Terminal Contracts

1

Schedule 4.03

Post Closing Conditions

1.                                       Mt Vernon Lien.  The Loan Parties shall deliver to, or cause to be delivered to, the Administrative Agent, on or before December 31, 2007, an agreement executed by the Port Commission, in form and substance satisfactory to the Administrative Agent in its sole discretion, pursuant to which the Port Commission acknowledges and confirms that the security interest granted to the Port Commission in Inventory of Mt Vernon pursuant to the Mt Vernon Lease (i) is limited to the Inventory of Mt Vernon then located on the Leased Premises, and (ii) does not attach to the proceeds of any Inventory.

2.                                       Commodity Account Control Agreements.  The Loan Parties shall deliver to, or cause to be delivered to, the Administrative Agent, on or before June 30, 2007, a fully executed Commodity Account Control Agreement (as defined in the Pledge and Security Agreement) with each of Citigroup Global Markets Inc. and UBS PaineWebber, Inc. in form and substance satisfactory to the Administrative Agent.

3.                                       Securities Account Control Agreement.  The Loan Parties shall deliver to, or cause to be delivered to, the Administrative Agent, on or before June 30, 2007, a fully executed Securities Account Control Agreement (as defined in the Pledge and Security Agreement) with Goldman Sachs in form and substance satisfactory to the Administrative Agent.

4.                                       Insurance.  Borrowers shall deliver, or cause to be delivered to, the Administrative Agent, on or before April 30, 2007, one or more endorsements naming the Administrative Agent as loss payee, mortgagee and additional insured, as applicable with respect to the insurance policies required pursuant to Section 5.09 of the Agreement in form and substance satisfactory to the Administrative Agent.

1

Schedule 6.01

Existing Indebtedness

1

Schedule 6.02

Existing Liens

1

Schedule 6.04

Existing Investments

1

Schedule 6.10

Existing Restrictions

1

Exhibit 99.1

Contact: Les Nelson Director – Investor Relations (309) 347-9709

Aventine Establishes New Secured Revolving Credit Facility

PEKIN, IL, (March 23, 2007) – Aventine Renewable Energy Holdings, Inc. (NYSE:AVR), a leading producer, marketer and end-to-end provider of clean renewable energy, today announced the establishment of a new senior secured revolving credit facility.  The Company, through certain of its indirect subsidiaries (Aventine Renewable Energy, Inc., Aventine Renewable Energy – Mt Vernon, LLC and Aventine Renewable Energy – Aurora West, LLC), has established a new five-year $200 million senior secured revolving credit facility that may, under certain circumstances, increase in amount up to $300 million.  The facility will be funded by a consortium of banks, led by JPMorgan Chase Bank, N.A.

About Aventine

Aventine is a leading producer, marketer and end-to-end distributor of ethanol to many leading energy companies in the United States.  Aventine is also a marketer and distributor of biodiesel.  In addition to ethanol, Aventine also produces of distillers grains, corn gluten feed, corn germ and brewers’ yeast.

Internet address is www.aventinerei.com.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):   March 21, 2007

AVENTINE RENEWABLE ENERGY HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32922	05-0569368
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1300 South 2nd Street
Pekin, IL	61554
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (309) 347-9200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 21, 2007, Aventine Renewable Energy Holdings, Inc. (the “Company”) entered into a Purchase Agreement (the “Purchase Agreement”) among the Company, the subsidiary guarantors named therein, and J.P. Morgan Securities, Inc., as representative of several initial purchasers, pursuant to which the initial purchasers agreed to purchase, subject to certain closing conditions, $300,000,000 aggregate principal amount of 10% Senior Notes due 2017 (the “Securities”) at a price equal to 98.000% of the principal amount thereof plus accrued interest, if any.

The net proceeds from the offering will be used to fund a portion of the Company’s capacity expansion plans.

The Purchase Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and the description of the terms of the Purchase Agreement in this Item 1.01 are qualified in their entirety by reference to such exhibit.

The Securities offered by the Company to the initial purchasers are not registered under the Securities Act or state securities laws and may not be offered or sold in the United States absent registration with the Securities and Exchange Commission or an applicable exemption from the registration requirements. This notice shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of such state.

Item 9.01 Financial Statements and Exhibits.

(a)           Financial statements of businesses acquired — Not Applicable

(b)           Pro forma financial information — Not Applicable

(d)           Exhibits

Exhibit No.	Description

10.1	Purchase Agreement, dated as of March 21, 2007, among the Company, the subsidiary guarantors named therein and J.P. Morgan Securities, Inc., as representative of several initial purchasers.

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 27, 2007

AVENTINE RENEWABLE ENERGY HOLDINGS, INC.

By:	/s/ William J. Brennan
William J. Brennan
Principal Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Purchase Agreement, dated as of March 21, 2007, among the Company, the subsidiary guarantors named therein and J.P. Morgan Securities, Inc., as representative of several initial purchasers.

3

Exhibit 10.1

EXECUTION COPY

$300,000,000

AVENTINE RENEWABLE ENERGY HOLDINGS, INC

10% Senior Notes due 2017

Purchase Agreement

March 21, 2007

J.P. Morgan Securities Inc.

  As Representative of the

  several Initial Purchasers listed

  in Schedule 1 hereto

c/o J.P. Morgan Securities Inc.

270 Park Avenue

New York, New York 10017

Ladies and Gentlemen:

Aventine Renewable Energy Holdings, Inc, a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to the several initial purchasers listed in Schedule 1 hereto (the “Initial Purchasers”), for whom you are acting as representative (the “Representative”), $300,000,000 principal amount of its 10% Senior Notes due 2017 (the “Securities”).  The Securities will be issued pursuant to an Indenture to be dated as of March 26, 2007 (the “Indenture”) among the Company, the guarantors listed in Schedule 2 hereto (the “Guarantors”) and Wells Fargo Bank, N.A., as trustee (the “Trustee”), and will be guaranteed on an unsecured senior basis by each of the Guarantors (the “Guarantees”).

The Securities will be sold to the Initial Purchasers without being registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon an exemption therefrom.  The Company and the Guarantors have prepared a preliminary offering memorandum dated March 9, 2007 (the “Preliminary Offering Memorandum”) and will prepare an offering memorandum dated the date hereof (the “Offering Memorandum”) setting forth information concerning the Company and the Securities.  Copies of the Preliminary Offering Memorandum have been, and copies of the Offering Memorandum will be, delivered by the Company to the Initial Purchasers pursuant to the terms of this Agreement.  The Company hereby confirms that it has authorized the use of the Preliminary Offering Memorandum, the other Time of Sale Information (as defined below) and the Offering Memorandum in connection with the offering and resale of the Securities by the Initial Purchasers in the manner contemplated by this Agreement.  Capitalized terms used but not defined herein shall have the meanings given to such terms in the Preliminary Offering Memorandum.  References herein to the Preliminary Offering Memorandum, the Time of Sale Information and the Offering Memorandum shall be deemed to refer to and include any document incorporated by reference therein.

At or prior to the time when sales of the Securities were first made (the “Time of Sale”), the following information shall have been prepared (collectively, the “Time of Sale Information”): the Preliminary Offering Memorandum, as supplemented and amended by the written communications listed on Annex A hereto.

Holders of the Securities (including the Initial Purchasers and their direct and indirect transferees) will be entitled to the benefits of a Registration Rights Agreement, to be dated the Closing Date (as defined below) and substantially in the form attached hereto as Exhibit A (the “Registration Rights Agreement”), pursuant to which the Company and the Guarantors will agree to file one or more registration statements with the Securities and Exchange Commission (the “Commission”) providing for the registration under the Securities Act of the Securities or the Exchange Securities referred to (and as defined) in the Registration Rights Agreement.

The Company hereby confirms its agreement with the several Initial Purchasers concerning the purchase and resale of the Securities, as follows:

1.             Purchase and Resale of the Securities.  (a)  The Company agrees to issue and sell the Securities to the several Initial Purchasers as provided in this Agreement, and each Initial Purchaser, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from the Company the respective principal amount of Securities set forth opposite such Initial Purchaser’s name in Schedule 1 hereto at a price equal to 98.000% of the principal amount thereof plus accrued interest, if any, from March 27, 2007 to the Closing Date.  The Company will not be obligated to deliver any of the Securities except upon payment for all the Securities to be purchased as provided herein.

(b)           The Company understands that the Initial Purchasers intend to offer the Securities for resale on the terms set forth in the Time of Sale Information.  Each Initial Purchaser, severally and not jointly, represents, warrants and agrees that:

(i)            it is a qualified institutional buyer within the meaning of Rule 144A under the Securities Act (a “QIB”) and an accredited investor within the meaning of Rule 501(a) under the Securities Act;

(ii)           it has not solicited offers for, or offered or sold, and will not solicit offers for, or offer or sell, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D under the Securities Act (“Regulation D”) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act; and

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(iii)          it has not solicited offers for, or offered or sold, and will not solicit offers for, or offer or sell, the Securities as part of their initial offering except:

(A)          within the United States to persons whom it reasonably believes to be QIBs in transactions pursuant to Rule 144A under the Securities Act (“Rule 144A”) and in connection with each such sale, it has taken or will take reasonable steps to ensure that the purchaser of the Securities is aware that such sale is being made in reliance on Rule 144A; or
(B)           in accordance with the restrictions set forth in Annex C hereto.

(c)           Each Initial Purchaser acknowledges and agrees that the Company and, for purposes of the opinions to be delivered to the Initial Purchasers pursuant to Sections 6(f) and 6(g), counsel for the Company and counsel for the Initial Purchasers, respectively, may rely upon the accuracy of the representations and warranties of the Initial Purchasers, and compliance by the Initial Purchasers with their agreements, contained in paragraph (b) above (including Annex C hereto), and each Initial Purchaser hereby consents to such reliance.

(d)           The Company acknowledges and agrees that the Initial Purchasers may offer and sell Securities to or through any affiliate of an Initial Purchaser and that any such affiliate may offer and sell Securities purchased by it to or through any Initial Purchaser.

(e)           The Company and the Guarantors acknowledge and agree that the Initial Purchasers are acting solely in the capacity of an arm’s length contractual counterparty to the Company and the Guarantors with respect to the offering of Securities contemplated hereby (including in connection with determining the terms of the offering) and not as financial advisors or fiduciaries to, or agents of, the Company, the Guarantors or any other person.  Additionally, neither the Representative nor any other Initial Purchaser is advising the Company, the Guarantors or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction.  The Company and the Guarantors shall consult with their own advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the transactions contemplated hereby, and neither the Representative nor any other Initial Purchaser shall have any responsibility or liability to the Company or the Guarantors with respect thereto.  Any review by the Representative or any Initial Purchaser of the Company, the Guarantors, and the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Representative or such Initial Purchaser, as the case may be, and shall not be on behalf of the Company, the Guarantors or any other person.

2.             Payment and Delivery.  (a)  Payment for and delivery of the Securities will be made at the offices of Shearman & Sterling LLP located at 599 Lexington Avenue, New York, New York 10022 at 10:00 A.M., New York City time, on March 27, 2007, or

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at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representative and the Company may agree upon in writing.  The time and date of such payment and delivery is referred to herein as the “Closing Date”.

(b)           Payment for the Securities shall be made by wire transfer in immediately available funds to the account(s) specified by the Company to the Representative against delivery to the nominee of The Depository Trust Company (“DTC”), for the account of the Initial Purchasers, of one or more global notes representing the Securities (collectively, the “Global Note”), registered in the name of Cede & Co., as nominee for DTC.  The Global Note will be made available for inspection by the Representative not later than 1:00 P.M., New York City time, on the business day prior to the Closing Date.

3.             Representations and Warranties of the Company and the Guarantors.  The Company and the Guarantors jointly and severally represent and warrant to each Initial Purchaser that:

(a)           Preliminary Offering Memorandum, Time of Sale Information and Offering Memorandum.  The Preliminary Offering Memorandum, as of its date, did not, the Time of Sale Information, at the Time of Sale, did not, and the Offering Memorandum, in the form first used by the Initial Purchasers to confirm sales of the Securities and as of the Closing Date, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company and the Guarantors make no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Initial Purchaser furnished to the Company or the Guarantors in writing by such Initial Purchaser through the Representative expressly for use in the Preliminary Offering Memorandum, the Time of Sale Information or the Offering Memorandum.

(b)           Additional Written Communications.  The Company (including its agents and representatives, other than the Initial Purchasers in their capacity as such) has not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any written communication that constitutes an offer to sell or solicitation of an offer to buy the Securities (each such communication by the Company or its agents and representatives (other than a communication referred to in clauses (i), (ii) and (iii) below) an “Issuer Written Communication”) other than (i) the Preliminary Offering Memorandum, (ii) the Offering Memorandum, (iii) the documents listed on Annex A hereto, including a term sheet substantially in the form of Annex B hereto, which constitute part of the Time of Sale Information, and (iv) any electronic road show or other written communications, in each case used in accordance with Section 4(c).  Each such Issuer Written Communication, when taken together with the Time of Sale Information, did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made,

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not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in each such Issuer Written Communication in reliance upon and in conformity with information relating to any Initial Purchaser furnished to the Company in writing by such Initial Purchaser through the Representative expressly for use in any Issuer Written Communication.

(c)           Financial Statements.  The financial statements and the related notes thereto included in each of the Time of Sale Information and the Offering Memorandum present fairly the financial position of the Company and its consolidated subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles in the United States (GAAP) applied on a consistent basis throughout the periods covered thereby and in accordance with Regulation S-X promulgated by the Commission other than Rule 3-10 thereof;  the other financial information included in each of the Time of Sale Information and the Offering Memorandum has been derived from the accounting records of the Company and its subsidiaries and presents fairly the information shown thereby.

(d)           No Material Adverse Change.  Since the date of the most recent financial statements of the Company included in each of the Time of Sale Information and the Offering Memorandum (i) there has not been any material change in the capital stock or long-term debt of the Company or any of its subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, management, financial position, results of operations or prospects of the Company and its subsidiaries taken as a whole; (ii) neither the Company nor any of its subsidiaries has entered into any transaction or agreement that is material to the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole; and (iii) neither the Company nor any of its subsidiaries has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case as otherwise disclosed in the Time of Sale Information.

(e)           Organization and Good Standing.  The Company and each of its subsidiaries have been duly incorporated or formed and are validly existing and in good standing under the laws of their respective jurisdictions of incorporation or formation, are duly qualified to do business and are in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct their businesses as described in each of the Time of Sale Information and the Offering Memorandum, except where the failure to be so qualified, in good standing or have such power or authority would not, individually or in the aggregate, have a material adverse effect on the business, properties, management, financial position, results of operations or prospects of the

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Company and its subsidiaries taken as a whole or on the performance by the Company and the Guarantors of their obligations under the Securities and the Guarantees (a “Material Adverse Effect”).  The Company does not own or control, directly or indirectly, any corporation, association or other entity other than Aventine Renewable Energy, Inc., Aventine Renewable Energy, LLC, Aventine Renewable Energy-Aurora West, LLC, Aventine Renewable Energy-Mt. Vernon, LLC, Aventine Power, LLC and Nebraska Energy, LLC.  The Company has a 78.4% ownership interest in Nebraska Energy, LLC.

(f)            Capitalization.  The Company has an authorized capitalization as set forth in each of the Time of Sale Information and the Offering Memorandum under the heading “Capitalization”; and all the outstanding shares of capital stock or other equity interests of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable except for the member interests in Nebraska Energy, LLC owned by Nebraska Energy Corporation and are owned directly or indirectly by the Company, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party except as disclosed in the Time of Sale of Information and the Offering Memorandum.

(g)           Due Authorization.  The Company and each of the Guarantors have full right, power and authority to execute and deliver this Agreement, the Securities, the Indenture (including each Guarantee set forth therein), the Exchange Securities and the Registration Rights Agreement (collectively, the “Transaction Documents”) and to perform their respective obligations hereunder and thereunder; and all action required to be taken for the due and proper authorization, execution and delivery of each of the Transaction Documents and the consummation of the transactions contemplated thereby has been duly and validly taken.

(h)           The Indenture.  The Indenture has been duly authorized by the Company and each of the Guarantors and, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of the Company and each of the Guarantors enforceable against the Company and each of the Guarantors in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, moratorium and similar laws relating to or affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability (collectively, the “Enforceability Exceptions”); and on the Closing Date, the Indenture will conform in all material respects to the requirements of the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and the rules and regulations of the Commission applicable to an indenture that is qualified thereunder.

(i)            The Securities and the Guarantees.  The Securities have been duly authorized by the Company and, when executed and authenticated, in accordance with the provisions of the Indenture and delivered to and paid for by the Initial Purchasers, will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture; and the Guarantees have been duly authorized by each of the Guarantors and, when the Guarantees have been duly

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executed, the Notes have been executed and authenticated and delivered to and paid for by the Initial Purchasers as provided herein, will be valid and legally binding obligations of each of the Guarantors, enforceable against each of the Guarantors in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture.

(j)            The Exchange Securities.  On the Closing Date, the Exchange Securities (including the related guarantees) will have been duly authorized by the Company and each of the Guarantors and, when duly executed, authenticated, issued and delivered as contemplated by the Registration Rights Agreement, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Company, as issuer, and each of the Guarantors, as guarantor, enforceable against the Company and each of the Guarantors in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture.

(k)           Purchase and Registration Rights Agreements.  This Agreement has been duly authorized, executed and delivered by the Company and each of the Guarantors; and the Registration Rights Agreement has been duly authorized by the Company and each of the Guarantors and, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of the Company and each of the Guarantors enforceable against the Company and each of the Guarantors in accordance with its terms, subject to the Enforceability Exceptions, and except that rights to indemnity and contribution thereunder may be limited by applicable law and public policy.

(l)            Descriptions of the Transaction Documents.  Each Transaction Document conforms in all material respects to the description thereof contained in each of the Time of Sale Information and the Offering Memorandum.

(m)          No Violation or Default.  Neither the Company nor any of the Guarantors is (i) in violation of its charter or by-laws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject; or (iii) in violation of any law, ordinance or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (ii) and (iii) above, as disclosed in the Time of Sale Information and the Offering Memorandum and for any such default or violation that would not, individually or in the aggregate, have a Material Adverse Effect.

(n)           No Conflicts.  The execution, delivery and performance by the Company and each of the Guarantors of each of the Transaction Documents to which each is a party, will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any

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lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of the Company or any of its subsidiaries or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation or default that would not, individually or in the aggregate, have a Material Adverse Effect.

(o)           No Consents Required.  No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Company and each of the Guarantors of each of the Transaction Documents to which each is a party, the issuance and sale of the Securities (including the Guarantees) and compliance by the Company and each of the Guarantors with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents, except for such consents, approvals, authorizations, orders and registrations or qualifications as may be required (i) under applicable state securities laws in connection with the offer and sale of the Securities by the Initial Purchasers (ii) with respect to the Exchange Securities (including the related guarantees) under the Securities Act, the Trust Indenture Act and applicable state securities laws as contemplated by the Registration Rights Agreement.

(p)           Legal Proceedings.  Except as described in each of the Time of Sale Information and the Offering Memorandum, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending or threatened to which the Company or any of its subsidiaries is or may be a party or to which any property of the Company or any of its subsidiaries is or may be the subject that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

(q)           Independent Accountants.  Ernst & Young LLP, who have certified certain financial statements of the Company and its subsidiaries are independent public accountants with respect to the Company and its subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act.

(r)            Title to Real and Personal Property.  Except as disclosed in the Time of Sale Information and the Offering Memorandum, the Company and its subsidiaries have good and marketable title in fee simple to, or have valid rights to lease or otherwise use, all items of real and personal property that are material to the respective businesses of the Company and its subsidiaries, (except, in the case of the member interests of Nebraska Energy, LLC which are owned by Nebraska Energy Cooperation) in each case free and clear of all liens, encumbrances, claims and defects and imperfections of

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title except those that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(s)           Title to Intellectual Property.  The Company and its subsidiaries own or possess or can acquire on reasonable terms adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses , except where the failure to own or possess, or the ability to acquire on reasonable terms, any of the foregoing would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect and the conduct of their respective businesses will not conflict in any material respect with any such rights of others, and the Company and its subsidiaries have not received any notice of any claim of infringement of or conflict with any such rights of others which singly or in the aggregate, if the subject of an unfavorable decision would reasonably be expected to have a Material Adverse Effect.

(t)            No Undisclosed Relationships.  No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and the directors, officers, stockholders or other affiliates of the Company or any of its subsidiaries, on the other, that would be required by the Securities Act to be described in a registration statement to be filed with the Commission and that is not so described in each of the Time of Sale Information and the Offering Memorandum.

(u)           Investment Company Act.  The Company and each Guarantor is not, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in each of the Time of Sale Information and the Offering Memorandum will not be, required to register as an “investment company,” as such term is defined in the Investment Company Act 1940, as amended.

(v)           Taxes.  The Company and each of its subsidiaries have timely filed all material federal, state, local and foreign tax returns required to be filed through the date hereof (taking into account any extension of time to file granted or obtained on behalf of the Company or any of its subsidiaries) and have paid all taxes and similar charges, (except as contested in good faith and adequately reserved for in accordance with GAAP), except in each case where the failure to so file or pay would not have a Material Adverse Effect; no tax deficiency has been determined, as a result of a final determination, adversely to the Company or any of its subsidiaries which has had (nor does the Company have any knowledge of any tax deficiency which, if determined adversely to the Company or any of its subsidiaries, would have) a Material Adverse Effect; and since the date of most recent audited financial statements, the Company and its subsidiaries have not incurred any liability for taxes other than in the ordinary course of its business and there is no tax lien, whether imposed by any federal, state, foreign or other taxing authority, outstanding against the assets, properties or business of the Company or its subsidiaries which, in either case, has had or could have, individually or in the aggregate, a Materially Adverse Effect;

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(w)          Licenses and Permits.  Except as described in the Time of Sale Information and the Offering Memorandum, the Company and each of its subsidiaries possess all licenses, certificates, authorizations and permits (collectively, “Governmental Licenses”) issued by, and have made all declarations and filings with, the appropriate federal, state, foreign or other regulatory agencies or bodies, which are necessary for the ownership of their respective properties or the conduct of their respective businesses now operated by them, except where the failure to possess or make the same would not, singularly or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singularly or in the aggregate, reasonably be expected to have a Material Adverse Effect; and none of the Company or any of its subsidiaries has received notification of any proceeding relating to the revocation or modification of any such Governmental Licenses or has any reason to believe that any such Governmental Licenses will not be renewed in the ordinary course, except where such revocation, modification or nonrenewal, would not singularly or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(x)            No Labor Disputes.  No labor disturbance by or dispute with employees of the Company or any of its subsidiaries exists or, to the best knowledge of the Company and each of the Guarantors, is threatened or imminent and neither the Company nor any Guarantor is aware of any existing or imminent labor disturbance by, or dispute with, the employees of any of the Company’s or any of the Company’s subsidiaries’ principal suppliers, contractors or customers, that could have a Material Adverse Effect.

(y)           Compliance With Environmental Laws.  Except as described in the Time of Sale Information and the Offering Memorandum, (i) the Company and its subsidiaries (x) are in compliance with any and all applicable federal, state, local and foreign laws, rules, regulations, requirements, decisions and orders relating to the protection of human health or safety, the environment, natural resources, hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”), (y) have received and are in compliance with all permits, licenses, certificates or other authorizations or approvals required of them under applicable Environmental Laws to conduct their respective businesses, and (z) have not received notice of any actual or potential liability under or relating to any Environmental Laws, including for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, and have no knowledge of any event or condition that would reasonably be expected to result in any such notice, and (ii) there are no costs or liabilities associated with Environmental Laws of or relating to the Company or its subsidiaries, except in the case of each of (i) and (ii) above, for any such failure to comply, or failure to receive required permits, licenses or approvals, or cost or liability, as would not, individually or in the aggregate, have a Material Adverse Effect.

(z)            Compliance With ERISA.  (i) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which the Company or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations

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within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability (each, a “Plan”) has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code, except where such noncompliance, individually or in the aggregate, would have a Material Adverse Effect;  (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan excluding transactions effected pursuant to a statutory or administrative exemption that would have a Material Adverse Effect; none of the Company, any of its subsidiaries, or any entity that was at any time required to be treated as a single employer together with the Company under Section 414(b)(c)(m) or (o) of the Code or Section 4001(a)(l4) of ERISA has incurred or reasonably expects to incur any liability under Section 302 of ERISA, Section 412 of the Code or Title IV of ERISA that would have a Material Adverse Effect; and each such pension plan that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and, to the best knowledge of the Company, nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

(aa)         Material Contracts.  The Representative or its counsel have been provided with complete and genuine copies (or, to the extent not executed as of the date hereof, current drafts) of all material contracts, agreements, instruments and other documents of the Company that are required at the Closing Time to be described in the Offering Memorandum or the Time of Sale Information, and the copies of all such material contracts, agreements, instruments and other documents (including governmental licenses, authorizations, permits, consents and approvals and all amendments or waivers relating to any of the foregoing) that have been previously furnished to the Representative or its counsel are complete and genuine; and there are no legal proceedings, contracts, agreements or other documents of a character required to be described in the Offering Memorandum or the Time of Sale Information which are not so described as required.

(bb)         Disclosure Controls.  The Company and its subsidiaries maintain “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that are designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure.  The Company and its subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act and have concluded that such disclosure controls and procedures are effective as of the most recent evaluation.

(cc)         Accounting Controls.  The Company and its subsidiaries maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and

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principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles.  The Company and its subsidiaries maintain internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  Except as disclosed in each of the Time of Sale Information and the Offering Memorandum, there are no material weaknesses or significant deficiencies in the Company’s internal controls.

(dd)         Insurance.  Except as disclosed in the Time of Sale Information and the Offering Memorandum, the Company and its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as, in management’s judgment, are prudent and customary in the business in which they are engaged, neither the Company nor any of its subsidiaries has been refused any material insurance coverage sought or applied for; and neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business to a cost that would not have a Material Adverse Effect.

(ee)         No Unlawful Payments.  Neither the Company nor any of its subsidiaries nor, to the best knowledge of the Company and each of the Guarantors, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(ff)           Other Registration.  There are no, and as of the Closing Time there will not be any, persons or entities with registration or other similar rights to have any securities registered pursuant to a registration statement or otherwise by the Company or any of its subsidiaries other than the Registration Rights Agreement and as otherwise described in the Offering Memorandum and the Time of Sale Information.

(gg)         Compliance with OFAC.  None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); and the Company will not directly or indirectly use the proceeds of

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the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(hh)         No Restrictions on Subsidiaries.  No subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s properties or assets to the Company or any other subsidiary of the Company.

(ii)           No Broker’s Fees.  Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against any of them or any Initial Purchaser for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Securities.

(jj)           Rule 144A Eligibility.  On the Closing Date, the Securities will not be of the same class as securities listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in an automated inter-dealer quotation system; and each of the Preliminary Offering Memorandum and the Offering Memorandum, as of its respective date, contains or will contain all the information that, if requested by a prospective purchaser of the Securities, would be required to be provided to such prospective purchaser pursuant to Rule 144A(d)(4) under the Securities Act or the Company will provide such information upon request by a prospective purchaser.

(kk)         No Integration.  Neither the Company nor any of its affiliates (as defined in Rule 501(b) of Regulation D) has, directly or through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act), that is or will be integrated with the sale of the Securities in a manner that would require registration of the Securities under the Securities Act.

(ll)           No General Solicitation or Directed Selling Efforts.  None of the Company or any of its affiliates or any other person acting on its or their behalf (other than the Initial Purchasers, as to which no representation is made) has (i) solicited offers for, or offered or sold, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act or (ii) engaged in any directed selling efforts within the meaning of Regulation S under the Securities Act (“Regulation S”), and all such persons have complied with the offering restrictions requirement of Regulation S.

(mm)       Securities Law Exemptions.  Assuming the accuracy of the representations and warranties of the Initial Purchasers contained in Section 1(b) (including Annex C hereto) and their compliance with their agreements set forth therein,

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it is not necessary, in connection with the issuance and sale of the Securities to the Initial Purchasers and the offer, resale and delivery of the Securities by the Initial Purchasers in the manner contemplated by this Agreement, the Time of Sale Information and the Offering Memorandum, to register the Securities under the Securities Act or to qualify the Indenture under the Trust Indenture Act.

(nn)         No Stabilization.  Neither the Company nor any of the Guarantors has taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

(oo)         Margin Rules.  Neither the issuance, sale and delivery of the Securities nor the application of the proceeds thereof by the Company as described in each of the Time of Sale Information and the Offering Memorandum will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

(pp)         Forward-Looking Statements.  No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in any of the Time of Sale Information or the Offering Memorandum has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(qq)         Statistical and Market Data.  Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included in each of the Time of Sale Information and the Offering Memorandum is not based on or derived from sources that are reliable and accurate in all material respects.

(rr)           Sarbanes-Oxley Act.  There is and has been no material failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

4.             Further Agreements of the Company and the Guarantors.  The Company and each of the Guarantors jointly and severally covenant and agree with each Initial Purchaser that:

(a)           Delivery of Copies.  The Company will deliver, without charge, to the Initial Purchasers as many copies of the Preliminary Offering Memorandum, any other Time of Sale Information, any Issuer Written Communication and the Offering Memorandum (including all amendments and supplements thereto) as the Representative may reasonably request.

(b)           Offering Memorandum, Amendments or Supplements.  Before finalizing the Offering Memorandum or making or distributing any amendment or supplement to any of the Time of Sale Information or the Offering Memorandum, the Company will furnish to the Representative and counsel for the Initial Purchasers a copy of the

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proposed Offering Memorandum or such amendment or supplement for review, and will not distribute any such proposed Offering Memorandum, amendment or supplement to which the Representative reasonably objects (by providing notice to the Company after a reasonable period of review).

(c)           Additional Written Communications.  Before making, preparing, using, authorizing, approving or referring to any Issuer Written Communication, the Company will furnish to the Representative and counsel for the Initial Purchasers a copy of such written communication for review and will not make, prepare, use, authorize, approve or refer to any such written communication to which the Representative reasonably objects (by providing notice to the Company after a reasonable period of review).

(d)           Notice to the Representative.  The Company will advise the Representative promptly, and confirm such advice in writing, (i) of the issuance by any governmental or regulatory authority of any order preventing or suspending the use of any of the Time of Sale Information, any Issuer Written Communication or the Offering Memorandum or the initiation or threatening of any proceeding for that purpose; (ii) of the occurrence of any event at any time prior to the completion of the initial offering of the Securities as a result of which any of the Time of Sale Information, any Issuer Written Communication or the Offering Memorandum as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when such Time of Sale Information, Issuer Written Communication or the Offering Memorandum is delivered to a purchaser, not misleading; and (iii) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Securities for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company will use its reasonable best efforts to prevent the issuance of any such order preventing or suspending the use of any of the Time of Sale Information, any Issuer Written Communication or the Offering Memorandum or suspending any such qualification of the Securities and, if any such order is issued, will obtain as soon as possible the withdrawal thereof provided that in connection with obtaining such withdrawal the Company shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not so subject.

(e)           Time of Sale Information.  If at any time prior to the Closing Date (i) any event shall occur or condition shall exist as a result of which any of the Time of Sale Information as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (ii) it is necessary to amend or supplement any of the Time of Sale Information to comply with law, the Company will immediately notify the Initial Purchasers thereof and forthwith prepare and, subject to paragraph (b) above, furnish to the Initial Purchasers such amendments or supplements to any of the Time of Sale Information as may be necessary so that the statements in any of the Time of Sale

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Information as so amended or supplemented will not, in light of the circumstances under which they were made, be misleading or so that any of the Time of Sale Information will comply with law.

(f)            Ongoing Compliance of the Offering Memorandum. If at any time prior to the completion of the initial offering of the Securities (i) any event shall occur or condition shall exist as a result of which the Offering Memorandum as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Offering Memorandum is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Offering Memorandum to comply with law, the Company will immediately notify the Initial Purchasers thereof and forthwith prepare and, subject to paragraph (b) above, furnish to the Initial Purchasers such amendments or supplements to the Offering Memorandum as may be necessary so that the statements in the Offering Memorandum as so amended or supplemented will not, in the light of the circumstances existing when the Offering Memorandum is delivered to a purchaser, be misleading or so that the Offering Memorandum will comply with law.

(g)           Blue Sky Compliance. The Company will qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representative shall reasonably request and will continue such qualifications in effect so long as required for the offering and resale of the Securities; provided that neither the Company nor any of the Guarantors shall be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(h)           Clear Market. During the period from the date hereof through and including the date that is 90 days after the date hereof, the Company and each of the Guarantors will not, without the prior written consent of the Representative, offer, sell, contract to sell or otherwise dispose of any debt securities issued or guaranteed by the Company or any of the Guarantors and having a tenor of more than one year.

(i)            Use of Proceeds. The Company will apply the net proceeds from the sale of the Securities as described in each of the Time of Sale Information and the Offering Memorandum under the heading “Use of proceeds”.

(j)            Supplying Information. While the Securities remain outstanding and are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, the Company and each of the Guarantors will, during any period in which the Company is not subject to and in compliance with Section 13 or 15(d) of the Exchange Act, furnish to holders of the Securities and prospective purchasers of the Securities designated by such holders, upon the request of such holders or such prospective purchasers, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

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(k)           PORTAL and DTC. The Company will use its commercially reasonable efforts to assist the Initial Purchasers in arranging for the Securities to be designated Private Offerings, Resales and Trading through Automated Linkages (“PORTAL”) Market securities in accordance with the rules and regulations adopted by the National Association of Securities Dealers, Inc. (the “NASD”) relating to trading in the PORTAL Market and for the Securities to be eligible for clearance and settlement through The Depository Trust Company (“DTC”).

(l)            No Resales by the Company. The Company will not, and will not permit any of its affiliates (as defined in Rule 144 under the Securities Act) to, resell any of the Securities that have been acquired by any of them, except for Securities purchased by the Company or any of its affiliates and resold in a transaction registered under the Securities Act.

(m)          No Integration. Neither the Company nor any of its affiliates (as defined in Rule 501(b) of Regulation D) will, directly or through any agent, sell, offer for sale, solicit offers to buy or otherwise negotiate in respect of, any security (as defined in the Securities Act), that is or will be integrated with the sale of the Securities in a manner that would require registration of the Securities under the Securities Act.

(n)           No General Solicitation or Directed Selling Efforts. None of the Company or any of its affiliates or any other person acting on its or their behalf (other than the Initial Purchasers, as to which no covenant is given) will (i) solicit offers for, or offer or sell, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act or (ii) engage in any directed selling efforts within the meaning of Regulation S, and all such persons will comply with the offering restrictions requirement of Regulation S.

(o)           No Stabilization. Neither the Company nor any of the Guarantors will take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

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5.             Certain Agreements of the Initial Purchasers. Each Initial Purchaser hereby represents and agrees that it has not and will not use, authorize use of, refer to, or participate in the planning for use of, any written communication that constitutes an offer to sell or the solicitation of an offer to buy the Securities other than (i) the Preliminary Offering Memorandum and the Offering Memorandum, (ii) a written communication that contains no “issuer information” (as defined in Rule 433(h)(2) under the Securities Act) that was not or will not, be included (including through incorporation by reference) in the Preliminary Offering Memorandum or the Offering Memorandum, (iii) any written communication listed on Annex A or prepared pursuant to Section 4(c) above (including any electronic road show), (iv) any written communication prepared by such Initial Purchaser and approved by the Company in advance in writing or (v) any written communication relating to or that contains the terms of the Securities and/or other information that was included (including through incorporation by reference) in the Preliminary Offering Memorandum or the Offering Memorandum.

6.             Conditions of Initial Purchasers’ Obligations. The obligation of each Initial Purchaser to purchase Securities on the Closing Date as provided herein is subject to the performance by the Company and each of the Guarantors of their respective covenants and other obligations hereunder and to the following additional conditions:

(a)           Representations and Warranties. The representations and warranties of the Company and the Guarantors contained herein shall be true and correct on the date hereof and on and as of the Closing Date; and the statements of the Company, the Guarantors and their respective officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date.

(b)           No Downgrade. Subsequent to the earlier of (A) the Time of Sale and (B) the execution and delivery of this Agreement, (i) no downgrading shall have occurred in the rating accorded the Securities or any other debt securities or preferred stock issued or guaranteed by the Company or any of its subsidiaries by any “nationally recognized statistical rating organization”, as such term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act; and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of the Securities or of any other debt securities or preferred stock issued or guaranteed by the Company or any of its subsidiaries (other than an announcement with positive implications of a possible upgrading).

(c)           No Material Adverse Change. No event or condition of a type described in Section 3(d) hereof shall have occurred or shall exist, which event or condition is not described in each of the Time of Sale Information (excluding any amendment or supplement thereto) and the Offering Memorandum (excluding any amendment or supplement thereto) the effect of which in the judgment of the Representative makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Offering Memorandum.

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(d)           Officer’s Certificate. The Representative shall have received on and as of the Closing Date a certificate of an executive officer of the Company and of each Guarantor who has specific knowledge of the Company’s or such Guarantor’s financial matters and is satisfactory to the Representative (i) confirming that such officer has carefully reviewed the Time of Sale Information and the Offering Memorandum and, to the best knowledge of such officer, the representations set forth in Sections 3(a) and 3(b) hereof are true and correct, (ii) confirming that the other representations and warranties of the Company and the Guarantors in this Agreement are true and correct and that the Company and the Guarantors have complied with all agreements and satisfied all conditions on their part to be performed or satisfied hereunder at or prior to the Closing Date and (iii) to the effect set forth in paragraphs (b) and (c) above.

(e)           Comfort Letters. On the date of this Agreement and on the Closing Date, Ernst & Young LLP, shall have furnished to the Representative, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Initial Purchasers, in form and substance reasonably satisfactory to the Representative, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in each of the Time of Sale Information and the Offering Memorandum; provided that the letter delivered on the Closing Date shall use a “cut-off” date no more than three business days prior to the Closing Date.

(f)            Opinion and 10b-5 Statement of Counsel for the Company. Davis Polk & Wardwell, counsel for the Company, shall have furnished to the Representative, at the request of the Company, their written opinion and 10b-5 statement, dated the Closing Date and addressed to the Initial Purchasers, in form and substance reasonably satisfactory to the Representative, to the effect set forth in Annex D hereto.

(g)           Opinion and 10b-5 Statement of Counsel for the Initial Purchasers. The Representative shall have received on and as of the Closing Date an opinion and 10b-5 statement of Shearman & Sterling LLP, counsel for the Initial Purchasers, with respect to such matters as the Representative may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(h)           No Legal Impediment to Issuance. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date, prevent the issuance or sale of the Securities or the issuance of the Guarantees; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date, prevent the issuance or sale of the Securities or the issuance of the Guarantees.

(i)            Good Standing. The Representative shall have received on and as of the Closing Date satisfactory evidence of the good standing of the Company and its subsidiaries in their respective jurisdictions of organization and their good standing in such other jurisdictions as the Representative may reasonably request, except where

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the failure to maintain such good standing in such other jurisdiction would not result in a Material Adverse Effect, in each case in writing or any standard form of telecommunication, from the appropriate governmental authorities of such jurisdictions.

(j)            Registration Rights Agreement. The Initial Purchasers shall have received a counterpart of the Registration Rights Agreement that shall have been executed and delivered by a duly authorized officer of the Company and each of the Guarantors.

(k)           PORTAL and DTC. The Securities shall have been approved by the NASD for trading in the PORTAL Market and shall be eligible for clearance and settlement through DTC.

(l)            Additional Documents. On or prior to the Closing Date, the Company shall have furnished to the Representative such further certificates and documents as the Representative may reasonably request.

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Initial Purchasers.

7.             Indemnification and Contribution.

(a)           Indemnification of the Initial Purchasers. The Company and each of the Guarantors jointly and severally agree to indemnify and hold harmless each Initial Purchaser, its affiliates, directors and officers and each person, if any, who controls such Initial Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum, any of the other Time of Sale Information, any Issuer Written Communication or the Offering Memorandum (or any amendment or supplement thereto) or any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Initial Purchaser furnished to the Company in writing by such Initial Purchaser through the Representative expressly for use therein.

(b)           Indemnification of the Company. Each Initial Purchaser agrees, severally and not jointly, to indemnify and hold harmless the Company, each of the Guarantors, each of their respective directors and officers and each person, if any, who controls the Company or any of the Guarantors within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities

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that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Initial Purchaser furnished to the Company in writing by such Initial Purchaser through the Representative expressly for use in the Preliminary Offering Memorandum, any of the other Time of Sale Information, any Issuer Written Communication or the Offering Memorandum (or any amendment or supplement thereto), it being understood and agreed that the only such information consists of the following: (i) the names of the Initial Purchasers appearing on the cover page of the Preliminary Offering Memorandum; and (ii) the sixteenth paragraph of text of the “Plan of Distribution” in the Preliminary Offering Memorandum.

(c)           Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under subsections 7(a) and 7(b) except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under subsections 7(a) and 7(b). If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section 7 that the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for any Initial Purchaser, its affiliates, directors and officers and any control persons of such Initial Purchaser shall be designated in writing by J.P. Morgan Securities Inc. and any such separate firm for the Company, the

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Guarantors, their respective directors and officers and any control persons of the Company and the Guarantors shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(d)           Contribution. If the indemnification provided for in paragraphs (a) and (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors on the one hand and the Initial Purchasers on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company and the Guarantors on the one hand and the Initial Purchasers on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantors on the one hand and the Initial Purchasers on the other shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Company from the sale of the Securities and the total discounts and commissions received by the Initial Purchasers in connection therewith, as provided in this Agreement, bear to the aggregate offering price of the Securities. The relative fault of the Company and the Guarantors on the one hand and the Initial Purchasers on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or any Guarantor or by the Initial Purchasers and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e)           Limitation on Liability. The Company, the Guarantors and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above.

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The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of this Section 7, in no event shall an Initial Purchaser be required to contribute any amount in excess of the amount by which the total discounts and commissions received by such Initial Purchaser with respect to the offering of the Securities exceeds the amount of any damages that such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Initial Purchasers’ obligations to contribute pursuant to this Section 7 are several in proportion to their respective purchase obligations hereunder and not joint.

(f)            Non-Exclusive Remedies. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any Indemnified Person at law or in equity.

8.             Termination. The obligations of the Initial Purchasers hereunder shall be subject to termination in the absolute discretion of the Representative, at any time prior to the Closing Time, (i) if there has occurred any outbreak or escalation of hostilities or other national or international calamity or crisis or change in economic, political or other conditions, the effect of which on the United States or international financial markets is such as to make it, in the judgment of the Representative, impracticable to market the Securities or enforce contracts for the sale of the Securities, or (ii) if trading in any securities of the Company has been suspended by the Commission or by the New York Stock Exchange, or if trading generally on the New York Stock Exchange or in the Nasdaq over-the-counter market has been suspended (including an automatic halt in trading pursuant to market-decline triggers, other than those in which solely program trading is temporarily halted), or limitations on prices for trading (other than limitations on hours or numbers of days of trading) have been fixed, or maximum ranges for prices for securities have been required, by such exchange or the NASD or the over-the-counter market or by order of the Commission or any other governmental authority, or (iii) declaration of a banking moratorium by either federal or New York State authorities, or (iv) a material disruption in commercial banking or securities settlement or clearance services in the United States. If the Representative elects to terminate this Agreement as provided in this Section 8, the Company shall be notified promptly by telephone, promptly confirmed by fax or email.

9.             Defaulting Initial Purchaser. (a) If, on the Closing Date, any Initial Purchaser defaults on its obligation to purchase the Securities that it has agreed to purchase hereunder, the non-defaulting Initial Purchasers may in their discretion arrange for the purchase of such Securities by other persons satisfactory to the Company on the terms contained in this Agreement. If, within 36 hours after any such default by any Initial Purchaser, the non-defaulting Initial Purchasers do not arrange for the purchase of such

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Securities, then the Company shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Initial Purchasers to purchase such Securities on such terms. If other persons become obligated or agree to purchase the Securities of a defaulting Initial Purchaser, either the non-defaulting Initial Purchasers or the Company may postpone the Closing Date for up to five full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Initial Purchasers may be necessary in the Time of Sale Information, the Offering Memorandum or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Time of Sale Information or the Offering Memorandum that effects any such changes. As used in this Agreement, the term “Initial Purchaser” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule 1 hereto that, pursuant to this Section 9, purchases Securities that a defaulting Initial Purchaser agreed but failed to purchase.

(b)           If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Initial Purchaser or Initial Purchasers by the non-defaulting Initial Purchasers and the Company as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Securities, then the Company shall have the right to require each non-defaulting Initial Purchaser to purchase the principal amount of Securities that such Initial Purchaser agreed to purchase hereunder plus such Initial Purchaser’s pro rata share (based on the principal amount of Securities that such Initial Purchaser agreed to purchase hereunder) of the Securities of such defaulting Initial Purchaser or Initial Purchasers for which such arrangements have not been made.

(c)           If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Initial Purchaser or Initial Purchasers by the non-defaulting Initial Purchasers and the Company as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Securities, or if the Company shall not exercise the right described in paragraph (b) above, then this Agreement shall terminate without liability on the part of the non-defaulting Initial Purchasers. Any termination of this Agreement pursuant to this Section 9 shall be without liability on the part of the Company or the Guarantors, except that the Company and each of the Guarantors will continue to be liable for the payment of expenses as set forth in Section 10 hereof and except that the provisions of Section 7 hereof shall not terminate and shall remain in effect.

(d)           Nothing contained herein shall relieve a defaulting Initial Purchaser of any liability it may have to the Company, the Guarantors or any non-defaulting Initial Purchaser for damages caused by its default.

10.           Payment of Expenses. (a) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company and each of the Guarantors jointly and severally agree to pay or cause to be paid all costs and expenses incident to the performance of their respective obligations hereunder, including without limitation, (i) the costs incident to the authorization, issuance, sale,

24

preparation and delivery of the Securities and any taxes payable in that connection; (ii) the costs incident to the preparation and printing of the Preliminary Offering Memorandum, any other Time of Sale Information, any Issuer Written Communication and the Offering Memorandum (including any amendment or supplement thereto) and the distribution thereof; (iii) the costs of reproducing and distributing each of the Transaction Documents; (iv) the fees and expenses of the Company’s and the Guarantors’ counsel and independent accountants; (v) the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Securities under the laws of such jurisdictions as the Representative may designate and the preparation, printing and distribution of a Blue Sky Memorandum (including the related reasonable fees and expenses of counsel for the Initial Purchasers); (vi) any fees charged by rating agencies for rating the Securities; (vii) the fees and expenses of the Trustee and any paying agent (including related fees and expenses of any counsel to such parties); (viii) all expenses and application fees incurred in connection with the application for the inclusion of the Securities on the PORTAL Market and the approval of the Securities for book-entry transfer by DTC; and (ix) all expenses incurred by the Company in connection with any “road show” presentation to potential investors, provided that one half of the costs of any aircraft chartered in connection with the road show will be paid by the Initial Purchasers. It is understood that except as expressly provided in this Section (a) and (b) and Section 7, the Initial Purchasers will pay all of their costs and expenses, including fees and disbursements of their counsel, transfer taxes payable on resale of any of the Securities by them and any advertising expenses connected with any offers they may make.

(b)           If (i) this Agreement is terminated pursuant to Section 8, (ii) the Company for any reason fails to tender the Securities for delivery to the Initial Purchasers or (iii) the Initial Purchasers decline to purchase the Securities for any reason permitted under this Agreement, the Company and each of the Guarantors jointly and severally agrees to reimburse the Initial Purchasers for all out-of-pocket costs and expenses (including the fees and expenses of their counsel) reasonably incurred by the Initial Purchasers in connection with this Agreement and the offering contemplated hereby.

11.           Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and any controlling persons referred to herein, and the affiliates, officers and directors of each Initial Purchaser referred to in Section 7 hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Securities from any Initial Purchaser shall be deemed to be a successor merely by reason of such purchase.

12.           Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company, the Guarantors and the Initial Purchasers contained in this Agreement or made by or on behalf of the Company, the Guarantors or the Initial Purchasers pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Securities and shall remain in full

25

force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company, the Guarantors or the Initial Purchasers.

13.           Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; (c) the term “Exchange Act” means the Securities Exchange Act of 1934, as amended; (d) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act; and (e) the term “written communication” has the meaning set forth in Rule 405 under the Securities Act.

14.           Miscellaneous. (a) Authority of the Representative. Any action by the Initial Purchasers hereunder may be taken by J.P. Morgan Securities Inc. on behalf of the Initial Purchasers, and any such action taken by J.P. Morgan Securities Inc. shall be binding upon the Initial Purchasers.

(b)           Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Initial Purchasers shall be given to the Representative c/o J.P. Morgan Securities Inc., 270 Park Avenue, New York, New York 10017 (fax: (212) 270-1063); Attention: Gerry Murray. Notices to the Company and the Guarantors shall be given to them at 1300 South 2nd Street, Pekin, Illinois 61554, fax: (309) 347-8541; Attention: Ronald Miller, with a copy to Richard Truesdell, Davis Polk & Wardwell, 450 Lexington Avenue, NY, NY 10017, fax: (212) 450-3674.

(c)           Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

(d)           Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

(e)           Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(f)            Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

26

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

AVENTINE RENEWABLE ENERGY HOLDINGS, INC.

By:	/s/ Ajay Sabherwal
Name:	Ajay Sabherwal
Title:	Chief Financial Officer

Guarantors:

AVENTINE RENEWABLE ENERGY, INC.

By:	/s/ Ajay Sabherwal
Name:	Ajay Sabherwal
Title:	Chief Financial Officer

AVENTINE RENEWABLE ENERGY, LLC

By:	/s/ Ajay Sabherwal
Name:	Ajay Sabherwal
Title:	Chief Financial Officer

AVENTINE POWER, LLC

By:	/s/ Ajay Sabherwal
Name:	Ajay Sabherwal
Title:	Chief Financial Officer

27

AVENTINE RENEWABLE ENERGY-AURORA WEST, LLC

By:	/s/ Ajay Sabherwal
Name	Ajay Sabherwal
Title:	Chief Financial Officer

AVENTINE RENEWABLE ENERGY-MT. VERNON, LLC

By:	/s/ Ajay Sabherwal
Name	Ajay Sabherwal
Title:	Chief Financial Officer

Accepted:	, 2007

J.P. MORGAN SECURITIES INC.

For itself and on behalf of the
several Initial Purchasers listed
in Schedule 1 hereto.

By	/s/ Thomas Bergen
Authorized Signatory
Thomas Bergen
Executive Director

28

Schedule 1

Initial Purchaser	Principal Amount
J.P. Morgan Securities Inc.	$120,000,000
Goldman, Sachs & Co.	$90,000,000
UBS Securities LLC	$45,000,000
Banc of America Securities LLC	$30,000,000
Wachovia Capital Markets, LLC	$7,500,000
Friedman, Billings, Ramsey & Co., Inc.	$7,500,000
Total	$300,000,000

29

Schedule 2

List of Guarantors

Aventine Renewable Energy, Inc.
Aventine Renewable Energy, LLC
Aventine Renewable Energy - Aurora West, LLC
Aventine Renewable Energy – Mt. Vernon, LLC
Avnetine Power, LLC

30

ANNEX A

a.             Additional Time of Sale Information

1.             Term sheet containing the terms of the securities, substantially in the form of Annex B.

31

ANNEX B

AVENTINE RENEWABLE ENERGY HOLDINGS, INC

Pricing Term Sheet

Issuer:	Aventine Renewable Energy Holdings, Inc.
Security Description:	Senior Notes
Distribution:	144A/RegS w/ Registration Rights
Face:	$300,000,000
Gross Proceeds:	$300,000,000
Coupon:	10%
Maturity:	April 1, 2017
Offering Price:	100.000%
Yield to Maturity:	10%
Spread to Treasury:	+453 basis points
Benchmark:	UST 4.625% due 2/15/2017
Ratings:	B3/B-
Interest Pay Dates:	April 1 and October 1
Beginning:	October 1, 2007
Equity Clawback:	Up to 35% at 110%
Until:	April 1, 2010

Optional redemption:

On or after:	Price:
April 1, 2012	105.000
April 1, 2013	103.333
April 1, 2014	101.667
April 1, 2015 and thereafter	100.000%

Change of Control (as defined):		Put @ 101% of principal plus accrued interest
Trade Date:		March 21, 2007
Settlement Date:	(T+4)	March 27, 2007
CUSIP:		144A: 053505AB9
Reg S: U05353AA2
ISIN:		USU05353AA29
Denominations:		2,000x1,000

Bookrunners:		JPMorgan
Goldman, Sachs & Co.
UBS Investment Bank

32

Co-Managers:	Banc of America Securities LLC
Wachovia Securities
Friedman Billings Ramsey

Additional Comments:

The following language replaces clause (3) of the Limitation on liens found in the Preliminary Offering Memorandum: (3) Liens securing Indebtedness not to exceed the greater of (x) the Borrowing Base determined at the time of Incurrence of such Indebtedness plus 1.0 times EBITDA for the most recently ended four fiscal quarters for which internal financial statements are available at the time of Incurrence of such Indebtedness and (y) $250 million, provided that any Liens securing Indebtedness outstanding under the Credit Facilities on the Closing Date shall be deemed to have been Incurred under this clause (3);

On March 21, 2007, Aventine Renewable Energy Holdings, Inc. filed an 8-K detailing two new contracts related to the construction of their two proposed 113 million gallon ethanol facilities in Aurora, Nebraska and Mount Vernon, Indiana.  This 8-K is incorporated herein by reference.

33

ANNEX C

Restrictions on Offers and Sales Outside the United States

In connection with offers and sales of Securities outside the United States:

(a)           Each Initial Purchaser acknowledges that the Securities have not been registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except pursuant to an exemption from, or in transactions not subject to, the registration requirements of the Securities Act.

(b)           Each Initial Purchaser, severally and not jointly, represents, warrants and agrees that:

(i)            Such Initial Purchaser has offered and sold the Securities, and will offer and sell the Securities, (A) as part of their distribution at any time and (B) otherwise until 40 days after the later of the commencement of the offering of the Securities and the Closing Date, only in accordance with Regulation S under the Securities Act (“Regulation S”) or Rule 144A or any other available exemption from registration under the Securities Act.

(ii)           None of such Initial Purchaser or any of its affiliates or any other person acting on its or their behalf has engaged or will engage in any directed selling efforts with respect to the Securities, and all such persons have complied and will comply with the offering restrictions requirement of Regulation S.

(iii)          At or prior to the confirmation of sale of any Securities sold in reliance on Regulation S, such Initial Purchaser will have sent to each distributor, dealer or other person receiving a selling concession, fee or other remuneration that purchase Securities from it during the distribution compliance period a confirmation or notice to substantially the following effect:

“The Securities covered hereby have not been registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering of the Securities and the date of original issuance of the Securities, except in accordance with Regulation S or Rule 144A or any other available exemption from registration under the Securities Act.  Terms used above have the meanings given to them by Regulation S.”

(iv)          Such Initial Purchaser has not and will not enter into any contractual arrangement with any distributor with respect to the distribution of the Securities, except with its affiliates or with the prior written consent of the Company.

34

Terms used in paragraph (a) and this paragraph (b) and not otherwise defined in this Agreement have the meanings given to them by Regulation S.

35

ANNEX D

[Opinion of Davis Polk & Wardwell, counsel for the Company]

36

Exhibit A

[Form of Registration Rights Agreement]

37

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 27, 2007

AVENTINE RENEWABLE ENERGY HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32922	05-0569368
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1300 South 2nd Street
Pekin, IL	61554
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (309) 347-9200

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Principal Officers;  Election of Directors;  Appointment of Principal Officers.

On March 27, 2007, the Board of Directors (the “Board”) of Aventine Renewable Energy Holdings, Inc. (the “Company”) increased the number of directors on the Board from seven to eight, and appointed Arnold M. Nemirow, to fill the newly-created Class II directorship, to hold office for the remainder of the Class II term and until his successor is elected and qualified.  The Board has appointed Mr. Nemirow to the Compensation Committee of the Board.  Mr. Nemirow will stand for re-election by a vote of stockholders at the Company’s 2007 annual meeting of stockholders.

Mr. Nemirow retired in 2006 as Chairman, President and Chief Executive Officer of Bowater Incorporated, a major producer of forest products, based in Greenville, South Carolina.  He became Chief Executive Officer of Bowater in 1995 and Chairman in 1996.  He served as President of Bowater since September 1994 and served as Chief Operating Officer of Bowater from September 1994 through February 1995.

There are no arrangements or understandings between Mr. Nemirow and any other person pursuant to which Mr. Nemirow was selected as a director.  Mr. Nemirow is not a party to, nor does he have a direct or indirect material interest in, any transactions or arrangements with the Company since the beginning of the Company’s last fiscal year, other than with respect to his membership on the Board.

Mr. Nemirow will be entitled to receive the annual cash retainer and equity compensation for non-executive directors.

On March 27, 2007, the Company issued a press release regarding the appointment of Mr. Nemirow as a new director, a copy of which is attached hereto as Exhibit 99.1.

Item 9.01  Financial Statements and Exhibits.

(a)                                  Financial statements of businesses acquired — Not Applicable

(b)                                 Pro forma financial information — Not Applicable

(d)                                 Exhibits

Exhibit No.	Description
99.1	Press release, dated March 27, 2007, issued by Aventine Renewable Energy Holdings, Inc, announcing the appointment of Arnold M. Nemirow as a Director of the Company.

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Dated:  March 27, 2007

AVENTINE RENEWABLE ENERGY HOLDINGS, INC.

By:	/s/ William J. Brennan
William J. Brennan
Principal Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release, dated March 27, 2007, issued by Aventine Renewable Energy Holdings, Inc, announcing the appointment of Arnold M. Nemirow as a Director of the Company.

3

Exhibit 99.1

Contact: Les Nelson Director — Investor Relations (309) 347-9709

Arnold M. Nemirow Joins Aventine’s Board

PEKIN, IL., (March 27, 2007) — Aventine Renewable Energy Holdings, Inc. (NYSE:AVR), a leading producer, marketer and end-to-end provider of clean renewable energy, today announced that Arnold M. Nemirow has been appointed to its Board of Directors.  With this appointment, Aventine’s Board will increase from seven members to eight.  Mr. Nemirow will be a member of the Board’s compensation committee.

Mr. Nemirow retired in 2006 as Chairman, President and Chief Executive Officer of Bowater Incorporated, a major producer of forest products, based in Greenville, South Carolina.  He became Chief Executive Officer of Bowater in 1995 and Chairman in 1996.  He served as President of Bowater since September 1994 and served as Chief Operating Officer of Bowater from September 1994 through February 1995.

Commenting on the announcement, Ron Miller, President and Chief Executive Officer of Aventine, said, “We are very pleased to welcome Arnold to our Board of Directors.  With the addition of Arnold, the Board will benefit from his years of operational, legal and human resource management experience, as well as his international expertise.  We are confident that Arnold will be an extremely valuable and active Board member as our Company moves ahead with its strategic plans.”

About Aventine

Aventine is a leading producer, marketer and end-to-end distributor of ethanol to many leading energy companies in the United States.  Aventine is also a marketer and distributor of biodiesel.  In addition to ethanol, Aventine also produces of distillers grains, corn gluten feed, corn germ and brewers’ yeast.

Internet address is www.aventinerei.com.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 27, 2007

AVENTINE RENEWABLE ENERGY HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32922	05-0569368
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1300 South 2nd Street
Pekin, IL		61554
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (309) 347-9200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

As described by Aventine Renewable Energy Holdings, Inc. (the “Company”) in its Current Report on Form 8-K filed with the Securities and Exchange Commission (the “Commission”) on March 27, 2007, the Company entered into a Purchase Agreement on March 21, 2007 (the “Purchase Agreement”) among the Company, the subsidiary guarantors named therein, and J.P. Morgan Securities, Inc., as representative of several initial purchasers, pursuant to which the initial purchasers agreed to purchase, subject to certain closing conditions, $300,000,000 aggregate principal amount of 10% Senior Notes due 2017 (the “Securities”) at a price equal to 98.000% of the principal amount thereof plus accrued interest, if any.

The net proceeds from the offering will be used to fund a portion of the Company’s capacity expansion plans.

The Securities were issued pursuant to an indenture dated as of March 27, 2007 by and among the Company, the subsidiary guarantors and Wells Fargo Bank, N.A., as trustee (the “Indenture”).  The obligations under the Securities are guaranteed by the subsidiary guarantors.  The Indenture provides for events of default, including payment defaults, breaches of covenants, certain defaults relating to guarantees for the obligations and certain events of bankruptcy, insolvency and reorganization.  If an event of default occurs and is continuing, the principal amount of the Securities, plus accrued and unpaid interest, if any, may be declared immediately due and payable.  These amounts automatically become due and payable if an event of default relating to certain events of bankruptcy, insolvency or reorganization occurs.

The Indenture and the form of note are filed as Exhibit 4.1 to this Current Report on Form 8-K and the description of the terms of the Indenture in this Item 1.01 is qualified in its entirety by reference to such exhibit.

Holders of the Securities are entitled to the benefits of a registration rights agreement dated as of March 27, 2007 among the Company, the subsidiary guarantors and the initial purchasers (the “Registration Rights Agreement”).  The Registration Rights Agreement provides that the Company will use its reasonable best efforts to file and cause to become effective a registration statement (the “Exchange Offer Registration Statement”) with the Commission with respect to the Securities for an issue of notes of the Company (the “Exchange Securities”), guaranteed by the Company and the subsidiary guarantors with terms identical to the Securities (except that the Exchange Securities will not bear a legend restricting transfer).

In the event (i) that the Company determines that the Exchange Offer registration described above is not available or may not be completed as soon as practicable after the last date the Securities are accepted for exchange because it would violate any applicable law or applicable interpretations of the staff of the Commission (ii) the Exchange Offer is not for any other reason completed by October 23, 2007 or (iii) upon receipt of a written request (a “Shelf Request”) from any initial purchaser representing that it holds Securities and that such Securities were ineligible to be exchanged in the Exchange Offer, the Company and the subsidiary guarantors will, at their cost, use their reasonable best efforts to cause to become effective a shelf registration statement (the “Shelf Registration Statement”) with respect to resales of the Securities.

In the event that the Exchange Offer is not consummated or a Shelf Registration Statement has not become effective (if required to be filed pursuant to (i) or (ii) of the previous paragraph), on or prior to October 23, 2007 the annual interest rate borne by the Securities will be increased by 0.25% over the interest rate on the Securities.  The amount of additional interest will increase by an additional 0.25% for each subsequent 90-day period, up to a maximum additional 1.00% over the interest rate on the Securities.  Once the Exchange Offer is consummated or a Shelf Registration Statement is declared effective, the annual interest rate borne by the Securities shall be changed to again be the original interest rate.  In the event that the Company and the subsidiary guarantors receive a Shelf Request pursuant to (iii) of the previous paragraph, and the Shelf Registration Statement required to be filed thereby has not become effective by the later of August 24, 2007 or 90 days after delivery of such Shelf Request, then the annual interest rate borne by the Securities will be increased in accordance with the previous interest rate step-up provisions of this paragraph, up to a maximum additional 1.00% over the original interest rate amount.

If the Shelf Registration Statement, if required by its terms, has become effective and thereafter either ceases to be effective or the prospectus contained therein ceases to be usable, in each case whether or not permitted by the agreement and such failure to remain effective or usable exists for more than 30 days (whether or not consecutive) in any 12-month period, then the interest rate on the Securities will be increased by 0.25% per annum for the first 90 day period commencing on the 31st day in such 12-month period and increasing by an additional 0.25% per annum with respect to each subsequent 90-day period and ending on such date that the Shelf Registration Statement has again become effective or the prospectus contained therein again becomes usable, up to a maximum increase of 1.00% per annum.

The Registration Rights Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and the description of the terms of the Registration Rights Agreement in this Item 1.01 are qualified in their entirety by reference to such exhibit.

The Securities offered by the Company to the initial purchasers are not registered under the Securities Act or state securities laws and may not be offered or sold in the United States absent registration with the Securities and Exchange Commission or an applicable exemption from the registration requirements. This notice shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of such state.

Item 9.01  Financial Statements and Exhibits.

(a)                                  Financial statements of businesses acquired — Not Applicable

(b)                                 Pro forma financial information — Not Applicable

(d)                                 Exhibits

Exhibit No.	Description

4.1	Indenture, dated as of March 27, 2007, among the Company, the subsidiary guarantors named therein and Wells Fargo Bank, N.A. and the form of note.

10.1	Registration Rights Agreement, dated as of March 27, 2007, among the Company, the subsidiary guarantors named therein and Wells Fargo Bank, N.A.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  April 2, 2007

AVENTINE RENEWABLE ENERGY HOLDINGS, INC.

By: /s/ William J. Brennan
William J. Brennan
Principal Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description

4.1	Indenture, dated as of March 27, 2007, among the Company, the subsidiary guarantors named therein and Wells Fargo Bank, N.A. and the form of note.

10.1	Registration Rights Agreement, dated as of March 27, 2007, among the Company, the subsidiary guarantors named therein and Wells Fargo Bank, N.A.

EXECUTION COPY

Exhibit 4.1

AVENTINE RENEWABLE ENERGY HOLDINGS, INC.,

as Issuer,

AVENTINE RENEWABLE ENERGY, LLC,
as Guarantor,

AVENTINE RENEWABLE ENERGY, INC.
as Guarantor,

AVENTINE POWER, LLC
as Guarantor,

AVENTINE RENEWABLE ENERGY-AURORA WEST, LLC
as Guarantor,

AVENTINE RENEWABLE ENERGY-MT. VERNON, LLC
as Guarantor,

and

WELLS FARGO BANK, N.A.,
as Trustee

————————————
INDENTURE
————————————
Dated as of March 27, 2007

10% Senior Notes due 2017

CROSS-REFERENCE TABLE

TIA Section	Indenture Section

310(a)(1)	7.10
(a)(2)	7.10
(a)(3)	N.A.
(a)(4)	N.A.
(a)(5)	7.8; 7.10
(b)	7.8; 7.10; 11.2
(c)	N.A.
311(a)	7.11
(b)	7.11
(c)	N.A.
312(a)	2.5
(b)	11.3
(c)	11.3
313(a)	7.6
(b)(1)	7.6
(b)(2)	7.6
(c)	7.6; 11.2
(d)	7.6
314(a)	4.8; 4.10; 11.2
(b)	N.A.
(c)(1)	7.2; 11.4; 11.5
(c)(2)	7.2; 11.4; 11.5
(c)(3)	N.A.
(d)	N.A.
(e)	11.5
(f)	N.A.
315(a)	7.1(b)
(b)	7.5
(c)	7.1
(d)	6.5; 7.1(c)
(e)	6.11
316(a)(last sentence)	2.9
(a)(1)(A)	6.5
(a)(1)(B)	6.4
(a)(2)	N.A.
(b)	6.7
(c)	9.4
317(a)(1)	6.8
(a)(2)	6.9
(b)	2.4
318(a)	11.1
(c)	11.1

N.A. means Not Applicable.

Note:      This Cross-Reference Table shall not, for any purpose, be deemed to be a part of this Indenture.

4.12	Limitations on Transactions with Shareholders and Affiliates	49
4.13	Limitation on Dividend and Other Payment Restrictions Affecting Subsidiaries	50
4.14	Limitation on the Issuance and Sale of Capital Stock of Restricted Subsidiaries	52
4.15	Issuances of Guarantees by Restricted Subsidiaries	52
4.16	Limitation on Liens	53
4.17	Change of Control	54
4.18	Limitation on Asset Sales	54
4.19	Limitation on Sale and Leaseback Transactions	55
4.20	Limitation on Business Activities	56

ARTICLE V SUCCESSOR CORPORATION		56

5.1	Merger, Consolidation and Sale of Assets	56
5.2	Successor Corporation Substituted	58

ARTICLE VI DEFAULT AND REMEDIES		58

6.1	Events of Default	58
6.2	Acceleration	60
6.3	Other Remedies	60
6.4	Waiver of Past Defaults; Rescission of Acceleration	60
6.5	Control by Majority	60
6.6	Limitation on Suits	61
6.7	Rights of Holders to Receive Payment	61
6.8	Collection Suit by Trustee	61
6.9	Trustee May File Proofs of Claim	61
6.10	Priorities	62
6.11	Undertaking for Costs	62
6.12	Restoration of Rights and Remedies	62
6.13	Rights and Remedies Cumulative	63

	ARTICLE VII TRUSTEE	63

7.1	Duties of Trustee	63
7.2	Rights of Trustee	64
7.3	Individual Rights of Trustee	65
7.4	Trustee’s Disclaimer	66
7.5	Notice of Default	66
7.6	Reports by Trustee to Holders	66
7.7	Compensation and Indemnity	66
7.8	Replacement of Trustee	67
7.9	Successor Trustee by Merger, Etc.	68
7.10	Eligibility; Disqualification	68
7.11	Preferential Collection of Claims Against the Issuer	69

ARTICLE VIII DISCHARGE OF INDENTURE; DEFEASANCE		69

8.1	Termination of the Issuer’s Obligations.	69
8.2	Legal Defeasance and Covenant Defeasance	70

8.3	Conditions to Legal Defeasance or Covenant Defeasance	71
8.4	Application of Trust Money	72
8.5	Repayment to the Issuer	73
8.6	Reinstatement	73

ARTICLE IX AMENDMENTS, SUPPLEMENTS AND WAIVERS		73

9.1	Without Consent of Holders	73
9.2	With Consent of Holders	74
9.3	Compliance with TIA	75
9.4	Revocation and Effect of Consents	75
9.5	Notation on or Exchange of Securities	76
9.6	Trustee to Sign Amendments, Etc.	76

ARTICLE X GUARANTEE OF SECURITIES		76

10.1	Unconditional Subsidiary Guarantee	76
10.2	Limitations on Subsidiary Guarantees	77
10.3	Execution and Delivery of Subsidiary Guarantee	78
10.4	Release of a Subsidiary Guarantor	78
10.5	Waiver of Subrogation	79
10.6	Immediate Payment	79
10.7	No Set-Off	79
10.8	Obligations Absolute	79
10.9	Obligations Continuing	79
10.10	Obligations Not Discharged	80
10.11	Obligations Reinstated	80
10.12	Obligations Not Affected	80
10.13	Waiver	81
10.14	No Obligation to Take Action Against the Issuer	81
10.15	Dealing with the Issuer and Others	82
10.16	Default and Enforcement	82
10.17	Acknowledgment	82
10.18	Costs and Expenses	82
10.19	No Merger or Waiver; Cumulative Remedies	82
10.20	Survival of Obligations	83
10.21	Subsidiary Guarantee in Addition to Other Obligations	83

ARTICLE XI MISCELLANEOUS		83

11.1	TIA Controls	83
11.2	Notices	83
11.3	Communications by Holders with Other Holders	84
11.4	Certificate and Opinion as to Conditions Precedent	84
11.5	Statements Required in Certificate or Opinion	85
11.6	Rules by Trustee, Paying Agent, Registrar	86
11.7	Legal Holidays	86
11.8	Governing Law	86
11.9	No Adverse Interpretation of Other Agreements	86
11.10	No Recourse Against Others	86

11.11	Successors	86
11.12	Duplicate Originals	86
11.13	Severability	86
Signatures		S-1

Exhibit A	—	Form of Initial Note
Exhibit B	—	Form of Exchange Note
Exhibit C	—	Form of Certificate to be Delivered in Connection with Transfers to Non-QIB
Accredited Investors
Exhibit D		Form of Certificate for Transfers Pursuant to Regulation S
Exhibit E	—	Form of Guarantee

Note:	This Table of Contents shall not, for any purpose, be deemed to be part of this Indenture

INDENTURE dated as of March 27, 2007 among AVENTINE RENEWABLE ENERGY HOLDINGS, INC., a Delaware corporation (the “Issuer”), AVENTINE RENEWABLE ENERGY, LLC, a Delaware limited liability company, as a Subsidiary Guarantor, AVENTINE RENEWABLE ENERGY, INC., a Delaware corporation, as a Subsidiary Guarantor, AVENTINE POWER, LLC, a Delaware limited liability company, as a Subsidiary Guarantor, AVENTINE RENEWABLE ENERGY-AURORA WEST, LLC, a Delaware limited liability company, as a Subsidiary Guarantor, AVENTINE RENEWABLE ENERGY-MT. VERNON, LLC, a Delaware limited liability company, as a Subsidiary Guarantor, and WELLS FARGO BANK, N.A., as Trustee (the “Trustee”).

The Issuer has duly authorized the creation of an issue of 10% Senior Notes due 2017 and, when and if issued as provided in the Registration Rights Agreement in an Exchange Offer, 10% Senior Notes due 2017, and, to provide therefor, the Issuer has duly authorized the execution and delivery of this Indenture.  All things necessary to make the Securities (as defined below), when duly issued and executed by the Issuer and authenticated and delivered hereunder, the valid and binding obligations of the Issuer and to make this Indenture a valid and binding agreement of the Issuer have been done.

This Indenture is subject to, and shall be governed by, the mandatory provisions of the Trust Indenture Act of 1939, as amended, that are required to be a part of and to govern indentures qualified under the Trust Indenture Act of 1939, as amended.

Each party hereto agrees as follows for the benefit of each other party and for the equal and ratable benefit of the Holders of the Securities:

ARTICLE I

DEFINITIONS AND INCORPORATION BY REFERENCE

1.1                               Definitions

“Accredited Investor” has the meaning set forth in Section 2.16(a).

“Acquired Indebtedness” means (i) Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary or Indebtedness of a Restricted Subsidiary assumed in connection with an Asset Acquisition by such Restricted Subsidiary or (ii) Indebtedness secured by a Lien encumbering an asset acquired by a Person at the time of such acquisition.

“Actual Knowledge” means the actual fact or statement of knowing, without any duty to make any investigation with regard thereto.

“Adjusted Consolidated Net Income” means, for any period, the aggregate net income (or loss) of the Issuer and its Restricted Subsidiaries for such period determined in conformity with GAAP; provided that the following items shall be excluded in computing Adjusted Consolidated Net Income (without duplication):

(1)                                  the net income (or loss) of any Person that is not a Restricted Subsidiary (except to the extent of the amount of dividends or distributions paid in cash to the Issuer or any of its Restricted Subsidiaries);

(2)                                  the net income (or loss) of any Person accrued prior to the date it becomes a Restricted Subsidiary or is merged into or consolidated with the Issuer or any of its Restricted Subsidiaries or all or substantially all of the property and assets of such Person are acquired by the Issuer or any of its Restricted Subsidiaries;

(3)                                  the net income of any Restricted Subsidiary (other than NELLC or any Subsidiary of NELLC) to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of such net income is not at the time permitted by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Restricted Subsidiary (other than any restriction permitted by clause (vi), (vii) or (viii) of Section 4.13) except to the extent that cash was distributed by such Restricted Subsidiary to the Issuer or another Restricted Subsidiary during such period;

(4)                                  any gains or losses (on an after-tax basis) attributable to sales of assets outside the ordinary course of business of the Issuer and its Restricted Subsidiaries;

(5)                                  solely for purposes of calculating the amount of Restricted Payments that may be made pursuant to clause (c) of the first paragraph of Section 4.3, any amount paid or accrued as dividends on preferred stock of the Issuer owned by Persons other than the Issuer and any of its Restricted Subsidiaries;

(6)                                  all extraordinary gains or losses;

(7)                                  income or loss attributable to discontinued operations (including, without limitation, operations disposed of during such period whether or not such operations were classified as discontinued);

(8)                                  any non-cash compensation expense realized from grants of stock appreciation or similar rights, stock options or other rights to officers, directors or employees of the Issuer or any of its Restricted Subsidiaries;

(9)                                  any net after-tax income or loss from discontinued operations;

(10)                            the cumulative effect of a change in accounting principles;

(11)                            any expense with respect to which, and to the extent that, the Issuer is indemnified by a third party (but only if and to the extent that the related indemnification payment from such third party is not included in the calculation of the net income of the Issuer);

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(12)                            any non-cash asset impairment charges resulting from application of Statement of Financial Accounting Standards No. 142 and No. 144 and the amortization of intangibles pursuant to Statement of Financial Accounting Standards No. 141;

(13)                            any increase in amortization or depreciation or any one-time non-cash charges resulting from purchase accounting in connection with acquisitions; and

(14)                            any non-cash gain or loss attributable to any Commodity Agreement until such time as it is settled, at which time the net gain or loss shall be included.

“Affiliate” means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Agent” means any Registrar, Paying Agent or co-Registrar.

“Agent Members” has the meaning set forth in Section 2.15(a).

“Asset Acquisition” means (1) an investment by the Issuer or any of its Restricted Subsidiaries in any other Person pursuant to which such Person shall become a Restricted Subsidiary or shall be merged into or consolidated with the Issuer or any of its Restricted Subsidiaries or (2) an acquisition by the Issuer or any of its Restricted Subsidiaries of the property and assets of any Person other than the Issuer or any of its Restricted Subsidiaries that constitute substantially all of a division or line of business of such Person.

“Asset Disposition” means the sale or other disposition by the Issuer or any of its Restricted Subsidiaries of (1) all or substantially all of the Capital Stock of any Restricted Subsidiary or (2) all or substantially all of the assets that constitute a division or line of business of the Issuer or any of its Restricted Subsidiaries.

“Asset Sale” means any sale, transfer or other disposition (including by way of merger or consolidation) in one transaction or a series of related transactions by the Issuer or any of its Restricted Subsidiaries to any Person other than the Issuer or any of its Restricted Subsidiaries of:

(1)                                  all or any of the Capital Stock of any Restricted Subsidiary,

(2)                                  all or substantially all of the property and assets of an operating unit or business of the Issuer or any of its Restricted Subsidiaries, or

(3)                                  any other property and assets (other than the Capital Stock or other Investment in an Unrestricted Subsidiary) of the Issuer or any of its Restricted Subsidiaries outside the ordinary course of business of the Issuer or such Restricted Subsidiary,

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in each case, that is not governed by Article V; provided that “Asset Sale” shall not include:

(a)                                  sales or other dispositions of inventory, receivables and other current assets,

(b)                                 sales, transfers or other dispositions of assets constituting a Permitted Investment or Restricted Payment permitted to be made under Section 4.3,

(c)                                  sales, transfers or other dispositions of assets with a fair market value not in excess of $10.0 million in any transaction or series of related transactions,

(d)                                 any sale, transfer, assignment or other disposition of any property or equipment that has become damaged, worn out, obsolete or otherwise unsuitable for use in connection with the business of the Issuer or its Restricted Subsidiaries,

(e)                                  sales or grants of licenses to use the Issuer’s or any Restricted Subsidiary’s patents, trade secrets, know-how and technology to the extent that such license does not prohibit the licensor from using the patent, trade secret, know-how or technology, or

(f)                                    foreclosures on assets.

“Attributable Debt” in respect of a Sale and Leaseback Transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction, including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP.

“Aventine Renewable Energy” means Aventine Renewable Energy, LLC (a direct subsidiary of the Issuer) and its successors.

“Average Life” means, at any date of determination with respect to any debt security, the quotient obtained by dividing (1) the sum of the products of (a) the number of years from such date of determination to the dates of each successive scheduled principal payment of such debt security and (b) the amount of such principal payment by (2) the sum of all such principal payments.

“Bankruptcy Law” means Title 11, U.S. Code, or any similar federal, state or foreign law for the relief of debtors.

“Board of Directors” means, with respect to any Person, the Board of Directors of such Person or any duly authorized committee of such Board of Directors.  Unless otherwise indicated, the “Board of Directors” refers to the Board of Directors of the Issuer.

“Board Resolution” means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

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“Borrowing Base” means, as of any date, an amount equal to the sum of:

(1)                                  85% of the book value of all accounts receivable owned by the Issuer and its Restricted Subsidiaries as of such date, plus

(2)                                  85% of the book value of all inventory,

all calculated on a consolidated basis and in accordance with GAAP. In the event that information with respect to any element of the Borrowing Base is not available as of any date then the most recently available information will be utilized.

“Business Day” means any day other than a Saturday, Sunday or any other day on which banking institutions in New York, New York, Minneapolis, Minnesota or Houston, Texas are required or authorized by law or other governmental action to be closed.

“Capital Stock” means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) in equity of such Person, whether outstanding on the Issue Date or issued thereafter, including, without limitation, all common stock and preferred stock.

“Capitalized Lease” means, as applied to any Person, any lease of any property (whether real, personal or mixed) of which the discounted present value of the rental obligations of such Person, as Lessee, in conformity with GAAP, is required to be capitalized on the balance sheet of such Person.

“Capitalized Lease Obligations” means the discounted present value of the rental obligations under a Capitalized Lease.

“Change of Control” means such time as:

(1)                                  the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Issuer and its Restricted Subsidiaries, taken as a whole, to any “person” (within the meaning of Section 13(d) of the Exchange Act);

(2)                                  the adoption of a plan relating to the liquidation or dissolution of the Issuer;

(3)                                  a “person” or “group” (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act) becomes the ultimate “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) of more than 50% of the total voting power of the Voting Stock of the Issuer on a fully diluted basis, and such ownership represents a greater percentage of the total voting power of the Voting Stock of the Issuer, on a fully diluted basis, than is held by the Permitted Holders on such date;

(4)                                  individuals who on the Issue Date constituted the Board of Directors (together with any new directors whose election by the Board of Directors or whose nomination by the Board of Directors for election by the Issuer’s stockholders

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was approved by a vote of at least two-thirds of the members of the Board of Directors then in office who  either were members of the Board of Directors on the Issue Date or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the members of the Board of Directors then in office; or

(5)                                  the Issuer consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, the Issuer, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the Issuer or such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where the Voting Stock of the Issuer outstanding immediately prior to such transaction is converted into or exchanged for (or continues as) Voting Stock (other than Disqualified Stock) of the surviving or transferee Person constituting a majority of the outstanding shares of Voting Stock of such surviving or transferee Person (immediately after giving effect to such issuance).

“Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act or, with respect to the Commission’s duties under the TIA, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the TIA, then the body performing such duties at such time.

“Commodity Agreement” means any forward contract, commodity swap agreement, commodity option agreement or other similar agreement or arrangement.

“Consolidated EBITDA” means, for any period, Adjusted Consolidated Net Income for such period plus, to the extent such amount was deducted in calculating such Adjusted Consolidated Net Income:

(1)                                  Fixed Charges,

(2)                                  income taxes,

(3)                                  depreciation expense,

(4)                                  amortization expense,

(5)                                  all other non-cash items (including non-cash asset impairment charges and amortization of pre-paid cash expenses that were paid in a prior period) reducing Adjusted Consolidated Net Income (other than items that shall require cash payment within twelve months of the Transaction Date and for which an accrual or reserve is, or is required by GAAP to be, made (except for restructuring charges, in which case, Consolidated EBITDA shall be increased by an amount equal to the portion of such charges which do not reflect a cash expense during the period), provided that any such cash payment (except for any cash payment related to restructuring charges) made after such twelve-month period shall be deducted from net income in the calculation of Consolidated EBITDA for the

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Four Quarter Period in which such payment occurs), less all non-cash items increasing Adjusted Consolidated Net Income (other than items which represent the reversal of an accrual or reserve for anticipated cash charges in any prior period), all as determined on a consolidated basis for the Issuer and its Restricted Subsidiaries in conformity with GAAP;

(6)                                  any non-capitalized transaction costs incurred in connection with actual, proposed or abandoned financings, acquisitions or divestitures, including, but not limited to, any earn-out or similar expense in connection with acquisitions or dispositions and financing and refinancing fees and costs incurred in connection with the offering of the Securities  and related transactions;

(7)                                  periodic pension and other post-retirement benefits net of any pension contributions during such period; and

(8)                                  any payments made pursuant to any Financial Advisory Agreement.

provided that, if any Restricted Subsidiary is not a Wholly Owned Restricted Subsidiary, Consolidated EBITDA shall be reduced (to the extent not otherwise reduced in accordance with GAAP) by an amount equal to (A) the amount of the Adjusted Consolidated Net Income attributable to such Restricted Subsidiary multiplied by (B) the percentage ownership interest in the income of such Restricted Subsidiary not owned on the last day of such period by the Issuer or any of its Restricted Subsidiaries.

“Consolidated Interest Expense” means, for any period, the aggregate amount of interest in respect of Indebtedness (including, without limitation, amortization of original issue discount on any Indebtedness and the interest portion of any deferred payment obligation, calculated in accordance with the effective interest method of accounting; all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing; the net costs (gains) associated with Interest Rate Agreements; and Indebtedness that is Guaranteed or secured by the Issuer or any of its Restricted Subsidiaries); imputed interest with respect to Attributable Debt; and all but the principal component of rentals in respect of Capitalized Lease Obligations paid, in each case, accrued or scheduled to be paid or to be accrued by the Issuer and its Restricted Subsidiaries during such period, less interest income for such period; excluding, however, (1) any amount of such interest of any Restricted Subsidiary if the net income of such Restricted Subsidiary is excluded in the calculation of Adjusted Consolidated Net Income pursuant to clause (3) of the definition thereof (but only in the same proportion as the net income of such Restricted Subsidiary is excluded from the calculation of Adjusted Consolidated Net Income pursuant to clause (3) of the definition thereof) and (2) any premiums, fees and expenses (and any amortization thereof) payable in connection with the offering of the Securities, all as determined on a consolidated basis (without taking into account Unrestricted Subsidiaries) in conformity with GAAP.

“Corporate Trust Office” means the office of the Trustee at which the corporate trust business of the Trustee shall, at any particular time, be principally administered, which office is, at the date of this Indenture, located at Wells Fargo Bank, N.A., Corporate Trust Services, Sixth Street & Marquette Avenue, Minneapolis, MN  55479; Attn:  Aventine Administrator.

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“Covenant Defeasance” has the meaning set forth in Section 8.2(c).

“Credit Facilities” means, with respect to the Issuer and its Restricted Subsidiaries, one or more debt facilities, commercial paper facilities, or indentures providing for revolving credit loans, term loans, notes, or other financing or letters of credit, or other credit facilities, in each case, as amended, modified, renewed, refunded, replaced or refinanced from time to time.

“Currency Agreement” means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement.

“Custodian” means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

“Default” means any event that is, or after notice or passage of time or both would be, an Event of Default.

“Depository” shall mean The Depository Trust Company, New York, New York, or a successor thereto registered under the Exchange Act or other applicable statute or regulation.

“Disqualified Stock” means any class or series of Capital Stock of any Person that by its terms or otherwise is (1) required to be redeemed prior to the Stated Maturity of the Securities, (2) redeemable at the option of the holder of such class or series of Capital Stock at any time prior to the Stated Maturity of the Securities or (3) convertible into or exchangeable for (except solely at the option of the issuer thereof) Capital Stock referred to in clause (1) or (2) above or Indebtedness having a scheduled maturity prior to the Stated Maturity of the Securities; provided that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of an “asset sale” or “change of control” occurring prior to the Stated Maturity of the Securities shall not constitute Disqualified Stock if the “asset sale” or “change of control” provisions applicable to such Capital Stock are no more favorable to the holders of such Capital Stock than the provisions contained in Sections 4.17 and 4.18 and such Capital Stock specifically provides that such Person shall not repurchase or redeem any such stock pursuant to such provision prior to the  repurchase of such Securities as are required to be repurchased pursuant to Sections 4.17 and 4.18.

“Domestic Subsidiary” means any Subsidiary of the Issuer that is not a Foreign Subsidiary.

“Event of Default” has the meaning set forth in Section 6.1.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto.

“Exchange Notes” means the 10% Senior Notes due 2017 (the terms of which are identical to the Initial Notes except that the Exchange Notes shall be registered under the Securities Act, and shall not contain the restrictive legend on the face of the Initial Notes), to be issued in exchange for the Initial Notes pursuant to the registered Exchange Offer.

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“Exchange Offer” means the offer by the Issuer to each Holder of the Initial Notes to exchange the aggregate principal amount of Initial Notes held by such Holder for an equal aggregate principal amount of Exchange Notes, all in accordance with the terms and conditions of the Registration Rights Agreement.

“fair market value” means the price that would be paid in an arm’s-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy, as determined in good faith by the Board of Directors, whose determination shall be conclusive if evidenced by a resolution of the Board of Directors.

“Financial Advisory Agreement” means any financial advisory agreement with Metalmark Capital LLC, MSCP Funds or any Affiliate of the Issuer of the foregoing.

“Fixed Charge Coverage Ratio” means, for any Person on any Transaction Date, the ratio of (a) the aggregate amount of Consolidated EBITDA for the then most recent four fiscal quarters prior to such Transaction Date for which reports have been filed with the Commission or provided to the Trustee (the “Four Quarter Period”) to (b) the aggregate Fixed Charges during such Four Quarter Period. In making the foregoing calculation:

(1)                                  pro forma effect shall be given to any Indebtedness Incurred or repaid during the period (the “Reference Period”) commencing on the first day of the Four Quarter Period and ending on the Transaction Date (other than Indebtedness Incurred or repaid under a revolving credit agreement or similar arrangement) in each case as if such Indebtedness had been Incurred or repaid on the first day of such Reference Period;

(2)                                  Consolidated Interest Expense attributable to interest on any Indebtedness (whether existing or being Incurred) computed on a pro forma basis and bearing a floating interest rate shall be computed as if the rate in effect on the Transaction Date (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term in excess of 12 months or, if shorter, at least equal to the remaining term of such Indebtedness) had been the applicable rate for the entire period;

(3)                                  pro forma effect shall be given to Asset Dispositions and Asset Acquisitions (including giving pro forma effect to the application of proceeds of any Asset Disposition) that occur during such Reference Period as if they had occurred and such proceeds had been applied on the first day of such Reference Period, including giving effect to cost savings reasonably expected to be realized in connection with that acquisition, as determined in the good faith and reasonable judgment of the chief financial officer of the Issuer (regardless of whether those cost savings could then be reflected in pro forma financial statements under GAAP, Regulation S-X promulgated by the Commission or any other regulation or policy of the Commission); and

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(4)                                  pro forma effect shall be given to asset dispositions and asset acquisitions (including giving pro forma effect to the application of proceeds of any asset disposition) that have been made by any Person that has become a Restricted Subsidiary or has been merged with or into the Issuer or any Restricted Subsidiary during such Reference Period and that would have constituted Asset Dispositions or Asset Acquisitions had such transactions occurred when such Person was a Restricted Subsidiary as if such asset dispositions or asset acquisitions were Asset Dispositions or Asset Acquisitions that occurred on the first day of such Reference Period, including giving effect to cost savings reasonably expected to be realized in connection with that acquisition, as determined in the good faith and reasonable judgment of the chief financial officer of the Issuer (regardless of whether those cost savings could then be reflected in pro forma financial statements under GAAP, Regulation S-X promulgated by the Commission or any other regulation or policy of the Commission); provided that to the extent that clause (3) or (4) of this sentence requires that pro forma effect be given to an Asset Acquisition or Asset Disposition, such pro forma calculation shall be based upon the four full fiscal quarters immediately preceding the Transaction Date of the Person, or division or line of business of the Person, that is acquired or disposed for which financial information is available; provided further that if the entity or division or line of business acquired commenced commercial operations during such four fiscal quarters then such pro forma calculation shall be based on the annualized results of operations of such entity or division or line of business since the date it began commercial operations.

“Fixed Charges” means, with respect to any Person for any period, the sum, without duplication, of:

(1)                                  Consolidated Interest Expense plus

(2)                                  the product of (x) the amount of all dividend payments on any series preferred stock of such Person or any of its Restricted Subsidiaries (other than dividends payable solely in Capital Stock of such Person or such Restricted Subsidiary (other than Disqualified Stock) or to such Person or a Restricted Subsidiary of such Person) paid, accrued or scheduled to be paid or accrued during such period times (y) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated federal, state and local income tax rate of such Person, expressed as a decimal, as determined on a consolidated basis in accordance with GAAP.

“Foreign Subsidiary” means any Subsidiary of the Issuer that is an entity which is a controlled foreign corporation under Section 957 of the Internal Revenue Code.

“GAAP” means generally accepted accounting principles in the United States of America as in effect at the time of any determination as determined by the Public Company Accounting Oversight Board. All ratios and computations contained or referred to in this Indenture shall be computed in conformity with GAAP applied on a consistent basis, except that calculations made for purposes of determining compliance with the terms of the covenants and with other provisions of this Indenture shall be made without giving effect to (1) the amortization of any expenses incurred in connection with the offering of the Securities and (2) except as otherwise provided, the amortization of any amounts required or permitted by Accounting Principles Board Opinion Nos. 16 and 17.

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“Global Security” has the meaning set forth in Section 2.1.

“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services (unless such purchase arrangements are on arm’s-length terms and are entered into in the ordinary course of business), to take-or-pay, or to maintain financial statement conditions or otherwise) or (2) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning.

“Holder” means a holder of any Securities.

“Incur” means, with respect to any Indebtedness, to incur, create, issue, assume, Guarantee or otherwise become liable for or with respect to, or become responsible for, the payment of, contingently or otherwise, such Indebtedness; provided that (1) any Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary shall be deemed to be incurred by such Restricted Subsidiary at the time it becomes a Restricted Subsidiary and (2) neither the accrual of interest nor the accretion of original issue discount nor the payment of interest in the form of additional Indebtedness (to the extent provided for when the Indebtedness on which such interest is paid was originally issued) shall be considered an Incurrence of Indebtedness.

“Indebtedness” means, with respect to any Person at any date of determination (without duplication):

(1)                                  all indebtedness of such Person for borrowed money;

(2)                                  all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

(3)                                  all obligations of such Person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto, but excluding obligations with respect to letters of credit (including trade letters of credit) securing obligations (other than obligations described in clause (1) or (2) above or (5), (6) or (7) below) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if drawn upon, to the extent such drawing is reimbursed no later than the third Business Day following receipt by such Person of a demand for reimbursement);

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(4)                                  all obligations of such Person to pay the deferred and unpaid purchase price of any property or services, which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services, except Trade Payables;

(5)                                  all Capitalized Lease Obligations and Attributable Debt;

(6)                                  all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided that the amount of such Indebtedness shall be the lesser of (A) the fair market value of such asset at such date of determination and (B) the amount of such Indebtedness;

(7)                                  all Indebtedness of other Persons Guaranteed by such Person to the extent such Indebtedness is Guaranteed by such Person;

(8)                                  to the extent not otherwise included in this definition, obligations under Commodity Agreements, Currency Agreements and Interest Rate Agreements (other than Commodity Agreements, Currency Agreements and Interest Rate Agreements designed solely to protect the Issuer or its Restricted Subsidiaries against fluctuations in commodity prices, foreign currency exchange rates or interest rates and that do not increase the Indebtedness of the obligor outstanding at any time other than as a result of fluctuations in commodity prices, foreign currency exchange rates or interest rates or by reason of fees, indemnities and compensation payable thereunder); and

(9)                                  all Disqualified Stock issued by such Person with the amount of Indebtedness represented by such Disqualified Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends, if any.

The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation, provided that:

(A)                              the amount outstanding at any time of any Indebtedness issued with original issue discount is the face amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in conformity with GAAP;

(B)                                money borrowed and set aside at the time of the Incurrence of any Indebtedness in order to prefund the payment of the interest on such Indebtedness shall not be deemed to be “Indebtedness” so long as such money is held to secure the payment of such interest; and

(C)                                Indebtedness shall not include:

(x)                                   any liability for federal, state, local or other taxes;

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(y)                                 performance, surety or appeal bonds provided in the ordinary course of business; or

(z)                                   agreements providing for indemnification, adjustment of purchase price or similar obligations, or Guarantees or letters of credit, surety bonds or performance bonds securing any obligations of the Issuer or any of its Restricted Subsidiaries pursuant to such agreements, in any case, Incurred in connection with the disposition of any business, assets or a Subsidiary (other than Guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary for the purpose of financing such acquisition), so long as the principal amount does not exceed the gross proceeds actually received by the Issuer or any Restricted Subsidiary in connection with such disposition.

“Indenture” means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof.

“Initial Notes” means the 10% Senior Notes due 2017 of the Issuer issued on the Issue Date and authenticated and delivered under this Indenture pursuant to Section 2.2 and any other notes (other than Exchange Notes) issued after the Issue Date in accordance with clause (iii) of the fourth paragraph of Section 2.2.

“Initial Subsidiary Guarantors” means each Restricted Subsidiary of the Issuer (other than NELLC and its subsidiaries) on the Issue Date.

“Institutional Accredited Investor” has the meaning set forth in Section 2.16(a).

“Interest Payment Date” means each April 1 and October 1, beginning October 1, 2007.

“Interest Rate Agreement” means any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement, option or future contract or other similar agreement or arrangement.

“Investment” in any Person means any direct or indirect advance, loan or other extension of credit (including, without limitation, by way of Guarantee or similar arrangement; but excluding advances to customers or suppliers in the ordinary course of business that are, in conformity with GAAP, recorded as accounts receivable, prepaid expenses or deposits on the balance sheet of the Issuer or its Restricted Subsidiaries and endorsements for collection or deposit arising in the ordinary course of business) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, bonds, notes, debentures or other similar instruments issued by, such Person and shall include (1) the designation of a Restricted Subsidiary as an Unrestricted Subsidiary and (2) the retention of the Capital Stock (or any other Investment) by the Issuer or any of its Restricted Subsidiaries of (or in) any Person that has ceased to be a Restricted Subsidiary, including without limitation, by reason of any transaction permitted by clause (c) or (d) of Section 4.14.  For purposes of the definition of “Unrestricted Subsidiary” and Section 4.14, (a) the amount of or a reduction in an

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Investment shall be equal to the fair market value thereof at the time such Investment is made or reduced and (b) in the event the Issuer or a Restricted Subsidiary makes an Investment by transferring assets to any Person and as part of such transaction receives Net Cash Proceeds, the amount of such Investment shall be the fair market value of the assets less the amount of Net Cash Proceeds so received, provided the Net Cash Proceeds are applied in accordance with clause (b)(i) or (b)(ii) of Section 4.18.

“Issuer” means the party named as such in this Indenture until a successor replaces it pursuant to this Indenture and thereafter shall mean such successor Person.

“Issue Date” means March 27, 2007, the date of original issuance of the Initial Notes.

“Legal Defeasance” has the meaning set forth in Section 8.2(b).

“Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof or any agreement to give any security interest).

“Maturity Date” means April 1, 2017.

“Moody’s” means Moody’s Investors Service, Inc. and its successors.

“MSCP Funds” means Morgan Stanley Dean Witter Capital Partners IV, L.P., MSDW IV 892 Investors, L.P., Morgan Stanley Dean Witter Capital Investors IV, L.P., MSDW Capital Partners IV, LLC and MSDW Capital Partners IV, Inc. and their Affiliates, and any successors of the foregoing.

“NELLC” means Nebraska Energy, LLC and its successors.

“Net Cash Proceeds” means:

(a)                                  with respect to any Asset Sale, the proceeds of such Asset Sale in the form of cash or cash equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or cash equivalents and proceeds from the conversion of other property received when converted to cash or cash equivalents, net of

(1)                                  brokerage commissions and other fees and expenses (including fees and expenses of counsel and investment bankers) related to such Asset Sale;

(2)                                  provisions for all taxes (whether or not such taxes will actually be paid or are payable) as a result of such Asset Sale without regard to the consolidated results of operations of the Issuer and its Restricted Subsidiaries, taken as a whole;

(3)                                  payments made to repay Indebtedness or any other obligation outstanding at the time of such Asset Sale that either (x) is secured by a Lien on the property or assets sold or (y) is required to be paid as a result of such sale; and

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(4)                                  appropriate amounts to be provided by the Issuer or any Restricted Subsidiary as a reserve against any liabilities associated with such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as determined in conformity with GAAP; and

(b)                                 with respect to any issuance or sale of Capital Stock, the proceeds of such issuance or sale in the form of cash or cash equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or cash equivalents and proceeds from the conversion of other property received when converted to cash or cash equivalents, net of attorney’s fees, accountants’ fees, underwriters’ or placement agents’ fees, discounts or commissions and brokerage, consultant and other fees incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

“Non-Recourse Debt” means Indebtedness:

(1)                                  as to which neither the Issuer nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender;

(2)                                  no default with respect to which (including any rights that the holders of the Indebtedness may have to take enforcement action against the relevant Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness of the Issuer or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment of the Indebtedness to be accelerated or payable prior to its Stated Maturity; and

(3)                                  as to which the lenders have been notified in writing that they shall not have any recourse to the stock or assets of the Issuer or any of its Restricted Subsidiaries.

“Non-U.S. Person” means a Person that is not a “U.S. Person” (as defined in Regulation S).

“Note Guarantee” means any Guarantee of the obligations of the Issuer under this Indenture and the Securities by any Subsidiary Guarantor.

“Obligations” means all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

“Obligors” means the Issuer and each Subsidiary Guarantor.

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“Offer to Purchase” has the meaning set forth in Section 3.7.

“Offering Memorandum” means the Offering Memorandum dated March 21, 2007 relating to the offering of the Initial Notes issued on the Issue Date.

“Officer” means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer, the Controller, the Treasurer or the Secretary of such Person.

“Officers’ Certificate” means, with respect to any Person, a certificate signed by two Officers of such Person.

“Offshore Global Securities” has the meaning provided in Section 2.1.

“Offshore Physical Securities” has the meaning provided in Section 2.1.

“Opinion of Counsel” means a written opinion from legal counsel, which opinion and counsel are reasonably acceptable to the Trustee.

“Paying Agent” has the meaning set forth in Section 2.3.

“Permitted Business” means the business of the Issuer and its Subsidiaries engaged in on the Issue Date and any other activities that are related, ancillary or complementary to such business.

“Permitted Debt” has the meaning set forth in Section 4.4(a).

“Permitted Holder” means, at any time, (i) Aventine Renewable Energy Holdings, LLC, (ii)  any direct or indirect parent company of the Issuer, (iii) Metalmark Capital LLC and its Affiliates and (iv) the MSCP Funds and its Affiliates.  In addition, any person or group whose acquisition of beneficial ownership constitutes a Change of Control in respect of which an Offer to Purchase is made in accordance with the requirements of this Indenture shall thereafter, together with its Affiliates, constitute an additional Permitted Holder.

“Permitted Investment” means:

(1)                                  an Investment in the Issuer or a Restricted Subsidiary or a Person which will, upon the making of such Investment, become a Restricted Subsidiary or be merged or consolidated with or into, or transfer or convey all or substantially all its assets to, the Issuer or a Restricted Subsidiary;

(2)                                  Temporary Cash Investments;

(3)                                  payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses in accordance with GAAP;

(4)                                  stock, obligations or securities received in satisfaction of judgments;

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(5)                                  an Investment in an Unrestricted Subsidiary consisting solely of an Investment in another Unrestricted Subsidiary;

(6)                                  Commodity Agreements, Interest Rate Agreements and Currency Agreements designed solely to protect the Issuer or its Restricted Subsidiaries against fluctuations in commodity prices, interest rates or foreign currency exchange rates;

(7)                                  loans and advances to employees and officers of the Issuer and its Restricted Subsidiaries made in the ordinary course of business for bona fide business purposes not to exceed $1.0 million in the aggregate at any one time outstanding;

(8)                                  Investments in securities of trade creditors or customers received

(a)                                  pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers or

(b)                                 in settlement of delinquent obligations of, and other disputes with, customers, suppliers and others, in each case arising in the ordinary course of business or otherwise in satisfaction of a judgment;

(9)                                  Investments

(a)                                  made by the Issuer or its Restricted Subsidiaries consisting of consideration received in connection with an Asset Sale made in compliance with Section 4.18; or

(b)                                 consisting of consideration received by the Issuer or any of its Restricted Subsidiaries in connection with a transaction that would be an Asset Sale if it consisted of aggregate consideration received by the Issuer or any of its Restricted Subsidiaries of $10.0 million or more;

(10)                            Investments of a Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary of the Issuer or at the time such Person merges or consolidates with the Issuer or any of its Restricted Subsidiaries, in either case, in compliance with this Indenture; provided that such Investments were not made by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary of the Issuer or such merger or consolidation;

(11)                            repurchases of the Securities;

(12)                            any Investment in a Person engaged in a Permitted Business (other than an Investment in a Subsidiary of the Issuer) having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (12) that are at that time outstanding, not to exceed 15% of Total Assets at the time of that Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value); provided

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that such Person shall not use the proceeds of such Investment to purchase, redeem, retire or otherwise acquire for value any shares of the Capital Stock of the Issuer;

(13)                            any Investment in a Person from whom the Issuer or any Restricted Subsidiary purchases ethanol or for whom the Issuer or any Restricted Subsidiary markets ethanol, in each case, not to exceed $3.0 million in any single Person; provided that such Person shall not use the proceeds of such Investment to purchase, redeem, retire or otherwise acquire for value any shares of the Capital Stock of the Issuer; and

(14)                            additional Investments (including Investments in joint ventures and Unrestricted Subsidiaries) not to exceed $1.0 million at any one time outstanding; provided that, in the event of an Investment in any Person that is not a Restricted Subsidiary, such Person shall not use the proceeds of such Investment to purchase, redeem, retire or otherwise acquire for value any shares of the Capital Stock of the Issuer.

“Permitted Liens” means:

(1)                                  Liens for taxes, assessments, governmental charges or claims that are being contested in good faith by appropriate legal proceedings promptly instituted and diligently conducted and for which a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made;

(2)                                  statutory and common law Liens of landlords and carriers, warehousemen, mechanics, suppliers, materialmen, repairmen or other similar Liens arising in the ordinary course of business and with respect to amounts not yet delinquent or being contested in good faith by appropriate legal proceedings promptly instituted and diligently conducted and for which a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made;

(3)                                  Liens incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security;

(4)                                  Liens incurred or deposits made to secure the performance of tenders, bids, leases, statutory or regulatory obligations, bankers’ acceptances, surety and appeal bonds, government contracts, performance and return-of-money bonds and other obligations of a similar nature incurred in the ordinary course of business (exclusive of obligations for the payment of borrowed money);

(5)                                  easements, rights-of-way, municipal and zoning ordinances and similar charges, encumbrances, title defects or other irregularities that do not materially interfere with the ordinary course of business of the Issuer or any of its Restricted Subsidiaries;

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(6)                                  leases or subleases granted to others that do not materially interfere with the ordinary course of business of the Issuer and its Restricted Subsidiaries, taken as a whole;

(7)                                  Liens encumbering property or assets under construction arising from progress or partial payments by a customer of the Issuer or its Restricted Subsidiaries relating to such property or assets;

(8)                                  any interest or title of a lessor in the property subject to any Capitalized Lease or operating lease;

(9)                                  Liens arising from filing Uniform Commercial Code financing statements regarding leases;

(10)                            Liens on property of, or on shares of Capital Stock or Indebtedness of, any Person existing at the time such Person becomes, or becomes a part of, any Restricted Subsidiary; provided that such Liens do not extend to or cover any property or assets of the Issuer or any Restricted Subsidiary other than the property or assets acquired;

(11)                            Liens in favor of the Issuer or any Restricted Subsidiary;

(12)                            Liens arising from the rendering of a final judgment or order against the Issuer or any Restricted Subsidiary that does not give rise to an Event of Default;

(13)                            Liens securing reimbursement obligations with respect to letters of credit that encumber documents and other property relating to such letters of credit and the products and proceeds thereof;

(14)                            Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(15)                            Liens encumbering customary initial deposits and margin deposits, and other Liens that are within the general parameters customary in the industry and incurred in the ordinary course of business, in each case, securing Indebtedness under Interest Rate Agreements, Currency Agreements or Commodity Agreements designed solely to protect the Issuer or any of its Restricted Subsidiaries from fluctuations in interest rates, currencies or the price of commodities;

(16)                            Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by the Issuer or any of its Restricted Subsidiaries in the ordinary course of business in accordance with the past practices of the Issuer and its Restricted Subsidiaries prior to the Issue Date;

(17)                            Liens on or sales of receivables (other than Liens on receivables of the Issuer or any Subsidiary Guarantor);

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(18)                            Liens in the ordinary course of business securing Indebtedness not exceeding $25.0 million at any one time outstanding that (a) are not incurred in connection with borrowing of money and (b) do not materially detract from the value of the property or materially impair its use;

(19)                            Liens securing insurance premium financing arrangements, provided that such Lien is limited to the applicable insurance contracts;

(20)                            Liens securing additional Indebtedness of the Issuer and its Restricted Subsidiaries in an aggregate principal amount not to exceed $25.0 million at any one time outstanding; and

(21)                            Liens securing Indebtedness permitted under clause (4) of the second paragraph of clause (a) of Section 4.4, provided that, in the event such Indebtedness is Incurred for the purpose of defeasing the Securities, such Lien does not cover any of the cash or cash equivalents that are deposited with the Trustee or otherwise to defease the Securities.

“Person” means an individual, partnership, corporation, limited liability company, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof or any other entity.

“Physical Securities” has the meaning provided in Section 2.1.

“QIB” means any “qualified institutional buyer” (as defined under the Securities Act).

“Qualified Proceeds” means any of the following or any combination of the following:

(1)                                  Net Cash Proceeds;

(2)                                  the fair market value of any assets (other than Investments) that are used or useful in a Permitted Business; and

(3)                                  the fair market value of any Capital Stock of any Person engaged in a Permitted Business if

(a)                                  that Person is or in connection with the receipt by the Issuer or any Restricted Subsidiary of that Capital Stock becomes a Restricted Subsidiary of the Issuer; or

(b)                                 that Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Issuer or any Restricted Subsidiary of the Issuer.

“Record Date” means the applicable record date specified in the Securities.

“Redemption Date,” when used with respect to any Security to be redeemed, means the date fixed for such redemption pursuant to this Indenture and the Securities.

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“Redemption Price,” when used with respect to any Security to be redeemed, means the price fixed for such redemption, payable in immediately available funds, pursuant to this Indenture and the Securities.

“Registrar” has the meaning set forth in Section 2.3.

“Registration Rights Agreement” means the Registration Rights Agreement, dated the Issue Date among the Issuer, the Initial Subsidiary Guarantors and J.P. Morgan Securities Inc., Goldman, Sachs & Co., UBS Securities LLC, Banc of America Securities LLC, Wachovia Capital Markets, LLC and Friedman, Billings, Ramsey & Co., Inc.

“Regulation S” means Regulation S under the Securities Act.

“Replacement Assets” means, on any date, property or assets of a nature or type or that are used in a Permitted Business (or an Investment in a Permitted Business).

“Responsible Officer” means, when used with respect to the Trustee, any managing director, director, vice president, assistant vice president, assistant treasurer, assistant secretary, associate or any other officer within the corporate trust department of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also shall mean, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

“Restricted Payment” has the meaning set forth in Section 4.3.

“Restricted Security” has the meaning assigned to such term in Rule 144(a)(3) under the Securities Act; provided that the Trustee shall be entitled to request and conclusively rely on an Opinion of Counsel with respect to whether any Security constitutes a Restricted Security.

“Restricted Subsidiary” means any Subsidiary of the Issuer other than an Unrestricted Subsidiary.

“Rule 144A” means Rule 144A under the Securities Act.

“S&P” means Standard & Poor’s Ratings Group, a division of The McGraw-Hill Companies, and its successors.

“Sale and Leaseback Transaction” means a transaction whereby a Person sells or otherwise transfers assets or properties and then or thereafter leases such assets or properties or any part thereof or any other assets or properties which such Person intends to use for substantially the same purpose or purposes as the assets or properties sold or otherwise transferred.

“Securities” means the Initial Notes, the Exchange Notes and any other notes issued on or after the Issue Date in accordance with clause (iii) of the fourth paragraph of Section 2.2 treated as a single class of securities, as amended or supplemented from time to time in accordance with the terms hereof, that are issued pursuant to this Indenture.

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“Securities Act” means the Securities Act of 1933, as amended, or any successor statute or statutes thereto.

“Significant Subsidiary” means, at any date of determination, any Restricted Subsidiary that, together with its Subsidiaries, (1) for the most recent fiscal year of the Issuer, accounted for more than 10% of the consolidated revenues of the Issuer and its Restricted Subsidiaries or (2) as of the end of such fiscal year, was the owner of more than 10% of the consolidated assets of the Issuer and its Restricted Subsidiaries, all as set forth on the most recently available consolidated financial statements of the Issuer for such fiscal year.

“Stated Maturity” means (1) with respect to any debt security, the date specified in such debt security as the fixed date on which the final installment of principal of such debt security is due and payable and (2) with respect to any scheduled installment of principal of or interest on any debt security, the date specified in such debt security as the fixed date on which such installment is due and payable.

“Subsidiary” means, with respect to any Person, any corporation, association or other business entity of which more than 50% of the voting power of the outstanding Voting Stock is owned, directly or indirectly, by such Person and one or more other Subsidiaries of such Person.

“Subsidiary Guarantee” has the meaning set forth in Section 10.1.

“Subsidiary Guarantor” or “Guarantor” means any Initial Subsidiary Guarantor and any other Restricted Subsidiary of the Issuer which provides a Note Guarantee of the Issuer’s obligations under this Indenture and the Securities pursuant to Section 4.15.

“TIA” or “Trust Indenture Act” means the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb), as amended, as in effect on the date of the execution of this Indenture until such time as this Indenture is qualified under the TIA, and thereafter the TIA as then in effect, as amended from time to time.

“Temporary Cash Investment” means any of the following:

(1)                                  direct obligations of the United States of America or any agency thereof or obligations fully and unconditionally guaranteed by the United States of America or any agency thereof, in each case, maturing within one year unless such obligations are deposited by the Issuer (x) to defease any Indebtedness or (y) in a collateral or escrow account or similar arrangement to prefund the payment of interest on any indebtedness;

(2)                                  time deposit accounts, certificates of deposit and money market deposits maturing within one year of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $100.0 million (or the foreign currency equivalent thereof) and has outstanding debt which is rated “A” (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) or any money market fund sponsored by a registered broker dealer or mutual fund distributor;

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(3)                                  repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (1) above entered into with a bank or trust company meeting the qualifications described in clause (2) above;

(4)                                  commercial paper, maturing not more than one year after the date of acquisition, issued by a corporation (other than an Affiliate of the Issuer) organized and in existence under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of “P-1” (or higher) according to Moody’s or “A-1” (or higher) according to S&P;

(5)                                  securities with maturities of six months or less from the date of acquisition issued or fully and unconditionally guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least “A” by S&P or Moody’s;

(6)                                  any mutual fund that has at least 95% of its assets continuously invested in investments of the types described in clauses (1) through (5) above; and

(7)                                  overnight deposits and demand deposit accounts (in the respective local currencies) maintained in the ordinary course of business.

“Total Assets” means the total consolidated assets of the Issuer and its Restricted Subsidiaries as shown on the Issuer’s most recent consolidated balance sheet.

“Trade Payables” means, with respect to any Person, any accounts payable or any other indebtedness or monetary obligation to trade creditors created, assumed or Guaranteed by such Person or any of its Subsidiaries arising in the ordinary course of business in connection with the acquisition of goods or services.

“Transaction Date” means, with respect to the Incurrence of any Indebtedness, the date such Indebtedness is to be Incurred and, with respect to any Restricted Payment, the date such Restricted Payment is to be made.

“Trustee” means the party named as such in this Indenture until a successor replaces it in accordance with the provisions of this Indenture and thereafter means such successor.

“Unrestricted Subsidiary” means (1) any Subsidiary of the Issuer that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below; and (2) any Subsidiary of an Unrestricted Subsidiary.  The Board of Directors may designate any Restricted Subsidiary (including any newly acquired or newly formed Subsidiary of the Issuer) to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, the Issuer or any Restricted Subsidiary; provided that (A) any Guarantee by the Issuer or any Restricted Subsidiary of any Indebtedness of the Subsidiary being so designated shall be deemed an “Incurrence” of such

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Indebtedness and an “Investment” by the Issuer or such Restricted Subsidiary (or both, if applicable) at the time of such designation; (B) either (I) the Subsidiary to be so designated has total assets of $1,000 or less or (II) if such Subsidiary has assets greater than $1,000, such designation would be permitted under Section 4.3 and (C) if applicable, the Incurrence of Indebtedness and the Investment referred to in clause (A) of this proviso would be permitted under Sections 4.4 and 4.3, respectively.  The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that (a) no Default or Event of Default shall have occurred and be continuing at the time of or after giving effect to such designation and (b) all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately after such designation would, if Incurred at such time, have been permitted to be Incurred (and shall be deemed to have been Incurred) for all purposes of this Indenture.  Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the Board Resolution giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the foregoing provisions.

“U.S. Global Securities” has the meaning provided in Section 2.1.

“U.S. Government Obligations” means securities that are (1) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the Issuer thereof at any time prior to the Stated Maturity of the Securities, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligation or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of interest on or principal of the U.S. Government Obligation evidenced by such depository receipt.

“U.S. Legal Tender” means such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

“U.S. Physical Securities” has the meaning set forth in Section 2.1.

“Voting Stock” means with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

“Wholly Owned” means, with respect to any Subsidiary of any Person, the ownership of all of the outstanding Capital Stock of such Subsidiary (other than any director’s qualifying shares or Investments by foreign nationals mandated by applicable law) by such Person or one or more Wholly Owned Subsidiaries of such Person.

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1.2          Incorporation by Reference of TIA Whenever this Indenture refers to a provision of the TIA, such provision is incorporated by reference in, and made a part of, this Indenture.  The following TIA terms used in this Indenture have the following meanings:

“indenture securities” means the Securities.

“indenture security holder” means a Holder or a Securityholder.

“indenture to be qualified” means this Indenture.

“indenture trustee” or “institutional trustee” means the Trustee.

“obligor” on this Indenture securities means the Issuer, any Subsidiary Guarantor or any other obligor on the Securities.

All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule and not otherwise defined herein have the meanings assigned to them therein.

1.3          Rules of Construction Unless the context otherwise requires:

(1)           a term has the meaning assigned to it;

(2)           an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3)           “or” is not exclusive;

(4)           “including” means including without limitation;

(5)           words in the singular include the plural, and words in the plural include the singular;

(6)           provisions apply to successive events and transactions; and

(7)           “herein,” “hereof” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

(8)           all ratios and computations based on GAAP contained in this Indenture shall be computed in accordance with the definition of GAAP set forth in Section 1.1.

(9)           all references to Sections or Articles refer to Sections or Articles in this Indenture unless otherwise indicated.

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ARTICLE I

THE SECURITIES

2.1          Form and Dating The Initial Notes and the Trustee’s related certificate of authentication shall be substantially in the form of Exhibit A and the Exchange Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit B.  The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage.  The Issuer and the Trustee shall approve the form of the Securities and any notation, legend or endorsement on them.  Each Security shall be dated the date of its authentication.

The terms and provisions contained in the Securities, annexed hereto as Exhibits A and B, and the Subsidiary Guarantees annexed hereto as Exhibit E, shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Issuer, the Guarantors, if any, and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

Securities offered and sold in reliance on Rule 144A shall be issued initially in the form of one or more permanent global Securities in registered form, substantially in the form set forth in Exhibit A (the “U.S. Global Securities”), registered in the name of the nominee of Depository, deposited with the Trustee, as custodian for the Depository, duly executed by the Issuer and authenticated by the Trustee as hereinafter provided, and shall bear the legends set forth in Section 2.14.  The aggregate principal amount of the U.S. Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depository, as hereinafter provided.

Securities issued in exchange for interests in the U.S. Global Securities pursuant to Section 2.15 or 2.16 may be issued in the form of Physical Securities (“U.S. Physical Securities”) and shall bear the first legend set forth in Section 2.14.

Securities offered and sold in offshore transactions in reliance on Regulation S shall be issued initially in the form of one or more global Securities in registered form, substantially in the form set forth in Exhibit A (the “Offshore Global Securities”), registered in the name of the nominee of the Depository, deposited with the Trustee, as custodian for the Depository, duly executed by the Issuer and authenticated by the Trustee as hereinafter provided, and shall bear the legends set forth in Section 2.14. The aggregate principal amount of the Offshore Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depository, as hereinafter provided.

Securities issued in exchange for interests in the Offshore Global Securities pursuant to Section 2.15 may be issued in the form of Physical Securities in registered form (the “Offshore Physical Securities”).

The Offshore Physical Securities and the U.S. Physical Securities are sometimes collectively herein referred to as the “Physical Securities.”  The U.S. Global Securities and the Offshore Global Securities are sometimes referred to herein as the “Global Securities.”

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2.2          Execution and Authentication Two Officers, or an Officer and an Assistant Secretary, of the Issuer shall sign, or one Officer shall sign and one Officer or an Assistant Secretary of the Issuer (each of whom shall, in each case, have been duly authorized by all requisite corporate actions) shall attest to, the Securities for the Issuer by manual or facsimile signature.

If an Officer whose signature is on a Security was an Officer at the time of such execution but no longer holds that office at the time the Trustee authenticates the Security, the Security shall nevertheless be valid.

A Security shall not be valid until an authorized signatory of the Trustee signs the certificate of authentication on the Security by manual signature.  The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

The Trustee shall authenticate (i) Initial Notes for original issue on the Issue Date in the aggregate principal amount not to exceed $300.0 million, (ii) Exchange Notes and (iii) subject to compliance with Sections 4.4, one or more series of Securities for original issue after the Issue Date (such Securities to be substantially in the form of Exhibit A) in an unlimited amount, in each case, upon written orders of the Issuer in the form of an Officers’ Certificate, which Officers’ Certificate shall, in the case of any issuance pursuant to clause (iii) above, certify that such issuance is in compliance with Section 4.4.  In addition, each such Officers’ Certificate shall specify the amount of Securities to be authenticated, the date on which the Securities are to be authenticated, whether the Securities are to be Initial Notes issued under clause (i) of the preceding sentence, Exchange Notes or Initial Notes issued under clause (iii) of the preceding sentence and the aggregate principal amount of Securities outstanding on the date of authentication, and shall further specify the amount of such Securities to be issued as a Global Security or Physical Securities.  Such Securities shall initially be in the form of one or more Global Securities, which (i) shall represent, and shall be denominated in an amount equal to the aggregate principal amount of, the Securities to be issued, (ii) shall be registered in the name of the Depository for such Global Security or Securities or its nominee and (iii) shall be held by the Trustee as custodian for the Depository or pursuant to the Depository’s instruction.  All Securities issued under this Indenture shall vote and consent together on all matters as one class and no series of Securities shall have the right to vote or consent as a separate class on any matter.

The Trustee may appoint an authenticating agent reasonably acceptable to the Issuer to authenticate the Securities.  Unless otherwise provided in the appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so.  Each reference in this Indenture to authentication by the Trustee includes authentication by such agent.  An authenticating agent has the same rights as an Agent to deal with the Issuer and Affiliates of the Issuer.

The Securities shall be issuable only in registered form without coupons in the principal amount of at least $2,000 and integral multiples of $1,000 thereafter.

2.3          Registrar and Paying Agent The Securities may be exchanged or transferred at the office or agency of the Issuer.  Initially the corporate trust office of the Trustee at MAC N9303-120, Sixth Street & Marquette Avenue, Minneapolis Minnesota, 55479, will serve as such office

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where (a) Securities may be presented or surrendered for registration of transfer or for exchange (“Registrar”), (b) Securities may be presented or surrendered for payment (“Paying Agent”) and (c) notices and demands to or upon the Issuer in respect of the Securities and this Indenture may be served.  The Issuer may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations.  The Issuer may act as its own Registrar or Paying Agent except that for the purposes of Articles III and VIII and Sections 4.17 and 4.18, neither the Issuer nor any Affiliate of the Issuer shall act as Paying Agent.  The Registrar shall keep a register of the Securities and of their transfer and exchange.  The Issuer, upon notice to the Trustee, may have one or more co-Registrars and one or more additional paying agents reasonably acceptable to the Trustee.  The term “Paying Agent” includes any additional paying agent.  The Issuer hereby initially appoints the Trustee as Registrar and Paying Agent until such time as the Trustee has resigned or a successor has been appointed.

The Issuer shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which agreement shall implement the provisions of this Indenture that relate to such Agent.  The Issuer shall notify the Trustee, in advance, of the name and address of any such Agent.  If the Issuer fails to maintain a Registrar or Paying Agent, the Trustee shall act as such.

2.4          Paying Agent to Hold Assets in Trust The Issuer shall require each Paying Agent other than the Trustee to agree in writing that, each Paying Agent shall hold in trust for the benefit of Holders or the Trustee all assets held by the Paying Agent for the payment of principal of, premium, if any, or interest on, the Securities (whether such assets have been distributed to it by the Issuer or any other obligor on the Securities), and shall notify the Trustee of any Default or Event of Default by the Issuer (or any other obligor on the Securities) in making any such payment.  If the Issuer or a Subsidiary acts as Paying Agent, it shall segregate such assets and hold them as a separate trust fund.  The Issuer at any time may require a Paying Agent to distribute all assets held by it to the Trustee and account for any assets disbursed and the Trustee may at any time during the continuance of any payment Default or payment Event of Default, upon written request to a Paying Agent, require such Paying Agent to distribute all assets held by it to the Trustee and to account for any assets distributed.  Upon distribution to the Trustee of all assets that shall have been delivered by the Issuer to the Paying Agent, the Paying Agent shall have no further liability for such assets.

2.5          Holder Lists The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders.  If the Trustee is not the Registrar, the Issuer shall furnish to the Trustee at least five Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders, which list may be conclusively relied upon by the Trustee.

2.6          Transfer and Exchange Subject to the provisions of Sections 2.15 and 2.16, when Securities are presented to the Registrar or a co-Registrar with a request to register the transfer of such Securities or to exchange such Securities for an equal principal amount of Securities of other authorized denominations, the Registrar or co-Registrar shall register the transfer or make the exchange as requested if its requirements for such transaction are met; provided, however, that the Securities surrendered for registration of transfer or exchange shall be duly endorsed or

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accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Registrar or co-Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.  To permit registrations of transfers and exchanges, the Issuer shall execute and the Trustee shall authenticate Securities at the Registrar’s or co-Registrar’s request.  No service charge shall be made for any registration of transfer or exchange, but the Issuer or Trustee may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchanges or transfers pursuant to Section 2.2, 2.10, 3.6, 3.7, 4.17, 4.18 or 9.6).  The Registrar or co-Registrar shall not be required to register the transfer of or exchange of any Security (i) during a period beginning at the opening of business 15 days before the mailing of a notice of redemption of Securities and ending at the close of business on the day of such mailing, (ii) selected for redemption in whole or in part pursuant to Article III, except the unredeemed portion of any Security being redeemed in part, and (iii) during an Offer to Purchase made pursuant to Section 4.17 or 4.18 if such Security is tendered pursuant to such Offer to Purchase and not withdrawn.  A Global Security may be transferred, in whole but not in part, in the manner provided in this Section 2.6(a), only to a nominee of the Depository for such Global Security, or to the Depository, or a successor Depository for such Global Security selected or approved by the Issuer, or to a nominee of such successor Depository.

(b)           If at any time the Depository for the Global Security or Securities notifies the Issuer that it is unwilling or unable to continue as Depository for such Global Security or Securities or the Issuer become aware that the Depository has ceased to be a clearing agency registered under the Exchange Act, the Issuer shall appoint a successor Depository with respect to such Global Security or Securities.  If a successor Depository for such Global Security or Securities has not been appointed within 90 days after the Issuer receives such notice or becomes aware of such ineligibility, the Issuer shall execute, and the Trustee, upon receipt of an Officers’ Certificate for the authentication and delivery of Physical Securities, shall authenticate and deliver, Physical Securities, in an aggregate principal amount at maturity equal to the principal amount at maturity of the Global Security representing such Securities, in exchange for such Global Security.  The Issuer shall reimburse the Registrar, the Depository and the Trustee for expenses they incur in documenting such exchanges and issuances of Securities.

The Issuer may at any time and in their sole discretion determine that the Securities shall no longer be represented by such Global Security or Securities.  In such event the Issuer shall execute, and the Trustee, upon receipt of a written order for the authentication and delivery of Physical Securities in exchange in whole or in part for such Global Security or Securities accompanied by an Officers’ Certificate, shall authenticate and deliver Physical Securities in an aggregate principal amount equal to the principal amount of such Global Security or Securities in exchange for such Global Security or Securities.

In any exchange provided for in any of the preceding two paragraphs, the Issuer shall execute and the Trustee shall authenticate and deliver Physical Securities in authorized denominations.  Upon the exchange of a Global Security for Physical Securities, such Global Security shall be cancelled by the Trustee.  Physical Securities issued in exchange for a Global Security pursuant to this Section 2.6(b) shall be registered in such names and in such authorized denominations as the Depository for such Global Security, pursuant to instructions from its direct

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or indirect participants or otherwise, shall instruct the Trustee.  The Trustee shall deliver such Securities to the Persons in whose names such Securities are so registered.

None of the Issuer, the Trustee, any Paying Agent or the Registrar shall have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

2.7          Replacement Securities If a mutilated Security is surrendered to the Trustee or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Issuer shall issue and the Trustee shall authenticate a replacement Security if the Trustee’s requirements are met.  If required by the Trustee or the Issuer, such Holder must provide an indemnity bond or other indemnity, sufficient in the judgment of both the Issuer and the Trustee, to protect the Issuer, the Trustee or any Agent from any loss which any of them may suffer if a Security is replaced.  The Issuer or Trustee may charge such Holder for its reasonable out-of-pocket expenses in replacing a Security pursuant to this Section 2.7, including reasonable fees and expenses of counsel.

Every replacement Security is an additional obligation of the Issuer.

2.8          Outstanding Securities Securities outstanding at any time are all the Securities that have been authenticated by the Trustee except those cancelled by it, those delivered to it for cancellation and those described in this Section as not outstanding.  A Security does not cease to be outstanding because either of the Issuer, any Guarantor or any of their respective Subsidiaries or Affiliates holds the Security.

If a Security is replaced pursuant to Section 2.7 (other than a mutilated Security surrendered for replacement), it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser or a protected purchaser.  A mutilated Security ceases to be outstanding upon surrender of such Security and replacement thereof pursuant to Section 2.7.  If the principal amount of any Security is considered paid under Section 4.1, it ceases to be outstanding and interest ceases to accrue.

If on a Redemption Date or the Maturity Date the Paying Agent (other than either of the Issuer or a Subsidiary) holds U.S. Legal Tender sufficient to pay all of the principal, premium, if any, and interest due on the Securities payable on that date, then on and after that date such Securities cease to be outstanding and interest on them ceases to accrue.

2.9          Treasury Securities In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Issuer, any of its Subsidiaries or any of their respective Affiliates shall be disregarded, except that, for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities that a Responsible Officer of the Trustee has Actual Knowledge are so owned shall be disregarded.

2.10        Temporary Securities Until definitive Securities are ready for delivery, the Issuer may prepare and the Trustee shall authenticate temporary Securities.  Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Issuer considers

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appropriate for temporary Securities, as evidenced by execution of such temporary Securities by the Issuer.  Without unreasonable delay, the Issuer shall prepare and the Trustee shall authenticate definitive Securities in exchange for temporary Securities.  Until such exchange, temporary Securities shall be entitled to the same rights, benefits and privileges as definitive Securities.  Notwithstanding the foregoing, so long as the Securities are represented by a Global Security, such Global Security may be in typewritten form.

2.11        Cancellation The Issuer at any time may deliver Securities to the Trustee for cancellation.  The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment.  The Trustee, or at the direction of the Trustee, the Registrar or the Paying Agent (other than either of the Issuer or a Subsidiary), and no one else, shall cancel and shall dispose of all Securities surrendered for registration of transfer, exchange, payment or cancellation.  Subject to Section 2.7, the Issuer may not issue new Securities to replace Securities that they have paid or delivered to the Trustee for cancellation.  If the Issuer or any Guarantor shall acquire any of the Securities, such acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such Securities unless and until the same are surrendered to the Trustee for cancellation pursuant to this Section 2.11.

2.12        Defaulted Interest If the Issuer defaults in a payment of interest on the Securities, it shall, unless the Trustee fixes another record date pursuant to Section 6.10, pay the defaulted interest, plus (to the extent lawful) any interest payable on the defaulted interest, in any lawful manner.  The Issuer may pay the defaulted interest to the Persons who are Holders on a subsequent special record date, which date shall be the fifteenth day next preceding the date fixed by the Issuer for the payment of defaulted interest or the next succeeding Business Day if such date is not a Business Day.  At least 15 days before any such subsequent special record date, the Issuer shall mail to each Holder, with a copy to the Trustee, a notice that states the subsequent special record date, the payment date and the amount of defaulted interest, and interest payable on such defaulted interest, if any, to be paid.

2.13        CUSIP and ISIN Numbers The Issuer in issuing the Securities may use “CUSIP” and “ISIN” numbers, and if so, the Trustee shall use the CUSIP numbers in notices of redemption or exchange as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP and ISIN numbers printed in the notice or on the Securities, and that reliance may be placed only on the other identification numbers printed on the Securities and that any such redemption or exchange shall not be affected by any defect or omission of such CUSIP and ISIN numbers.  The Issuer shall promptly notify the Trustee of any change in CUSIP or ISIN number.

2.14        Restrictive Legends Unless and until a Security is exchanged for an Exchange Note or sold in connection with an effective registration statement under the Securities Act pursuant to the Registration Rights Agreement, the U.S. Global Securities, U.S. Physical Securities and Offshore Global Securities shall bear the following legend set forth below (the “Private Placement Legend”) on the face thereof:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE ‘‘SECURITIES ACT’’), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION.

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NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE ‘‘RESALE RESTRICTION TERMINATION DATE’’) THAT IS [IN THE CASE OF RULE 144A NOTES: TWO YEARS] [IN THE CASE OF REGULATION S NOTES: 40 DAYS] AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE ISSUER, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A ‘‘QUALIFIED INSTITUTIONAL BUYER’’ AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL ‘‘ACCREDITED INVESTOR’’ WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS AN INSTITUTIONAL ACCREDITED INVESTOR ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE SECURITIES OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/ OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

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Each Global Security shall also bear the following legend on the face thereof:

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY, OR BY ANY SUCH NOMINEE OF THE DEPOSITORY, OR BY THE DEPOSITORY OR NOMINEE OF SUCH SUCCESSOR DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY.  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR THEIR AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION 2.16 OF THE INDENTURE GOVERNING THIS SECURITY.

2.15        Book-Entry Provisions for Global Security Each Global Security initially shall (i) be registered in the name of the Depository or the nominee of such Depository, (ii) be delivered to the Trustee as custodian for such Depository and (iii) bear legends as set forth in Section 2.14.

Members of, or participants in, the Depository (“Agent Members”) shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depository, or the Trustee as its custodian, or under any Global Security, and the Depository may be treated by the Issuer, the Trustee and any agent of the Issuer or the Trustee as the absolute owner of each Global Security for all purposes whatsoever.  Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Trustee or any agent of the Issuer or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Security.

(b)           Transfers of Global Securities shall be limited to transfers in whole, but not in part, to the Depository, its successors or their respective nominees.  Interests of beneficial owners in any Global Security may be transferred or, subject to Section 2.1, exchanged for

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Physical Securities in accordance with the rules and procedures of the Depository and the provisions of Section 2.16.  In addition, U.S. Physical Securities and Offshore Physical Securities shall be transferred to all beneficial owners in exchange for their beneficial interests in U.S. Global Securities or Offshore Global Securities, as the case may be, (i) in accordance with Section 2.6 or (ii) if an Event of Default has occurred and is continuing and the Registrar has received a written request from the Depository or the Trustee to issue Physical Securities.

(c)           In connection with any transfer or exchange of a portion of the beneficial interest in any Global Security to beneficial owners pursuant to paragraph (b), the Registrar shall (if one or more Physical Securities are to be issued) reflect on its books and records the date and a decrease in the principal amount of such Global Security in an amount equal to the principal amount of the beneficial interest in such Global Security to be transferred, and the Issuer shall execute, and the Trustee shall authenticate and deliver, one or more U.S. Physical Securities or Offshore Physical Securities, as the case may be, of like tenor and amount.

(d)           In connection with the transfer of U.S. Global Securities or Offshore Global Securities, in whole, to beneficial owners pursuant to paragraph (b), the U.S. Global Securities or the Offshore Global Securities, as the case may be, shall be deemed to be surrendered to the Trustee for cancellation, and the Issuer shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depository in exchange for its beneficial interest in such U.S. Global Securities or Offshore Global Securities, as the case may be, an equal aggregate principal amount of U.S. Physical Securities or Offshore Physical Securities, as the case may be, of authorized denominations.

(e)           Any Physical Security constituting a Restricted Security delivered in exchange for an interest in a Global Security pursuant to paragraph (b) or (c) shall bear the legend regarding transfer restrictions applicable to the Physical Securities set forth in Section 2.14.

(f)            The Holder of a Global Security may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.

2.16        Special Transfer Provisions (a)       Transfers to Non-QIB Institutional Accredited Investors.  The following provisions shall apply with respect to the registration of any proposed transfer of a Security constituting a Restricted Security to any institutional accredited investor (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) (an “Accredited Investor” or an “ Institutional Accredited Investor”) which is not a QIB (excluding Non-U.S. Persons):
(i)            The Registrar shall register the transfer in an aggregate principal amount of at least $250,000 of any Security constituting a Restricted Security, whether or not such Security bears the Private Placement Legend, if the proposed transferee has delivered to the Registrar a certificate substantially in the form Exhibit C hereto, and the proposed transferee has delivered to the Registrar and the Issuer an opinion of counsel acceptable to the Issuer that such transfer is in compliance with the Securities Act and such other certifications, legal opinions or other information that the Trustee may reasonably request in order to confirm that such transaction is being made pursuant to an exemption form or in a transaction not subject to the registration requirements of the Securities Act; and

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(ii)           If the proposed transferor is an Agent Member holding a beneficial interest in a U.S. Global Security, whether or not such Security bears a Private Placement Legend, upon receipt by the Registrar of (x) the certificate and opinion, if any, required by paragraph (i) above and (y) instructions given in accordance with the Depository’s and the Registrar’s procedures, whereupon (a) the Registrar shall reflect on its books and records the date and a decrease in the principal amount of the applicable U.S. Global Security in an amount equal to the principal amount of the beneficial interest in such U.S. Global Security to be transferred, and an increase in the applicable Global Security to which the beneficial interest is to be transferred or shall authenticate and deliver one or more U.S. Physical Securities of like tenor and amount.

(b)           Transfers to QIBs.  The following provisions shall apply with respect to the registration of any proposed transfer of a Security to a QIB (excluding transfers to Non-U.S. Persons, which shall be governed by clause (c)):

(i)            if the Security to be transferred consists of (x) either Offshore Physical Securities prior to the removal of the Private Placement Legend or U.S. Physical Securities, the Registrar shall register the transfer if such transfer is being made by a proposed transferor who has checked the box provided for on the form of Security stating, or has otherwise advised the Issuer and the Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the form of Security stating, or has otherwise advised the Issuer and the Registrar in writing that it is purchasing the Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuer as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A or (y) an interest in the U.S. Global Securities, the transfer of such interest may be effected only through the book entry system maintained by the Depositary; and
(ii)           if the proposed transferee is an Agent Member, and the Securities to be transferred consist of U.S. Physical Securities which after transfer are to be evidenced by an interest in a U.S. Global Security, upon receipt by the Registrar of instructions given in accordance with the Depository’s and the Registrar’s procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the applicable U.S. Global Security in an amount equal to the principal amount of the U.S. Physical Securities to be transferred, and the Trustee shall cancel the U.S. Physical Securities so transferred.

(c)           Transfers to Non-U.S. Persons at Any Time.  The following provisions shall apply with respect to any transfer of a Security to a Non-U.S. Person:

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(i)            prior to the 41st day after the date on which such Security is originally issued, the Registrar shall register any proposed transfer of a Security to a Non-U.S. Person upon receipt of a certificate substantially in the form of Exhibit D hereto from the proposed transferor and the Registrar shall register any proposed transfer to any Non-U.S. Person if the Security to be transferred is a U.S. Physical Security or an interest in U.S. Global Securities, upon receipt of a certificate substantially in the form of Exhibit D hereto from the proposed transferor; and
(ii)           on or after the 41st day after the date on which such Security is originally issued, the Registrar shall register any proposed transfer of any Offshore Physical Security or Offshore Global Security without requiring any certification.
(iii)          (a) if the proposed transferor is an Agent Member holding a beneficial interest in the U.S. Global Securities, upon receipt by the Registrar of (x) the documents, if any, required by paragraph (i) or (ii) and (y) instructions in accordance with the Depositary’s and the Registrar’s procedures, the Registrar shall reflect on its books and records the date and a decrease in the principal amount of the U.S. Global Securities in an amount equal to the principal amount of the beneficial interest in the U.S. Global Securities to be transferred, and (b) if the proposed transferee is an Agent Member, upon receipt by the Registrar of instructions given in accordance with the Depository’s and the Registrar’s procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Offshore Global Securities in an amount equal to the principal amount of the U.S. Physical Securities or the U.S. Global Securities, as the case may be, to be transferred, and the Trustee shall cancel the U.S. Physical Security, if any, so transferred or decrease the amount of the U.S. Global Security.

(d)           Private Placement Legend.  Upon the registration of transfer, exchange or replacement of Securities not bearing the Private Placement Legend, the Registrar shall deliver Securities that do not bear the Private Placement Legend.  Upon the registration of transfer, exchange or replacement of Securities bearing the Private Placement Legend, the Registrar shall deliver only Securities that bear the Private Placement Legend unless (i) the transferee certifies that it is not an Affiliate of the Issuer and the requested transfer is after the second anniversary of the later of (a) the date on which such Securities are originally issued and (b) the last date on which the Issuer or an Affiliate of the Issuer was the owner of such Securities (or any predecessor Securities) or such shorter period of time as permitted by Rule 144(k) under the Securities Act or any successor provision thereunder or (ii) the circumstance contemplated by paragraph (b)(ii) of this Section 2.16 exists or (iii) there is delivered to the Registrar an Opinion of Counsel reasonably satisfactory to the Issuer and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act.

(e)           General.  By its acceptance of any Security bearing the Private Placement Legend, each Holder of such Security acknowledges the restrictions on transfer of such Security set forth in this Indenture and in the Private Placement Legend and agrees that it shall transfer such Security only as provided in this Indenture.

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The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.15 or this Section 2.16 in accordance with its customary procedures.  The Issuer shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

ARTICLE III

REDEMPTION; OFFER TO PURCHASE

3.1          Notices to Trustee If the Issuer elects to redeem Securities pursuant to Paragraph 5 or 6 of the Securities, it shall notify the Trustee in writing of the Redemption Date, the Redemption Price and the principal amount of the applicable Securities to be redeemed.  The Issuer shall give such notice of redemption to the Paying Agent and Trustee at least 30 days but not more than 60 days before the Redemption Date (unless a shorter notice shall be agreed to by the Trustee in writing), together with an Officers’ Certificate stating that such redemption shall comply with the conditions contained herein and provide the information specified in Section 3.3.

3.2          Selection of Securities to Be Redeemed In the event that less than all of the Securities are to be redeemed at any time, selection of such Securities for redemption shall be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which such Securities are listed or, if such Securities are not then listed on a national securities exchange, by lot or by such method as the Trustee shall deem fair and appropriate; provided, however, that no Securities of a principal amount of $2,000 or less shall be redeemed in part; and provided further that, if a partial redemption is made, selection of the Securities or portions thereof for redemption shall be made by the Trustee only by lot or by such method as the Trustee shall deem fair and appropriate (subject to the procedures of the Depository).

3.3          Notice of Redemption At least 30 days but not more than 60 days before a Redemption Date, the Issuer shall mail a notice of redemption by first class mail, postage prepaid, to each Holder whose Securities are to be redeemed at its registered address.  At the Issuer’s request at least 45 days before a Redemption Date (unless a shorter period shall be acceptable to the Trustee), the Trustee shall give the notice of redemption in the Issuer’s name and at the Issuer’s expense.  Each notice of redemption shall identify the Securities to be redeemed and shall state:

(a)   the Redemption Date;

(b)   the Redemption Price and the amount of accrued interest, if any, to be paid;

(c)   the name and address of the Paying Agent;

(d)   that Securities called for redemption must be surrendered to the Paying Agent to collect the Redemption Price plus accrued interest, if any;

(e)   that, unless the Issuer defaults in making the redemption payment, interest on Securities called for redemption ceases to accrue on and after the Redemption Date, and the only remaining right of the Holders of such Securities is to receive payment of the Redemption Price and accrued interest, if any, upon surrender to the Paying Agent of the Securities redeemed;

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(f)    if any Security is being redeemed in part, the portion of the principal amount of such Security to be redeemed and that, after the Redemption Date, and upon surrender of such Security, a new Security or Securities in aggregate principal amount equal to the unredeemed portion thereof shall be issued;

(g)   if fewer than all the Securities are to be redeemed, the identification of the particular Securities (or portion thereof) to be redeemed, as well as the aggregate principal amount of Securities to be redeemed and the aggregate principal amount of Securities to be outstanding after such partial redemption;

(h)   the paragraph of the Securities pursuant to which the Securities are to be redeemed; and

(i)    the CUSIP or ISIN number, if any, printed on the Securities being redeemed and a statement that no representation is made as to the correctness or accuracy of the CUSIP or ISIN number, if any, listed in such notice or printed on the Securities.

The notice, if mailed in a manner herein provided, shall be conclusively presumed to have been given, whether or not the Holder receives such notice.  In any case, failure to give such notice by mail or any defect in the notice to the Holder of any Security designated for redemption in whole or in part shall not affect the validity of the proceedings for the redemption of any other Security.

3.4          Effect of Notice of Redemption Once notice of redemption is mailed in accordance with Section 3.3, Securities called for redemption become due and payable on the Redemption Date and at the Redemption Price plus accrued interest, if any.  Upon surrender to the Trustee or Paying Agent, such Securities called for redemption shall be paid at the Redemption Price (which shall include accrued interest thereon to the Redemption Date), but installments of interest, the maturity of which is on or prior to the Redemption Date, shall be payable to Holders of record at the close of business on the relevant Record Dates.

3.5          Deposit of Redemption Price On or before 11:00 a.m. New York time on the Redemption Date, the Issuer shall deposit with the Paying Agent U.S. Legal Tender in immediately available funds sufficient to pay the Redemption Price plus accrued interest, if any, of all Securities to be redeemed on that date.

If the Issuer complies with the preceding paragraph, then, unless the Issuer defaults in the payment of such Redemption Price plus accrued interest, if any, interest on the Securities to be redeemed shall cease to accrue on and after the applicable Redemption Date, whether or not such Securities are presented for payment.

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3.6          Securities Redeemed in Part Upon surrender of a Security that is to be redeemed in part only, the Trustee shall upon written instruction from the Issuer authenticate for the Holder a new Security or Securities in a principal amount equal to the unredeemed portion of the Security surrendered.

3.7          Offer to Purchase In the event that, pursuant to Section 4.17 or 4.18, the Issuer shall be required to commence an offer to purchase Securities from the Holders in accordance with the procedures specified in the following provisions of this Section 3.7 (an “Offer to Purchase”).  The Issuer shall commence an Offer to Purchase by mailing a notice to the Trustee and each Holder stating:

(1)                                  the provision of this Indenture pursuant to which the offer is being made and that all Securities validly tendered shall be accepted for payment on a pro rata basis;

(2)                                  the purchase price and the date of purchase, which shall be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed (the “Payment Date”);

(3)                                  that any Security not tendered shall continue to accrue interest pursuant to its terms;

(4)                                  that, unless the Issuer defaults in the payment of the purchase price, any Security accepted for payment pursuant to the Offer to Purchase shall cease to accrue interest on and after the Payment Date;

(5)                                  that Holders electing to have a Security purchased pursuant to the Offer to Purchase shall be required to surrender the Security, together with the form entitled “Option of the Holder to Elect Purchase” on the reverse side of the Security completed, to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day immediately preceding the Payment Date;

(6)                                  that Holders shall be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the third Business Day immediately preceding the Payment Date, a telegram, facsimile transmission or letter setting forth the name of such Holder, the principal amount of Securities delivered for purchase and a statement that such Holder is withdrawing his election to have such Securities purchased; and

(7)                                  that Holders whose Securities are being purchased only in part shall be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered; provided that each Security purchased and each new Security issued shall be in a principal amount of at least $2,000 and integral multiples of $1,000 thereafter.

On the Payment Date, the Issuer shall (a) accept for payment on a pro rata basis Securities or portions thereof tendered pursuant to an Offer to Purchase; (b) deposit, or cause to be deposited, with the Paying Agent money sufficient to pay the purchase price of all Securities or portions

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thereof so accepted; and (c) deliver, or cause to be delivered, to the Trustee all Securities or portions thereof so accepted together with an Officers’ Certificate specifying the Securities or portions thereof accepted for payment by the Issuer.  The Paying Agent shall promptly mail to the Holders of Securities so accepted payment in an amount equal to the purchase price, and the Trustee shall promptly authenticate and mail to such Holders a new Security equal in principal amount to any unpurchased portion of the Security surrendered; provided that each Security purchased and each new Security issued shall be in a principal amount of at least $2,000 with integral multiples of $1,000 thereafter.  The Issuer shall publicly announce the results of an Offer to Purchase as soon as practicable after the Payment Date.  The Trustee may act as the Paying Agent for an Offer to Purchase.  The Issuer shall comply with Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder, to the extent such laws and regulations are applicable, in the event that the Issuer is required to repurchase Securities pursuant to an Offer to Purchase.  To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Indenture relating to an Offer to Purchase, the Issuer shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under such provisions of this Indenture by virtue of such conflict.

ARTICLE IV

COVENANTS

4.1          Payment of Securities The Issuer shall pay the principal of, premium, if any, and interest on the Securities in the manner provided in the Securities.  An installment of principal of, premium, if any, or interest on the Securities shall be considered paid on the date it is due if the Trustee or Paying Agent holds on that date U.S. Legal Tender in immediately available funds designated for and sufficient to pay the installment.  If the Issuer or any Subsidiary acts as Paying Agent, an installment of principal, premium, if any, or interest shall be considered paid on the date it is due if the entity acting as Paying Agent complies with the second sentence of Section 2.4.  Upon any bankruptcy or reorganization procedure relative to the Issuer, the Trustee shall serve as Paying Agent, if any, for the Securities.

4.2          Maintenance of Office or Agency The Issuer shall maintain in the Borough of Manhattan, The City of New York, the office or agency required under Section 2.3.  The Issuer shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency.  If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 11.2.

The Issuer may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations.  The Issuer shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

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The Issuer hereby initially designate the Trustee at its Corporate Trust Office, as such office of the Issuer in accordance with Section 2.3.

4.3          Limitation on Restricted Payments The Issuer shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, (1) declare or pay any dividend or make any distribution on or with respect to its Capital Stock (other than (x) dividends or distributions payable solely in shares of its Capital Stock (other than Disqualified Stock) or in options, warrants or other rights to acquire shares of such Capital Stock and (y) pro rata dividends or distributions on common stock of Restricted Subsidiaries held by minority stockholders) held by Persons other than the Issuer or any of its Restricted Subsidiaries, (2) purchase, call for redemption or redeem, retire or otherwise acquire for value any shares of Capital Stock of (A) the Issuer (including options, warrants or other rights to acquire such shares of Capital Stock) held by any Person or (B) a Restricted Subsidiary (including options, warrants or other rights to acquire such shares of Capital Stock) held by any Affiliate of the Issuer (other than a Wholly Owned Restricted Subsidiary) or any holder (or any Affiliate of such holder) of 10% or more of the Capital Stock of the Issuer, (3) make any voluntary or optional principal payment, or voluntary or optional redemption, repurchase, defeasance, or other acquisition or retirement for value, of Indebtedness of the Issuer that is subordinated in right of payment to the Securities or any Indebtedness of a Subsidiary Guarantor that is subordinated in right of payment to a Note Guarantee or (4) make any Investment, other than a Permitted Investment, in any Person (such payments or any other actions described in clauses (1) through (4) above being collectively “Restricted Payments”) if, at the time of, and after giving effect to, the proposed Restricted Payment:

(a)   a Default or an Event of Default shall have occurred and be continuing; or

(b)   the Issuer is not able to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of part (a) of Section 4.4; or

(c)   the aggregate amount of all Restricted Payments made after the Issue Date shall exceed the sum of:

(i)            50% of the aggregate amount of the Adjusted Consolidated Net Income (or, if the Adjusted Consolidated Net Income is a loss, minus 100% of the amount of such loss) accrued on a cumulative basis during the period (taken as one accounting period) beginning on the first day of the fiscal quarter during which the Issue Date occurs and ending on the last day of the last fiscal quarter preceding the Transaction Date for which reports have been filed with the Commission or provided to the Trustee plus
(ii)           the aggregate Qualified Proceeds received by the Issuer after the Issue Date as a capital contribution or from the issuance and sale of its Capital Stock (other than Disqualified Stock) to a Person which is not a Subsidiary of the Issuer, including an issuance or sale permitted by this Indenture of Indebtedness of the Issuer for cash subsequent to the Issue Date upon the conversion of such Indebtedness into Capital Stock (other than Disqualified Stock) of the Issuer, or

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from the issuance to a Person which is not a Subsidiary of the Issuer of any options, warrants or other rights to acquire Capital Stock of the Issuer (in each case, exclusive of any Disqualified Stock or any options, warrants or other rights that are redeemable at the option of the holder, or are required to be redeemed, prior to the Stated Maturity of the Securities) plus
(iii)          an amount equal to the net reduction in Investments (other than reductions in Permitted Investments) in any Person resulting from payments of interest on Indebtedness, dividends, repayments of loans or advances, or other transfers of assets, in each case, to the Issuer or any Restricted Subsidiary or from the Qualified Proceeds from the sale of any such Investment (except, in each case, to the extent any such payment or proceeds are included in the calculation of Adjusted Consolidated Net Income), from the release of any Guarantee or from redesignations of Unrestricted Subsidiaries as Restricted Subsidiaries (valued in each case as provided in the definition of “Investments”), not to exceed, in each case, the amount of Investments previously made by the Issuer or any Restricted Subsidiary in such Person or Unrestricted Subsidiary.

The foregoing shall not be violated by reason of:

(1)           the payment of any dividend or redemption of any Capital Stock within 60 days after the related date of declaration or call for redemption if, at said date of declaration or call for redemption, such payment or redemption would comply with the preceding paragraph;

(2)           the making of any principal payment or the repurchase, redemption, retirement, defeasance or other acquisition or retirement for value of Indebtedness that is subordinated in right of payment to the Securities or any Note Guarantee including premium, if any, and accrued interest, with the proceeds of, or in exchange for, Indebtedness Incurred under clause (3) of the second paragraph of Section 4.4(a);

(3)           the repurchase, redemption or other acquisition of Capital Stock of the Issuer or a Subsidiary Guarantor (or options, warrants or other rights to acquire such Capital Stock) in exchange for, or out of the proceeds of a capital contribution or a substantially concurrent offering of, shares of Capital Stock (other than Disqualified Stock) of the Issuer (or options, warrants or other rights to acquire such Capital Stock); provided that such options, warrants or other rights are not redeemable at the option of the holder, or required to be redeemed, prior to the Stated Maturity of the Securities;

(4)           the making of any principal payment or the repurchase, redemption, retirement, defeasance or other acquisition or retirement for value of Indebtedness (including premium, if any, and accrued interest) which is subordinated in right of payment to the Securities or any Note Guarantee in exchange for, or out of the proceeds of a capital contribution or a substantially concurrent offering of, shares of the Capital Stock (other than Disqualified Stock) of the Issuer (or options, warrants or other rights to acquire such Capital Stock); provided that such options, warrants or other rights are not redeemable at the option of the holder, or required to be redeemed, prior to the Stated Maturity of the Securities;

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(5)           payments or distributions, to dissenting stockholders pursuant to applicable law, pursuant to or in connection with a consolidation, merger or transfer of assets of the Issuer that complies with the provisions of Article V;

(6)           Investments acquired as a capital contribution to, or in exchange for, or out of the proceeds of a substantially concurrent offering of, Capital Stock (other than Disqualified Stock) of the Issuer;

(7)           the repurchase of Capital Stock deemed to occur upon the exercise of options or warrants if such Capital Stock represents all or a portion of the exercise price thereof;

(8)           the declaration or payment of dividends on Capital Stock (other than Disqualified Stock or preferred stock) of the Issuer in an aggregate annual amount not to exceed 6% of the Net Cash Proceeds received by the Issuer after the Issue Date from the sale of such Capital Stock;

(9)           the payment by the Issuer to any Affiliate of the Issuer of management fees of not more than $500,000, in the aggregate in any calendar year, as invoiced by such Affiliate;

(10)         the repurchase or other acquisition of Capital Stock of the Issuer or any of its Subsidiaries from employees, former employees, directors or former directors of the Issuer or any of its Subsidiaries (or permitted transferees of such employees, former employees, directors or former directors), pursuant to the terms of the agreements (including employment agreements) or plans (or amendments thereto) approved by the Board of Directors under which such individuals purchase or sell, or are granted the option to purchase or sell, such Capital Stock; provided, however, that the aggregate amount of such repurchases and other acquisitions shall not exceed $1.0 million in any calendar year;

(11)         dividends paid in respect of Disqualified Stock or preferred stock of the Issuer or any Restricted Subsidiary of the Issuer which is permitted to be issued pursuant to Section 4.4; provided, however, that the aggregate amount of dividends paid in respect of preferred stock of the Issuer (other than Disqualified Stock of the Issuer) pursuant to this clause (11) shall not exceed the amount of Net Cash Proceeds from the issuance of such preferred stock;

(12)         the pledge by the Issuer or any Restricted Subsidiary of the Capital Stock of an Unrestricted Subsidiary to secure Non-Recourse Debt of that Unrestricted Subsidiary; and

(13)         Restricted Payments in an amount which, when taken together with all Restricted Payments made pursuant to this clause (13), does not exceed $20.0 million;

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provided that, except in the case of clauses (1) and (3), no Default or Event of Default shall have occurred and be continuing or occur as a consequence of the actions or payments set forth therein.

Each Restricted Payment permitted pursuant to the preceding paragraph (other than the Restricted Payment referred to in clause (2), (7) through (9), and (11) through (12) thereof or an exchange of Capital Stock for Capital Stock or Indebtedness referred to in clause (3) or (4) thereof and an Investment acquired as a capital contribution or in exchange for Capital Stock referred to in clause (6) thereof) shall be included in calculating whether the conditions of clause (c) of this Section 4.3 have been met with respect to any subsequent Restricted Payments, and the Net Cash Proceeds from any issuance of Capital Stock to the extent used to make Restricted Payments referred to in clause (3), (4) or (6) shall not be included in such calculation.

For purposes of determining compliance with this Section 4.3, (x) the amount, if other than in cash, of any Restricted Payment shall be determined in good faith by the Board of Directors, whose determination shall be conclusive and evidenced by a Board Resolution and (y) in the event that a Restricted Payment meets the criteria of more than one of the types of Restricted Payments described in the above clauses, including the first paragraph of this Section 4.3, the Issuer, in its sole discretion, may order and classify, and from time to time may reclassify, such Restricted Payment if it would have been permitted at the time such Restricted Payment was made and at the time of such reclassification.

Not later than the date of making any Restricted Payment, the Issuer shall deliver to the Trustee an Officers’ Certificate stating that such Restricted Payment complies with this Indenture and setting forth in reasonable detail the basis upon which the required calculations were computed, which calculations may be based upon the Issuer’s latest available internal quarterly financial statements.

4.4          Limitation on Indebtedness and Issuance of Preferred Stock  The Issuer shall not, and shall not permit any of its Restricted Subsidiaries to, Incur any Indebtedness (other than the Securities, the Note Guarantees and other Indebtedness existing on the Issue Date) and the Issuer shall not permit any of its Restricted Subsidiaries to issue any preferred stock; provided, however, that the Issuer may Incur Indebtedness (including, without limitation, Acquired Indebtedness) and any Restricted Subsidiary may Incur Indebtedness (including, without limitation, Acquired Indebtedness) or issue preferred stock if, after giving effect to the Incurrence of such Indebtedness or issuance of preferred stock and the receipt and application of the proceeds therefrom, the Fixed Charge Coverage Ratio of the Issuer would be greater than 2.0:1.0.

Notwithstanding the foregoing, the Issuer and any Restricted Subsidiary (except as specified below) may Incur each and all of the following (clauses (1) through (11) comprising the “Permitted Debt” of the Issuer and any Restricted Subsidiary):

(1)           the incurrence by the Issuer and any Restricted Subsidiary of additional Indebtedness and letters of credit under Credit Facilities in an aggregate principal amount at any one time outstanding under this clause (1) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Issuer and its

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Restricted Subsidiaries thereunder) not to exceed a maximum of the greater of (a) $250.0 million less any amount of such Indebtedness permanently repaid as provided under Section 4.18 and (b) the Borrowing Base;

(2)           Indebtedness owed (A) to the Issuer or any Subsidiary Guarantor evidenced by an unsubordinated promissory note or (B) to any other Restricted Subsidiary; provided that (x) any event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of such Indebtedness (other than to the Issuer or another Restricted Subsidiary) shall be deemed, in each case, to constitute an Incurrence of such Indebtedness not permitted by this clause (2) and (y) if the Issuer or any Subsidiary Guarantor is the obligor on such Indebtedness, such Indebtedness must be expressly subordinated in right of payment to the Securities, in the case of the Issuer, or the Note Guarantee, in the case of a Subsidiary Guarantor;

(3)           Indebtedness issued in exchange for, or the net proceeds of which are used to refinance or refund, then outstanding Indebtedness (other than Indebtedness outstanding under clause (2) or (11)) in an amount not to exceed the amount so refinanced or refunded (plus premiums, accrued interest, fees and expenses); provided that (a) Indebtedness the proceeds of which are used to refinance or refund the Securities or Indebtedness that is pari passu with, or subordinated in right of payment to, the Securities or a Note Guarantee shall only be permitted under this clause (3) if (x) in case the Securities are refinanced in part or the Indebtedness to be refinanced is pari passu with the Securities or a Note Guarantee, such new Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such new Indebtedness is outstanding, is expressly made pari passu with, or subordinate in right of payment to, the remaining Securities or the Note Guarantee, or (y) in case the Indebtedness to be refinanced is subordinated in right of payment to the Securities or a Note Guarantee, such new Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such new Indebtedness is issued or remains outstanding, is expressly made subordinate in right of payment to the Securities or the Note Guarantee at least to the extent that the Indebtedness to be refinanced is subordinated to the Securities or the Note Guarantee, (b) such new Indebtedness, determined as of the date of Incurrence of such new Indebtedness, does not mature prior to the Stated Maturity of the Indebtedness to be refinanced or refunded, and the Average Life of such new Indebtedness is at least equal to the remaining Average Life of the Indebtedness to be refinanced or refunded and (c) such new Indebtedness is Incurred by the Issuer or a Subsidiary Guarantor or by the Restricted Subsidiary who is the obligor on the Indebtedness to be refinanced or refunded;

(4)           Indebtedness of the Issuer, to the extent the net proceeds thereof are promptly (A) used to purchase Securities tendered in an Offer to Purchase made as a result of a Change in Control or (B) deposited to defease the Securities pursuant to Article VIII;

(5)           Guarantees of the Securities and Guarantees of Indebtedness of the Issuer or any Restricted Subsidiary by the Issuer or any Restricted Subsidiary; provided the Guarantee of such Indebtedness is permitted by and made in accordance with Section 4.15;

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(6)           Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within two Business Days of incurrence;

(7)           Indebtedness in respect of performance bonds, bankers’ acceptances, workers’ compensation claims, surety or appeal bonds, payment obligations in connection with self-insurance or similar obligations, and bank overdrafts (and letters of credit in respect thereof);

(8)           Indebtedness Incurred or preferred stock issued to finance the cost (including the cost of improvement or construction) to acquire real or personal property (including acquisitions by way of Capitalized Lease Obligations and acquisitions of the Capital Stock of a Person that becomes a Restricted Subsidiary, to the extent of the fair market value of the real or personal property so acquired, plus goodwill associated therewith) by the Issuer or a Restricted Subsidiary after the Issue Date; provided, however, that the aggregate principal amount of such Indebtedness and/or the liquidation preference of such preferred stock outstanding at any time may not exceed $25.0 million;

(9)           the incurrence by the Issuer or any of its Restricted Subsidiaries of Acquired Indebtedness; provided that the Fixed Charge Coverage Ratio immediately after giving pro forma effect to such incurrence would be greater than the Fixed Charge Coverage Ratio immediately prior to such incurrence;

(10)         Indebtedness consisting of (x) the financing of insurance premiums in the ordinary course of business or (y) take-or-pay obligations contained in supply arrangements entered into in the ordinary course of business; and

(11)         additional Indebtedness of the Issuer or Indebtedness of or preferred stock issued by any Restricted Subsidiary (in addition to Indebtedness permitted under clauses (1) through (10) above) in an aggregate principal amount and/or liquidation preference of such preferred stock outstanding at any time not to exceed $25.0 million, less any amount of such Indebtedness permanently repaid as provided under Section 4.18.

(b)           Notwithstanding any other provision of this Section 4.4, the maximum amount of Indebtedness that may be Incurred pursuant to this Section 4.4 shall not be deemed to be exceeded, with respect to any outstanding Indebtedness due solely to the result of fluctuations in the exchange rates of currencies.

(c)           For purposes of determining any particular amount of Indebtedness under this Section 4.4, Guarantees, Liens or obligations with respect to letters of credit supporting Indebtedness otherwise included in the determination of such particular amount shall not be included.  For purposes of determining compliance with this Section 4.4, in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described in clause (a) of this Section 4.4 (including the first paragraph of such clause (a)), the Issuer, in its sole discretion, may classify, and from time to time may reclassify, such item of Indebtedness.

(d)           The Obligors shall not Incur any Indebtedness if such Indebtedness is subordinate in right of payment to any other Indebtedness unless such Indebtedness is also subordinate in right of payment to the Securities (in the case of the Issuer) or the Note Guarantees (in the case of any Subsidiary Guarantor), in each case, to the same extent.

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4.5          Corporate Existence Except as otherwise permitted by Article V, the Issuer shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate, partnership or other existence of each of its Restricted Subsidiaries in accordance with the respective organizational documents of each such Restricted Subsidiary and the rights (charter and statutory) and material franchises of the Issuer and each of its Restricted Subsidiaries; provided, however, that neither the Issuer nor any Restricted Subsidiary shall be required to preserve any such right or franchise or in the case of any Restricted Subsidiary, its existence, if (in each case) the Board of Directors of the Issuer shall determine that the loss thereof is not, and shall not be, adverse in any material respect to the Holders.

4.6          Payment of Taxes and Other Claims The Issuer shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (a) all material taxes, assessments and governmental charges levied or imposed upon it or any of its Restricted Subsidiaries or upon the income, profits or property of it or any of its Restricted Subsidiaries and (b) all lawful claims for labor, materials and supplies which, in each case, if unpaid, might by law become a material liability or Lien upon the property of it or any of its Restricted Subsidiaries; provided, however, that the Issuer shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, (i) the applicability or validity is being contested in good faith by appropriate proceedings and for which appropriate provision has been made or (ii) where the failure to effect such payment or discharge is not adverse in any material respect to the Holders.

4.7          Maintenance of Properties and Insurance The Issuer shall cause all material properties owned or leased by it or any of its Restricted Subsidiaries used or useful to the conduct of its business or the business of any of its Restricted Subsidiaries, taken as a whole, to be maintained and kept in normal condition, repair and working order and supplied with all necessary equipment and shall cause to be made all repairs, renewals, replacements, and betterments thereof, all as in its judgment may be necessary, so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that, nothing in this Section 4.7 shall prevent the Issuer or any of its Restricted Subsidiaries from discontinuing the use, operation or maintenance of any of such properties, or disposing of any of them, if such discontinuance or disposal is, in the judgment of the Board of Directors of the Issuer or any such Restricted Subsidiary desirable in the conduct of the business of the Issuer or any such Restricted Subsidiary, and if such discontinuance or disposal is not adverse in any material respect to the Holders; provided further that nothing in this Section 4.7 shall prevent the Issuer or any of its Restricted Subsidiaries from discontinuing or disposing of any properties to the extent otherwise permitted by this Indenture.

(b)           The Issuer shall maintain, and shall cause its Restricted Subsidiaries to maintain, insurance with responsible carriers against such risks and in such amounts, and with such deductibles, retentions, self-insured amounts and co-insurance provisions, as are, in the  reasonable judgment, customarily carried by similar businesses of similar size, including property and casualty loss, workers’ compensation and interruption of business insurance.

4.8          Compliance Certificate; Notice of Default The Issuer shall deliver to the Trustee, within 90 days after the close of each fiscal year of the Issuer, an Officers’ Certificate stating that a review of the activities of the Issuer and its Restricted Subsidiaries has been made under the

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supervision of the signing Officers with a view to determining whether they have kept, observed, performed and fulfilled their obligations under this Indenture and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge, the Issuer and it’s Restricted Subsidiaries during such preceding fiscal year have kept, observed, performed and fulfilled each and every such covenant and no Default or Event of Default occurred during such year and at the date of such certificate there is no Default or Event of Default that has occurred and is continuing or, if such signers do know of such Default or Event of Default, the certificate shall describe its status with particularity.  The applicable Officers’ Certificate shall also notify the Trustee should the Issuer or any of its Restricted Subsidiaries elect to change the manner in which it fixes its fiscal year end.

(b)           The Issuer shall deliver to the Trustee, in the event that any Officer becomes aware of any Default or Event of Default in the performance of any covenant, agreement or condition contained in this Indenture, an Officers’ Certificate specifying the Default or Event of Default and describing its status with particularity.

4.9          Compliance with Laws The Issuer shall comply, and shall cause each of its Subsidiaries to comply, with all applicable statutes, rules, regulations, orders and restrictions of the United States, all states and municipalities thereof, and of any governmental department, commission, board, regulatory authority, bureau, agency and instrumentality of the foregoing, in respect of the conduct of their respective businesses and the ownership of their respective properties, except for such noncompliances as would not in the aggregate have a material adverse effect on the financial condition or results of operations of the Issuer and its Subsidiaries taken as a whole.

4.10        Commission Reports and Reports to Holders At all times that the Securities remain outstanding, whether or not the Issuer is then required to file reports with the Commission, the Issuer shall file with the Commission, unless the Commission shall not accept such filing (x) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Issuer were required to file such forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report on the annual financial statements by the Issuer’s certified independent accountants and (y) all current reports that would be required to be filed with the Commission on Form 8-K if the Issuer were required to file such reports.  The Issuer shall supply to the Trustee and to each Holder or shall supply to the Trustee for forwarding to each such Holder who so requests, without cost to such Holder, copies of such reports and other information.  In addition, the Obligors have agreed that, at any times prior to any registration of the Securities, if the Issuer is not subject to Section 13 or 15(d) of the Exchange Act, upon the request of any Holder of Securities or any prospective purchaser of the Securities designated by a Holder of Securities, the Obligors shall supply to such Holder or such prospective purchaser the information required under Rule 144A under the Securities Act.

4.11        Waiver of Stay, Extension or Usury Laws The Issuer and each Subsidiary Guarantor covenants (to the extent enforceable by law) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive such Issuer or such Subsidiary Guarantor from paying all or any portion of the principal of, premium, if any, and/or interest on the Securities or the Subsidiary Guarantee of any such Subsidiary Guarantor as contemplated

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herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture, and (to the extent enforceable by law) each hereby expressly waives all benefit or advantage of any such law, and covenants to the extent enforceable by law that it shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

4.12        Limitations on Transactions with Shareholders and Affiliates The Issuer shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, enter into, renew or extend any transaction (including, without limitation, the purchase, sale, lease or exchange of property or assets, or the rendering of any service) with any holder (or any Affiliate of such holder) of 10% or more of any class of Capital Stock of the Issuer or with any Affiliate of the Issuer, except upon fair and reasonable terms no less favorable to the Issuer or such Restricted Subsidiary than could be obtained, at the time of such transaction or, if such transaction is pursuant to a written agreement, at the time of the execution of the agreement providing therefor, in a comparable arm’s length transaction with a Person that is not such a holder or an Affiliate.

(b)           The foregoing limitation (in clause (a)) does not limit and shall not apply to:

(i)            transactions (A) approved by a majority of the disinterested members of the Board of Directors or (B) for which the Issuer or a Restricted Subsidiary delivers to the Trustee a written opinion of a nationally recognized investment banking, accounting, valuation or appraisal firm stating that the transaction is fair to the Issuer or such Restricted Subsidiary from a financial point of view;
(ii)           any transaction solely between the Issuer and any of its Restricted Subsidiaries or solely among Restricted Subsidiaries;
(iii)          the payment of reasonable and customary regular fees to directors of the Issuer who are not employees of the Issuer and customary indemnification arrangements entered into by the Issuer;
(iv)          any payments or other transactions pursuant to any tax-sharing agreement between the Issuer and any other Person with which the Issuer files a consolidated tax return or with which the Issuer is part of a consolidated group for tax purposes;
(v)           any sale of shares of Capital Stock (other than Disqualified Stock) of the Issuer;
(vi)          any Permitted Investments or any Restricted Payments not prohibited by Section 4.3;
(vii)         any agreement as in effect or entered into as of the Issue Date (as disclosed in the Offering Memorandum) or any amendment thereto or any transaction contemplated thereby (including pursuant to any amendment thereto) in any replacement agreement thereto so long as any such amendment or replacement agreement is not more disadvantageous to the Holders in any material respect than the original agreement as in effect on the Issue Date;

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(viii)        the issuance of securities or other payments, awards or grants in cash, securities or otherwise pursuant to or the funding of, employment arrangements, stock options and stock ownership plans or similar employee benefit plans approved by the Board of Directors in good faith and loans to employees of the Issuer and its Subsidiaries which are approved by the Board of Directors in good faith;
(ix)           transactions with customers, clients, suppliers, or purchasers or sellers of goods or services, in each case on ordinary business terms and otherwise in compliance with the terms of the indenture, which are fair to the Issuer or its Restricted Subsidiaries, in the reasonable determination of the Board of Directors of the Issuer or the senior management thereof, or are on terms at least as favorable as could reasonably have been obtained at such time from an unaffiliated party;
(x)            the payment by the Issuer to any Affiliate of the Issuer of management fees of not more than $500,000, in the aggregate in any calendar year, as invoiced by such Affiliate;
(xi)           any transaction with a joint venture or similar entity which would be subject to this covenant solely because the Issuer or a Restricted Subsidiary of the Issuer owns an equity interest in or otherwise controls such joint venture or similar entity;
(xii)          payments of customary and reasonable fees by the Issuer or any of its Restricted Subsidiaries to the Permitted Holders made for any financial advisory, financing, underwriting or placement services (whether structured as a fee or as an underwriting discount) or in respect of other commercial or investment banking activities, including, without limitation, in connection with acquisitions or divestitures, provided that each such payment shall be approved by a majority of the disinterested members of the Board of Directors; or
(xiii)         payments and transactions in connection with any Credit Facilities (including commitment, syndication and arrangement fees payable thereunder) and this offering, including underwriting discounts and commissions in connection therewith, and the application of the proceeds of each, and the payment of fees and expenses with respect thereto.

Notwithstanding the foregoing, any transaction or series of related transactions covered by clause (a) of this Section 4.12 and not covered by clauses (ii) through (xiii) of this clause (b), (x) the aggregate amount of which exceeds $5.0 million in value, must be approved or determined to be fair in the manner provided for in clause (b)(i)(A) or (B) above and (y) the aggregate amount of which exceeds $10.0 million in value must be determined to be fair in the manner provided for in clause (b)(i)(B) above.

4.13        Limitation on Dividend and Other Payment Restrictions Affecting Subsidiaries The Issuer shall not, and shall not permit any Restricted Subsidiary to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Restricted Subsidiary to (1) pay dividends or make any other distributions permitted by applicable law on any Capital Stock of such Restricted Subsidiary owned by the

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Issuer or any other Restricted Subsidiary, (2) pay any Indebtedness owed to the Issuer or any other Restricted Subsidiary, (3) make loans or advances to the Issuer or any other Restricted Subsidiary or (4) transfer any of its property or assets to the Issuer or any other Restricted Subsidiary.

The foregoing provisions shall not restrict any encumbrances or restrictions:

(i)            existing on the Issue Date, and any extensions, refinancings, renewals or replacements thereof; provided that the encumbrances and restrictions in any such extensions, refinancings, renewals or replacements taken as a whole are, in the good faith judgment of the Board of Directors, no less favorable in any material respect to the Holders than those encumbrances or restrictions that are then in effect and that are being extended, refinanced, renewed or replaced;
(ii)           existing under or by reason of applicable law;
(iii)          existing with respect to any Person or the property or assets of such Person acquired by the Issuer or any Restricted Subsidiary, existing at the time of such acquisition and not incurred in contemplation thereof, which encumbrances or restrictions are not applicable to any Person or the property or assets of any Person other than such Person or the property or assets of such Person so acquired and any extensions, refinancings, renewals or replacements thereof; provided that the encumbrances and restrictions in any such extensions, refinancings, renewals or replacements taken as a whole are, in the good faith judgment of the  Board of Directors, no less favorable in any material respect to the Holders than those encumbrances or restrictions that are then in effect and that are being extended, refinanced, renewed or replaced;
(iv)          in the case of clause (4) of the first paragraph of this Section 4.13:

(A)          that restrict in a customary manner the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract or similar property or asset,

(B)           existing by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of the Issuer or any Restricted Subsidiary not otherwise prohibited by this Indenture,

(C)           arising or agreed to in the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, detract from the value of property or assets of the Issuer or any Restricted Subsidiary in any manner material to the Issuer or any Restricted Subsidiary, or

(D)          arising under purchase money obligations for property acquired in the ordinary course of business or Capitalized Lease Obligations;

(v)           with respect to a Restricted Subsidiary and imposed pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock of, or property and assets of, such Restricted Subsidiary;

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(vi)          arising from customary provisions in joint venture agreements and other similar agreements entered into in the ordinary course of business;
(vii)         on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business; and
(viii)        arising in connection with any Indebtedness, Disqualified Stock or preferred stock of the Issuer or any Restricted Subsidiary of the Issuer permitted to be incurred subsequent to the date of the Issue Date pursuant to the provisions of Section 4.4.

Nothing contained in this Section 4.13 shall prevent the Issuer or any Restricted Subsidiary from (1) creating, incurring, assuming or suffering to exist any Liens otherwise permitted under Section 4.16 or (2) restricting the sale or other disposition of property or assets of the Issuer or any of its Restricted Subsidiaries that secure Indebtedness of the Issuer or any of its Restricted Subsidiaries.

4.14        Limitation on the Issuance and Sale of Capital Stock of Restricted Subsidiaries The Issuer shall not sell, and shall not permit any Restricted Subsidiary, directly or indirectly, to issue or sell, any shares of Capital Stock of a Restricted Subsidiary (including options, warrants or other rights to purchase shares of such Capital Stock) except:

(a)   to the Issuer or a Wholly Owned Restricted Subsidiary;

(b)   issuances of director’s qualifying shares or sales to foreign nationals of shares of Capital Stock of foreign Restricted Subsidiaries, to the extent required by applicable law;

(c)   if, immediately after giving effect to such issuance or sale, such Restricted Subsidiary would no longer constitute a Restricted Subsidiary and any Investment in such Person remaining after giving effect to such issuance or sale would have been permitted to be made under Section 4.3 if made on the date of such issuance or sale; or

(d)   sales of common stock (including options, warrants or other rights to purchase shares of such common stock) of a Restricted Subsidiary by the Issuer or a Restricted Subsidiary, provided that the Issuer or such Restricted Subsidiary applies the Net Cash Proceeds of any such sale in accordance with clause (b)(i) or (b)(ii) of Section 4.18.

4.15        Issuances of Guarantees by Restricted Subsidiaries The Issuer shall cause each Restricted Subsidiary that Guarantees any Indebtedness of the Issuer or any Subsidiary Guarantor (other than any revolving credit or other similar agreement the aggregate principal amount outstanding under which does not exceed the Borrowing Base) to execute and deliver a supplemental indenture to this Indenture providing for a Subsidiary Guarantee of payment of the Securities by such Restricted Subsidiary.

Notwithstanding the foregoing, any Subsidiary Guarantee by a Restricted Subsidiary (including NELLC, if it shall be a Subsidiary Guarantor) may provide by its terms that it shall be automatically and unconditionally released and discharged upon (1) any sale, exchange or

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transfer to any Person of (a)  all of the Capital Stock of such Subsidiary Guarantor owned directly or indirectly by the Issuer (which sale, exchange or transfer is not prohibited by this Indenture) after which such Subsidiary Guarantor is no longer a Restricted Subsidiary or (b) all or substantially all of the assets of such Subsidiary Guarantor, which sale, exchange or transfer is made in compliance with the conditions of the Indenture, (2) the designation of such Subsidiary Guarantor as an Unrestricted Subsidiary in accordance with the terms of this Indenture or (3) any defeasance or discharge of the Securities pursuant to the provisions of Article VIII of this Indenture.

4.16        Limitation on Liens The Issuer shall not, and shall not permit any Restricted Subsidiary to, create, incur, assume or suffer to exist any Lien on any of its assets or properties of any character (including any shares of Capital Stock or Indebtedness of any Restricted Subsidiary).  The foregoing limitation does not apply to:

(i)            Liens existing on the Issue Date;
(ii)           Liens granted on or after the Issue Date on any assets or Capital Stock of the Issuer or its Restricted Subsidiaries created in favor of the Holders;
(iii)          Liens securing Indebtedness not to exceed the greater of (x) the Borrowing Base determined at the time of Incurrence of such Indebtedness plus 1.0 times EBITDA for the most recently ended four fiscal quarters for which internal financial statements are available at the time of Incurrence of such Indebtedness and (y) $250 million, provided that any Liens securing Indebtedness outstanding under the Credit Facilities on the Issue Date shall be deemed to have been Incurred under this clause;
(iv)          Liens securing Indebtedness which is Incurred to refinance secured Indebtedness which is permitted to be Incurred under clause (3) of the second paragraph of part (a) of Section 4.4; provided that such Liens do not extend to or cover any property or assets of the Issuer or any Restricted Subsidiary other than the property or assets securing the Indebtedness being refinanced;
(v)           Liens (including extensions and renewals thereof) upon real or personal property acquired after the Issue Date; provided that (a) such Lien is created solely for the purpose of securing Indebtedness Incurred, in accordance with Section 4.4, to finance the cost (including the cost of improvement or construction) of the item of property or assets subject thereto and such Lien is created prior to, at the time of or within six months after the later of the acquisition, the completion of construction or the commencement of full operation of such property, (b) the principal amount of the Indebtedness secured by such Lien does not exceed 100% of such cost, and (c) any such Lien shall not extend to or cover any property or assets other than such item of property or assets and any improvements on such item;
(vi)          Liens on cash set aside at the time of the Incurrence of any Indebtedness, or government securities purchased with such cash, in either case, to the extent that such cash or government securities pre-fund the payment of interest on such Indebtedness and are held in a collateral or escrow account or similar arrangement to be applied for such purpose;

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(vii)         Liens on assets, property or Capital Stock of any Restricted Subsidiary that is not a Subsidiary Guarantor securing Indebtedness permitted under this Indenture; or
(viii)        Permitted Liens.

4.17        Change of Control The Issuer shall commence, within 30 days of the occurrence of a Change of Control, and consummate an Offer to Purchase for all Securities then outstanding, at a purchase price equal to 101% of their principal amount, plus accrued interest (if any) to the Payment Date.  There can be no assurance that the Issuer will have sufficient funds available at the time of any Change of Control to make any debt payment (including repurchases of the Securities) required by this Section 4.17(a) (as well as may be contained in other securities of the Issuer which might be outstanding at the time).

(b)           The above covenant in clause (a) of Section 4.17 requiring the Issuer to repurchase the Securities, will unless consents are obtained, require the Issuer to repay all indebtedness then outstanding which by its terms would prohibit such Security repurchase, either prior to or concurrently with such Note repurchase.

(c)           Notwithstanding the provisions of clause (a) of this Section 4.17, the Issuer shall not be required to make an Offer to Purchase upon the occurrence of a Change of Control if a third party makes an offer to purchase the Securities in the manner, at the times and price and otherwise in compliance with the requirements of this Indenture applicable to an Offer to Purchase for a Change of Control and purchases all Securities validly tendered and not withdrawn in such Offer to Purchase.

4.18        Limitation on Asset Sales The Issuer shall not, and shall not permit any Restricted Subsidiary to, consummate any Asset Sale, unless (1) the consideration received by the Issuer or such Restricted Subsidiary is at least equal to the fair market value of the assets sold or disposed of and (2) at least 75% of the consideration received consists of (a) cash or Temporary Cash Investments, (b) the assumption of unsubordinated Indebtedness of the Issuer or any Subsidiary Guarantor or Indebtedness of any other Restricted Subsidiary (in each case, other than Indebtedness owed to the Issuer or any Affiliate of the Issuer), provided that the Issuer, such Subsidiary Guarantor or such other Restricted Subsidiary is irrevocably and unconditionally released from all liability under such Indebtedness, or (c) Replacement Assets.

For the purposes of this provision, any securities, notes or other obligations received by the Issuer or any of its Restricted Subsidiaries from the transferee that are converted by the Issuer or any of its Restricted Subsidiaries into cash or Temporary Cash Investments within 180 days of their receipt by the Issuer or any of its Restricted Subsidiaries shall be deemed to be cash, but only to the extent of the cash or Temporary Cash Investments received.

(b)           The Issuer may, or may cause the relevant Restricted Subsidiary to, within twelve months after the date of receipt of any Net Cash Proceeds from an Asset Sale, apply all or a portion of such Net Cash Proceeds,

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(i)            to permanently repay or reduce outstanding (a) Indebtedness of the Issuer that is pari passu in right of payment with the Securities, (b) Indebtedness of any Subsidiary Guarantor that is pari passu in right of payment with the relevant Subsidiary Guarantee or (c) Indebtedness of any other Restricted Subsidiary, or
(ii)           to invest (or enter into a definitive agreement committing to so invest within 12 months after the date of such agreement) in Replacement Assets.

The amount of such excess Net Cash Proceeds not applied by the end of such periods shall constitute “Excess Proceeds.”

(c)           If, as of the first day of any calendar month, the aggregate amount of Excess Proceeds not theretofore subject to an Offer to Purchase pursuant to this Section 4.18 totals at least $25.0 million, the Issuer shall commence, not later than the fifteenth Business Day of such month, and consummate an Offer to Purchase from the Holders (and, if required by the terms of any Indebtedness that is pari passu in right of payment with the Securities (“Pari Passu Indebtedness”), from the holders of such Pari Passu Indebtedness) on a pro rata basis an aggregate principal amount of Securities (and Pari Passu Indebtedness) equal to the Excess Proceeds on such date, at a purchase price equal to 100% of their principal amount, plus, in each case, accrued interest (if any) to the Payment Date. To the extent that any Excess Proceeds remain after consummation of an Offer to Purchase pursuant to this Section 4.18, the Issuer may use those Excess Proceeds for any purpose not otherwise prohibited by this Indenture and the amount of Excess Proceeds shall be reset to zero.

4.19        Limitation on Sale and Leaseback Transactions The Issuer shall not, and shall not permit any Restricted Subsidiary to, enter into any Sale and Leaseback Transaction involving any of its assets or properties whether now owned or hereafter acquired; provided, however, that the Issuer or any Restricted Subsidiary may enter into a Sale and Leaseback Transaction if:

(a)   the consideration received in such Sale and Leaseback Transaction is at least equal to the fair market value of the property so sold or otherwise transferred, as determined by a resolution of the Board of Directors;

(b)   the Issuer or such Restricted Subsidiary, as applicable, would be permitted to grant a Lien to secure Indebtedness under Section 4.16 in the amount of the Attributable Debt in respect of such Sale and Leaseback Transaction;

(c)   prior to and after giving effect to the Attributable Debt in respect of such Sale and Leaseback Transaction, the Issuer and such Restricted Subsidiary comply with Section 4.4; and

(d)   the Issuer or such Restricted Subsidiary applies an amount not less than the net proceeds received from such sale in accordance with Section 4.18.

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4.20        Limitation on Business Activities The Issuer shall not, and shall not permit any of its Restricted Subsidiaries to, engage in any business other than a Permitted Business, except to such extent as would not be material to the Issuer and its Restricted Subsidiaries taken as a whole.

ARTICLE V

SUCCESSOR CORPORATION

5.1          Merger, Consolidation and Sale of Assets The Issuer shall not consolidate with, merge with or into, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of its property and assets (as an entirety or substantially an entirety in one transaction or a series of related transactions) to, any Person or permit any Person to merge with or into it unless:

(i)            it shall be the continuing Person, or the Person (if other than it) formed by such consolidation or into which it is merged or that acquired or leased such property and assets (the “Surviving Person”) shall be organized and validly existing under the laws of the United States of America or any jurisdiction thereof and shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, all of the  obligations under this Indenture, the Securities, and the Registration Rights Agreement;
(ii)           each of the conditions specified in paragraph (c) below is satisfied; and
(iii)          each Subsidiary Guarantor, unless such Subsidiary Guarantor is the Person with which the Issuer has entered into a transaction under this Section 5.1, shall have by amendment to its Note Guarantee confirmed that its Note Guarantee shall apply to the obligations of the Issuer or the Surviving Person in accordance with the Securities and this Indenture.

(b)           No Subsidiary Guarantor shall consolidate with or merge with or into any Person or permit any Person to merge with or into it, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of its property and assets (as an entirety or substantially as an entirety in one transaction or a series of related transactions) to any Person, unless:

(i)            it shall be the continuing Person, or the Person (if other than it) formed by such consolidation or into which it is merged or that acquired or leased such property and assets (the “Subsidiary Guarantor Surviving Person”) shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, all of such Subsidiary Guarantor obligations under its Note Guarantee, and the Registration Rights Agreement;
(ii)           each of the conditions specified in paragraph (c) below is satisfied.

The foregoing requirements of this paragraph (b) shall not apply to (x) a consolidation or merger of any Subsidiary Guarantor with and into the Issuer or any other Subsidiary Guarantor, so long as the Issuer or such Subsidiary Guarantor survives such consolidation or merger or (y) a sale or other disposition of all of the assets of a Subsidiary Guarantor, by way of merger, consolidation or otherwise, if (x) the Issuer or a Restricted Subsidiary applies the Net Cash Proceeds of that sale or other disposition in accordance with Section 4.18 or (y) to the Issuer or a Subsidiary Guarantor.

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(c)           The following additional conditions shall apply to each transaction described in paragraph (a) or (b) above, except that clause (ii) below shall not apply to a transaction described in paragraph (b):

(i)            immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;
(ii)           immediately after giving effect to such transaction on a pro forma basis the Issuer (or the Surviving Person, if applicable) (x) could Incur at least $1.00 of Indebtedness under the first paragraph of part (a) of Section 4.4 covenant or (y) would, together with its Restricted Subsidiaries, have a greater Fixed Charge Coverage Ratio immediately after that transaction (after giving pro forma effect thereto as if that transaction had occurred at the beginning of the applicable four-quarter period) than the Fixed Charge Coverage Ratio of the Issuer and its Restricted Subsidiaries immediately prior to that transaction; provided that this clause (ii) shall not apply to a consolidation, merger or sale of all (but not less than all) of the assets of the Issuer if all Liens and Indebtedness of the Issuer (or the Surviving Person) together with the Restricted Subsidiaries of such Person, outstanding immediately after such transaction would have been permitted (and all such Liens and Indebtedness, other than Liens and Indebtedness of such Person and its Restricted Subsidiaries outstanding immediately prior to the transaction, shall be deemed to have been Incurred) for all purposes of this Indenture; and
(iii)          the Issuer shall have delivered to the Trustee an Officers’ Certificate (attaching the arithmetic computations to demonstrate compliance with clause (ii) of this paragraph (c) unless compliance therewith is not required) and an opinion of counsel, each stating that such transaction and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture complies with the applicable provisions of this Indenture, that all conditions precedent in this Indenture relating to such transaction have been satisfied and that such supplemental indenture is enforceable;

provided, however, that clause (ii) above does not apply if, in the good faith determination of the Board of Directors, whose determination shall be evidenced by a Board Resolution, the principal purpose of such transaction is to change the state of incorporation of the Issuer and any such transaction shall not have as one of its purposes the evasion of the foregoing limitations.

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5.2          Successor Corporation Substituted Upon any consolidation, combination or merger or any transfer of all or substantially all of the assets of the Issuer or any Subsidiary Guarantor in accordance with Section 5.1 in which the Issuer or such Subsidiary Guarantor, as applicable, is not the continuing corporation, the successor Person formed by such consolidation or into which the Issuer or such Guarantor is merged or to which such conveyance, lease or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer or such Subsidiary Guarantor under this Indenture and the Securities or any Subsidiary Guarantee, as applicable, with the same effect as if such Surviving Entity had been named as such.

ARTICLE VI

DEFAULT AND REMEDIES

6.1          Events of Default The following events shall be defined as “Event of Default” in this Indenture:

(i)            default in the payment of principal of (or premium, if any, on) any Security when the same becomes due and payable at maturity, upon acceleration, redemption or otherwise;
(ii)           default in the payment of interest on any Security when the same becomes due and payable, and such default continues for a period of 30 days;
(iii)          default in the performance or breach of the provisions of Article V or the failure by the Issuer to make or consummate an Offer to Purchase in accordance with Section 4.17 and 4.18 and such default or breach continues for a period of 30 consecutive days after written notice by the Trustee or the Holders of 25% or more in aggregate principal amount of the Securities;
(iv)          the Issuer or any Subsidiary Guarantor defaults in the performance of or breaches any other covenant or agreement in this Indenture or under the Securities (other than a default specified in clause (i), (ii) or (iii) above) and such default or breach continues for a period of 60 consecutive days after written notice by the Trustee or the Holders of 25% or more in aggregate principal amount of the Securities;
(v)           there occurs with respect to any issue or issues of Indebtedness of the Issuer, any Subsidiary Guarantor or any Significant Subsidiary having an outstanding principal amount of $20.0 million or more in the aggregate for all such issues of all such Persons, whether such Indebtedness now exists or shall hereafter be created, (A) an event of default that has caused the holder thereof to declare such Indebtedness to be due and payable prior to its Stated Maturity and such Indebtedness has not been discharged in full or such acceleration has not been rescinded or annulled within 30 days of such acceleration and/or (B) the failure to make a principal payment at the final (but not any interim) fixed maturity (after giving effect to any applicable grace period provided in such Indebtedness) and such defaulted payment shall not have been made, waived or extended within 30 days of such payment default;

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(vi)          any final judgment or order (not covered by insurance or a third party indemnity pursuant to an executed written agreement) for the payment of money in excess of $20.0 million in the aggregate for all such final judgments or orders against all such Persons (treating any deductibles, self-insurance or retention as not so covered) shall be rendered against the Issuer, any Subsidiary Guarantor or any Significant Subsidiary and shall not be paid or discharged, and there shall be any period of 30 consecutive days following entry of the final judgment or order that causes the aggregate amount for all such final judgments or orders outstanding and not paid or discharged against all such Persons to exceed $20.0 million during which a stay of enforcement of such final judgment or order, by reason of a pending appeal or otherwise, shall not be in effect;
(vii)         a court having jurisdiction in the premises enters a decree or order for (A) relief in respect of the Issuer, any Subsidiary Guarantor or any Significant Subsidiary in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, (B) appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuer, any Subsidiary Guarantor or any Significant Subsidiary or for all or substantially all of the property and assets of the Issuer, any Subsidiary Guarantor or any Significant Subsidiary or (C) the winding up or liquidation of the affairs of the Issuer, any Subsidiary Guarantor or any Significant Subsidiary and, in each case, such decree or order shall remain unstayed and in effect for a period of 30 consecutive days;
(viii)        the Issuer, any Subsidiary Guarantor or any Significant Subsidiary (A) commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, (B) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuer, any Subsidiary Guarantor or any Significant Subsidiary or for all or substantially all of the property and assets of the Issuer, any Subsidiary Guarantor or any Significant Subsidiary or (C) effects any general assignment for the benefit of creditors; or
(ix)           the Issuer or any Subsidiary Guarantor repudiates its obligations under its Note Guarantee or, except as permitted by this Indenture, any Note Guarantee is determined to be unenforceable or invalid or shall for any reason cease to be in full force and effect.

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6.2          Acceleration If an Event of Default (other than an Event of Default specified in clause (vii) or (viii) of Section 6.1 above that occurs with respect to the Issuer) occurs and is continuing under this Indenture, the Trustee or the Holders of at least 25% in aggregate principal amount of Securities, then outstanding, by written notice to the Issuer (and to the Trustee if such notice is given by the Holders), may and the Trustee at the request of the Holders shall, declare the principal of, premium, if any, and accrued interest on the Securities to be due and payable.  Upon a declaration of acceleration, such principal of, premium, if any, and accrued interest shall be immediately due and payable.  Upon a declaration of acceleration, such principal of, premium, if any, and accrued interest shall be immediately due and payable.

In the event of a declaration of acceleration because an Event of Default set forth in clause (v) of Section 6.1 above has occurred and is continuing, such declaration of acceleration shall be automatically rescinded and annulled if the event of default triggering such Event of Default pursuant to clause (v) of Section 6.1 shall be remedied or cured by the Issuer, the relevant Subsidiary Guarantor or the relevant Significant Subsidiary or waived by the holders of the relevant Indebtedness within 60 days after the declaration of acceleration with respect thereto.  If an Event of Default specified in clause (vii) or (viii) of Section 6.1 occurs with respect to the Issuer, the principal of, premium, if any, and accrued interest on the Securities then outstanding shall automatically become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

6.3          Other Remedies If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of, premium, if any, or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding.  A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default.  No remedy is exclusive of any other remedy.  All available remedies are cumulative to the extent permitted by law.

6.4          Waiver of Past Defaults; Rescission of Acceleration Subject to Sections 2.9, 6.2, 6.7 and 9.2, the Holders of at least a majority in principal amount of the outstanding Securities by written notice to the Issuer and to the Trustee, may waive all past defaults and rescind and annul a declaration of acceleration and its consequences if (x) all existing Events of Default, other than the nonpayment of the principal of, premium, if any, and accrued interest on the Securities that have become due solely by such declaration of acceleration, have been cured or waived and (y) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction.

6.5          Control by Majority The Holders of not less than a majority in principal amount of the outstanding Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it.  Subject to Section 7.1, however, the Trustee may refuse to follow any direction that conflicts with any law or this Indenture, that the Trustee determines in good faith may be unduly prejudicial to the

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rights of another Securityholder not joining in the giving of such direction or that may involve the Trustee in personal liability and may take any other action it deems proper that is not inconsistent with any such direction received from the Securityholders.

6.6          Limitation on Suits A Securityholder may not pursue any remedy with respect to this Indenture or the Securities unless:

(i)            the Holder gives to the Trustee written notice of a continuing Event of Default;
(ii)           the Holder or Holders of at least 25% in aggregate principal amount of the outstanding Securities make a written request to the Trustee to pursue the remedy;
(iii)          such Holder or Holders offer the Trustee indemnity satisfactory to the Trustee against any costs, liability or expense;
(iv)          the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and
(v)           during such 60-day period the Holder or Holders of a majority in aggregate principal amount of the outstanding Securities do not give the Trustee a direction that is inconsistent with the request.

A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over such other Securityholder.

6.7          Rights of Holders to Receive Payment Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal or premium, if any, or interest on a Security, or to bring suit for the enforcement of any such payment, on or after the due date expressed in the Securities, which right shall not be impaired or affected without the consent of the Holder.

6.8          Collection Suit by Trustee If an Event of Default in payment of principal, premium, if any, or interest specified in clause (i) or (ii) of Section 6.1 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Issuer or any other obligor on the Securities for the whole amount of principal, premium, if any, and accrued interest and fees remaining unpaid, together with interest on overdue principal and premium, if any, and, to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate per annum borne by the Securities and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due to the Trustee under Section 7.7.

6.9          Trustee May File Proofs of Claim The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due to the Trustee under Section 7.7) and the Securityholders allowed in any judicial proceedings relating to the Issuer, their creditors

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or their property and shall be entitled and empowered to participate as a member, voting or otherwise, of any official committee appointed for such matter, to collect and receive any monies or other securities or property payable or deliverable upon the conversion or exchange of the Securities or upon any such claims and to distribute the same, and any Custodian in any such judicial proceedings is hereby authorized by each Securityholder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Securityholders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due the Trustee under Section 7.7.  Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Securityholder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Securityholder in any such proceeding.

6.10        Priorities If the Trustee collects any money or property pursuant to this Article VI, it shall pay out the money or property in the following order:

First:  to the Trustee for amounts due under Section 7.7;

Second:  to Holders for interest accrued on the Securities, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for interest;

Third:  to Holders for principal amounts and premium, if any, due and unpaid on the Securities, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal; and

Fourth:  to the Issuer or, if applicable, the Subsidiary Guarantors as their respective interests may appear.

The Trustee, upon prior notice to the Issuer, may fix a record date and payment date for any payment to Securityholders pursuant to this Section 6.10.

6.11        Undertaking for Costs In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant.  This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.7, or a suit by a Holder or Holders of more than 10% in principal amount of the outstanding Securities.

6.12        Restoration of Rights and Remedies If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then, and in every such case, subject to any determination in such proceeding, the Issuer, the Trustee and the Holders shall be restored severally and respectively to their former

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positions hereunder and thereafter all rights and remedies of the Issuer, Trustee and the Holders shall continue as though no such proceeding had been instituted.

6.13        Rights and Remedies Cumulative Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or wrongfully taken Securities in Section 2.7, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise.  The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

ARTICLE VII

TRUSTEE

7.1          Duties of Trustee If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

(b)           Except during the continuance of an Event of Default:

(i)            the Trustee need perform only those duties as are specifically set forth herein or in the TIA and no duties, covenants, responsibilities or obligations shall be implied in this Indenture against the Trustee; and
(ii)           in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates (including Officers’ Certificates) or opinions (including Opinions of Counsel) furnished to the Trustee and conforming to the requirements of this Indenture.  However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture, but need not verify the contents thereof.

(c)           Notwithstanding anything to the contrary herein, the Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(i)            this paragraph does not limit the effect of paragraph (b) of this Section 7.1;
(ii)           the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and
(iii)          the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.5.

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(d)           No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or to take or omit to take any action under this Indenture or take any action at the request or direction of Holders if it shall have reasonable grounds for believing that repayment of such funds is not assured to it.

(e)           Every provision of this Indenture that in any way relates to the Trustee is subject to this Section 7.1.

(f)            The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer.  Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(g)           In the absence of bad faith, negligence or willful misconduct on the part of the Trustee, the Trustee shall not be responsible for the application of any money by any Paying Agent other than the Trustee.

(h)           If the Trustee shall receive conflicting or inconsistent requests from two or more groups of Holders, each representing less than a majority of the aggregate principal amount of Securities then outstanding, the Trustee in its sole discretion may determine what action, if any, shall be taken, notwithstanding any other provision of this Indenture.

7.2          Rights of Trustee Subject to Section 7.1:

(a)   The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper Person.  The Trustee need not investigate any fact or matter stated in the document.

(b)   Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate and an Opinion of Counsel, which shall conform to the provisions of Section 11.5.  The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.

(c)   The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent (other than an agent who is an employee of the Trustee) appointed with due care.

(d)   The Trustee shall not be liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers.

(e)   The Trustee may consult with counsel and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(f)    The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby.

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(g)   The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate (including any Officers’ Certificate), statement, instrument, opinion (including any Opinion of Counsel), notice, request, direction, consent, order, bond, debenture, or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled, upon reasonable notice to the Issuer, to examine the books, records, and premises of the Issuer, personally or by agent or attorney.

(h)   The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

(i)    The permissive rights of the Trustee to do things enumerated in this Indenture shall not be construed as duties.

(j)    The Trustee shall not be charged with knowledge of any Default or Event of Default, of the identity of any Restricted Subsidiary or the existence of any Change of Control or Asset Sale unless either (i) a Responsible Officer shall have Actual Knowledge thereof or (ii) the Trustee shall have received written notice thereof from either of the Issuer or any Holder.

(k)   Delivery of reports, information and documents to the Trustee under Section 4.10 is for informational purposes only and the Trustee’s receipt of the foregoing shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuer’s compliance with any of the covenants hereunder.

(l)    Except as set forth in paragraph 1 of the Securities, the Trustee shall not be responsible for the computation of any interest payments or redemption amounts payable with respect to the Securities.

(m)  The Trustee shall not be responsible for the filing of original or continuation financing statements or the recordation, amendment, or other filing of any security interests, liens, financing statements, or other similar documents, nor of the contents thereof.

(n)   In no event shall the Trustee be liable for any failure or delay in the performance of its obligations hereunder because of circumstances beyond the Trustee’s control, including, but not limited to, acts of God, flood, war (whether declared or undeclared), terrorism, fire, riot, embargo, government action, including any laws, ordinances, regulations, governmental action or the like which delay, restrict or prohibit the providing of the services contemplated by this Indenture.

7.3          Individual Rights of Trustee The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Issuer, its

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Subsidiaries (including any Guarantors) or their respective Affiliates with the same rights it would have if it were not Trustee.  Any Agent may do the same with like rights.  However, the Trustee shall comply with Sections 7.10 and 7.11.

7.4          Trustee’s Disclaimer The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture, any Subsidiary Guarantee, or the Securities, it shall not be accountable for the Issuer’s use of the proceeds from the Securities, and it shall not be responsible for any statement of the Issuer in this Indenture or any document issued in connection with the sale of Securities or any statement in the Securities other than the Trustee’s certificate of authentication.  The Trustee makes no representations with respect to the effectiveness or adequacy of this Indenture.

7.5          Notice of Default If a Default or an Event of Default occurs and is continuing and the Trustee has Actual Knowledge thereof based on receipt of actual notice of such Default or Event of Default, the Trustee shall mail to each Securityholder notice of the uncured Default or Event of Default within 90 days after such Default or Event of Default occurs.  Except in the case of a Default or an Event of Default in payment of principal of, premium, if any, or interest on, any Security including an accelerated payment and the failure to make payment on the relevant Payment Date pursuant to an Offer to Purchase resulting from a Change of Control, the Trustee may withhold the notice if and so long as the Board of Directors, the executive committee, or a trust committee of directors and/or Responsible Officers, of the Trustee in good faith determines that withholding the notice is in the interest of the Securityholders.

7.6          Reports by Trustee to Holders Within 60 days after each January 1, beginning with January 1, 2008, the Trustee shall, to the extent that any of the events described in TIA § 313(a) occurred within the previous twelve months, but not otherwise, mail to each Securityholder a brief report dated as of such date that complies with TIA § 313(a).  The Trustee also shall comply with TIA §§ 313(b), 313(c) and 313(d).

A copy of each report at the time of its mailing to Securityholders shall be mailed to the Issuer and filed with the Commission and each securities exchange, if any, on which the Securities are listed.

The Issuer shall notify the Trustee if the Securities become listed on any securities exchange or of any delisting thereof and the Trustee shall comply with TIA § 313(d).

7.7          Compensation and Indemnity The Issuer shall pay to the Trustee, from time to time, reasonable compensation for its services hereunder.  The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust.  The Issuer shall reimburse the Trustee upon request for all reasonable disbursements, expenses and advances (including reasonable fees and expenses of counsel) incurred or made by it in addition to the compensation for its services, except any such disbursements, expenses and advances as may be attributable to the Trustee’s negligence, bad faith or willful misconduct.  Such expenses shall include the reasonable fees and expenses of the Trustee’s agents and counsel.

The Issuer and each of the Subsidiary Guarantors shall indemnify the Trustee and its agents, employees, officers, stockholders and directors for, and hold them harmless against, any

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loss, liability or expense (including reasonable attorneys’ fees and expenses) incurred by them except for such actions to the extent caused by any negligence, bad faith or willful misconduct on their part, arising out of or in connection with the acceptance or administration of this trust including the cost and expense of enforcing this Indenture and the Securities against the Issuer or the Holders (including this Section 7.7) including the reasonable costs and expenses of defending themselves against or investigating any claim or liability in connection with the exercise or performance of any of the Trustee’s rights, powers or duties hereunder.  The Trustee shall notify the Issuer and the Subsidiary Guarantors promptly of any claim asserted against the Trustee or any of its agents, employees, officers, stockholders and directors for which it may seek indemnity, provided that any failure to so notify the Issuer or any of the Subsidiary Guarantors shall not relieve the Issuer of its indemnity obligations hereunder.  The Issuer and the Subsidiary Guarantors may, subject to the approval of the Trustee, defend the claim and the Trustee shall cooperate in the defense.  The Trustee and its agents, employees, officers, stockholders and directors subject to the claim may have separate counsel and the Issuer and the Subsidiary Guarantors shall pay the reasonable fees and expenses of such counsel; provided, however, that neither the Issuer nor any the Subsidiary Guarantors shall be required to pay such fees and expenses if, subject to the approval of the Trustee, they assume the Trustee’s defense and there is no conflict of interest between the Issuer, the Subsidiary Guarantors and the Trustee and its agents, employees, officers, stockholders and directors subject to the claim in connection with such defense as reasonably determined by the Trustee.  The Issuer and the Subsidiary Guarantors need not pay for any settlement made without its written consent, which consent shall not be unreasonably withheld, delayed or conditioned.  The Issuer and the Subsidiary Guarantors need not reimburse any expense or indemnify against any loss or liability to the extent incurred by the Trustee through its negligence, bad faith or willful misconduct.

To secure the Issuer’s and the Subsidiary Guarantors’ payment obligations in this Section 7.7, the Trustee shall have a senior claim and Lien prior to the Securities against all money or property held or collected by the Trustee, in its capacity as Trustee.

When the Trustee incurs expenses or renders services after an Event of Default specified in clause (vii) or (viii) of Section 6.1 occurs, such expenses and the compensation for such services are intended to constitute expenses of administration under any Bankruptcy Law and shall be paid to the extent allowed under any Bankruptcy Law.

Notwithstanding any other provision in this Indenture, the foregoing provisions of this Section 7.7 shall survive the satisfaction and discharge of this Indenture or the appointment of a successor Trustee.

7.8          Replacement of Trustee The Trustee may resign at any time by so notifying the Issuer in writing.  The Holders of a majority in principal amount of the outstanding Securities may remove the Trustee by so notifying the Issuer and the Trustee and may appoint a successor Trustee.  The Issuer may remove the Trustee if:

(i)            the Trustee fails to comply with Section 7.10;
(ii)           the Trustee is adjudged bankrupt or insolvent;

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(iii)          a receiver or other public officer takes charge of the Trustee or its property; or
(iv)          the Trustee becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuer shall notify each Holder of such event and shall promptly appoint a successor Trustee.  Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the Securities may appoint a successor Trustee to replace the successor Trustee appointed by the Issuer.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer.  Immediately after that, the retiring Trustee shall transfer, after payment of all sums then owing to the Trustee pursuant to Section 7.7, all property held by it as Trustee to the successor Trustee, subject to the Lien provided in Section 7.7, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture.  A successor Trustee shall mail notice of its succession to each Securityholder.

If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuer or the Holders of at least 10% in principal amount of the outstanding Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee fails to comply with Section 7.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

Notwithstanding replacement of the Trustee pursuant to this Section 7.8, the Issuer’s obligations under Section 7.7 shall continue for the benefit of the retiring Trustee.

7.9                               Successor Trustee by Merger, Etc.

If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the resulting, surviving or transferee corporation without any further act shall, if such resulting, surviving or transferee corporation is otherwise eligible hereunder, be the successor Trustee; provided that such corporation shall be otherwise qualified and eligible under this Article VII.

7.10        Eligibility; Disqualification This Indenture shall always have a Trustee who satisfies the requirement of TIA §§ 310(a)(1), 310(a)(2) and 310(a)(5).  The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition.  In addition, if the Trustee is a corporation included in a bank holding company system, the Trustee, independently of the bank holding company, shall meet the capital requirements of TIA § 310(a)(2).  The Trustee shall comply with TIA § 310(b); provided, however, that there shall be excluded from the operation of TIA § 310(b)(1) any indenture or indentures under which other securities, or certificates of interest or participation in other securities, of the Issuer are outstanding, if the requirements for such exclusion set forth in TIA § 310(b)(1) are met.  The provisions of TIA § 310 shall apply to the Issuer and any other obligor of the Securities.

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7.11        Preferential Collection of Claims Against the Issuer The Trustee, in its capacity as Trustee hereunder, shall comply with TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b).  A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated.

ARTICLE VIII

DISCHARGE OF INDENTURE; DEFEASANCE

8.1          Termination of the Issuer’s Obligations. The Issuer and each Subsidiary Guarantor may terminate their obligations under the Securities and this Indenture, except those obligations referred to in the penultimate paragraph of this Section 8.1, if all Securities previously authenticated and delivered (other than destroyed, lost or stolen Securities which have been replaced or paid or Securities for whose payment U.S. Legal Tender in immediately available funds has theretofore been deposited with the Trustee or the Paying Agent in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer, as provided in Section 8.5) have been delivered to the Trustee for cancellation and the Issuer have paid all sums payable by them hereunder, or if:

(i)            all Securities have become due and payable hereunder or shall become due and payable hereunder within one year pursuant to an optional redemption notice or otherwise;
(ii)           the Issuer shall have irrevocably deposited or caused to be deposited with the Trustee or a trustee satisfactory to the Trustee, under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee, as trust funds in trust solely for the benefit of the Holders for that purpose, U.S. Legal Tender in immediately available funds in such amount as is sufficient without consideration of reinvestment of such interest, to pay principal of, premium, if any, and interest on any Securities not previously delivered to the Trustee for cancellation to maturity or redemption; provided that the Trustee shall have been irrevocably instructed to apply such U.S. Legal Tender to the payment of said principal, premium, if any, and interest with respect to the Securities;
(iii)          the Issuer shall have paid all other sums payable by it hereunder; and
(iv)          the Issuer shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent providing for or relating to the termination of the Issuer’s obligations under the Securities and this Indenture have been complied with and a certificate of the Issuer’s independent accountants (who shall be a firm of established national reputation) stating that the amount deposited with the Trustee is sufficient to pay principal of, premium, if any, and interest on the outstanding Securities to maturity or redemption.

Subject to the next sentence and notwithstanding the foregoing paragraph, the Issuer’s  obligations in Sections 2.5, 2.6, 2.7, 2.8, 4.1, 4.2, 7.7, 8.5 and 8.6 shall survive until the

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Securities are no longer outstanding pursuant to the last paragraph of Section 2.8.  After the Securities are no longer outstanding, the Issuer’s obligations in Sections 7.7, 8.5 and 8.6 shall survive.

After such delivery or irrevocable deposit, the Trustee upon request shall acknowledge in writing the discharge of the Issuer’s obligations under the Securities and this Indenture except for those surviving obligations specified above.

8.2          Legal Defeasance and Covenant Defeasance The Issuer may, at its option by Board Resolutions of the Boards of Directors of the Issuer, at any time, elect to have either paragraph (b) or (c) below applied to all outstanding Securities upon compliance with the conditions set forth in Section 8.3.

(b)           Upon the Issuer’s exercise under paragraph (a) hereof of the option applicable to this paragraph (b), the Issuer and each Subsidiary Guarantor shall, subject to the satisfaction of the conditions set forth in Section 8.3 and the conditions set forth in this Section 8.2, be deemed to have been discharged from their respective obligations with respect to all outstanding Securities and the corresponding Subsidiary Guarantees on the date that is 123 days after the date of the deposit referred to in Section 8.3(i) (hereinafter, “Legal Defeasance”).  For this purpose, Legal Defeasance means that the Issuer shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Securities, which shall thereafter be deemed to be “outstanding” only for the purposes of Section 8.4 and the other Sections of this Indenture referred to in (i) and (ii) below, and to have satisfied all its other obligations under such Securities and this Indenture (and the Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging the same), except for the following provisions, which shall survive until otherwise terminated or discharged hereunder:  (i) the rights of Holders of outstanding Securities to receive solely from the trust fund described in Section 8.4, and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, and interest on such Securities when such payments are due, (ii) the  obligations with respect to such Securities under Article II and Section 4.2, (iii) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the  obligations in connection therewith and (iv) this Article VIII.  Subject to compliance with this Article VIII, the Issuer may exercise their option under this paragraph (b) notwithstanding the prior exercise of its option under paragraph (c) hereof.

(c)           Upon the Issuer’s exercise under paragraph (a) hereof of the option applicable to this paragraph (c), the Issuer and each Subsidiary Guarantor shall, subject to the satisfaction of the conditions set forth in Section 8.3 and the conditions set forth in this Section 8.2, be released from their obligations, if any, under the covenants contained in Sections 4.3 and 4.4 and Sections  4.12 through 4.18 and clause (ii) of Section 5.1(c) with respect to the outstanding Securities and the corresponding Subsidiary Guarantee on and after the date the conditions set forth below are satisfied (hereinafter, “Covenant Defeasance”), and the Securities shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Securities shall not be deemed outstanding for accounting purposes).  For this purpose, such Covenant Defeasance means that, with respect to the outstanding Securities, the Issuer may omit to comply with and shall have no liability in respect of any term, condition or limitation set

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forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.1(iii) (to the extent pertaining to a default under or breach of the provisions of clause (ii) of Section 5.1(c)), 6.1(iv), 6.1(v) or 6.1(vi), but, except as specified above, the remainder of this Indenture and such Securities shall be unaffected thereby.

8.3          Conditions to Legal Defeasance or Covenant Defeasance The following shall be the conditions to the application of either Section 8.2(b) or 8.2(c) to the outstanding Securities:

In order to exercise either Legal Defeasance or Covenant Defeasance:

(i)            the Issuer shall have deposited with the Trustee, in trust, money and /or U.S. Government Obligations that through the payment of interest and principal in accordance with their terms will provide money in an amount sufficient to pay the principal of, premium, if any, and accrued interest on the Securities on the Stated Maturity of such payments or on a redemption date specified by Aventine, as the case may be, in accordance with the terms of this Indenture and the Securities;
(ii)           in the case of an election under Section 8.2(b), the Issuer shall have delivered to the Trustee:

(A)          either (x) an Opinion of Counsel to the effect that Holders will not recognize income, gain or loss for federal income tax purposes as a result of the Issuer’s exercise of its option under Section 8.2(b) and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred, which Opinion of Counsel must be based upon (and accompanied by a copy of) a ruling of the Internal Revenue Service to the same effect unless there has been a change in applicable federal income tax law after the Issue Date such that a ruling is no longer required or (y) a ruling directed to the Trustee received from the Internal Revenue Service to the same effect as the aforementioned Opinion of Counsel; and

(B)           an Opinion of Counsel to the effect that, subject to customary assumptions and exclusions, (x) the creation of the defeasance trust does not violate the Investment Company Act of 1940 and after the passage of 123 days following the deposit, the trust fund will not be subject to the effect of Section 547 of the Bankruptcy Law or Section 15 of the New York Debtor and Creditor Law;

(iii)          in the case of an election under Section 8.2(c), the Issuer shall have delivered to the Trustee (A) an Opinion of Counsel to the effect that, subject to customary assumptions and exclusions, (x) the creation of the defeasance trust does not violate the Investment Company Act of 1940 and after the passage of 123 days following the

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deposit, the trust fund will not be subject to the effect of Section 547 of the Bankruptcy Law or Section 15 of the New York Debtor and Creditor Law, and (B) an Opinion of Counsel to the effect that, among other things, the Holders will not recognize income, gain or loss for federal income tax purposes as a  result of the Issuer’s exercise of its option under Section 8.2(c) and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred;
(iv)          immediately after giving effect to such deposit on a pro forma basis, no Event of Default, or event that after the giving of notice or lapse of time or both would become an Event of Default, shall have occurred and be continuing on the date of such deposit or during the period ending on the 123rd day after the date of such deposit, and such deposit shall not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which the Issuer or any of its Subsidiaries is a party or by which the Issuer or any of its Subsidiaries is bound;
(v)           if at such time the Securities are listed on a national securities exchange, the Issuer shall have delivered to the Trustee an Opinion of Counsel to the effect that the Securities will not be delisted as a result of such deposit, defeasance and discharge;
(vi)          the Issuer shall have delivered to the Trustee an Officers’ Certificate stating that the deposit was not made by the Issuer with the intent of preferring the Holders over any other creditors of the Issuer or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Issuer or others;
(vii)         the Issuer shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent hereunder provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with; and

Notwithstanding the foregoing, the Opinions of Counsel required by clause (ii) above of this Section 8.3 need not be delivered if all Securities not theretofore delivered to the Trustee for cancellation (i) have become due and payable, (ii) will become due and payable on the Maturity Date within one year or (iii) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer.

8.4          Application of Trust Money The Trustee or Paying Agent shall hold in trust U.S. Legal Tender or U.S. Government Obligations deposited with it pursuant to this Article VIII, and shall apply the deposited U.S. Legal Tender and the money from U.S. Government Obligations in accordance with this Indenture to the payment of principal of, premium, if any, and interest on the Securities.

The Issuer shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Legal Tender or U.S. Government Obligations deposited pursuant to Section 8.3 hereof or the principal, premium, if any, and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Securities.

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Anything in this Article VIII to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuer from time to time upon the Issuer’s request any U.S. Legal Tender or U.S. Government Obligations held by it as provided in Section 8.3 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

8.5          Repayment to the Issuer The Trustee and the Paying Agent shall pay to the Issuer upon request any money held by them for the payment of principal, premium, if any, or interest that remains unclaimed for two years; provided that the Trustee or such Paying Agent, before being required to make any payment, may at the expense of the Issuer cause to be published once in a newspaper of general circulation in The City of New York or mail to each Holder entitled to such money notice that such money remains unclaimed and that after a date specified therein which shall be at least 30 days from the date of such publication or mailing any unclaimed balance of such money then remaining shall be repaid to the Issuer.  After payment to the Issuer, Holders entitled to such money must look to the Issuer for payment as general creditors unless an applicable law designates another Person.

8.6          Reinstatement If the Trustee or Paying Agent is unable to apply any U.S. Legal Tender or U.S. Government Obligations in accordance with this Article VIII by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuer’s obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to this Article VIII until such time as the Trustee or Paying Agent is permitted to apply all such U.S. Legal Tender or U.S. Government Obligations in accordance with this Article VIII; provided that if the Issuer has made any payment of interest on, premium, if any, or principal of any Securities because of the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Securities to receive such payment from the U.S. Legal Tender or U.S. Government Obligations held by the Trustee or Paying Agent.

ARTICLE IX

AMENDMENTS, SUPPLEMENTS AND WAIVERS

9.1          Without Consent of Holders The Issuer, the Subsidiary Guarantors and the Trustee, together, may amend or supplement this Indenture, the Securities, or any Subsidiary Guarantee, without notice to or consent of any Securityholder, to:

(i)            cure any ambiguity, defect or inconsistency in this Indenture;
(ii)           comply with the provisions described under Article V or Section 4.15;
(iii)          comply with any requirements of the Commission in connection with the qualification of this Indenture under the TIA;

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(iv)          evidence and provide for the acceptance of appointment by a successor Trustee;
(v)           add a Subsidiary Guarantor;
(vi)          make any change that, in the good faith opinion of the Board of Directors, does not materially and adversely affect the rights of any Holder;
(vii)         provide for the issuance of Additional Securities in accordance with the terms of Indenture; or
(viii)        conform this Indenture to the section entitled  “Description of the Notes” in the Offering Memorandum;

provided that the Issuer has delivered to the Trustee an Opinion of Counsel and an Officers’ Certificate, each stating that such amendment or supplement complies with the provisions of this Section 9.1.

9.2          With Consent of Holders Subject to Section 6.7, modifications and amendments of this Indenture may be made by the Issuer, the Subsidiary Guarantors or the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of the outstanding Securities; provided, however, that no such modification or amendment may, without the consent of each Holder affected thereby, to:

(i)            change the Stated Maturity of the principal of, or any installment of interest on, any Note;

(ii)           reduce the principal amount of, or premium, if any, or interest on, any Note;

(iii)          change the optional redemption dates or optional redemption prices of the Securities from those stated in the Securities;

(iv)          change the place or currency of payment of principal of, or premium, if any, or interest on, any Note;

(v)           impair the right to institute suit for the enforcement of any payment on or after the Stated Maturity (or, in the case of a redemption, on or after the Redemption Date) of any Note;

(vi)          waive a default in the payment of principal of, premium, if any, or interest on the Securities;

(vii)         release any Subsidiary Guarantor from its Note Guarantee, except as provided in this Indenture;

(viii)        amend or modify any of the provisions of this Indenture in any manner which subordinates the Securities issued thereunder in right of payment to any other Indebtedness of the Issuer or which subordinates any Note Guarantee in right of payment to any other Indebtedness of the guarantor issuing any such Note Guarantee; or

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(ix)           reduce the percentage or aggregate principal amount of outstanding Securities the consent of whose Holders is necessary for waiver of compliance with certain provisions of this Indenture or for waiver of certain defaults.

9.3          Compliance with TIA From the date on which this Indenture is qualified under the TIA, every amendment, waiver or supplement of this Indenture or the Securities or any Subsidiary Guarantee shall comply with the TIA as then in effect.

9.4          Revocation and Effect of Consents Until an amendment, waiver or supplement becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder’s Security, even if notation of the consent is not made on any Security.  However, any such Holder or subsequent Holder may revoke the consent as to his Security or portion of his Security by notice to the Trustee or the Issuer  received before the date on which the Trustee receives an Officers’ Certificate certifying that the Holders of the requisite principal amount of Securities have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver.

The Issuer may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver.  If a record date is fixed, then notwithstanding the last sentence of the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date.  No such consent shall be valid or effective for more than 90 days after such record date.

After an amendment, supplement or waiver becomes effective, it shall bind every Securityholder, unless it makes a change described in any of clauses (i) through (vii) of Section 9.2, in which case, the amendment, supplement or waiver shall bind only each Holder of a Security who has consented to it and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder’s Security; provided that any such waiver shall not impair or affect the right of any Holder to receive payment of principal of, premium, if any, and interest on a Security, on or after the respective due dates expressed in such Security, or to bring suit for the enforcement of any such payment on or after such respective dates without the consent of such Holder.

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9.5          Notation on or Exchange of Securities If an amendment, supplement or waiver changes the terms of a Security, the Issuer may require the Holder of the Security to deliver it to the Trustee.  The Issuer shall provide the Trustee with an appropriate notation on the Security about the changed terms and cause the Trustee to return it to the Holder at the Issuer’s expense.  Alternatively, if the Issuer or the Trustee so determines, the Issuer in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms.  Failure to make the appropriate notation or issue a new Security shall not affect the validity and effect of such amendment, supplement or waiver.

9.6                               Trustee to Sign Amendments, Etc.

The Trustee shall execute any amendment, supplement or waiver authorized pursuant to this Article IX; provided that the Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver which affects the Trustee’s own rights, duties or immunities under this Indenture.  The Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel and an Officers’ Certificate each complying with Sections 11.4 and 11.5 and stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article IX is authorized or permitted by this Indenture and constitutes the legal, valid and binding obligations of the Issuer and the Subsidiary Guarantors, if applicable, enforceable in accordance with its terms.  Such Opinion of Counsel shall be at the expense of the Issuer.

ARTICLE X

GUARANTEE OF SECURITIES

10.1        Unconditional Subsidiary Guarantee Subject to the provisions of this Article X, each of the Subsidiary Guarantors shall hereby, jointly and severally, unconditionally and irrevocably guarantee, on an unsubordinated basis (such guarantees to be referred to herein as the “Subsidiary Guarantees”) to each Holder of a Security authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Securities or the obligations of the Issuer or any other Subsidiary Guarantors to the Holders or the Trustee hereunder or thereunder, that:  (a) the principal of, premium, if any, and interest on the Securities shall be duly and punctually paid in full when due, whether at maturity, upon redemption at the option of Holders pursuant to the provisions of the Securities relating thereto, by acceleration or otherwise, and interest on the overdue principal and (to the extent permitted by law) interest, if any, on the Securities and all other obligations of the Issuer or the Subsidiary Guarantors to the Holders or the Trustee hereunder or thereunder (including amounts due the Trustee under Section 7.7 hereof) and all other obligations shall be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Securities or any of such other obligations, the same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at maturity, by acceleration or otherwise.  Failing payment when due of any amount so guaranteed, or failing performance of any other obligation of the Issuer to the Holders under this Indenture or under the Securities, for whatever reason, each Subsidiary Guarantor shall be obligated to pay, or to perform or cause the performance of, the same immediately.  An Event of Default under this Indenture or the Securities shall constitute an event of default under the Subsidiary Guarantees, and shall entitle the Holders of Securities to accelerate the obligations of the Guarantors hereunder in the same manner and to the same extent as the obligations of the Issuer.

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Each of the Subsidiary Guarantors shall hereby agree that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Securities or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Securities with respect to any provisions hereof or thereof, any release of any other Subsidiary Guarantor, the recovery of any judgment against the Issuer, any action to enforce the same, whether or not a Subsidiary Guarantee is affixed to any particular Security, or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Subsidiary Guarantor.  Each of the Subsidiary Guarantors shall hereby waive the benefit of diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer, protest, notice and all demands whatsoever and covenants that, except as provided in this Indenture, the Securities or its Subsidiary Guarantee, its Subsidiary Guarantee shall not be discharged except by complete performance of the obligations contained in the Securities, this Indenture and the Subsidiary Guarantees.  Each Subsidiary Guarantee is a guarantee of payment and not of collection.  If any Holder or the Trustee is required by any court or otherwise to return to the Issuer or to any Subsidiary Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to the Issuer or such Subsidiary Guarantor, any amount paid by the Issuer or such Subsidiary Guarantor to the Trustee or such Holder, each Subsidiary Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.  Each Subsidiary Guarantor shall hereby further agree that, as between it, on the one hand, and the Holders of Securities and the Trustee, on the other hand, (a) subject to this Article X, the maturity of the obligations guaranteed hereby may be accelerated as provided in Article VI hereof for the purposes of the Subsidiary Guarantees, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (b) in the event of any acceleration of such obligations as provided in Article VI hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by the Subsidiary Guarantors for the purpose of the Subsidiary Guarantees.

No Affiliate, stockholder, officer, director, limited liability company member or employee, past, present or future, of any Subsidiary Guarantor, as such, shall have any personal liability under such Subsidiary Guarantor’s Subsidiary Guarantee by reason of his, her or its status as such Affiliate, stockholder, officer, director, limited liability company member or employee.

10.2        Limitations on Subsidiary Guarantees The obligations of any Subsidiary Guarantor under its Subsidiary Guarantee shall be limited to the maximum amount which, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under its Subsidiary Guarantee or pursuant to its contribution obligations under this Indenture, shall result in the obligations of such Subsidiary Guarantor under the Subsidiary Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law.  Each Subsidiary Guarantor that makes a payment or distribution under a Subsidiary Guarantee shall be entitled to a contribution from each other Subsidiary Guarantor in an amount pro rata, based on the net assets of each Subsidiary Guarantor, determined in accordance with GAAP.

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10.3        Execution and Delivery of Subsidiary Guarantee To further evidence the Subsidiary Guarantees set forth in Section 10.1, each Subsidiary Guarantor hereby agrees that a notation of its Subsidiary Guarantee, substantially in the form of Exhibit E hereto, shall be endorsed on each Security authenticated and delivered by the Trustee.  The Subsidiary Guarantee of any Subsidiary Guarantor shall be executed on behalf of such Subsidiary Guarantor by either manual or facsimile signature of two Officers of such Subsidiary Guarantor, each of whom, in each case, shall have been duly authorized to so execute by all requisite corporate action.  The validity and enforceability of any Subsidiary Guarantee shall not be affected by the fact that it is not affixed to any particular Security.

Each of the Subsidiary Guarantors hereby agrees that its Subsidiary Guarantee set forth in Section 10.1 shall remain in full force and effect notwithstanding any failure to endorse on each Security a notation of such Subsidiary Guarantee.

If an Officer of a Subsidiary Guarantor whose signature is on this Indenture or a Subsidiary Guarantee no longer holds that office at the time the Trustee authenticates the Security on which such Subsidiary Guarantee is endorsed or at any time thereafter, such Subsidiary Guarantor’s Subsidiary Guarantee of such Security shall nevertheless be valid.

The delivery of any Security by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of any Subsidiary Guarantee set forth in this Indenture on behalf of each Subsidiary Guarantor.

10.4        Release of a Subsidiary Guarantor Upon (i) the sale, exchange, transfer or other disposition of (x) all of the Capital Stock of a Subsidiary Guarantor to any person other than the Issuer or any Restricted Subsidiary of the Issuer or (y) all or substantially all of the assets of such Subsidiary Guarantor which sale, exchange, transfer or other disposition is made in compliance with the provisions of this Indenture to any person other than the Issuer or a Restricted Subsidiary of the Issuer, (ii) the designation of a Subsidiary Guarantor as an Unrestricted Subsidiary in accordance with the terms of this Indenture or (iii) the defeasance or discharge of the Securities in accordance with the terms of this Indenture, such Subsidiary Guarantor’s (or, in the case of clause (iii), each Subsidiary Guarantor’s) Subsidiary Guarantee shall be automatically discharged and such Subsidiary Guarantor shall be released from all obligations under this Article X without any further action required on the part of the Subsidiary Guarantor, the Issuer, the Trustee or any Holder.  Any Subsidiary Guarantor not so released or the entity surviving such Subsidiary Guarantor, as applicable, shall remain or be liable under its Subsidiary Guarantee as provided in this Article X.

(b)           The Trustee shall deliver an appropriate instrument evidencing the release of a Subsidiary Guarantor upon receipt of a request by the Issuer or such Subsidiary Guarantor accompanied by an Officers’ Certificate and an Opinion of Counsel certifying as to the compliance with this Section 10.4; provided, however, that the legal counsel delivering such Opinion of Counsel may rely as to matters of fact on one or more Officers’ Certificates of the Issuer.

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The Trustee shall execute any documents reasonably requested by the Issuer or a Subsidiary Guarantor in order to evidence the release of such Subsidiary Guarantor from its obligations under its Subsidiary Guarantee endorsed on the Securities and under this Article X.

10.5        Waiver of Subrogation   Until this Indenture is discharged and all of the Securities are discharged and paid in full, each Subsidiary Guarantor shall hereby irrevocably waive and agrees not to exercise any claim or other rights which it may now or hereafter acquire against the Issuer that arise from the existence, payment, performance or enforcement of the  obligations under the Securities or this Indenture and such Subsidiary Guarantor’s obligations under its Subsidiary Guarantee and this Indenture, in any such instance, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution, indemnification, and any right to participate in any claim or remedy of the Holders against the Issuer, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including, without limitation, the right to take or receive from the Issuer, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim or other rights.  If any amount shall be paid to any Subsidiary Guarantor in violation of the preceding sentence and any amounts owing to the Trustee or the Holders of Securities under the Securities, this Indenture, or any other document or instrument delivered under or in connection with such agreements or instruments, shall not have been paid in full, such amount shall have been deemed to have been paid to such Subsidiary Guarantor for the benefit of, and held in trust for the benefit of, the Trustee or the Holders and shall forthwith be paid to the Trustee for the benefit of itself or such Holders to be credited and applied to the obligations in favor of the Trustee or the Holders, as the case may be, whether matured or unmatured, in accordance with the terms of this Indenture.  Each Subsidiary Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the waiver set forth in this Section 10.5 is knowingly made in contemplation of such benefits.

10.6        Immediate Payment   Each Subsidiary Guarantor, upon the execution and delivery of a Subsidiary Guarantee pursuant to Section 4.15, shall hereby agree to make immediate payment to the Trustee, on behalf of the Holders or itself, of all Obligations due and owing or payable to the respective Holders or the Trustee upon receipt of a demand for payment therefor by the Trustee to such Subsidiary Guarantor in writing.

10.7        No Set-Off   Each payment to be made by a Subsidiary Guarantor hereunder in respect of the Obligations shall be payable in the currency or currencies in which such Obligations are denominated, and shall be made without set-off, counterclaim, reduction or diminution of any kind or nature.

10.8        Obligations Absolute   The obligations of each Subsidiary Guarantor hereunder are and shall be absolute and unconditional and any monies or amounts expressed to be owing or payable by each Subsidiary Guarantor hereunder which may not be recoverable from such Subsidiary Guarantor on the basis of a Subsidiary Guarantee shall be recoverable from such Subsidiary Guarantor as a primary obligor and principal debtor in respect thereof.

10.9        Obligations Continuing   The obligations of each Subsidiary Guarantor hereunder shall be continuing and shall remain in full force and effect until either all the obligations have been discharged or defeased pursuant to Article VIII or terminated pursuant to Section 10.4.  Each

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Subsidiary Guarantor shall hereby agree with the Trustee that it shall from time to time deliver to the Trustee suitable acknowledgments of its continued liability hereunder and under any other instrument or instruments in such form as counsel to the Trustee may advise and as shall prevent any action brought against it in respect of any default hereunder being barred by any statute of limitations now or hereafter in force and, in the event of the failure of a Subsidiary Guarantor so to do, it hereby irrevocably appoints the Trustee the attorney and agent of such Subsidiary Guarantor to make, execute and deliver such written acknowledgment or acknowledgments or other instruments as may from time to time become necessary or advisable, in the judgment of the Trustee on the advice of counsel, to fully maintain and keep in force the liability of such Subsidiary Guarantor hereunder and under its Subsidiary Guarantee.

10.10      Obligations Not Discharged   Except as provided herein, the obligations of each Subsidiary Guarantor hereunder shall not be satisfied or discharged solely by the payment of such principal, premium, if any, interest, fees and other monies or amounts as may at any time prior to discharge of this Indenture pursuant to Article VIII be or become owing or payable under or by virtue of or otherwise in connection with the Securities or this Indenture.

10.11      Obligations Reinstated   The obligations of each Subsidiary Guarantor hereunder shall continue to be effective or shall be reinstated, as the case may be, if at any time any payment which would otherwise have reduced the obligations of any Subsidiary Guarantor hereunder (whether such payment shall have been made by or on behalf of the Issuer or by or on behalf of a Subsidiary Guarantor) is rescinded or reclaimed from any of the Holders upon the insolvency, bankruptcy, liquidation or reorganization of the Issuer or any Subsidiary Guarantor or otherwise, all as though such payment had not been made.  If demand for, or acceleration of the time for, payment by the Issuer is stayed upon the insolvency, bankruptcy, liquidation or reorganization of the Issuer, all such Indebtedness otherwise subject to demand for payment or acceleration shall nonetheless be payable by each Subsidiary Guarantor as provided herein.

10.12      Obligations Not Affected   The obligations of each Subsidiary Guarantor hereunder shall, to the extent permitted by law, not be affected, impaired or diminished in any way by any act, omission, matter or thing whatsoever, occurring before, upon or after any demand for payment hereunder (and whether or not known or consented to by any Subsidiary Guarantor or any of the Holders) which, but for this provision, might constitute a whole or partial defense to a claim against any Subsidiary Guarantor hereunder or might operate to release or otherwise exonerate any Subsidiary Guarantor from any of its obligations hereunder or otherwise affect such obligations, whether occasioned by default of any of the Holders or otherwise, including, without limitation:

(i)            any limitation of status or power, disability, incapacity or other circumstance relating to the Issuer or any other Person, including any insolvency, bankruptcy, liquidation, reorganization, readjustment, composition, dissolution, winding-up or other proceeding involving or affecting the Issuer or any other Person;
(ii)           any irregularity, defect, unenforceability or invalidity in respect of any indebtedness or other obligation of the Issuer or any other Person under this Indenture, the Securities or any other document or instrument;

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(iii)          any failure of the Issuer, whether or not without fault on its part, to perform or comply with any of the provisions of this Indenture or the Securities, or to give notice thereof to a Subsidiary Guarantor;
(iv)          the taking or enforcing or exercising or the refusal or neglect to take or enforce or exercise any right or remedy from or against the Issuer or any other Person or their respective assets or the release or discharge of any such right or remedy;
(v)           the granting of time, renewals, extensions, compromises, concessions, waivers, releases, discharges and other indulgences to the Issuer or any other Person;
(vi)          any change in the time, manner or place of payment of, or in any other term of, any of the Securities, or any other amendment, variation, supplement, replacement or waiver of, or any consent to departure from, any of the Securities or this Indenture, including, without limitation, any increase or decrease in the principal amount of or premium, if any, or interest on any of the Securities;
(vii)         any change in the ownership, control, name, objects, businesses, assets, capital structure or constitution of the Issuer or a Subsidiary Guarantor;
(viii)        any merger or amalgamation of the Issuer or a Subsidiary Guarantor with any Person or Persons;
(ix)           the occurrence of any change in the laws, rules, regulations or ordinances of any jurisdiction by any present or future action of any governmental authority or court amending, varying, reducing or otherwise affecting, or purporting to amend, vary, reduce or otherwise affect, any of the Obligations or the obligations of a Subsidiary Guarantor under its Subsidiary Guarantee; and
(x)            any other circumstance, including release of any other Subsidiary Guarantor pursuant to Section 10.4 (other than by complete, irrevocable payment) that might otherwise constitute a legal or equitable discharge or defense of the Issuer under this Indenture or the Securities or of another Subsidiary Guarantor in respect of its Subsidiary Guarantee hereunder;

provided that the provisions of this Section 10.12 are not intended to affect in any way any release of a Subsidiary Guarantor in accordance with the provisions of Section 10.4.

10.13      Waiver   Without in any way limiting the provisions of Section 10.1, each Subsidiary Guarantor shall hereby waive notice of acceptance hereof, notice of any liability of any Subsidiary Guarantor hereunder, notice or proof of reliance by the Holders upon the obligations of any Subsidiary Guarantor hereunder, and diligence, presentment, demand for payment on the Issuer, protest, notice of dishonor or non-payment of any of the Obligations, or other notice or formalities to the Issuer or any Subsidiary Guarantor of any kind whatsoever.

10.14      No Obligation to Take Action Against the Issuer   Neither the Trustee nor any other Person shall have any obligation to enforce or exhaust any rights or remedies or to take any other steps under any security for the Obligations or against the Issuer or any other Person or any

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property of the Issuer or any other Person before the Trustee is entitled to demand payment and performance by any or all Subsidiary Guarantors of their liabilities and obligations under their Subsidiary Guarantees or under this Indenture.

10.15      Dealing with the Issuer and Others   The Holders, without releasing, discharging, limiting or otherwise affecting in whole or in part the obligations and liabilities of any Subsidiary Guarantor and without the consent of or notice to any Guarantor, may

(i)            grant time, renewals, extensions, compromises, concessions, waivers, releases, discharges and other indulgences to the Issuer or any other Person;
(ii)           take or abstain from taking security or collateral from the Issuer or from perfecting security or collateral of the Issuer;
(iii)          release, discharge, compromise, realize, enforce or otherwise deal with or do any act or thing in respect of (with or without consideration) any and all collateral, mortgages or other security given by the Issuer or any third party with respect to the obligations or matters contemplated by this Indenture or the Securities;
(iv)          accept compromises or arrangements from the Issuer;
(v)           apply all monies at any time received from the Issuer or from any security upon such part of the Obligations as the Holders may see fit or change any such application in whole or in part from time to time as the Holders may see fit; and
(vi)          otherwise deal with, or waive or modify their right to deal with, the Issuer and all other Persons and any security as the Holders or the Trustee may see fit.

10.16      Default and Enforcement   If any Subsidiary Guarantor fails to pay in accordance with Section 10.6, the Trustee may proceed in its name as trustee hereunder in the enforcement of the Subsidiary Guarantee of any such Subsidiary Guarantor and such Subsidiary Guarantor’s obligations thereunder and hereunder by any remedy provided by law, whether by legal proceedings or otherwise, and to recover from such Guarantor the obligations.

10.17      Acknowledgment   Each Subsidiary Guarantor shall hereby acknowledge communication of the terms of this Indenture and the Securities and shall hereby consent to and approves of the same.

10.18      Costs and Expenses   Each Subsidiary Guarantor shall pay on demand by the Trustee any and all costs, fees and expenses (including, without limitation, legal fees on a solicitor and client basis) incurred by the Trustee, its agents, advisors and counsel or any of the Holders in enforcing any of their rights under any Subsidiary Guarantee.

10.19      No Merger or Waiver; Cumulative Remedies   No Subsidiary Guarantee shall operate by way of merger of any of the obligations of a Subsidiary Guarantor under any other agreement, including, without limitation, this Indenture.  No failure to exercise and no delay in exercising, on the part of the Trustee or the Holders, any right, remedy, power or privilege hereunder or under this Indenture or the Securities, shall operate as a waiver thereof; nor shall any single or

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partial exercise of any right, remedy, power or privilege hereunder or under this Indenture or the Securities preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.  The rights, remedies, powers and privileges in the Subsidiary Guarantee and under this Indenture, the Securities and any other document or instrument between a Subsidiary Guarantor and/or either Issuer and the Trustee are cumulative and not exclusive of any rights, remedies, powers and privilege provided by law.

10.20      Survival of Obligations   Without prejudice to the survival of any of the other obligations of any Subsidiary Guarantor hereunder, the obligations of each Subsidiary Guarantor under Section 10.1 shall survive the payment in full of the Obligations under the Securities, but only if and to the extent such payment is avoided, and in such case shall be enforceable against such Subsidiary Guarantor to the same extent as prior to any such payment and without regard to and without giving effect to any defense, right of offset or counterclaim available to or which may be asserted by the Issuer or any Subsidiary Guarantor.

10-.21    Subsidiary Guarantee in Addition to Other Obligations   The Obligations of each Subsidiary Guarantor under its Subsidiary Guarantee and this Indenture are in addition to and not in substitution for any other Obligations to the Trustee or to any of the Holders in relation to this Indenture or the Securities and any guarantees or security at any time held by or for the benefit of any of them.

ARTICLE XI

MISCELLANEOUS

11.1        TIA Controls   If any provision of this Indenture limits, qualifies, or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

11.2        Notices   Any notices or other communications required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, by telex, by telecopier or registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

if to the Issuer or a Subsidiary Guarantor, if any:

Aventine Renewable Energy Holdings, Inc.
1300 South 2nd Street
Pekin, Illinois  61555
Attention:  Chief Financial Officer

Telecopy:              (309) 346-0742

with a copy to:

Davis Polk & Wardwell
450 Lexington Avenue
New York, New York  10017
Attention:  Richard Truesdell, Esq.

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Telephone:            (212) 450-4674
Telecopy:              (212) 450-3674

if to the Trustee:

Wells Fargo Bank, N.A.
Corporate Trust Services
MAC N9303-120
Sixth Street & Marquette Avenue
Minneapolis, Minnesota  55479
Attention: Aventine Administrator

The Issuer and the Trustee by written notice to each other such Person may designate additional or different addresses for notices to such Person.  Any notice or communication to the Issuer and the Trustee, shall be deemed to have been given or made as of the date so delivered if personally delivered; when answered back, if telecopied; and five (5) calendar days after mailing if sent by registered or certified mail, postage prepaid (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee), except that, with respect to any mailing, notices to the Trustee shall be deemed effective only upon receipt.

Any notice or communication mailed to a Securityholder shall be mailed to him by first class mail or other equivalent means at his address as it appears on the registration books of the Registrar and shall be sufficiently given to him if so mailed within the time prescribed.

Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders.  If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

11.3        Communications by Holders with Other Holders   Securityholders may communicate pursuant to TIA § 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities.  The Issuer, the Trustee, the Registrar and any other Person shall have the protection of TIA § 312(c).

11.4        Certificate and Opinion as to Conditions Precedent   Upon any request or application by the Issuer to the Trustee to take any action under this Indenture, the Issuer shall furnish to the Trustee at the request of the Trustee:

(i)            an Officers’ Certificate, in form and substance satisfactory to the Trustee, stating that, in the opinion of the signers, all conditions precedent to be performed or effected by the Issuer, if any, provided for in this Indenture relating to the proposed action have been complied with; and
(ii)           an Opinion of Counsel stating that, in the opinion of such counsel, any and all such conditions precedent have been complied with.

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11.5        Statements Required in Certificate or Opinion   Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture, other than the Officers’ Certificate required by Section 4.8, shall include:

(i)            a statement that the Person making such certificate or opinion has read such covenant or condition;
(ii)           a brief statement as to the nature and scope of the examination or investigation upon which the statements  or opinions contained in such certificate or opinion are based;
(iii)          a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and
(iv)          a statement as to whether or not, in the opinion of each such Person, such condition or covenant has been complied with; provided, however, that with respect to matters of fact an Opinion of Counsel may rely on an Officers’ Certificate or certificates of public officials.

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11.6        Rules by Trustee, Paying Agent, Registrar   The Trustee, Paying Agent or Registrar may make reasonable rules for its functions.

11.7        Legal Holidays   If a payment date is not a Business Day, payment may be made on the next succeeding day that is a Business Day and all interest payments will be calculated as if it had been paid on the original payment date.

11.8        Governing Law   THIS INDENTURE, THE SECURITIES AND ANY SUBSIDIARY GUARANTEES WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.  Each of the parties hereto agrees to submit to the jurisdiction of the courts of the State of New York in any action or proceeding arising out of or relating to this Indenture, the Securities or any Subsidiary Guarantees.

11.9        No Adverse Interpretation of Other Agreements   This Indenture may not be used to interpret another indenture, loan or debt agreement of any of the Issuer or any of its Subsidiaries.  Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

11.10      No Recourse Against Others   No recourse for the payment of the principal of, premium, if any, or interest on any of the Securities or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of any Obligor in this Indenture, or in any of the Securities or Note Guarantees or because of the creation of any Indebtedness represented thereby, shall be had against any incorporator, stockholder, officer, director, employee or controlling person of the Issuer or any Subsidiary Guarantor or of any successor Person thereof.  Each Holder, by accepting the Securities, waives and releases all such liability.  The waiver and release are part of the consideration for the issuance of the Securities.  Such waiver may not be effective to waive liabilities under the federal securities laws.

11.11      Successors   All agreements of the Issuer and the Subsidiary Guarantors, if any, in this Indenture and the Securities and the Subsidiary Guarantees shall bind their respective successors.  All agreements of the Trustee in this Indenture shall bind its successor.

11.12      Duplicate Originals.

All parties may sign any number of copies of this Indenture.  Each signed copy or counterpart shall be an original, but all of them together shall represent the same agreement.

11.13      Severability   In case any one or more of the provisions in this Indenture, the Securities or the Subsidiary Guarantees shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

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SIGNATURES

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed all as of the date first written above.

AVENTINE RENEWABLE ENERGY HOLDINGS, INC.

By:  /s/ Ajay Sabherwal
        Name: Ajay Sabherwal
        Title: Chief Financial Officer

AVENTINE RENEWABLE ENERGY, LLC

By:  /s/ Ajay Sabherwal
        Name: Ajay Sabherwal
        Title: Chief Financial Officer

AVENTINE RENEWABLE ENERGY, INC.

By:  /s/ Ajay Sabherwal
        Name: Ajay Sabherwal
        Title: Chief Financial Officer

AVENTINE POWER, LLC

By:  /s/ Ajay Sabherwal
        Name: Ajay Sabherwal
        Title: Chief Financial Officer

AVENTINE RENEWABLE ENERGY-AURORA WEST, LLC

By:  /s/ Ajay Sabherwal
        Name: Ajay Sabherwal
        Title: Chief Financial Officer

S-1

AVENTINE RENEWABLE ENERGY-MT. VERNON, LLC

By:  /s/ Ajay Sabherwal
        Name: Ajay Sabherwal
        Title: Chief Financial Officer

WELLS FARGO BANK, NA.
        as Trustee

By:  /s/ Jeffrey Rose
        Name: Jeffrey Rose

S-2

Exhibit A

[FORM OF INITIAL NOTE]*

[FACE OF SECURITY]

AVENTINE RENEWABLE ENERGY HOLDINGS, INC.

10% Senior Note due 2017

CUSIP No.
ISIN No.
No.                                                                                                                                          Principal Amount   $

AVENTINE RENEWABLE ENERGY HOLDINGS, INC., a Delaware corporation (the “Issuer”), for value received promises to pay to CEDE & CO. or registered assigns, the principal sum of               Dollars ($                               ) on March 27, 2017.

Interest Payment Dates: April 1 and October 1; commencing October 1, 2007.

Record Dates:  March 15 and September 15

Reference is made to the further provisions of this Security contained herein, which shall for all purposes have the same effect as if set forth at this place.

* Add Private Placement Legend and, if appropriate, Global Security Legend.

IN WITNESS WHEREOF, the Issuer has caused this Security to be signed manually or by facsimile by its duly authorized officers.

Dated:

AVENTINE RENEWABLE ENERGY HOLDINGS, INC.

By:
        Name:
        Title:

By:
        Name:
        Title:

[FORM OF TRUSTEE’S CERTIFICATE OF AUTHENTICATION]

This is one of the 10% Senior Notes due 2017 described in the within-mentioned Indenture.

WELL FARGO BANK, N.A.,  as Trustee

By:
                Authorized Signatory

[REVERSE OF SECURITY]

AVENTINE RENEWABLE ENERGY HOLDINGS, INC.

10% Senior Note due 2017

1.             Interest.

AVENTINE RENEWABLE ENERGY HOLDINGS, INC., a Delaware corporation (the “Issuer”), promises to pay interest on the principal amount of this Security at a rate per annum shown above.  Interest on the Securities shall be payable semiannually in arrears on April 1 and October 1 of each year, commencing on October 1, 2007.  The Issuer shall make each interest payment to the holders of record on the immediately preceding March 15 and September 15.  Interest on the Securities shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from and including the Issue Date.  Interest will be computed on the basis of a 360-day year of twelve 30-day months.

The Issuer shall pay interest (“defaulted interest”) on overdue principal and premium, if any, and interest on overdue installments of interest, to the extent lawful, at a rate per annum that is 2.0% in excess of the rate otherwise payable.

2.             Method of Payment.

The Issuer shall pay interest on the Securities (except defaulted interest) to the Persons who are the registered Holders at the close of business on the Record Date immediately preceding the Interest Payment Date even if the Securities are canceled on registration of transfer or registration of exchange (including pursuant to an Exchange Offer (as defined in the Indenture)) after such Record Date.  Holders must surrender Securities to a Paying Agent to collect principal payments.  The Issuer shall pay principal, premium, if any and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts (“U.S. Legal Tender”).  However, the Issuer may pay principal, premium, if any, and interest by wire transfer of federal funds, or interest by check payable in such U.S. Legal Tender.  The Issuer may deliver any such interest payment to the Paying Agent or to a Holder at the Holder’s registered address.

3.             Paying Agent and Registrar.

Initially, Wells Fargo Bank, N.A. (the “Trustee”) shall act as Paying Agent and Registrar.  The Issuer may change any Paying Agent, Registrar or co-Registrar without notice to the Holders.  The Issuer or any of its Subsidiaries may, subject to certain exceptions, act as Registrar or co-Registrar.

4.             Indenture.

The Issuer issued the Securities under an Indenture, dated as of March 27, 2007 (the “Indenture”), among the Issuer, the Subsidiary Guarantors and the Trustee.  This Security is one of a duly authorized issue of Securities of the Issuer designated as their 10% Senior Notes due 2017 (the “Initial Notes”).  Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein.  The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) (the “TIA”), as in effect on the date of the Indenture until such time as the Indenture is qualified under the TIA, and thereafter the TIA as then in effect as amended from time to time.  Notwithstanding anything to the contrary herein, the Securities are subject to all such terms, and Holders of Securities are referred to the Indenture and the TIA for a statement of them.  The Securities are general obligations of the Issuer unlimited in amount, of which an aggregate principal amount of $300,000,000 are being issued on the Issue Date.

5.             Optional Redemption.

The Issuer may redeem the Securities, in whole or in part, at any time, on and after April 1, 2012 upon not less than 30 nor more than 60 days’ notice.  The redemption prices (expressed as percentages of the principal amount thereof) will be as follows, if redeemed during the twelve-month period commencing on April 1 of the years set forth below, plus, in each case, accrued and unpaid interest thereon, if any, to the date of redemption (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date):

Year	Percentage
2012	105.000%
2013	103.333%
2014	101.667%
2015 and thereafter	100.000%

6.             Optional Redemption with the Proceeds of Certain Equity Issuances.

At any time prior to April 1, 2010, the Issuer may redeem up to 35% of the aggregate principal amount of the Securities from time to time originally issued with the Net Cash Proceeds of one or more sales of Capital Stock (other than Disqualified Stock) of the Issuer at a redemption price of 110.00% of their principal amount, together with accrued and unpaid interest to the redemption date; provided that at least 65% of the aggregate principal amount of the Securities from time to time originally issued remains outstanding immediately after each such redemption and notice of any such redemption is mailed within 60 days of each such sale of Capital Stock.

7.             Notice of Redemption.

Notice of redemption shall be mailed by first-class mail at least 30 days but not more than 60 days before the Redemption Date to each Holder of Securities to be redeemed at such Holder’s registered address.  If less than all of the Securities are to be redeemed, selection of the Securities for redemption shall be made by the Trustee (i) in compliance with the requirements of the principal national securities exchange, if any, on which the Securities are listed, or (ii) if the Securities are not listed on a national securities exchange, by lot or by such other method as the Trustee in its sole discretion shall deem to be fair and appropriate.  However, no Securities of $2,000 in principal amount or less shall be redeemed in part.  If any note is to be redeemed in part only, the notice of redemption related to such Note shall state the portion of the principal amount to be redeemed.  A new Security in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Security.

8.             Change of Control Offer.

Upon the occurrence of a Change of Control, the Issuer shall be required, as and to the extent set forth in the Indenture, to offer to purchase all of the outstanding Securities at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, thereon to the date of repurchase (subject to the right of Securityholders of record on the relevant record date to receive interest due on the relevant interest payment date).

9.             Limitation on Asset Sales.

The Issuer is, subject to certain conditions, obligated to make an offer to purchase Securities at 100% of their principal amount, plus accrued and unpaid interest, if any, thereon to the date of repurchase with certain Net Cash Proceeds of certain sales or other dispositions of assets in accordance with the Indenture.

10.           Registration Rights.

The Holders of the Initial Notes issued on the Issue Date shall have the rights set forth in the Registration Rights Agreement dated as of March 27, 2007 among the Issuer, the Subsidiary Guarantors and the Initial Purchasers named therein.*

11.           Denominations; Transfer; Exchange.

The Securities are in registered form, without coupons, in the principal amount of at least $2,000 and integral multiples of $1,000 thereafter.  A Holder shall register the transfer of or exchange Securities in accordance with the Indenture.  The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture.  The Registrar need not register the transfer of or exchange any Securities or portions thereof selected for redemption, except the unredeemed portion of any security being redeemed in part.

12.           Persons Deemed Owners.

The registered Holder of a Security shall be treated as the owner of it for all purposes.

13.           Unclaimed Funds.

If funds for the payment of principal, premium, if any, or interest remain unclaimed for two years, the Trustee and the Paying Agent shall repay the funds to the Issuer at their request.

* This paragraph to be modified with respect to Securities issued after the Issue Date.

After that, all liability of the Trustee and such Paying Agent with respect to such funds shall cease.

14.           Discharge Prior to Redemption or Maturity.

The Issuer and the Subsidiary Guarantors may be discharged from their obligations under the Indenture or the Securities and any Subsidiary Guarantee except for certain provisions thereof, and may be discharged from obligations to comply with certain covenants contained in the Indenture and the Securities and any Subsidiary Guarantee, in each case upon satisfaction of certain conditions specified in the Indenture.

15.           Amendment; Supplement; Waiver.

Subject to certain exceptions, the Indenture, the Securities and any Subsidiary Guarantee may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding, and any existing Default or Event of Default or compliance with any provision may be waived with the consent of the Holders of a majority in aggregate principal amount of the Securities then outstanding.  Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture, the Securities, and the Subsidiary Guarantees to, among other things, cure any ambiguity, defect or inconsistency, provide for uncertificated Securities and any Subsidiary Guarantee in addition to or in place of Physical Securities or comply with any requirements of the Commission in connection with the qualification of the Indenture under the TIA, or make any other change that does not materially and adversely affect the rights of any Holder of a Security.

16.           Restrictive Covenants.

The Indenture contains certain covenants that, among other things, limit the ability of the Issuer and its Restricted Subsidiaries to make restricted payments, to incur indebtedness, to create liens, to sell assets, to permit restrictions on dividends and other payments by Restricted Subsidiaries of the Issuer to the Issuer, to consolidate, merge or sell all or substantially all of its assets or to engage in transactions with affiliates.  The limitations are subject to a number of important qualifications and exceptions.  The Issuer must annually report to the Trustee on compliance with such limitations.

17.           Defaults and Remedies.

If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of Securities then outstanding may declare all the Securities to be due and payable immediately in the manner and with the effect provided in the Indenture.  Holders of Securities may not enforce the Indenture, the Securities or any Subsidiary Guarantee except as provided in the Indenture.  The Trustee is not obligated to enforce the Indenture, the Securities or the Subsidiary Guarantees, if any, unless it has received indemnity satisfactory to it.  The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Securities then outstanding to direct the Trustee in its exercise of any trust or power.  The Trustee may withhold from Holders of Securities notice of certain continuing Defaults or Events of Default if it determines that withholding notice is in their interest.

18.           Trustee Dealings with Issuers.

The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with the Issuer, their Subsidiaries or their respective Affiliates as if it were not the Trustee.

19.           No Recourse Against Others.

No recourse for the payment of the principal of, premium, if any, or interest on any of the Securities or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of any Obligor in the Indenture, or in any of the Securities or Subsidiary Guarantees or because of the creation of any Indebtedness represented thereby, shall be had against any incorporator, stockholder, officer, director, employee or controlling person of the Issuer or any Subsidiary Guarantor or of any successor Person thereof. Each Holder, by accepting the Securities, waives and releases all such liability.  The waiver and release are part of the consideration for the issuance of the Securities.  Such waiver may not be effective to waive liabilities under the federal securities laws.

20.           Authentication.

This Security shall not be valid until the Trustee or authenticating agent signs the certificate of authentication on this Security.

21.           Abbreviations and Defined Terms.

Customary abbreviations may be used in the name of a Holder of a Security or an assignee, such as:  TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

22.           Governing Law.

This Security shall be governed by, and construed in accordance with, the laws of the State of New York.

23.           CUSIP and ISIN Numbers.

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP and ISIN numbers to be printed on the Securities as a convenience to the Holders of the Securities.  No representation is made as to the accuracy of such numbers as printed on the Securities and reliance may be placed only on the other identification numbers printed hereon.

24.           Indenture.

Each Holder, by accepting a Security, agrees to be bound by all of the terms and provisions of the Indenture, as may be amended from time to time.

The Issuer shall furnish to any Holder of a Security upon written request and without charge a copy of the Indenture which has the text of this Security in larger type.  Requests may be made to:  Aventine Renewable Energy Holdings, Inc., 1300 South 2nd Street, Pekin, Illinois  61555, Attn:  President.

ASSIGNMENT FORM

I or we assign and transfer this Security to

_______________________________________________________________

_______________________________________________________________

(Print or type name, address and zip code of assignee or
transferee)

_______________________________________________________________

(Insert Social Security or other identifying number of assignee or transferee)

and irrevocably appoint _______________________________________ agent to transfer this Security on the books of the Issuer.  The agent may substitute another to act for him.

Dated: _________________	Signed: _________________________ (Sign exactly as name appears on the other side of this Security)

Signature Guarantee:	______________________________________ Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee)

In connection with any transfer of this Security occurring prior to the date which is the earlier of (i) the date of the declaration by the Commission of the effectiveness of a registration statement under the Securities Act of 1933, as amended (the “Securities Act”), covering resales of this Security (which effectiveness shall not have been suspended or terminated at the date of the transfer) and (ii) the end of the period referred to in Rule 144(k) under the Securities Act, the undersigned confirms that it has not utilized any general solicitation or general advertising in connection with the transfer and that this Security is being transferred:

[Check One]

(1)	__	to either of the Issuer or a subsidiary thereof; or
(2)	__	pursuant to and in compliance with Rule 144A under the Securities Act; or
(3)	__

To an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) that has furnished to the Trustee a signed letter containing certain representations and agreements (the form of which letter can be obtained from the Trustee); or

(4)	__	outside the United States to a Person that is not a U.S. Person in compliance with Rule 904 of Regulation S under the Securities Act; or
(5)	__	pursuant to the exemption from registration provided by Rule 144 under the Securities Act; or
(6)	__	pursuant to an effective registration statement under the Securities Act; or
(7)	__	pursuant to another available exemption from the registration requirements of the Securities Act;

and unless the box below is checked, the undersigned confirms that such Security is not being transferred to an “affiliate” of the Issuer as defined in Rule 144 under the Securities Act of 1933, as amended (an “Affiliate”):

☐            The transferee is an Affiliate of the Issuer.

Unless one of the items is checked, the Trustee shall refuse to register any of the Securities evidenced by this certificate in the name of any person other than the registered Holder thereof; provided that if box (3), (4), (5) or (7) is checked, the Issuer or the Trustee may require, prior to registering any such transfer of the Securities, in its sole discretion, such legal opinions, certifications (including an investment letter in the case of box (3) or (4)) and other information as the Trustee or the Issuer have reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

If none of the foregoing boxes is checked, the Trustee or Registrar shall not be obligated to register this Security in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 2.16 of the Indenture shall have been satisfied.

Dated: _________________	Signed: _________________________ (Sign exactly as name appears on the other side of this Security)

Signature Guarantee:	______________________________________

TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED

The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuer as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:  __________________________________________________

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Security purchased by the Issuer pursuant to Section 4.17 or Section 4.18 of the Indenture, check the appropriate box:

Section 4.17 [      ] Section 4.18 [       ]

If you want to elect to have only part of this Security purchased by the Issuer pursuant to Section 4.17 or Section 4.18 of the Indenture, state the amount:  $___________

Dated: _________________	Signed: _________________________ (Sign exactly as name appears on the other side of this Security)

Signature Guarantee:	______________________________________ Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee)

Exhibit B

[FORM OF EXCHANGE NOTE]*

[FACE OF SECURITY]

AVENTINE RENEWABLE ENERGY HOLDINGS, INC.

10% Senior Note
due 2017

CUSIP No.
ISIN No.
No.                                                                                                                                                          $

AVENTINE RENEWABLE ENERGY HOLDINGS, INC., a Delaware limited liability company (the “Issuer”), for value received promise to pay to CEDE & CO. or registered assigns, the principal sum of            Dollars ($  ), on March 27, 2017.

Interest Payment Dates:  April 1 and October 1, commencing October 1, 2007.

Record Dates:  March 15 and September 15

Reference is made to the further provisions of this Security contained herein, which shall for all purposes have the same effect as if set forth at this place.

IN WITNESS WHEREOF, the Issuer have caused this Security to be signed manually or by facsimile by their duly authorized officers.

* Add Global Security Legend, if appropriate.

Dated:

AVENTINE RENEWABLE ENERGY HOLDINGS, INC.

By:
Name:
Title:

By:
Name:
Title:

* Add Global Security Legend, if appropriate.

[FORM OF TRUSTEE’S CERTIFICATE OF AUTHENTICATION]

This is one of the 10% Senior Notes due 2017 described in the within-mentioned Indenture.

WELLS FARGO BANK, N.A. as Trustee

By:
Authorized Signatory

[REVERSE OF SECURITY]

AVENTINE RENEWABLE ENERGY HOLDINGS, INC.

_____% Senior Note due 2017

1.     Interest.

AVENTINE RENEWABLE ENERGY HOLDINGS, INC., a Delaware corporation (the “Issuer”), promises to pay interest on the principal amount of this Security at a rate per annum shown above.  Interest on the Securities shall be payable semiannually in arrears on April 1 and October 1 of each year, commencing on October 1, 2007.  The Issuer shall make each interest payment to the holders of record on the immediately preceding March 15 and September 15.  Interest on the Securities shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from and including the Issue Date.  Interest will be computed on the basis of a 360-day year of twelve 30-day months.

The Issuer shall pay interest (“defaulted interest”) on overdue principal and premium, if any, and interest on overdue installments of interest, to the extent lawful, at a rate per annum that is 2.0% in excess of the rate otherwise payable.

2.     Method of Payment.

the Issuer shall pay interest on the Securities (except defaulted interest) to the persons who are the registered Holders at the close of business on the Record Date immediately preceding the Interest Payment Date even if the Securities are canceled on registration of transfer or registration of exchange after such Record Date.  Holders must surrender Securities to a Paying Agent to collect principal payments.  The Issuer shall pay principal, premium, if any, and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts (“U.S. Legal Tender”).  However, the Issuer may pay principal, premium, if any, and interest by wire transfer of federal funds, or interest by check payable in such U.S. Legal Tender.  The Issuer may deliver any such interest payment to the Paying Agent or to a Holder at the Holder’s registered address.

3.     Paying Agent and Registrar.

Initially, Wells Fargo Bank, N.A. (the “Trustee”) shall act as Paying Agent and Registrar.  The Issuer may change any Paying Agent, Registrar or co-Registrar without notice to the Holders.  The Issuer or any of their Subsidiaries may, subject to certain exceptions, act as Registrar or co-Registrar.

4.     Indenture.

The Issuer issued the Securities under an Indenture, dated as of March 27, 2007 (the “Indenture”), among the Issuer, the Subsidiary Guarantors and the Trustee.  This Security is one of a duly authorized issue of Exchange Notes of the Issuer designated as their 10% Senior Notes due 2017 (the “Exchange Notes”).  Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein.  The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C.

§§ 77aaa-77bbbb) (the “TIA”), as in effect on the date of the Indenture until such time as the Indenture is qualified under the TIA, and thereafter the TIA as then in effect as amended from time to time.  Notwithstanding anything to the contrary herein, the Securities are subject to all such terms, and Holders of Securities are referred to the Indenture and the TIA for a statement of them.  The Securities are general obligations of the Issuer unlimited in amount, of which an aggregate principal amount of $300,000,000 were issued on the Issue Date.

5.             Optional Redemption.

The Issuer may redeem the Securities, in whole or in part, at any time, from time to time, on and after April 1, 2012, upon not less than 30 nor more than 60 days notice.  The redemption prices (expressed as percentages of the principal amount thereof) will be as follows, if redeemed during the twelve-month period commencing on April 1 of the years set forth below, plus, in each case, accrued and unpaid interest thereon, if any, to the date of redemption (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date):

Year	Percentage
2012	105.000%
2013	103.333%
2014	101.667%
2015 and thereafter	100.000%

6.             Optional Redemption with the Proceeds of Certain Equity Issuances.

At any time prior to April 1, 2010, the Issuer may redeem up to 35% of the aggregate principal amount of the Securities from time to time originally issued with the Net Cash Proceeds of one or more sales of Capital Stock (other than Disqualified Stock) of the Issuer at a redemption price of 110.00 of their principal amount, together with accrued and unpaid interest to the redemption date; provided that at least 65% of the aggregate principal amount of the Securities from time to time originally issued remains outstanding immediately after each such redemption and notice of any such redemption is mailed within 60 days of each such sale of Capital Stock.

7.             Notice of Redemption.

Notice of redemption shall be mailed by first-class mail at least 30 days but not more than 60 days before the Redemption Date to each Holder of Securities to be redeemed at such Holder’s registered address.  If less than all of the Securities are to be redeemed, selection of the Securities for redemption shall be made by the Trustee (i) in compliance with the requirements of the principal national securities exchange, if any, on which the Securities are listed, or (ii) if the Securities are not listed on a national securities exchange, by lot or by such other method as the Trustee in its sole discretion shall deem to be fair and appropriate.  However, no Securities of $2,000 in principal amount or less shall be redeemed in part.  If any note is to be redeemed in part only, the notice of redemption related to such Security shall state the portion of the principal amount to be redeemed.  A new Security in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Security.

8.     Change of Control Offer.

Upon the occurrence of a Change of Control, the Issuer shall be required, as and to the extent set forth in the Indenture, to offer to purchase all of the outstanding Securities at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, thereon to the date of repurchase (subject to the right of Securityholders of record on the relevant record date to receive interest due on the relevant interest payment date).

9.     Limitation on Asset Sales.

The Issuer is, subject to certain conditions, obligated to make an offer to purchase Securities at 100% of their principal amount, plus accrued and unpaid interest, if any, thereon to the date of repurchase with certain net cash proceeds of certain sales or other dispositions of assets in accordance with the Indenture.

10.   Denominations; Transfer; Exchange.

The Securities are in registered form, without coupons, in the principal amount of at least $2,000 and integral multiples of $1,000 thereafter.  A Holder shall register the transfer of or exchange Securities in accordance with the Indenture.  The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture.  The Registrar need not register the transfer of or exchange any Securities or portions thereof selected for redemption, except the unredeemed portion of any security being redeemed in part.

11.   Persons Deemed Owners.

The registered Holder of a Security shall be treated as the owner of it for all purposes.

12.   Unclaimed Funds.

If funds for the payment of principal, premium, if any, or interest remain unclaimed for two years, the Trustee and the Paying Agent shall repay the funds to the Issuer at their request.  After that, all liability of the Trustee and such Paying Agent with respect to such funds shall cease.

13.   Discharge Prior to Redemption or Maturity.

The Issuer and the Subsidiary Guarantors may be discharged from their obligations under the Indenture or the Securities and any Subsidiary Guarantee except for certain provisions thereof, and may be discharged from obligations to comply with certain covenants contained in the Indenture and the Securities and any Subsidiary Guarantee, in each case upon satisfaction of certain conditions specified in the Indenture.

14.   Amendment; Supplement; Waiver.

Subject to certain exceptions, the Indenture, the Securities and any Subsidiary Guarantee may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding, and any existing Default or Event of Default or compliance with any provision may be waived with the consent of the Holders of a majority in aggregate principal amount of the Securities then outstanding.  Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture, the Securities and the Subsidiary Guarantees to, among other things, cure any ambiguity, defect or inconsistency, provide for uncertificated Securities in addition to or in place of Physical Securities or comply with any requirements of the Commission in connection with the qualification of the Indenture under the TIA, or make any other change that does not materially and adversely affect the rights of any Holder of a Security.

15.   Restrictive Covenants.

The Indenture contains certain covenants that, among other things, limit the ability of the Issuer and its Restricted Subsidiaries to make restricted payments, to incur indebtedness, to create liens, to sell assets, to permit restrictions on dividends and other payments by Restricted Subsidiaries of the Issuer to the Issuer, to consolidate, merge or sell all or substantially all of its assets or to engage in transactions with affiliates.  The limitations are subject to a number of important qualifications and exceptions.  The Issuer must annually report to the Trustee on compliance with such limitations.

16.   Defaults and Remedies.

If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of Securities then outstanding may declare all the Securities to be due and payable immediately in the manner and with the effect provided in the Indenture.  Holders of Securities may not enforce the Indenture, the Securities or any Subsidiary Guarantee except as provided in the Indenture.  The Trustee is not obligated to enforce the Indenture, the Securities or the Subsidiary Guarantees, if any, unless it has received indemnity satisfactory to it.  The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Securities then outstanding to direct the Trustee in its exercise of any trust or power.  The Trustee may withhold from Holders of Securities notice of certain continuing Defaults or Events of Default if it determines that withholding notice is in their interest.

17.   Trustee Dealings with Issuers.

The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with the Issuer, their Subsidiaries or their respective Affiliates as if it were not the Trustee.

18.   No Recourse Against Others.

No recourse for the payment of the principal of, premium, if any, or interest on any of the Securities or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of any Obligor in the Indenture, or in any of the Securities or Subsidiary Guarantees or because of the creation of any Indebtedness represented thereby, shall be had against any incorporator, stockholder, officer, director, employee or controlling person of the Issuer or any Subsidiary Guarantor or of any successor Person thereof. Each Holder, by accepting the Securities, waives and releases all such liability.  The waiver and release are part of the consideration for the issuance of the Securities.  Such waiver may not be effective to waive liabilities under the federal securities laws.

19.   Authentication.

This Security shall not be valid until the Trustee or authenticating agent signs the certificate of authentication on this Security.

20.   Abbreviations and Defined Terms.

Customary abbreviations may be used in the name of a Holder of a Security or an assignee, such as:  TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

21.   Governing Law.

This Security shall be governed by, and construed in accordance with, the laws of the State of New York.

22.   CUSIP and ISIN Numbers.

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP and ISIN numbers to be printed on the Securities as a convenience to the Holders of the Securities.  No representation is made as to the accuracy of such numbers as printed on the Securities and reliance may be placed only on the other identification numbers printed hereon.

23.   Indenture.

Each Holder, by accepting a Security, agrees to be bound by all of the terms and provisions of the Indenture, as may be amended from time to time.

The Issuer shall furnish to any Holder of a Security upon written request and without charge a copy of the Indenture which has the text of this Security in larger type.  Requests may be made to:  Aventine Renewable Energy Holdings, Inc., 1300 South 2nd Street, Pekin, Illinois  61555, Attn:  President.

ASSIGNMENT FORM

I or we assign and transfer this Security to

_______________________________________________________________

_______________________________________________________________

(Print or type name, address and zip code of assignee or transferee)

_______________________________________________________________

(Insert Social Security or other identifying number of assignee or transferee)

and irrevocably appoint _______________________________________ agent to transfer this Security on the books of the Issuer.  The agent may substitute another to act for him.

Dated: _________________	Signed: ___________________________
(Sign exactly as name appears on the other side of this Security)

Signature Guarantee:	______________________________________________ Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee)

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Security purchased by the Issuer pursuant to Section 4.17 or Section 4.18 of the Indenture, check the appropriate box:

Section 4.17 [      ] Section 4.18 [       ]

If you want to elect to have only part of this Security purchased by the Issuer pursuant to Section 4.17 or Section 4.18 of the Indenture, state the amount:  $___________

Dated: _________________	Signed: ___________________________
(Sign exactly as name appears on the other side of this Security)

Signature Guarantee:	_________________________________________________ Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee)

Exhibit C

Form of Certificate to be
Delivered in Connection with
Transfers to Non-QIB Accredited Investors

                                                                                                                                                                [Date]

Attention:

Re:          Aventine Renewable Energy Holdings, Inc.
10% Senior Notes due 2017 (the “ Securities”)

Ladies and Gentlemen:

In connection with our proposed purchase of the Securities of Aventine Renewable Energy Holdings, Inc. (the “Issuer”), we confirm that:

1.             We understand that any subsequent transfer of the Securities is subject to certain restrictions and conditions set forth in the Indenture relating to the Securities (as described in the Offering Memorandum) and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Securities except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the “Securities Act”).

2.             We understand that the offer and sale of the Securities have not been registered under the Securities Act, and that the Securities may not be offered or sold except as permitted in the following sentence.  We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell or otherwise transfer any Securities prior to the date which is two years after the original issuance of the Securities, we will do so only (i) to the Issuer or any of their subsidiaries, (ii) inside the United States in accordance with Rule 144A under the Securities Act to a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act), (iii) inside the United States to an institutional “accredited investor” (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to the Trustee (as defined in the Indenture relating to the Securities), a signed letter containing certain representations and agreements relating to the restrictions on transfer of the Securities and, if such transfer is in respect of any aggregate principal amount of Securities of less than $250,000, also furnishes an opinion of counsel acceptable to the Issuer that such transfer complies with the Securities Act, (iv) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (v) pursuant to the exemption from

C-1

registration provided by Rule 144 under the Securities Act (if available), or (vi) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing any of the Securities from us a notice advising such purchaser that resales of the Securities are restricted as stated herein.

3.             We understand that, on any proposed resale of any Securities, we will be required to furnish to the Trustee and the Issuer such certification, legal opinions and other information as the Trustee and the Issuer may reasonably require to confirm that the proposed sale complies with the foregoing restrictions.  We further understand that the Securities purchased by us shall bear a legend to the foregoing effect.

4.             We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Securities, and we and any accounts for which we are acting are each able to bear the economic risk of our or their investment, as the case may be.

5.             We are acquiring the Securities purchased by us for our account or for one or more accounts (each of which is an institutional “accredited investor”) as to each of which we exercise sole investment discretion, and we are not acquiring the Securities with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act.

6.             The principal amount of the Securities to which this Certificate relates is $               .

You and the Issuer are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Very truly yours,

By:
        Name:
        Title:

C-2

Exhibit D

Form of Certificate to Be
Delivered in Connection with
Transfers Pursuant to Regulation S

Wells Fargo Bank, N.A.                                                                                                                      [Date]

[Address]

Attention:

Re:          Aventine Renewable Energy Holdings, Inc.
10% Senior Notes due 2017

(the “ Securities”)

In connection with our proposed sale of $                      aggregate principal amount of the Securities, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, we represent that:

(1)           the offer of the Securities was not made to a person in the United States;

(2)           either (a) at the time the buy offer was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States, or (b) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States;

(3)           no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable;

(4)           the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

(5)           we have advised the transferee of the transfer restrictions applicable to the Securities.

You and the Issuer are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal

D-1

proceedings or official inquiry with respect to the matters covered hereby.  Terms used in this certificate have the meanings set forth in Regulation S.

Very truly yours,

[Name of Transferor]

By:
              Authorized Signature

D-2

Exhibit E

GUARANTEE

For value received, the undersigned hereby unconditionally guarantees, as principal obligor and not only as a surety, to the Holder of this Security the cash payments in United States dollars of principal of, premium, if any, and interest on this Security in the amounts and at the times when due and interest on the overdue principal, premium, if any, and interest, if any, of this Security, if lawful, and the payment or performance of all other obligations of the Issuer under the Indenture (as defined below) or the Securities, to the Holder of this Security and the Trustee, all in accordance with and subject to the terms and limitations of this Security, Article X of the Indenture and this Subsidiary Guarantee.  This Subsidiary Guarantee shall become effective in accordance with Article X of the Indenture and its terms shall be evidenced therein.  The validity and enforceability of any Subsidiary Guarantee shall not be affected by the fact that it is not affixed to any particular Security.

Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Indenture dated as of March 27, 2007, among Aventine Renewable Energy Holdings, Inc., a Delaware corporation (the “Issuer”), the Subsidiary Guarantors named therein, and Wells Fargo Bank, N.A., as trustee (the “Trustee”).

The obligations of the undersigned to the Holders of Securities and to the Trustee pursuant to this Subsidiary Guarantee and the Indenture are expressly set forth in Article X of the Indenture and reference is hereby made to the Indenture for the precise terms of the Subsidiary Guarantee and all of the other provisions of the Indenture to which this Subsidiary Guarantee relates.

THIS SUBSIDIARY GUARANTEE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.  The undersigned Guarantor hereby agrees to submit to the jurisdiction of the courts of the State of New York in any action or proceeding arising out of or relating to this Subsidiary Guarantee.

This Subsidiary Guarantee is subject to release upon the terms set forth in the Indenture.

E-1

IN WITNESS WHEREOF, the undersigned has caused this Subsidiary Guarantee to be duly executed.

SUBSIDIARY GUARANTOR

By:
              Name:
              Title:

By:
              Name:
              Title:

E-2

Exhibit 10.1

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT dated March 27, 2007 (the “Agreement”) is entered into by and among Aventine Renewable Energy Holdings, Inc., a Delaware Corporation (the “Company”), Aventine Renewable Energy, LLC, Aventine Renewable Energy, Inc., Aventine Renewable Energy — Aurora West, LLC, Aventine Renewable Energy — Mt. Vernon, LLC, and Aventine Power, LLC (the “Guarantors”), and J.P. Morgan Securities Inc. (“JPMorgan”), Goldman, Sachs & Co. and UBS Securities LLC. (the “Initial Purchasers”).

The Company, the Guarantors and the Initial Purchasers are parties to the Purchase Agreement dated March 21, 2007 (the “Purchase Agreement”), which provides for the sale by the Company to the Initial Purchasers of $300,000,000 aggregate principal amount of the Company’s 10% Senior Notes due 2017 (the “Securities”) which will be guaranteed on an unsecured senior basis by each of the Guarantors.  As an inducement to the Initial Purchasers to enter into the Purchase Agreement, the Company and the Guarantors have agreed to provide to the Initial Purchasers and their direct and indirect transferees the registration rights set forth in this Agreement.  The execution and delivery of this Agreement is a condition to the closing under the Purchase Agreement.

In consideration of the foregoing, the parties hereto agree as follows:

1.             Definitions.  As used in this Agreement, the following terms shall have the following meanings:

“Additional Guarantor” shall mean any subsidiary of the Company that executes a Subsidiary Guarantee under the Indenture after the date of this Agreement.

“Business Day” shall mean any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed.

“Company” shall have the meaning set forth in the preamble and shall also include the Company’s successors.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

“Exchange Dates” shall have the meaning set forth in Section 2(a)(ii) hereof.

“Exchange Offer” shall mean the exchange offer by the Company and the Guarantors of Exchange Securities for Registrable Securities pursuant to Section 2(a) hereof.

“Exchange Offer Registration” shall mean a registration under the Securities Act effected pursuant to Section 2(a) hereof.

“Exchange Offer Registration Statement” shall mean an exchange offer registration statement on Form S-4 (or, if applicable, on another appropriate form) and all amendments and supplements to such registration statement, in each case including the Prospectus contained therein or deemed a part thereof, all exhibits thereto and any document incorporated by reference therein.

“Exchange Securities” shall mean senior notes issued by the Company and guaranteed by the Guarantors under the Indenture containing terms identical to the Securities (except that the Exchange Securities will not be subject to restrictions on transfer or to any increase in annual interest rate for failure to comply with this Agreement) and to be offered to Holders of Securities in exchange for Securities pursuant to the Exchange Offer.

“Free Writing Prospectus” means each free writing prospectus (as defined in Rule 405 under the Securities Act) prepared by or on behalf of the Company or used or referred to by the Company in connection with the sale of the Securities or the Exchange Securities.

“Guarantors” shall have the meaning set forth in the preamble and shall also include any Guarantor’s successors and any Additional Guarantors.

“Holders” shall mean the Initial Purchasers, for so long as they own any Registrable Securities, and each of their successors, assigns and direct and indirect transferees who become owners of Registrable Securities under the Indenture; provided that for purposes of Sections 4 and 5 of this Agreement, the term “Holders” shall include Participating Broker-Dealers.

“Indemnified Person” shall have the meaning set forth in Section 5(c) hereof.

“Indemnifying Person” shall have the meaning set forth in Section 5(c) hereof.

“Indenture” shall mean the Indenture relating to the Securities dated as of March 27, 2007 among the Company, the Guarantors and Wells Fargo Bank, N.A., as trustee, and as the same may be amended from time to time in accordance with the terms thereof.

“Initial Purchasers” shall have the meaning set forth in the preamble.

2

“Inspector” shall have the meaning set forth in Section 3(a)(xiii) hereof.

“Issuer Information” shall have the meaning set forth in Section 5(a) hereof.

“JPMorgan” shall have the meaning set forth in the preamble.

“Majority Holders” shall mean the Holders of a majority of the aggregate principal amount of the outstanding Registrable Securities; provided that whenever the consent or approval of Holders of a specified percentage of Registrable Securities is required hereunder, any Registrable Securities owned directly or indirectly by the Company or any of its affiliates shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage or amount; and provided, further, that if the Company shall issue any additional Securities under the Indenture prior to consummation of the Exchange Offer or, if applicable, the effectiveness of any Shelf Registration Statement, such additional Securities and the Registrable Securities to which this Agreement relates shall be treated together as one class for purposes of determining whether the consent or approval of Holders of a specified percentage of Registrable Securities has been obtained.

“Participating Broker-Dealers” shall have the meaning set forth in Section 4(a) hereof.

“Person” shall mean an individual, partnership, limited liability company, corporation, trust or unincorporated organization, or a government or agency or political subdivision thereof.

“Prospectus” shall mean the prospectus included in, or, pursuant to the rules and regulations of the Securities Act, deemed a part of, a Registration Statement, including any preliminary prospectus, and any such prospectus as amended or supplemented by any prospectus supplement, including a prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by a Shelf Registration Statement, and by all other amendments and supplements to such prospectus, and in each case including any document incorporated by reference therein.

“Purchase Agreement” shall have the meaning set forth in the preamble.

“Registrable Securities” shall mean the Securities; provided that the Securities shall cease to be Registrable Securities (i) when a Registration Statement with respect to such Securities has become effective under the Securities Act and such Securities have been exchanged or disposed of pursuant to such Registration Statement, (ii) when such Securities are eligible to be sold pursuant to Rule 144(k) (or any similar provision then in force, but not Rule 144A) under the Securities Act or (iii) when such Securities cease to be outstanding.

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“Registration Expenses” shall mean any and all expenses incident to performance of or compliance by the Company and the Guarantors with this Agreement, including without limitation: (i) all SEC, stock exchange or National Association of Securities Dealers, Inc. registration and filing fees, (ii) all fees and expenses incurred in connection with compliance with state securities or blue sky laws (including reasonable fees and disbursements of counsel for any Underwriters or Holders in connection with blue sky qualification of any Exchange Securities or Registrable Securities), (iii) all expenses of any Persons in preparing or assisting in preparing, word processing, printing and distributing any Registration Statement, any Prospectus and any amendments or supplements thereto, any underwriting agreements, securities sales agreements and any other documents relating to the performance of and compliance with this Agreement, (iv) all rating agency fees, (v) all fees and disbursements relating to the qualification of the Indenture under applicable securities laws, (vi) the fees and disbursements of the Trustee and its counsel, (vii) the fees and disbursements of counsel for the Company and the Guarantors and, in the case of a Shelf Registration Statement, the reasonable fees and disbursements of one counsel for the Holders (which counsel shall be selected by the Majority Holders and which counsel may also be counsel for the Initial Purchasers) and (viii) the reasonable fees and disbursements of the independent public accountants of the Company and the Guarantors, including the expenses of any special audits or “comfort” letters required by or incident to the performance of and compliance with this Agreement, but excluding fees and expenses of counsel to the Underwriters (other than fees and expenses set forth in clause (ii) above) or the Holders and underwriting discounts and commissions, brokerage commissions and transfer taxes, if any, relating to the sale or disposition of Registrable Securities by a Holder.

“Registration Statement” shall mean any registration statement of the Company and the Guarantors that covers any of the Exchange Securities or Registrable Securities pursuant to the provisions of this Agreement and all amendments and supplements to any such registration statement, including post-effective amendments, in each case including the Prospectus contained therein or deemed a part thereof, all exhibits thereto and any document incorporated by reference therein.

 “SEC” shall mean the United States Securities and Exchange Commission.

“Securities” shall have the meaning set forth in the preamble.

 “Securities Act” shall mean the Securities Act of 1933, as amended from time to time.

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“Shelf Additional Interest Date” shall have the meaning set forth in Section 2(d) hereof.

“Shelf Effectiveness Period” shall have the meaning set forth in Section 2(b) hereof.

“Shelf Registration” shall mean a registration effected pursuant to Section 2(b) hereof.

“Shelf Registration Statement” shall mean a “shelf” registration statement of the Company and the Guarantors that covers all or a portion of the Registrable Securities (but no other securities unless approved by a majority of the Holders whose Registrable Securities are to be covered by such Shelf Registration Statement) on an appropriate form under Rule 415 under the Securities Act, or any similar rule that may be adopted by the SEC, and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein or deemed a part thereof, all exhibits thereto and any document incorporated by reference therein.

“Shelf Request” shall have the meaning set forth in Section 2(b) hereof.

“Subsidiary Guarantees” shall mean the guarantees of the Securities and Exchange Securities by the Guarantors under the Indenture.

“Staff” shall mean the staff of the SEC.

“Target Registration Date” shall have the meaning set forth in Section 2(d) hereof.

“Trust Indenture Act” shall mean the Trust Indenture Act of 1939, as amended from time to time.

“Trustee” shall mean the trustee with respect to the Securities under the Indenture.

“Underwriter” shall have the meaning set forth in Section 3(e) hereof.

“Underwritten Offering” shall mean an offering in which Registrable Securities are sold to an Underwriter for reoffering to the public.

2.             Registration Under the Securities Act.  (a)  To the extent not prohibited by any applicable law or applicable interpretations of the Staff, the Company and the Guarantors shall use their reasonable best efforts to (i) cause to be filed an Exchange Offer Registration Statement covering an offer to the

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Holders to exchange all the Registrable Securities for Exchange Securities and (ii) have such Registration Statement remain effective until the closing of the Exchange Offer unless extended pursuant to Section 4.  The Company and the Guarantors shall commence the Exchange Offer promptly after the Exchange Offer Registration Statement is declared effective by the SEC and use their reasonable best efforts to complete the Exchange Offer not later than 60 days after such effective date.

The Company and the Guarantors shall commence the Exchange Offer by mailing the related Prospectus, appropriate letters of transmittal and other accompanying documents to each Holder stating, in addition to such other disclosures as are required by applicable law, substantially the following:

(i)                                     that the Exchange Offer is being made pursuant to this Agreement and that all Registrable Securities validly tendered and not properly withdrawn will be accepted for exchange;

(ii)                                  the dates of acceptance for exchange (which shall be a period of at least 20 Business Days from the date such notice is mailed) (the “Exchange Dates”);

(iii)                               that any Registrable Security not tendered will remain outstanding and continue to accrue interest but will not retain any rights under this Agreement, except as otherwise specified herein;

(iv)                              that any Holder electing to have a Registrable Security exchanged pursuant to the Exchange Offer will be required to surrender such Registrable Security, together with the appropriate letters of transmittal, to the institution and at the address (located in the Borough of Manhattan, The City of New York) and in the manner specified in the notice prior to the close of business on the last Exchange Date; and

(v)                                 that any Holder will be entitled to withdraw its election, not later than the close of business on the last Exchange Date, by sending to the institution and at the address (located in the Borough of Manhattan, The City of New York) specified in the notice, a telegram, telex, facsimile transmission or letter setting forth the name of such Holder, the principal amount of Registrable Securities delivered for exchange and a statement that such Holder is withdrawing its election to have such Securities exchanged.

As a condition to participating in the Exchange Offer, a Holder will be required to represent to the Company and the Guarantors that (i) any Exchange Securities to be received by it will be acquired in the ordinary course of its business, (ii) at the time of the commencement of the Exchange Offer it has no arrangement or understanding with any Person to participate in the distribution (within the meaning of the Securities Act) of the Exchange Securities in violation

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of the provisions of the Securities Act, (iii) it is not an “affiliate” (within the meaning of Rule 405 under the Securities Act) of the Company or any Guarantor and (iv) if such Holder is a broker-dealer that will receive Exchange Securities for its own account in exchange for Registrable Securities that were acquired as a result of market-making or other trading activities, then such Holder will deliver a Prospectus (or, to the extent permitted by law, make available a Prospectus to purchasers) in connection with any resale of such Exchange Securities.

As soon as practicable after the last Exchange Date, the Company and the Guarantors shall:

(i)                                     accept for exchange Registrable Securities or portions thereof validly tendered and not properly withdrawn pursuant to the Exchange Offer; and

(ii)                                  deliver, or cause to be delivered, to the Trustee for cancellation all Registrable Securities or portions thereof so accepted for exchange by the Company and the Guarantors issue, and cause the Trustee to promptly authenticate and deliver to each Holder, Exchange Securities equal in principal amount to the principal amount of the Registrable Securities tendered by such Holder.

The Company and the Guarantors shall use their reasonable best efforts to complete the Exchange Offer as provided above and shall comply with the applicable requirements of the Securities Act, the Exchange Act and other applicable laws and regulations in connection with the Exchange Offer.  The Exchange Offer shall not be subject to any conditions, other than that the Exchange Offer does not violate any applicable law or applicable interpretations of the Staff.

(b)           In the event that (i) the Company and the Guarantors determine that the Exchange Offer Registration provided for in Section 2(a) above is not available or may not be completed as soon as practicable after the last Exchange Date because it would violate any applicable law or applicable interpretations of the Staff, (ii) the Exchange Offer is not for any other reason completed by October 23, 2007, or (iii) upon receipt of a written request (a “Shelf Request”) from any Initial Purchaser representing that it holds Registrable Securities and it has been advised by counsel that such Registrable Securities are or were ineligible to be exchanged in the Exchange Offer, the Company and the Guarantors shall use their reasonable best efforts to cause to be filed as soon as practicable after such determination, date or Shelf Request, as the case may be, a Shelf Registration Statement providing for the sale of all the Registrable Securities by the Holders thereof and to have such Shelf Registration Statement become effective.

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In the event that the Company and the Guarantors are required to file a Shelf Registration Statement solely as a result of the matters referred to in clause (iii) of the preceding sentence, the Company and the Guarantors shall use their reasonable best efforts to file and have become effective both an Exchange Offer Registration Statement pursuant to Section 2(a) with respect to all Registrable Securities and a Shelf Registration Statement (which may be a combined Registration Statement with the Exchange Offer Registration Statement) with respect to offers and sales of Registrable Securities held by the Initial Purchasers after completion of the Exchange Offer.

The Company and the Guarantors agree to use their reasonable best efforts to keep the Shelf Registration Statement continuously effective until the expiration of the period referred to in Rule 144(k) (or any similar rule then in force, but not Rule 144A) under the Securities Act with respect to the Registrable Securities or such shorter period that will terminate when all the Registrable Securities covered by the Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement (the “Shelf Effectiveness Period”).  The Company and the Guarantors further agree to supplement or amend the Shelf Registration Statement and the related Prospectus if required by the rules, regulations or instructions applicable to the registration form used by the Company for such Shelf Registration Statement or by the Securities Act or by any other rules and regulations thereunder or if reasonably requested by a Holder of Registrable Securities with respect to information relating to such Holder, and to use their reasonable best efforts to cause any such amendment to become effective, if required, and such Shelf Registration Statement and Prospectus to become usable as soon as thereafter practicable.  The Company and the Guarantors agree to furnish to the Holders of Registrable Securities copies of any such supplement or amendment  promptly after its being used or filed with the SEC.

(c)           The Company and the Guarantors shall pay all Registration Expenses in connection with any registration pursuant to Section 2(a) or Section 2(b) hereof.  Each Holder shall pay all underwriting discounts and commissions, brokerage commissions and transfer taxes, if any, relating to the sale or disposition of such Holder’s Registrable Securities pursuant to the Shelf Registration Statement.

(d)           An Exchange Offer Registration Statement pursuant to Section 2(a) hereof will not be deemed to have become effective unless it has been declared effective by the SEC.  A Shelf Registration Statement pursuant to Section 2(b) hereof will not be deemed to have become effective unless it has been declared effective by the SEC or is automatically effective upon filing with the SEC as provided by Rule 462 under the Securities Act.

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In the event that either the Exchange Offer is not completed or the Shelf Registration Statement, if required pursuant to Section 2(b)(i) or 2(b)(ii) hereof, has not become effective on or prior to October 23, 2007, (the “Target Registration Date”), the interest rate on the Registrable Securities will be increased by (i) 0.25% per annum for the first 90-day period immediately following the Target Registration Date and (ii) an additional 0.25% per annum with respect to each subsequent 90-day period, in each case until the Exchange Offer is completed or the Shelf Registration Statement, if required hereby, becomes effective or the Securities become freely tradable under the Securities Act, up to a maximum increase of 1.00% per annum.  In the event that the Company receives a Shelf Request pursuant to Section 2(b)(iii), and the Shelf Registration Statement required to be filed thereby has not become effective by the later of August 24, 2007 or 90 days after delivery of such Shelf Request (such later date, the “Shelf Additional Interest Date”), then the interest rate on the Registrable Securities will be increased by (i) 0.25% per annum for the first 90-day period payable commencing from one day after the Shelf Additional Interest Date and (ii) an additional 0.25% per annum with respect to each subsequent 90-day period, in each case until the Shelf Registration Statement becomes effective or the Securities become freely tradable under the Securities Act, up to a maximum increase of 1.00% per annum.

If the Shelf Registration Statement, if required hereby, has become effective and thereafter either ceases to be effective or the Prospectus contained therein ceases to be usable, in each case whether or not permitted by this Agreement, at any time during the Shelf Effectiveness Period, and such failure to remain effective or usable exists for more than 30 days (whether or not consecutive) in any 12-month period, then the interest rate on the Registrable Securities will be increased by 0.25% per annum for the first 90-day period commencing on the 31st day in such 12-month period and increasing by an additional 0.25% per annum with respect to each subsequent 90-day period and ending on such date that the Shelf Registration Statement has again become effective or the Prospectus again becomes usable, up to a maximum increase of 1.00% per annum.

(e)           Without limiting the remedies available to the Initial Purchasers and the Holders, the Company and the Guarantors acknowledge that any failure by the Company or the Guarantors to comply with their obligations under Section 2(a) and Section 2(b) hereof may result in material irreparable injury to the Initial Purchasers or the Holders for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of any such failure, the Initial Purchasers or any Holder may obtain such relief as may be required to specifically enforce the Company’s and the Guarantors’ obligations under Section 2(a) and Section 2(b) hereof.

(f)            The Company represents, warrants and covenants that it (including its agents and representatives) will not prepare, make, use, authorize, approve or refer to any Free Writing Prospectus.

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3.             Registration Procedures.  (a) In connection with their obligations pursuant to Section 2(a) and Section 2(b) hereof, the Company and the Guarantors shall as expeditiously as possible:

(i)            prepare and file with the SEC a Registration Statement on the appropriate form under the Securities Act, which form (x) shall be selected by the Company and the Guarantors, (y) shall, in the case of a Shelf Registration, be available for the sale of the Registrable Securities by the selling Holders thereof and (z) shall comply as to form in all material respects with the requirements of the applicable form and include all financial statements required by the SEC to be filed therewith; and use their reasonable best efforts to cause such Registration Statement to become effective and remain effective for the applicable period in accordance with Section 2 hereof;

(ii)           prepare and file with the SEC such amendments and post-effective amendments to each Registration Statement as may be necessary to keep such Registration Statement effective for the applicable period in accordance with Section 2 hereof and cause each Prospectus to be supplemented by any required prospectus supplement and, as so supplemented, to be filed pursuant to Rule 424 under the Securities Act; and keep each Prospectus current during the period described in Section 4(3) of and Rule 174 under the Securities Act that is applicable to transactions by brokers or dealers with respect to the Registrable Securities or Exchange Securities;

(iii)          in the case of a Shelf Registration, furnish to each Holder of Registrable Securities, to counsel for the Initial Purchasers, to counsel for such Holders and to each Underwriter of an Underwritten Offering of Registrable Securities, if any, without charge, as many copies of each Prospectus or preliminary prospectus, and any amendment or supplement thereto, as such Holder, counsel or Underwriter may reasonably request in order to facilitate the sale or other disposition of such Registrable Securities; and the Company and the Guarantors consent to the use of such Prospectus, preliminary prospectus and any amendment or supplement thereto in accordance with applicable law by each of the selling Holders of Registrable Securities and any such Underwriters in connection with the offering and sale of the Registrable Securities covered by and in the manner described in such Prospectus, preliminary prospectus or any amendment or supplement thereto in accordance with applicable law;

(iv)          use their reasonable best efforts to register or qualify the Registrable Securities under all applicable state securities or blue sky laws of such jurisdictions as any Holder of Registrable Securities covered by a Registration Statement shall reasonably request in writing by the time the applicable Registration Statement becomes effective; cooperate with such Holders in connection with any filings required to be made with the National Association of Securities Dealers, Inc.; and do any and all other acts and things that may be reasonably necessary or advisable to enable each Holder to

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complete the disposition in each such jurisdiction of the Registrable Securities owned by such Holder; provided that neither the Company nor any Guarantor shall be required to (1) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (2) file any general consent to service of process in any such jurisdiction or (3) subject itself to taxation in any such jurisdiction if it is not so subject;

(v)           notify counsel for the Initial Purchasers and, in the case of a Shelf Registration, notify each Holder of Registrable Securities and counsel for such Holders promptly and, if requested by any such Holder or counsel, confirm such advice in writing (1) when a Registration Statement has become effective, when any post-effective amendment thereto has been filed and becomes effective and when any supplement to the Prospectus has been filed pursuant to Rule 424(b) under the Securities Act, (2) of any request by the SEC or any state securities authority for amendments and supplements to a Registration Statement or Prospectus or for additional information after the Registration Statement has become effective, (3) of the issuance by the SEC or any state securities authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, including the receipt by the Company of any notice of objection of the SEC to the use of a Shelf Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act, (4) if, between the applicable effective date of a Shelf Registration Statement and the closing of any sale of Registrable Securities covered thereby, the representations and warranties of the Company or any Guarantor contained in any underwriting agreement, securities sales agreement or other similar agreement, if any, relating to an offering of such Registrable Securities cease to be true and correct in all material respects or if the Company or any Guarantor receives any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation of any proceeding for such purpose, (5) of the happening of any event during the period a Registration Statement is effective that makes any statement made in such Registration Statement or the related Prospectus untrue in any material respect or that requires the making of any changes in such Registration Statement or Prospectus in order to make the statements therein not misleading and (6) of any determination by the Company or any Guarantor that a post-effective amendment to a Registration Statement or any supplement to the Prospectus pursuant to Rule 424 (b) under the Securities Act would be appropriate;

(vi)          use their reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement or, in the case of a Shelf Registration, the resolution of any objection of the SEC pursuant to Rule 401(g)(2), including by filing an amendment to such Shelf Registration Statement on the proper form, at the earliest possible moment and provide immediate notice to each Holder of the withdrawal of any such order or such resolution;

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(vii)         in the case of a Shelf Registration, upon request, furnish to each Holder of Registrable Securities, without charge, at least one conformed copy of each Registration Statement and any post-effective amendment thereto (without any documents incorporated therein by reference or exhibits thereto, unless requested);

(viii)        in the case of a Shelf Registration, cooperate with the selling Holders of Registrable Securities to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends and enable such Registrable Securities to be issued in such denominations and registered in such names (consistent with the provisions of the Indenture) as such selling Holders may reasonably request at least two Business Days prior to the closing of any sale of Registrable Securities;

(ix)           in the case of a Shelf Registration, upon the occurrence of any event contemplated by Section 3(a)(v)(5) hereof, use their reasonable best efforts to prepare and file with the SEC a supplement or post-effective amendment to such Shelf Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered (or, to the extent permitted by law, made available) to purchasers of the Registrable Securities, such Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and the Company and the Guarantors shall notify the Holders of Registrable Securities to suspend use of the Prospectus as promptly as practicable after the occurrence of such an event, and such Holders hereby agree to suspend use of the Prospectus until the Company and the Guarantors have amended or supplemented the Prospectus to correct such misstatement or omission;

(x)            a reasonable time prior to the filing of any Registration Statement, any Prospectus, any amendment to a Registration Statement or amendment or supplement to a Prospectus or of any document that is to be incorporated by reference into a Registration Statement or a Prospectus after initial filing of a Registration Statement, provide copies of such document to the Initial Purchasers and their counsel (and, in the case of a Shelf Registration Statement, to the Holders of Registrable Securities and their counsel) and make such of the representatives of the Company and the Guarantors as shall be reasonably requested by the Initial Purchasers or their counsel (and, in the case of a Shelf Registration Statement, the Holders of Registrable Securities or their counsel) available for discussion of such document; and the Company and the Guarantors shall not, at any time after initial filing of a Registration Statement, use or file any Prospectus, any amendment of or supplement to a Registration Statement or a Prospectus, or any document that is to be incorporated by reference into a Registration Statement or a Prospectus, of which the Initial Purchasers and their

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counsel (and, in the case of a Shelf Registration Statement, the Holders of Registrable Securities and their counsel) shall not have previously been advised and furnished a copy or to which the Initial Purchasers or their counsel (and, in the case of a Shelf Registration Statement, the Holders of Registrable Securities or their counsel) shall object; except for any amendment or supplement or document (a copy of which has been previously furnished to the Initial Purchasers and their counsel (and, in the case of a Shelf Registration Statement, the Holders and their counsel)) which counsel to the Company shall advise the Company in writing is required in order to comply with applicable law;

(xi)           obtain a CUSIP number for all Exchange Securities or Registrable Securities, as the case may be, not later than the initial effective date of a Registration Statement;

(xii)          cause the Indenture to be qualified under the Trust Indenture Act in connection with the registration of the Exchange Securities or Registrable Securities, as the case may be; cooperate with the Trustee and the Holders to effect such changes to the Indenture as may be required for the Indenture to be so qualified in accordance with the terms of the Trust Indenture Act; and execute, and use their reasonable best efforts to cause the Trustee to execute, all documents as may be required to effect such changes and all other forms and documents required to be filed with the SEC to enable the Indenture to be so qualified in a timely manner;

(xiii)         in the case of a Shelf Registration, upon reasonable request, make available for inspection by a representative of the Holders of the Registrable Securities (an “Inspector”), any Underwriter participating in any disposition pursuant to such Shelf Registration Statement, any attorneys and accountants designated by a majority in principal amount of the Holders of Registrable Securities to be included in such Shelf Registration and any attorneys and accountants designated by such Underwriter, at reasonable times and in a reasonable manner, all pertinent financial and other records, documents and properties of the Company and its subsidiaries, and cause the respective officers, directors and employees of the Company and the Guarantors to supply all information reasonably requested by any such Inspector, Underwriter, attorney or accountant in connection with a Shelf Registration Statement; provided that if any such information is identified by the Company or any Guarantor as being confidential or proprietary, each Person receiving such information shall take such actions as are reasonably necessary to protect the confidentiality of such information to the extent such action is otherwise not inconsistent with, an impairment of or in derogation of the rights and interests of any Inspector, Holder or Underwriter);

(xiv)        use their reasonable best efforts to cause all Registrable Securities to be listed on any securities exchange or any automated quotation system on which the Securities are then listed if requested by the Majority Holders, to the extent such Registrable Securities satisfy applicable listing requirements;

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(xv)         if reasonably requested by any Holder of Registrable Securities covered by a Shelf Registration Statement, promptly include in a Prospectus supplement or post-effective amendment such information with respect to such Holder as such Holder reasonably requests to be included therein and make all required filings of such Prospectus supplement or such post-effective amendment as soon as the Company has received notification of the matters to be so included in such filing;

(xvi)        in the case of a Shelf Registration, enter into such customary agreements and take all such other actions in connection therewith (including those requested by the Holders of a majority in principal amount of the Registrable Securities being sold in order to expedite or facilitate the disposition of such Registrable Securities including, but not limited to, an Underwritten Offering and in such connection, (1) to the extent possible, make such representations and warranties to the Holders and any Underwriters of such Registrable Securities with respect to the business of the Company and its subsidiaries and the Registration Statement, Prospectus and documents incorporated by reference or deemed incorporated by reference, if any, in each case, in form, substance and scope as are customarily made by issuers to underwriters in underwritten offerings and confirm the same if and when requested, (2) obtain opinions of counsel to the Company and the Guarantors (which counsel and opinions, in form, scope and substance, shall be reasonably satisfactory to the Holders and such Underwriters and their respective counsel) addressed to each selling Holder and Underwriter of Registrable Securities, covering the matters customarily covered in opinions requested in underwritten offerings, (3) obtain “comfort” letters from the independent certified public accountants of the Company and the Guarantors (and, if necessary, any other certified public accountant of any subsidiary of the Company or any Guarantor, or of any business acquired by the Company or any Guarantor for which financial statements and financial data are or are required to be included in the Registration Statement) addressed to each selling Holder (to the extent permitted by applicable professional standards) and Underwriter of Registrable Securities, such letters to be in customary form and covering matters of the type customarily covered in “comfort” letters in connection with underwritten offerings, including but not limited to financial information contained in any preliminary prospectus or Prospectus and (4) deliver such documents and certificates as may be reasonably requested by the Holders of a majority in principal amount of the Registrable Securities being sold or the Underwriters, and which are customarily delivered in underwritten offerings, to evidence the continued validity of the representations and warranties of the Company and the Guarantors made pursuant to clause (1) above and to evidence compliance with any customary conditions contained in an underwriting agreement; and

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(b)           In the case of a Shelf Registration Statement, the Company may require each Holder of Registrable Securities to furnish to the Company such information regarding such Holder and the proposed disposition by such Holder of such Registrable Securities as the Company and the Guarantors may from time to time reasonably request in writing.

(c)           In the case of a Shelf Registration Statement, each Holder of Registrable Securities covered in such Shelf Registration Statement agrees that, upon receipt of any notice from the Company and the Guarantors of the happening of any event of the kind described in Section 3(a)(v)(3) or 3(a)(v)(5) hereof, such Holder will forthwith discontinue disposition of Registrable Securities pursuant to the Shelf Registration Statement until such Holder’s receipt of the copies of the supplemented or amended Prospectus contemplated by Section 3(a)(ix) hereof and, if so directed by the Company and the Guarantors, such Holder will deliver to the Company and the Guarantors all copies in its possession, other than permanent file copies then in such Holder’s possession, of the Prospectus covering such Registrable Securities that is current at the time of receipt of such notice.

(d)           If the Company and the Guarantors shall give any notice to suspend the disposition of Registrable Securities pursuant to a Registration Statement, the Company and the Guarantors shall extend the period during which such Registration Statement shall be maintained effective pursuant to this Agreement by the number of days during the period from and including the date of the giving of such notice to and including the date when the Holders of such Registrable Securities shall have received copies of the supplemented or amended Prospectus necessary to resume such dispositions. All such suspensions shall not exceed 90 days in aggregate during any 365-day period.

(e)           The Holders of Registrable Securities covered by a Shelf Registration Statement who desire to do so may sell such Registrable Securities in an Underwritten Offering.  In any such Underwritten Offering, the investment bank or investment banks and manager or managers (each an “Underwriter”) that will administer the offering will be selected by the Holders of a majority in principal amount of the Registrable Securities included in such offering.

4.             Participation of Broker-Dealers in Exchange Offer.  (a)  The Staff has taken the position that any broker-dealer that receives Exchange Securities for its own account in the Exchange Offer in exchange for Securities that were acquired by such broker-dealer as a result of market-making or other trading activities (a “Participating Broker-Dealer”) may be deemed to be an “underwriter” within the meaning of the Securities Act and must deliver a prospectus  meeting the requirements of the Securities Act in connection with any resale of such Exchange Securities.

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The Company and the Guarantors understand that it is the Staff’s position that if the Prospectus contained in the Exchange Offer Registration Statement includes a plan of distribution containing a statement to the above effect and the means by which Participating Broker-Dealers may resell the Exchange Securities, without naming the Participating Broker-Dealers or specifying the amount of Exchange Securities owned by them, such Prospectus may be delivered by Participating Broker-Dealers (or, to the extent permitted by law, made available to purchasers) to satisfy their prospectus delivery obligation under the Securities Act in connection with resales of Exchange Securities for their own accounts, so long as the Prospectus otherwise meets the requirements of the Securities Act.

(b)           In light of the above, and notwithstanding the other provisions of this Agreement, the Company and the Guarantors agree to amend or supplement the Prospectus contained in the Exchange Offer Registration Statement for a period of up to 120 days after the last Exchange Date (as such period may be extended pursuant to Section 3(d) of this Agreement), in order to expedite or facilitate the disposition of any Exchange Securities by Participating Broker-Dealers consistent with the positions of the Staff recited in Section 4(a) above.  The Company and the Guarantors further agree that Participating Broker-Dealers shall be authorized to deliver such Prospectus (or, to the extent permitted by law, make available) during such period in connection with the resales contemplated by this Section 4.

(c)           The Initial Purchasers shall have no liability to the Company, any Guarantor or any Holder with respect to any request that they may make pursuant to Section 4(b) above.

5.             Indemnification and Contribution.  (a)  The Company and each Guarantor, jointly and severally, agree to indemnify and hold harmless each Initial Purchaser and each Holder, their respective affiliates, directors and officers and each Person, if any, who controls any Initial Purchaser or any Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, legal fees and other expenses reasonably incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, (1) any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading, or (2) any untrue statement or alleged untrue statement of a material fact contained in any Prospectus, any Free Writing Prospectus used in violation of this Agreement or any “issuer information” (“Issuer Information”) filed or required to be filed pursuant to Rule 433(d) under the Securities Act, or any omission or alleged omission to state

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therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Initial Purchaser or information relating to any Holder furnished to the Company in writing through JPMorgan or any selling Holder, respectively expressly for use therein.  In connection with any Underwritten Offering permitted by Section 3, the Company and the Guarantors, jointly and severally, will also indemnify the Underwriters, if any, selling brokers, dealers and similar securities industry professionals participating in the distribution, their respective affiliates and each Person who controls such Persons (within the meaning of the Securities Act and the Exchange Act) to the same extent as provided above with respect to the indemnification of the Holders, if requested in connection with any Registration Statement, any Prospectus, any Free Writing Prospectus or any Issuer Information.

(b)           Each Holder agrees, severally and not jointly, to indemnify and hold harmless the Company, the Guarantors, the Initial Purchasers and the other selling Holders, the directors of the Company and the Guarantors, each officer of the Company and the Guarantors who signed the Registration Statement and each Person, if any, who controls the Company, the Guarantors, any Initial Purchaser and any other selling Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Holder furnished to the Company in writing by such Holder expressly for use in any Registration Statement and any Prospectus.

(c)           If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any Person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such Person (the “Indemnified Person”) shall promptly notify the Person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under this Section 5 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under this Section 5.  If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others entitled to indemnification

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pursuant to this Section 5 that the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred.  In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them.  It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred.  Any such separate firm (x) for any Initial Purchaser, its affiliates, directors and officers and any control Persons of such Initial Purchaser shall be designated in writing by JPMorgan, (y) for any Holder, its directors and officers and any control Persons of such Holder shall be designated in writing by the Majority Holders and (z) in all other cases shall be designated in writing by the Company.  The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment.  No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (A) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (B) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(d)           If the indemnification provided for in paragraphs (a) and (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the

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Company and the Guarantors from the offering of the Securities and the Exchange Securities, on the one hand, and by the Holders from receiving Securities or Exchange Securities registered under the Securities Act, on the other hand, or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company and the Guarantors on the one hand and the Holders on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations.  The relative fault of the Company and the Guarantors on the one hand and the Holders on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Guarantors or by the Holders and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e)           The Company, the Guarantors and the Holders agree that it would not be just and equitable if contribution pursuant to this Section 5 were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above.  The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim.  Notwithstanding the provisions of this Section 5, in no event shall a Holder be required to contribute any amount in excess of the amount by which the total price at which the Securities or Exchange Securities sold by such Holder exceeds the amount of any damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.  The Holders’ obligations to contribute pursuant to this Section 5 are several and not joint.

(f)            The remedies provided for in this Section 5 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any Indemnified Person at law or in equity.

(g)           The indemnity and contribution provisions contained in this Section 5 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of the Initial Purchasers or any Holder or any Person controlling any Initial Purchaser or any Holder, or by or on behalf of the Company or the Guarantors or the officers or directors of or any Person controlling the Company or the Guarantors, (iii)

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acceptance of any of the Exchange Securities and (iv) any sale of Registrable Securities pursuant to a Shelf Registration Statement.

6.             General.

(a)           No Inconsistent Agreements.   The Company and the Guarantors represent, warrant and agree that (i) the rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of any other outstanding securities issued or guaranteed by the Company or any Guarantor under any other agreement and (ii) neither the Company nor any Guarantor has entered into, or on or after the date of this Agreement will enter into, any agreement that is inconsistent with the rights granted to the Holders of Registrable Securities in this Agreement or otherwise conflicts with the provisions hereof.

(b)           Amendments and Waivers.   The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless the Company and the Guarantors have obtained the written consent of Holders of at least a majority in aggregate principal amount of the outstanding Registrable Securities affected by such amendment, modification, supplement, waiver or consent; provided that no amendment, modification, supplement, waiver or consent to any departure from the provisions of Section 5 hereof shall be effective as against any Holder of Registrable Securities unless consented to in writing by such Holder.  Any amendments, modifications, supplements, waivers or consents pursuant to this Section 6(b) shall be by a writing executed by each of the parties hereto.

(c)           Notices.  All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, telex, telecopier, or any courier guaranteeing overnight delivery (i) if to a Holder, at the most current address given by such Holder to the Company by means of a notice given in accordance with the provisions of this Section 6(c), which address initially is, with respect to the Initial Purchasers, the address set forth in the Purchase Agreement; (ii) if to the Company and the Guarantors, initially at the Company’s address set forth in the Purchase Agreement and thereafter at such other address, notice of which is given in accordance with the provisions of this Section 6(c); and (iii) to such other persons at their respective addresses as provided in the Purchase Agreement and thereafter at such other address, notice of which is given in accordance with the provisions of this Section 6(c).  All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt is acknowledged, if telecopied; and on the next Business Day if timely delivered to an air courier guaranteeing overnight delivery.  Copies of all such notices, demands or other communications shall be

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concurrently delivered by the Person giving the same to the Trustee, at the address specified in the Indenture.

(d)           Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors, assigns and transferees of each of the parties, including, without limitation and without the need for an express assignment, subsequent Holders; provided that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Registrable Securities in violation of the terms of the Purchase Agreement or the Indenture.  If any transferee of any Holder shall acquire Registrable Securities in any manner, whether by operation of law or otherwise, such Registrable Securities shall be held subject to all the terms of this Agreement, and by taking and holding such Registrable Securities such Person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement and such Person shall be entitled to receive the benefits hereof.  The Initial Purchasers (in their capacity as Initial Purchasers) shall have no liability or obligation to the Company or the Guarantors with respect to any failure by a Holder to comply with, or any breach by any Holder of, any of the obligations of such Holder under this Agreement.

(e)           Third Party Beneficiaries.  Each Holder shall be a third party beneficiary to the agreements made hereunder between the Company and the Guarantors, on the one hand, and the Initial Purchasers, on the other hand, and shall have the right to enforce such agreements directly to the extent it deems such enforcement necessary or advisable to protect its rights or the rights of other Holders hereunder.

(f)            Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

(g)           Headings.  The headings in this Agreement are for convenience of reference only, are not a part of this Agreement and shall not limit or otherwise affect the meaning hereof.

(h)           Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

(j)            Entire Agreement; Severability.  This Agreement contains the entire agreement between the parties relating to the subject matter hereof and supersedes all oral statements and prior writings with respect thereto.  If any term, provision, covenant or restriction contained in this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable or against public policy, the remainder of the terms, provisions, covenants and restrictions contained herein shall remain in full force and effect and shall in no way be

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affected, impaired or invalidated.  The Company, the Guarantors and the Initial Purchasers shall endeavor in good faith negotiations to replace the invalid, void or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, void or unenforceable provisions.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

AVENTINE RENEWABLE
ENERGY HOLDINGS, INC.

By: /s/ Ajay Sabherwal
Name: Ajay Sabherwal
Title: Chief Financial Officer

AVENTINE RENEWABLE
ENERGY, LLC

By: /s/ Ajay Sabherwal
Name: Ajay Sabherwal
Title: Chief Financial Officer

AVENTINE RENEWABLE
ENERGY, INC.

By: /s/ Ajay Sabherwal
Name: Ajay Sabherwal
Title: Chief Financial Officer

AVENTINE RENEWABLE ENERGY —
AURORA WEST, LLC

By: /s/ Ajay Sabherwal
Name: Ajay Sabherwal
Title: Chief Financial Officer

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AVENTINE RENEWABLE ENERGY —
MT. VERNON, LLC.

By: /s/ Ajay Sabherwal
Name: Ajay Sabherwal
Title: Chief Financial Officer

AVENTINE POWER, LLC

By: /s/ Ajay Sabherwal
Name: Ajay Sabherwal
Title: Chief Financial Officer

Confirmed and accepted as of the date first above written:

J.P. MORGAN SECURITIES INC.

For itself and on behalf of the

several Initial Purchasers

By:  /s/ Gerry Murray

Authorized Signatory

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